  As filed with the Securities and Exchange Commission on April 25, 2000
                                                      Registration No. 333-30184
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                ---------------

                              Amendment No. 2
                                       to
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ---------------

                              AOL TIME WARNER INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                ---------------

       Delaware                       7370                   13-4099534
   (State or other             (Primary Standard          (I.R.S. Employer
   jurisdiction of                 Industrial          Identification Number)
   Incorporation or           Classification Code
    organization)                   Number)

                              75 Rockefeller Plaza
                            New York, New York 10019
                                 (212) 484-8000
  (Address, including Zip Code, and Telephone Number, including Area Code, of
                   Registrant's Principal Executive Offices)


                                ---------------

                                Gerald M. Levin
                            Chief Executive Officer
                              AOL Time Warner Inc.
                              75 Rockefeller Plaza
                            New York, New York 10019
                                 (212) 484-8000
 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)


                                ---------------


                                   Copies to:

     Paul T. Cappuccio, Esq.    Jonathan L. Kravetz, Esq.   Richard I. Beattie, Esq.    Christopher P. Bogart, Esq.
     Sheila A. Clark, Esq.      Peter S. Lawrence, Esq.     Philip T. Ruegger III, Esq. Spencer B. Hays, Esq.
     Brenda C. Karickhoff, Esq. Michael L. Fantozzi, Esq.   Simpson Thacher             Thomas W. McEnerney, Esq.
     America Online, Inc.       Mintz, Levin, Cohn, Ferris, & Bartlett                  Time Warner Inc.
     22000 AOL Way              Glovsky and Popeo, P.C.     425 Lexington Avenue        75 Rockefeller Plaza
     Dulles, VA 20166           One Financial Center        New York, NY 10017          New York, NY 10019
     (703) 265-1000             Boston, MA 02111            (212) 455-2000              (212) 484-8000
                                (617) 542-6000

     Robert A. Kindler, Esq.
     Faiza J. Saeed, Esq.
     Cravath, Swaine & Moore
     Worldwide Plaza
     825 Eighth Avenue
     New York, NY 10019
     (212) 474-1000

                                ---------------

   Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]


                                ---------------


   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[LOGO]                                                                    [LOGO]
        To the stockholders of America Online, Inc. and Time Warner Inc.

                 A MERGER PROPOSAL--YOUR VOTE IS VERY IMPORTANT

   America Online and Time Warner have agreed to combine in a merger of equals. We are proposing the merger because we believe the combined strengths of our two companies will enable us to build the world's preeminent, fully integrated media and communications company. The new corporation will be named AOL Time Warner Inc. and half of its board of directors will be designated by each of America Online and Time Warner for the first year after the merger is completed. Senior management of AOL Time Warner will be comprised of executive officers from both America Online and Time Warner.

   When the merger is completed, America Online common stockholders will receive one share of AOL Time Warner common stock for each share they own and Time Warner common stockholders will receive 1.5 shares of AOL Time Warner common stock for each share they own. Time Warner series LMCN-V common stockholders will receive 1.5 shares of substantially identical AOL Time Warner series LMCN-V common stock for each share they own and Time Warner preferred stockholders will receive one share of a corresponding series of substantially identical AOL Time Warner preferred stock for each share they own, with appropriate adjustment to the voting rights and conversion ratio for each series. As a result, former stockholders of America Online will hold approximately 55%, and former stockholders of Time Warner will hold approximately 45%, of the outstanding common stock of AOL Time Warner on a fully diluted basis. AOL Time Warner intends to apply to list its common stock on the New York Stock Exchange under the symbol "AOL."

   The boards of directors of both America Online and Time Warner have approved the merger and recommend that their respective stockholders vote FOR the merger proposal. Information about the merger is contained in this joint proxy statement-prospectus. We urge you to read this document, including the section describing risk factors that begins on page 22.

   The dates, times and places of the meetings are as follows:

For America Online stockholders:             For Time Warner stockholders:

   Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the special meeting, please vote as soon as possible to make sure that your shares are represented at the meeting. If you do not vote, it will have the same effect as voting against the merger.

   We strongly support this combination of our companies and join with our boards of directors in enthusiastically recommending that you vote in favor of the merger.

           Stephen M. Case                           Gerald M. Levin
Chairman and Chief Executive Officer      Chairman and Chief Executive Officer
        America Online, Inc.                        Time Warner Inc.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger or determined if this joint proxy statement-prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

   This joint proxy statement-prospectus is dated [   ], 2000, and is first
being mailed to stockholders of America Online and Time Warner on or about
[   ], 2000.

                             ADDITIONAL INFORMATION

   This joint proxy statement-prospectus incorporates important business and financial information about America Online and Time Warner from other documents that are not included in or delivered with the joint proxy statement-prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this joint proxy statement-prospectus by requesting them in writing or by telephone or over the Internet from the appropriate company at one of the following addresses:

     America Online, Inc.                        Time Warner Inc.
     Investor Relations                          Investor Relations
     22000 AOL Way                               75 Rockefeller Plaza
     Dulles, Virginia 20166                      New York, New York 10019
                                                 (212) 484-6971
     1-800-547-3617
     email: AOL IR@aol.com                       email: investrequest@twi.com

   If you would like to request any documents, please do so by [     ], 2000 in
order to receive them before the special meetings.

   See "Where You Can Find More Information" that begins on page 131.

                             [AMERICA ONLINE LOGO]

                              AMERICA ONLINE, INC.
                                 22000 AOL Way
                             Dulles, Virginia 20166

            Notice of Special Meeting of America Online Stockholders
                                  [   ], 2000
                             [    ] at [ ]:00 A.M.

To the stockholders of America Online, Inc.:

   Notice is hereby given that a special meeting of stockholders of America
Online, Inc. will be held on [   ], 2000 at [ ]:00 a.m., local time, at
[               ] for the following purposes:

  1. To consider and vote upon a proposal to adopt a merger agreement between America Online and Time Warner pursuant to which America Online and Time Warner will each become a wholly owned subsidiary of a new holding company that will be named AOL Time Warner Inc. and each share of America Online common stock will be converted into one share of AOL Time Warner common stock.

  2. To transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

   These items of business are described in the attached joint proxy statement-prospectus. Holders of record of America Online common stock at the close of business on [ ], 2000, the record date, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

   Your vote is very important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the meeting. To vote your shares, you may complete and return the enclosed proxy card or you may be able to submit your proxy or voting instructions by telephone or the Internet. If you are a holder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the merger.

                                         By order of the board of directors of
                                         America Online, Inc.

                                         Sheila A. Clark
                                         Corporate Secretary

Dulles, Virginia
[      ], 2000

                               [TIME WARNER LOGO]

                                TIME WARNER INC.
                              75 Rockefeller Plaza
                               New York, NY 10019

             Notice of Special Meeting of Time Warner Stockholders
                                 [      ], 2000
                             [      ] at [   ] A.M.

To the stockholders of Time Warner Inc.:

   We will hold a special meeting of the stockholders of Time Warner Inc. on
[   ], 2000, at [  ] a.m., local time, at [            ], for the following
purposes:

  1. To consider and vote upon a proposal to adopt a merger agreement between America Online and Time Warner pursuant to which America Online and Time Warner will each become a wholly owned subsidiary of a new holding company that will be named AOL Time Warner Inc. and:

    . each share of Time Warner common stock will be converted into 1.5 shares of AOL Time Warner common stock;

    . each share of Time Warner series LMCN-V common stock will be converted into 1.5 shares of AOL Time Warner series LMCN-V common stock having terms substantially identical to those of the Time Warner series LMCN-V common stock; and

    . each share of each series of Time Warner preferred stock will be converted into one share of a corresponding series of AOL Time Warner preferred stock having terms substantially identical to those of that series of Time Warner preferred stock, with appropriate adjustment to the voting rights and conversion ratio for each series.

  2. To transact any other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

   These items of business are described in the attached joint proxy statement-prospectus. Holders of record of Time Warner common stock and Time Warner
preferred stock at the close of business on [    ], 2000, the record date, are
entitled to vote at the special meeting and any adjournments or postponements of the special meeting.

   Your vote is very important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the meeting. To vote your shares, you may complete and return the enclosed proxy card or you may be able to submit your proxy or voting instructions by telephone or the Internet. If you are a holder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares. If you do not vote or do not instruct your broker or bank on how to vote, it will have the same effect as voting against the merger. You may not appoint more than three persons to act as your proxy.

   Under Delaware law, holders of the Time Warner series common stock and Time Warner preferred stock who submit a written demand for appraisal of their shares and who comply with the applicable statutory procedures under Delaware law, including, in the case of Time Warner preferred stockholders, not voting in favor of adoption of the merger agreement, will be entitled to appraisal rights and to receive payment in cash for the fair value of their shares as determined by the Delaware Chancery Court. A summary of the applicable requirements of Delaware law is contained in the accompanying joint proxy statement-prospectus under the caption "The Merger-Appraisal Rights." In addition, the text of the applicable provisions of Delaware law is attached as Annex I to this joint proxy statement-prospectus.

                                          By Order of the Board of Directors,

                                          Christopher P. Bogart
                                          Secretary

New York, New York
[      ], 2000

                                 TABLE OF CONTENTS

                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE MERGER....................................   1
SUMMARY OF THE JOINT PROXY STATEMENT-PROSPECTUS...........................   4
 The Companies............................................................   4
 The Structure of the Merger..............................................   7
 Recommendation of the Boards of Directors and Opinions of Financial
  Advisors................................................................   9
 Appraisal Rights.........................................................   9
 The Special Meetings.....................................................   9
 Board of Directors and Management Following the Merger...................   9
 Interests of Directors and Executive Officers in the Merger..............  10
 Treatment of Stock Options and Restricted Stock..........................  10
 Tax Consequences.........................................................  10
 Overview of the Merger Agreement.........................................  10
 Stock Option Agreements..................................................  12
 Voting Agreement.........................................................  12
 Market Price Information.................................................  12
 Selected Historical and Pro Forma Financial Data.........................  13
 Selected Historical Financial Data.......................................  13
 Ratio of Earnings to Combined Fixed Charges and Preferred Dividends......  14
 Time Warner Entertainment Group Selected Historical Financial Data.......  18
 Selected Unaudited Pro Forma Consolidated Financial Data.................  20
 Unaudited Comparative Per Share Information..............................  21
RISK FACTORS..............................................................  22
 Fluctuations in market prices may cause the value of the shares of AOL
  Time Warner stock that you receive to be less than the value of your shares of America Online stock or Time Warner stock.....................  22
 The combination of America Online and Time Warner to form an integrated media and communications company creates a new business model that the marketplace may have difficulty valuing.................................  22
 AOL Time Warner may fail to realize the anticipated benefits of the merger..................................................................  22

                                                                           Page
                                                                           ----
 Directors of America Online and Time Warner have potential conflicts of interest in recommending that you vote in favor of adoption of the merger agreement........................................................  23
 AOL Time Warner may be subject to adverse regulatory conditions .........  23
THE SPECIAL MEETINGS......................................................  24
 Joint Proxy Statement-Prospectus.........................................  24
 Date, Time and Place of the Special Meetings.............................  24
 Purpose of the Special Meetings..........................................  24
 Stockholder Record Date for the Special Meetings.........................  24
 Vote Required for Adoption of the Merger Agreement.......................  25
 Proxies..................................................................  26
 Voting Electronically or by Telephone....................................  27
 Solicitation of Proxies..................................................  27
THE MERGER................................................................  28
 Background of the Merger.................................................  28
 America Online's Reasons for the Merger..................................  30
 Time Warner's Reasons for the Merger.....................................  33
 Recommendation of America Online's Board of Directors....................  38
 Opinion of America Online's Financial Advisor............................  38
 Recommendation of Time Warner's Board of Directors.......................  47
 Opinion of Time Warner's Financial Advisor...............................  47
 Interests of Certain America Online Directors and Executive Officers in
  the Merger..............................................................  54
 Interests of Certain Time Warner Directors and Executive Officers in the
  Merger..................................................................  55
 Completion and Effectiveness of the Merger...............................  56
 Structure of the Merger and Conversion of America Online and Time Warner
  Stock...................................................................  56
 Exchange of Stock Certificates for AOL Time Warner Stock Certificates....  57
 Treatment of America Online and Time Warner Stock Options and Other
  Equity Based Awards.....................................................  58

                                                                          Page
                                                                          ----
 Effect of the Merger on Outstanding America Online Convertible Notes....  58
 Material United States Federal Income Tax Consequences of the Merger....  59
 Accounting Treatment of the Merger......................................  61
 Regulatory Matters......................................................  61
 Restrictions on Sales of Shares by Affiliates of America Online and Time
  Warner.................................................................  62
 New York Stock Exchange Listing of AOL Time Warner Common Stock to be
  Issued in the Merger...................................................  63
 Appraisal Rights........................................................  63
 Delisting and Deregistration of America Online and Time Warner Common
  Stock after the Merger.................................................  64
 Stockholder Lawsuits Challenging the Merger.............................  64
 The Merger Agreement....................................................  65
 AOL Time Warner Charter and By-laws.....................................  76
 Stock Option Agreements.................................................  76
 Voting Agreement........................................................  79
PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS....................  80
DESCRIPTION OF AOL TIME WARNER CAPITAL STOCK.............................  92
 Authorized Capital Stock................................................  92
 AOL Time Warner Common Stock............................................  93
 AOL Time Warner Series Common Stock.....................................  93
 Series LMCN-V Common Stock..............................................  96
 AOL Time Warner Preferred Stock.........................................  98
 Anti-Takeover Considerations............................................ 105
COMPARISON OF RIGHTS OF AOL TIME WARNER STOCKHOLDERS, AMERICA ONLINE
 STOCKHOLDERS AND TIME WARNER STOCKHOLDERS............................... 106

                                                                            Page
                                                                            ----
 Capitalization............................................................ 106
 Voting Rights............................................................. 107
 Number and Election of Directors.......................................... 108
 Vacancies on the Board of Directors and Removal of Directors.............. 109
 Amendments to the Certificate of Incorporation............................ 109
 Amendments to Bylaws...................................................... 111
 Action by Written Consent................................................. 111
 Ability to Call Special Meetings.......................................... 112
 Notice of Stockholder Action.............................................. 112
 Limitation of Personal Liability of Directors and Officers................ 115
 Indemnification of Directors
  and Officers............................................................. 116
 Stockholders Rights Plans................................................. 118
 State Anti-Takeover Statutes.............................................. 122
 Fair Price Provisions..................................................... 122
MANAGEMENT OF AOL TIME WARNER AFTER THE MERGER............................. 126
 Board of Directors of AOL Time Warner..................................... 126
 Committees of the AOL Time Warner Board of Directors...................... 127
 Compensation of Directors................................................. 128
 Executive Officers of AOL Time Warner..................................... 128
 Compensation of Executive Officers........................................ 128
 Integration Committee..................................................... 128
BUSINESS RELATIONSHIPS BETWEEN AMERICA ONLINE AND
 TIME WARNER............................................................... 129
LEGAL MATTERS.............................................................. 130
EXPERTS.................................................................... 130
OTHER MATTERS.............................................................. 130
STOCKHOLDER PROPOSALS...................................................... 130
WHERE YOU CAN FIND MORE INFORMATION........................................ 131
STATEMENTS REGARDING FORWARD-LOOKING INFORMATION........................... 133

ANNEX A--Amended and Restated Agreement and Plan of Merger
ANNEX B--America Online Stock Option Agreement
ANNEX C--Time Warner Stock Option Agreement
ANNEX D--Amended and Restated Voting Agreement
ANNEX E--Opinion of Salomon Smith Barney Inc.
ANNEX F--Opinion of Morgan Stanley & Co. Incorporated
ANNEX G--Restated Certificate of Incorporation of AOL Time Warner
ANNEX H--Restated By-laws of AOL Time Warner
ANNEX I--Section 262 of the Delaware General Corporation Law

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: Why are America Online and Time Warner proposing the merger?

A: We are proposing the merger because we believe the combined strengths of our two companies will enable us to build the world's preeminent, fully integrated media and communications company. The merger will combine Time Warner's broad array of media, entertainment and news brands and its technologically advanced broadband delivery systems with America Online's extensive Internet franchises, technology and infrastructure to create a new company capable of enhancing consumers' access to the broadest selection of high-quality content and interactive services. By combining the leading interactive services and media companies, AOL Time Warner will create the potential for stronger operating and financial results than either company could achieve on its own.

Q: What will I receive in the merger?

A: Stockholders of America Online and Time Warner will receive the following in the merger:

  . America Online common stockholders will receive one share of AOL Time Warner common stock for each share they own;

  . Time Warner common stockholders will receive 1.5 shares of AOL Time Warner common stock for each share they own;

  . Time Warner series LMCN-V common stockholders will receive 1.5 shares of substantially identical AOL Time Warner series LMCN-V common stock for each share they own; and

  . Time Warner preferred stockholders will receive one share of a corresponding series of substantially identical AOL Time Warner preferred stock for each share of each series of Time Warner preferred stock they own, with appropriate adjustment to the voting rights and conversion ratio for each series.

Q: What stockholder approvals are needed?

A: For America Online, the affirmative vote of the holders of a majority of the outstanding shares of America Online's common stock is required to adopt the merger agreement. Each holder of common stock is entitled to one vote per share. As of the record date, America Online directors and executive officers and their affiliates owned approximately [ ]% of the outstanding shares.

   For Time Warner, the affirmative vote of a majority of the voting power of the outstanding shares of Time Warner's common stock and preferred stock, voting together as one group, is required to adopt the merger agreement. Time Warner common stockholders are entitled to one vote per share, and the Time Warner preferred stockholders are entitled to four votes per share. The holders of the Time Warner series LMCN-V common stock are not entitled to vote on the merger proposal.

   As of the record date, Time Warner directors and executive officers and their affiliates, including R.E. Turner, owned approximately [ ]% of the voting power of Time Warner capital stock entitled to vote at the Time Warner special meeting. Mr. Turner and his affiliates who are parties to a voting agreement with America Online have agreed to vote substantially all their shares of Time Warner common stock in favor of the adoption of the merger agreement. Shares of Time Warner common stock owned by Mr. Turner and his affiliates represent approximately [ ]% of the voting power of Time Warner capital stock entitled to vote at the Time Warner special meeting.

Q: What do I need to do now?

A: After carefully reading and considering the information contained in this joint proxy statement-prospectus, please respond by completing, signing and dating your proxy card or voting instructions and returning it in the enclosed postage paid envelope, or, if available, by submitting your proxy or voting instructions by telephone or through the Internet, as soon as possible so that your shares may be represented at your special meeting.

Q: What if I don't vote?

A: . If you fail to respond, it will have the same effect as a vote against the merger.

   . If you respond and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the merger.

   . If you respond and abstain from voting, your proxy will have the same effect as a vote against the merger.

Q: Can I change my vote after I have delivered my proxy?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can revoke your proxy. Second, you can submit a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to the secretary of America Online or Time Warner, as appropriate, before the special meeting. If your shares are held in an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote. Third, if you are a holder of record, you can attend the special meeting and vote in person. If you submit your proxy or voting instructions electronically through the Internet or by telephone, you can change your vote by submitting a proxy at a later date, using the same procedures, in which case your later submitted proxy will be recorded and your earlier proxy revoked.

Q: Should I send in my stock certificates now?

A: No. After the merger is completed, you will receive written instructions from the exchange agent on how to exchange your stock certificates for shares of AOL Time Warner. Please do not send in your stock certificates with your proxy.

Q: Where will my shares of AOL Time Warner common stock be listed?

A: We intend to apply to list the AOL Time Warner common stock on the New York
   Stock Exchange under the symbol "AOL."

Q: Will I receive dividends on my AOL Time Warner shares?

A: AOL Time Warner does not currently intend to pay dividends on its common stock. AOL Time Warner will pay dividends on each series of its preferred stock in accordance with its terms.

Q: When do you expect the merger to be completed?

A: We are working to complete the merger as quickly as possible. We expect to complete the merger during the fall of 2000.

Q: Who can help answer my questions?

A: If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this joint proxy statement-prospectus or the enclosed proxy card or voting instructions, you should contact:

  .  if you are an America Online stockholder:

     America Online, Inc.
     Investor Relations
     22000 AOL Way
     Dulles, Virginia 20166

     Telephone: 1-800-547-3617
     e-mail: AOL IR@aol.com

  .  if you are a Time Warner stockholder:

     Time Warner Inc.
     Investor Relations
     75 Rockefeller Plaza
     New York, New York 10019
     Telephone: (212) 484-6971
     e-mail: investrequest@twi.com

                    [AMERICA ONLINE LOGO] [TIME WARNER LOGO]

                SUMMARY OF THE JOINT PROXY STATEMENT-PROSPECTUS

   This summary highlights selected information in the joint proxy statement-prospectus and may not contain all of the information that is important to you. You should carefully read this entire joint proxy statement-prospectus and the other documents we refer to for a more complete understanding of the merger. In particular, you should read the documents attached to this joint proxy statement-prospectus, including the merger agreement, the stock option agreements and the voting agreement, which are attached as Annexes A, B, C and D, respectively. In addition, we incorporate by reference important business and financial information about America Online and Time Warner into this joint proxy statement-prospectus. You may obtain the information incorporated by reference into this joint proxy statement-prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" that begins on page 131 of this joint proxy statement-prospectus.

The Companies

America Online, Inc.
22000 AOL Way
Dulles, Virginia 20166-9323
(703) 265-1000
http://www.aol.com

   Founded in 1985, America Online is the world's leader in interactive services, Web brands, Internet technologies and electronic commerce services.

   America Online has two major lines of businesses organized into four product groups:

  . the Interactive Online Services business, comprised of the Interactive Services Group, the Interactive Properties Group and the AOL
     International Group; and

  .  the Enterprise Solutions business, comprised of the Netscape Enterprise
     Group.

   The product groups are described below.

The Interactive Services Group develops and operates branded interactive services, including:

  . the AOL service, a worldwide Internet online service with more than 22 million members;

  . the CompuServe service, a worldwide Internet online service with more than 2.5 million members;

  . the Netscape Netcenter, an Internet portal with more than 25 million registered users;

  .  the AOL.com Internet portal; and

  . the Netscape Communicator client software, including the Netscape Navigator browser.

   The Interactive Properties Group is built around branded properties that operate across multiple services and platforms, such as:

  . Digital City, Inc., the leading local online network and community guide on the AOL service and the Internet based on the number of visitors per month;

  . ICQ, the world's leading communications portal that provides instant communications and chat technology based on the number of registered users;

  . MovieFone, Inc., the nation's No. 1 movie guide and ticketing service based on the number of users, is provided through an interactive telephone service and on the AOL service and the Internet; and

  .  Internet music brands Spinner.com, Winamp and SHOUTcast.

   The AOL International Group oversees the AOL and CompuServe services outside the United States, as well as the Netscape Online service in the United Kingdom.

   The Netscape Enterprise Group focuses on providing businesses with a range of software products, technical support, consulting and training services. These products and services enable businesses and users to share information, manage networks and facilitate electronic commerce.

   America Online also has a strategic alliance with Sun Microsystems, Inc., a leader in network computing products and services, to accelerate the growth of electronic commerce. Through the alliance, the two companies develop and market to business enterprises, client software and network application and server software for electronic commerce, extended communities and connectivity, including software based in part on the Netscape Enterprise Group code base, on Sun code and technology and on certain America Online services features.

   Recent Developments. On March 17, 2000, America Online and Bertelsmann AG announced a global alliance to expand the distribution of Bertelsmann's media content and electronic commerce properties over America Online's interactive brands worldwide. America Online and Bertelsmann also announced an agreement to restructure their interests in the AOL Europe and AOL Australia joint ventures. This restructuring consists of a put and call arrangement for America Online to purchase, in two installments, Bertelsmann's 50% interest in AOL Europe for consideration ranging from $6.75 billion to $8.25 billion, payable at America Online's option in cash, America Online stock (or AOL Time Warner stock, if the merger has closed) or a combination of cash and stock. Bertelsmann has the right to require America Online to purchase 80% of its 50% interest in AOL Europe on January 31, 2002 for $5.3 billion and the remainder on July 1, 2002 for $1.45 billion. If Bertelsmann fails to exercise its put rights, America Online has the right to purchase 80% of Bertelsmann's 50% interest in AOL Europe between January 15, 2002 and January 15, 2003 for $6.5 billion and the remainder between June 30, 2002 and June 30, 2003 for $1.75 billion. In addition, the parties agreed that America Online would take immediate ownership of Bertelsmann's 50% interest in the parties' AOL Australia joint venture, subject to receipt of necessary regulatory approvals. Because Bertelsmann's first put option will not close until January 31, 2002, if exercised, America Online has not determined yet how it will fund the payment of the purchase price for its purchases of Bertelsmann's interest in AOL Europe. America Online cannot predict if Bertelsmann will exercise its put rights, and America Online's call rights are not exercisable unless Bertelsmann fails to exercise its put rights. If Bertelsmann does not exercise its put rights, America Online will consider all pertinent factors at such time and during the exercisability period of its call rights in determining whether to exercise its call rights, including the performance and perceived value of AOL Europe at such time, conditions in the markets where AOL Europe operates, financial market conditions and America Online's (or AOL Time Warner's) business plans and financial situation. America Online anticipates that the primary impact of the potential acquisition of Bertelsmann's interest in AOL Europe on results of operations would be the amortization of $1 billion to $1.5 billion of goodwill each year. America Online does not anticipate an adverse impact from the potential acquisition on America Online's financial position because it will have the ability to pay the purchase price either in stock or cash, or a combination of the two, at its option. America Online believes it will have adequate resources from its cash reserves or from accessing the capital markets to make the required payment upon exercise of a put or call right, should it decide to pay in cash, and that following the merger, AOL Time Warner will be in a stronger position to make such payments than America Online alone would be.

   On December 21, 1999, America Online and MapQuest.com, Inc. entered into a merger agreement pursuant to which MapQuest, a leader in online destination information solutions, will become a wholly owned subsidiary of America Online. The merger is subject to customary conditions, including regulatory consents and MapQuest stockholder approval, and is expected to be completed prior to the merger of America Online and Time Warner.

   America Online has been named as a defendant in several class action lawsuits that have been filed in state and federal courts. The complaints in these lawsuits contend that consumers and competing Internet service providers have been injured because of the default selection features in AOL 5.0 and some of the suits seek injunctive relief relating to the AOL 5.0 software in addition to alleged damages. These cases are at a preliminary stage, but America Online does not believe they have merit and intends to contest them vigorously.

Time Warner Inc.
75 Rockefeller Plaza
New York, New York 10019
(212) 484-8000
http://www.timewarner.com

   Time Warner is the world's largest media and entertainment company. Time Warner's principal business objective is to create and distribute branded information and entertainment throughout the world. Time Warner classifies its business interests into the following fundamental areas:

  . cable networks, consisting principally of interests in cable television programming, including WTBS Superstation, TNT, Cartoon Network, CNN News Group and Home Box Office;

  . publishing, consisting principally of interests in magazine publishing, book publishing and direct marketing, including Time, People, Sports Illustrated, Warner Books and Time Life Inc.;

  . music, consisting principally of interests in recorded music and music publishing, including Warner Music Group and its labels Atlantic, Elektra, Rhino, Sire, Warner Bros. Records and Warner Music
     International;

  . filmed entertainment, consisting principally of interests in filmed entertainment, television production and television broadcasting, including Warner Bros., New Line Cinema and the WB Network;

  . cable, consisting principally of interests in cable television systems, including Time Warner Cable; and

  . digital media, consisting principally of interests in Internet-related and digital media businesses.

   Time Warner is a holding company that derives its operating income and cash flow from its investments in its subsidiaries, including Time Warner Entertainment Company, L.P., or "TWE," a limited partnership that owns a majority of Time Warner's interests in filmed entertainment and cable television systems and a portion of its interests in cable networks. Time Warner owns general and limited partnership interests in TWE consisting of 74.49% of the pro rata priority capital and residual equity capital, and 100% of the junior priority capital. The remaining 25.51% limited partnership interests in the pro rata priority capital and residual equity capital of TWE are held by a subsidiary of MediaOne Group, Inc. A significant portion of TWE's cable television systems are held by the Time Warner Entertainment-Advance/Newhouse Partnership, of which TWE is the managing partner and owns a 65% interest.

   Recent Developments. On January 24, 2000, Time Warner and EMI Group plc announced that they had signed definitive agreements to combine their recorded music and music publishing businesses into a global joint venture. The new company, Warner EMI Music, will be one of the world's leading music companies, with broad domestic and international holdings. The global joint venture will be owned equally by Time Warner and EMI Group. The eleven-member Warner EMI Music board of directors, controlled by Time Warner, will consist of six Time Warner designees and five EMI designees. The transaction is subject to certain conditions, including regulatory consents and EMI Group shareholder approval, and is expected to be completed by the end of 2000.

AOL Time Warner Inc.
75 Rockefeller Plaza
New York, New York 10019
(212) 484-8000
http://www.aoltimewarner.com

   AOL Time Warner is a newly formed corporation that has not, to date, conducted any activities other than those incident to its formation, the matters contemplated by the merger agreement and the preparation of this joint proxy statement-prospectus. Upon completion of the merger, America Online and Time Warner will each become a wholly owned subsidiary of AOL Time Warner. The business of AOL Time Warner will be the combined businesses currently conducted by America Online and Time Warner.

The Structure of the Merger (see page 56)

   To accomplish the combination of their businesses, America Online and Time Warner jointly formed a new company, AOL Time Warner, with two subsidiaries, America Online Merger Sub Inc. and Time Warner Merger Sub Inc. At the time the merger is completed:

  . America Online Merger Sub will be merged into America Online, and America Online will be the surviving corporation; and

  . Time Warner Merger Sub will be merged into Time Warner, and Time Warner will be the surviving corporation.

As a result, America Online and Time Warner will each become a wholly owned subsidiary of AOL Time Warner.

   The organization of the companies before and after the merger is illustrated below:
                                 [FLOW CHART]

                               BEFORE THE MERGER

                                        Holders of Time Warner:
      Holders of                          . Common Stock
    America Online                        . Series LMCN-V Common Stock
    Common Stock                          . Series E, F, I and J
                                            Preferred Stock

    America Online                             Time Warner

                                AOL Time Warner

                 America Online             Time Warner
                   Merger Sub                Merger Sub

                               AFTER THE MERGER

Former Holders      Former Holders      Former Holders      Former Holders
of Time Warner      of America          of Time Warner      of Time Warner
Series LMCN-V       Online              Common              Series E, F, I and J
Common Stock        Common Stock        Stock               Preferred Stock
1 to 1.5            1 to 1              1 to 1.5            1 to 1
conversion ratio    conversion ratio    conversion ratio    conversion ratio

AOL Time Warner Series           AOL Time Warner             AOL Time Warner
 LCMN-V Common Stock              Common Stock             Series E, F, I and J
                                                             Preferred Stock

                                AOL Time Warner

  America Online                                        Time Warner

Recommendation of the Boards of Directors and Opinions of Financial Advisors (see page 38)

   To America Online Stockholders: The America Online board of directors believes that the merger is fair to you and in your best interest and, with one member absent, unanimously voted to approve the merger agreement and unanimously recommends that you vote FOR the adoption of the merger agreement.

   To Time Warner Stockholders: The Time Warner board of directors believes that the merger is fair to you and in your best interest and unanimously voted to approve the merger agreement and unanimously recommends that you vote FOR the adoption of the merger agreement.

   Opinion of America Online's Financial Advisor. In deciding to approve the merger, the America Online board of directors considered the opinion of its financial advisor, Salomon Smith Barney Inc., that, as of the date of its opinion, and subject to and based on the considerations referred to in its opinion, the ratio to exchange Time Warner common stock for AOL Time Warner common stock is fair, from a financial point of view, to America Online. The full text of this opinion is attached as Annex E to this joint proxy statement-prospectus. America Online urges its stockholders to read the opinion of Salomon Smith Barney in its entirety.

   Opinion of Time Warner's Financial Advisor. In deciding to approve the merger, the Time Warner board of directors considered the opinion of its financial advisor, Morgan Stanley & Co. Incorporated, that, as of the date of its opinion, and subject to and based on the considerations referred to in its opinion, the ratio to exchange Time Warner common stock and series common stock for AOL Time Warner common stock and series common stock is fair, from a financial point of view, to the holders of Time Warner common stock and series common stock. The full text of this opinion is attached as Annex F to this joint proxy statement-prospectus. Time Warner urges its stockholders to read the opinion of Morgan Stanley in its entirety.

Appraisal Rights (see page 63)

  Under Delaware law, America Online stockholders and Time Warner common stockholders are not entitled to appraisal rights in connection with the merger. However, holders of the Time Warner series LMCN-V common stock and Time Warner preferred stock who submit a written demand for appraisal of their shares and who comply with the other applicable statutory procedures under Delaware law, including, in the case of Time Warner preferred stockholders, not voting in favor of adoption of the merger agreement, will be entitled to appraisal rights and to receive payment in cash for the fair value of their shares as determined by the Delaware Chancery Court. For a more complete description of these appraisal rights, see "The Merger--Appraisal Rights."

The Special Meetings (see page 24)

   Special Meeting of America Online's Stockholders. The America Online special
meeting will be held at [   ] on [   ], 2000, starting at [  ] a.m., local
time.

   Special Meeting of Time Warner's Stockholders. The Time Warner special
meeting will be held at [   ] on [   ], 2000, starting at [   ] a.m., local
time.

Board of Directors and Management Following the Merger (see page 126)

   We have agreed that, initially, half of the 16 directors of AOL Time Warner will be selected by America Online, and half will be selected by Time Warner. We are required to maintain this equal membership for one year after the merger is completed.

   Stephen M. Case, Chairman and Chief Executive Officer of America Online, will become Chairman of the Board of AOL Time Warner. Gerald M. Levin, Chairman and Chief Executive Officer of Time Warner, will become Chief Executive Officer of AOL Time Warner. R. E. Turner, Vice Chairman of Time Warner, will become Vice Chairman of AOL Time Warner. Richard D. Parsons, President of Time Warner and Robert W. Pittman, President and Chief Operating Officer of America Online, will be Co-Chief Operating Officers of AOL Time Warner. J. Michael Kelly, Senior Vice President and Chief Financial Officer of America Online, will become Chief Financial Officer and Executive Vice President of AOL Time Warner. Messrs. Case, Levin, Turner, Parsons and Pittman will be members of the AOL Time Warner board of directors.

Interests of Directors and Executive Officers in the Merger (see page 54)

   Some of the directors and executive officers of America Online and Time Warner have interests in the merger that are different from, or are in addition to, the interests of their company's stockholders. These interests include the potential for positions as directors or executive officers of AOL Time Warner, acceleration of vesting of options or restricted stock as a result of the merger and the right to continued indemnification and insurance coverage by AOL Time Warner for acts or omissions occurring prior to the merger.

Treatment of Stock Options and Restricted Stock (see page 58)

   America Online. When the merger is completed, each outstanding America Online employee stock option will be converted into an option to purchase shares of AOL Time Warner common stock at an exercise price per share equal to the exercise price per share of America Online common stock subject to the option before the conversion. In addition, each outstanding restricted share of America Online common stock will be converted into one restricted share of AOL Time Warner common stock. As a result of the completion of the merger, substantially all America Online employee stock options and shares of restricted stock outstanding on January 10, 2000, by their terms, will vest and become exercisable or free of restrictions, as the case may be, upon the earliest to occur of their normal vesting date, the first anniversary of the completion of the merger and the employee's termination without cause or constructive termination.

   Time Warner. When the merger is completed, each outstanding Time Warner stock option will be converted into an option to purchase the number of shares of AOL Time Warner common stock that is equal to the product of 1.5 multiplied by the number of shares of Time Warner common stock that would have been obtained before the merger upon the exercise of the option, rounded to the nearest whole share. The exercise price per share will be equal to the exercise price per share of Time Warner common stock subject to the option before the conversion divided by 1.5. In addition, each outstanding restricted share of Time Warner common stock will be converted into the number of restricted shares of AOL Time Warner common stock that is equal to the product of 1.5 multiplied by the shares of Time Warner common stock subject to the award. Each Time Warner stock option outstanding on January 9, 2000, by its terms, accelerated and became fully vested, and each share of restricted Time Warner common stock outstanding on that date, by its terms, became fully vested and free of restrictions.

Tax Consequences (see page 59)

   We have structured the merger so that America Online, Time Warner and their respective stockholders who exchange their shares for shares of AOL Time Warner capital stock will not recognize gain or loss for United States federal income tax purposes in connection with the merger, except for taxes payable because of cash received by Time Warner stockholders instead of fractional shares.

Overview of the Merger Agreement (see page 65)

   Conditions to the Completion of the Merger. Each of America Online's and Time Warner's obligation to complete the merger is subject to the satisfaction or waiver of specified conditions, including those listed below:

  . the merger agreement must be adopted by both the America Online and Time Warner stockholders;

  . no law, injunction or order preventing the completion of the merger may be in effect;

  . the applicable waiting period under U.S. antitrust laws must expire or be terminated;

  . we must obtain other regulatory approvals from domestic and foreign governmental entities;

  . the shares of AOL Time Warner common stock to be issued in the merger must have been approved for listing on the New York Stock Exchange;

  . we must have complied with our respective covenants in the merger agreement;

  . our respective representations and warranties in the merger agreement must be true and correct; and

  . we must each receive an opinion of tax counsel to the effect that the merger will qualify as a tax-free exchange or reorganization, or both.

   Termination of the Merger Agreement. America Online and Time Warner can jointly agree to terminate the merger agreement at any time. Either company may also terminate the merger agreement if:

  . the merger is not completed on or before May 31, 2001, so long as the failure to complete the merger is not the result of the failure by that company to fulfill any of its obligations under the merger agreement;

  .  government actions do not permit the completion of the merger;

  . either company's stockholders do not vote to adopt the merger agreement at a duly held meeting of that company's stockholders;

  . the board of directors or officers of the other company fail to take required actions as described on page 70; or

  . the other company breaches its representations, warranties or covenants in the merger agreement in a material way.

   Termination Fees. The merger agreement provides that in several circumstances, America Online or Time Warner may be required to pay termination fees to the other party as described on pages 70 through 72.

   "No Solicitation" Provisions. The merger agreement contains detailed provisions prohibiting America Online and Time Warner from seeking an alternative transaction. These "no solicitation" provisions prohibit America Online and Time Warner, as well as their officers, directors, subsidiaries and representatives, from taking any action to solicit an acquisition proposal as described on page 67. The merger agreement does not, however, prohibit either party or its respective board of directors from considering, and potentially recommending, an unsolicited bona fide written superior proposal from a third party as described on pages 67 through 69.

   Regulatory Matters. Under U.S. antitrust laws, we may not complete the merger until we have notified the Antitrust Division of the Department of Justice and the Federal Trade Commission of the merger and filed the necessary report forms, and until a required waiting period has ended. We have filed the required information and materials to notify the Department of Justice and the Federal Trade Commission of the merger. The Federal Trade Commission has issued a request for additional information and documentary materials. The request extends the waiting period until the date that is 20 days after we have complied with the request, although the Federal Trade Commission may terminate the waiting period at any time after it has completed its review.

   To complete the merger, we must also obtain the approval of the Federal Communications Commission, and a number of state and local authorities. The Federal Communications Commission and these state and local authorities have not completed their reviews of the merger.

   In addition, both America Online and Time Warner are required to make filings with or obtain approvals from the European Commission and other international regulatory authorities in connection with the merger, including regulatory authorities in Brazil, Canada and South Africa.

   We cannot assure you that we will obtain all regulatory approvals to complete the merger or that the granting of these approvals will not involve the imposition of conditions to the completion of the merger or require changes to the terms of the merger. These conditions or changes could result in the conditions to the merger not being satisfied.

   Accounting Treatment. We intend to account for the merger under the purchase method of accounting for business combinations.

   Completion and Effectiveness of the Merger. We will complete the merger when all of the conditions to completion of the merger are satisfied or waived in accordance with the merger agreement. The merger will become effective when we file certificates of merger with the State of Delaware. We expect to complete the merger during the fall of 2000.

Stock Option Agreements (see page 76)

   Each of America Online and Time Warner has granted the other company an option to purchase up to 19.9% of its outstanding shares. An option becomes exercisable if the grantee becomes entitled to receive the larger of the two termination fees payable by the grantor of the option under the merger agreement as described on page 75. The grantee's profit under its stock option agreement is capped at the amount of the larger of the two termination fees payable by the grantor under the merger agreement.

Voting Agreement (see page 79)

   America Online has entered into a voting agreement with Mr. Turner and his affiliates who are parties to the agreement pursuant to which these Time Warner stockholders have agreed to vote substantially all their shares of Time Warner common stock in favor of the adoption of the merger agreement. As of the record date, these stockholders owned shares representing approximately [ ]% of the voting power of Time Warner capital stock entitled to vote at the Time Warner special meeting.

Market Price Information

   Shares of each of America Online and Time Warner common stock are traded on the New York Stock Exchange. On January 7, 2000, the last trading day before the public announcement of the merger, America Online common stock closed at $72.88 per share and Time Warner common stock closed at $64.75 per share. Based on the Time Warner common stock exchange ratio, 1.5, the pro forma equivalent per share value of the Time Warner common stock on January 7, 2000 was equal to approximately $109.32 per share. On April 19, 2000, America Online common stock closed at $62.19 per share and Time Warner common stock closed at $92.56 per share. The pro forma equivalent per share value of the Time Warner common stock on April 19, 2000 was approximately $93.29 per share.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

   The following tables present (1) selected historical financial data of America Online, (2) selected historical financial data of Time Warner and (3) selected unaudited pro forma consolidated financial data of AOL Time Warner, which reflect the merger.

                                 AMERICA ONLINE

                       Selected Historical Financial Data

   The selected historical financial data of America Online has been derived from the audited historical consolidated financial statements and related notes of America Online for each of the years in the five-year period ended June 30, 1999 and the unaudited consolidated financial statements for the six months ended December 31, 1999 and 1998, and have been adjusted to reflect the two-for-one common stock split in November 1999. The historical data is only a summary, and you should read it in conjunction with the historical financial statements and related notes contained in the annual and quarterly reports of America Online which have been incorporated by reference into this joint proxy statement-prospectus.

                              Six Months
                                 Ended
                             December 31,         Year Ended June 30,
                             ------------- ------------------------------------
                              1999   1998   1999   1998    1997    1996   1995
                             ------ ------ ------ ------  ------  ------ ------
                                   (in millions, except per share data)
Statement of Operations Da-
 ta:
  Revenues.................  $3,088 $2,147 $4,777 $3,091  $2,197  $1,323 $  425
  Business segment
   operating income
   (loss)(/1/).............     597    231    529    (63)   (446)     86    (34)
  Interest and other, net..     197     21    638     30      10       5      3
  Net income (loss)........     455    191    762    (74)   (485)     35    (55)
  Net income (loss) per
   share
    Basic..................  $ 0.20 $ 0.10 $ 0.37 $(0.04) $(0.29) $ 0.02 $(0.05)
    Diluted................  $ 0.18 $ 0.08 $ 0.30 $(0.04) $(0.29) $ 0.02 $(0.05)
  Average common shares:
    Basic..................   2,240  2,007  2,081  1,850   1,676   1,501  1,175
    Diluted................   2,592  2,419  2,555  1,850   1,676   1,889  1,175

--------
(/1/) Business segment operating income (loss) reflects income (loss) from operations adjusted to exclude corporate related expenses.

                                                              June 30,
                                       December 31, ----------------------------
                                           1999     1999  1998  1997  1996  1995
                                       ------------ ----- ----- ----- ----- ----
                                                           (in millions)
Balance Sheet Data:
  Cash and equivalents................    $2,535    $ 887 $ 677 $ 191 $ 177 $63
  Total assets........................    10,301    5,348 2,874 1,501 1,271 459
  Debt due within one year............        13        6     2     2     3   3
  Long-term debt......................     1,586      358   372    52    22  21
  Stockholders' equity................     6,251    3,033   996   610   707 242

   Significant Events Affecting America Online's Operating Trends. The comparability of America Online's operating results is affected by a number of significant and nonrecurring items recognized in some periods. For the six months ended December 31, 1999, America Online incurred special charges of $30 million related to the acquisition of Gateway.net subscribers and $5 million related to mergers and a gain of $111 million related to investments. In fiscal 1999, America Online incurred special charges of $95 million related to mergers and a restructuring, $25 million in transition costs and a net gain of $567 million related to the sale of investments in

Excite, Inc. In fiscal 1998, America Online incurred special charges of $94 million for acquired in-process research and development, $17 million related to settlements and $75 million related to a merger and restructuring. In fiscal 1997, America Online incurred special charges of $385 million related to the write-off of previously capitalized deferred subscriber acquisition costs, $49 million related to a restructuring, $24 million for contract terminations, $24 million for a legal settlement and $9 million related to acquired in-process research and development. In fiscal 1996, America Online incurred special charges of $17 million for acquired in-process research and development, $8 million in merger related costs and $8 million for the settlement of a class action lawsuit. In fiscal 1995, America Online incurred special charges of $2 million for merger related costs and $50 million for acquired in-process research and development.

   To assess meaningfully underlying operating trends from period to period, America Online's management believes that the results of operations for each period should be analyzed after excluding the effects of these significant nonrecurring items. Where noted, the following summary adjusts America Online's historical operating results to exclude the impact of these unusual items. However, unusual items may occur in any period. Accordingly, investors and other financial statement users should consider the types of events and transactions for which adjustments have been made.

                             Six Months
                               Ended
                            December 31,         Year Ended June 30,
                            -------------  -----------------------------------
                             1999   1998    1999    1998   1997   1996   1995
                            ------  -----  -------  -----  -----  -----  -----
                                           (in millions)
Other selected data:
Cash provided by operating
 activities................ $  796  $ 298  $ 1,099  $ 437  $ 131  $   2  $  18
Cash used in investing
 activities................   (617)  (133)  (1,776)  (531)  (367)  (261)  (104)
Cash provided by financing
 activities................  1,469    689      887    580    250    373     89
Business segment operating
 income (as adjusted)......    632    233      649    123     45    111     18
Earnings before interest,
 taxes, depreciation and
 amortization (EBITDA)  (as
 adjusted)(/1/)............    742    335      866    265     95    131     22

--------
(/1/) EBITDA is defined as net income plus: (a) provision/(benefit) for income taxes, (b) interest, (c) depreciation and amortization and (d) special items. For the fiscal years ended on or before June 30, 1997, EBITDA does not add back the amortization of subscriber acquisition costs. America Online considers EBITDA to be an important indicator of the operational strength and performance of its business, including its ability to provide cash flows to service its debt and fund capital expenditures. EBITDA, however, should not be considered an alternative to operating or net income as an indicator of America Online's performance, or as an alternative to cash flows from operating activities as a measure of liquidity, in each case determined in accordance with generally accepted accounting principles. In addition, this definition of EBITDA may not be comparable to similarly titled measures reported by other companies.

      Ratio of Earnings to Combined Fixed Charges and Preferred Dividends

   The following table sets forth the ratio of earnings to combined fixed charges and preferred dividends for the six months ended December 31, 1999 and for each of the last five fiscal years.

                                 Six Months Ended   Year Ended June 30,
                                   December 31,   ---------------------------
                                       1999       1999  1998  1997 1996  1995
                                 ---------------- ----  ----  ---- ----  ----
Ratio of earnings to combined
 fixed charges and
 preferred dividends............       8.44x      7.72x 0.25x --   5.06x --

   For purposes of computing the ratio of earnings to combined fixed charges and preferred dividends, earnings represent earnings from continuing operations before income taxes plus interest expense on indebtedness, amortization of debt discount and the portion of rent expense deemed representative of an interest factor. Fixed charges include interest on indebtedness (whether expensed or capitalized), amortization of debt discount and the portion of rent expense deemed representative of an interest factor. For the years ended June 30, 1997 and 1995, the deficiency of earnings to combined fixed charges and preferred dividends totaled $420 million and $36 million, respectively.

                                  TIME WARNER

                       Selected Historical Financial Data

   The selected historical financial data of Time Warner has been derived from the audited historical consolidated financial statements and related notes of Time Warner for each of the years in the five-year period ended December 31, 1999. The historical data is only a summary, and you should read it in conjunction with the historical financial statements and related notes contained in the annual report of Time Warner which has been incorporated by reference into this joint proxy statement-prospectus. Certain reclassifications have been made to conform to Time Warner's 2000 financial statement presentation.

   The selected historical financial data for 1999 reflects the consolidation of TWE and its related companies, retroactive to the beginning of 1999. We refer to TWE and its related companies as the "entertainment group." The selected historical financial data for all prior periods has not been changed. However, in order to enhance comparability, pro forma financial data for 1998 reflects the consolidation of the entertainment group. In addition, selected historical financial data of the entertainment group is included elsewhere in this joint proxy statement-prospectus to facilitate an analysis of Time Warner's results of operations and financial condition for all prior periods in which the entertainment group was not consolidated.

   The selected historical financial data for 1998 reflects:

  . the transfer of cable television systems (or interests therein) serving approximately 650,000 subscribers that were formerly owned by subsidiaries of Time Warner to the TWE-Advance Newhouse Partnership, subject to approximately $1 billion of debt, in exchange for common and preferred interests in the partnership, as well as related transactions, which we refer to as the "TWE-A/N Transfers"; and

  . the redemption of Time Warner's series M preferred stock at an aggregate cost of approximately $2.1 billion, using proceeds from the issuance of lower-cost debt.

   The selected historical financial data for 1996 reflects:

  . the use of approximately $1.55 billion of net proceeds from the issuance of Time Warner's series M preferred stock to reduce outstanding indebtedness; and

  . the acquisitions of Turner Broadcasting System, Inc. and Cablevision Industries Corporation and related companies, resulting in:

    . the issuance of an aggregate 6.3 million shares of Time Warner preferred stock having a total liquidation preference of $633 million and 365.4 million shares of Time Warner common stock; and

    . the assumption or incurrence of approximately $4.8 billion of indebtedness.

   The selected historical financial data for 1995 reflects:

  .  Time Warner's acquisitions of KBLCOM Incorporated and Summit
     Communications Group, Inc.; and

  . the exchange by Toshiba Corporation and ITOCHU Corporation of their direct and indirect interests in TWE, resulting in:

    . the issuance of an aggregate 29.3 million shares of Time Warner preferred stock having a total liquidation preference of $2.926 billion and 5.2 million shares of Time Warner common stock; and

    . the assumption or incurrence of approximately $1.3 billion of indebtedness.

   Per common share amounts and average common shares give effect to the two-for-one common stock split that occurred on December 15, 1998.

Statements of Operations and Cash Flows Data:

                                             Years Ended December 31,
                          ---------------------------------------------------------------
                                      1998
                             1999      Pro       1998       1997       1996       1995
                          Historical  Forma   Historical Historical Historical Historical
                          ---------- -------  ---------- ---------- ---------- ----------
                                     (in millions, except per share amounts)
Revenues................   $27,333   $26,244   $14,582    $13,294    $10,064     $8,067
Business segment
 operating income.......     6,051     3,122     1,486      1,241        897        619
Equity in pretax income
 of entertainment
 group..................       --        --        356        686        290        256
Interest and other,
 net....................    (1,913)   (2,040)   (1,118)      (943)    (1,033)      (788)
Income (loss) before
 extraordinary item.....     1,960       168       168        301       (156)      (124)
Net income (loss).......     1,948       168       168        246       (191)      (166)
Net income (loss)
 applicable to common
 shares (after preferred
 dividends).............     1,896      (372)     (372)       (73)      (448)      (218)
Per share of common
 stock:
 Basic net income
  (loss)................   $  1.50   $ (0.31)  $ (0.31)   $ (0.06)   $ (0.52)    $(0.28)
 Diluted net income
  (loss)................   $  1.42   $ (0.31)  $ (0.31)   $ (0.06)   $ (0.52)    $(0.28)
 Dividends..............   $  0.18   $  0.18   $  0.18    $  0.18    $  0.18     $ 0.18
Average common shares:
 Basic..................   1,267.0   1,194.7   1,194.7    1,135.4      862.4      767.6
 Diluted................   1,398.3   1,194.7   1,194.7    1,135.4      862.4      767.6
Cash provided by
 operations.............     3,953     3,408     1,845      1,408        253      1,051
Cash provided (used) by
 investing activities...    (1,930)     (908)      353        (45)      (424)      (271)
Cash provided (used) by
 financing activities...    (1,181)   (2,938)   (2,401)    (1,232)      (500)       123
EBITDA(/1/).............   $ 8,561   $ 5,738   $ 2,645    $ 2,516    $ 1,866     $1,159

--------
(/1/) EBITDA consists of business segment operating income (loss) before depreciation and amortization. Time Warner considers EBITDA to be an important indicator of the operational strength and performance of its businesses, including the ability to provide cash flows to service debt and fund capital expenditures. EBITDA, however, should not be considered an alternative to operating or net income as an indicator of the performance of Time Warner, or as an alternative to cash flows from operating activities as a measure of liquidity, in each case determined in accordance with generally accepted accounting principles. In addition, this definition of EBITDA may not be comparable to similarly titled measures reported by other companies.

   Significant Events Affecting Time Warner's Operating Trends. The comparability of Time Warner's operating results is affected by a number of significant and nonrecurring items recognized in some periods. For 1999, these items included:

  . net pretax gains of approximately $2.247 billion relating to the sale or exchange of cable television systems and investments;

  . a pretax gain of approximately $115 million relating to the initial public offering of a 20% interest in Time Warner Telecom Inc., an integrated communications provider that provides a wide range of telephony and data services to businesses;

  . an approximate $215 million net pretax gain recognized in connection with the early termination of a long-term home video distribution agreement;

  . an approximate $97 million pretax gain recognized in connection with the sale of an interest in CanalSatellite, a satellite television platform serving France and Monaco;

  . a noncash pretax charge of approximately $106 million relating to Warner Bros.'s retail stores; and

  . an extraordinary loss of approximately $12 million on the retirement of debt.

   For 1998, significant and nonrecurring items included:

  . net pretax gains of approximately $108 million relating to the sale or exchange of cable television systems and investments;

  . a pretax charge of approximately $210 million principally to reduce the carrying value of an interest in Primestar, Inc.; and

  . an increase in preferred dividend requirements of approximately $234 million relating to the premium paid in connection with Time Warner's redemption of its series M preferred stock.

   For 1997, significant and nonrecurring items included:

  . net pretax gains of approximately $212 million relating to the sale or exchange of cable television systems and investments;

  . a pretax gain of approximately $200 million relating to the disposal of an interest in Hasbro, Inc. and the related redemption of certain mandatorily redeemable preferred securities of a subsidiary;

  . a pretax gain of approximately $250 million relating to the sale of an interest in E! Entertainment Television, Inc.; and

  . an extraordinary loss of approximately $55 million on the retirement of debt.

   For 1996, significant and nonrecurring items included an extraordinary loss of approximately $35 million on the retirement of debt.

   For 1995, significant and nonrecurring items included:

  . pretax losses of approximately $85 million relating to certain businesses and joint ventures owned by Time Warner's music division that were either restructured or closed; and

  . an extraordinary loss of approximately $42 million on the retirement of debt.

   To assess meaningfully underlying operating trends from period to period, Time Warner's management believes that the results of operations for each period should be analyzed after excluding the effects of these significant nonrecurring items. The following summary adjusts Time Warner's historical operating results to exclude the impact of these unusual items. However, unusual items may occur in any period. Accordingly, investors and other financial statement users individually should consider the types of events and transactions for which adjustments have been made.

                                           Years Ended December 31,
                         -------------------------------------------------------------
                                     1998
                            1999     Pro      1998       1997       1996       1995
                         Historical Forma  Historical Historical Historical Historical
                         ---------- ------ ---------- ---------- ---------- ----------
                                    (in millions, except per share amounts)
Adjusted business
 segment operating
 income.................   $3,598   $3,014   $1,468     $1,229     $  897     $  704
Adjusted EBITDA.........    6,108    5,630    2,627      2,504      1,866      1,244

Balance Sheet Data:

                                                    December 31,
                          ----------------------------------------------------------------
                             1999      1998       1998       1997       1996       1995
                          Historical Pro Forma Historical Historical Historical Historical
                          ---------- --------- ---------- ---------- ---------- ----------
                                                   (in millions)
Cash and equivalents....   $ 1,284    $   529   $   442    $   645    $   514    $ 1,185
Total assets............    51,239     47,951    31,640     34,163     35,064     22,132
Debt due within one
 year...................        22         25        19          8         11         34
Long-term debt and other
 obligations(/1/).......    19,901     19,190    12,395     12,941     14,150     10,856
Series M preferred
 stock..................       --         --        --       1,857      1,672        --
Shareholders' equity:
 Preferred stock
  liquidation
  preference............       840      2,260     2,260      3,539      3,559      2,994
 Equity applicable to
  common stock..........     8,873      6,592     6,592      5,817      5,943        673
 Total shareholders'
  equity................     9,713      8,852     8,852      9,356      9,502      3,667
Total capitalization....    29,636     28,067    21,266     24,162     25,335     14,557

--------
(/1/) Long-term debt and other obligations include borrowings against future stock option proceeds and mandatorily redeemable preferred securities of subsidiaries.

                        TIME WARNER ENTERTAINMENT GROUP

                       Selected Historical Financial Data

   Since 1993, the entertainment group had not been consolidated by Time Warner for financial reporting purposes because a subsidiary of MediaOne Group, which is a limited partner of TWE, had rights that allowed it to participate in the management of TWE's businesses. However, in August 1999, MediaOne's management rights over TWE terminated. As a result, retroactive to the beginning of 1999, the entertainment group has been consolidated by Time Warner.

   The selected financial data of the entertainment group has been derived from and should be read in conjunction with the Time Warner selected financial data previously presented and the consolidated financial statements and other financial data of TWE contained in Time Warner's Annual Report on Form 10-K for the year ended December 31, 1999. The historical financial data is only a summary and you should read it in conjunction with the historical financial statements of Time Warner and TWE, which have been incorporated by reference in this joint proxy statement-prospectus.

   The selected historical financial data for 1998 reflects:

  .  the TWE-A/N Transfers effective as of January 1, 1998;

  . the transfer of Time Warner Cable's direct broadcast satellite operations to Primestar, Inc. effective as of April 1, 1998;

  . the formation of the Road Runner joint venture to operate and expand Time Warner Cable's and MediaOne's existing high-speed online businesses, effective as of June 30, 1998;

  . the reorganization of Time Warner Cable's business telephony operations into a separate entity now named Time Warner Telecom Inc., effective as of July 1, 1998; and

  . the formation of a joint venture in Texas that owns cable television systems serving approximately 1.1 million subscribers, effective as of December 31, 1998.

   The selected historical financial data for 1995 reflects:

  . the formation of the TWE-Advance Newhouse Partnership, effective as of April 1, 1995;

  . the consolidation of Paragon Communications, effective as of July 6, 1995; and

  . the deconsolidation of Six Flags Entertainment Corporation resulting from the disposition by TWE of a 51% interest in Six Flags, effective as of June 23, 1995.

Statements of Operations and Cash Flows Data:

                                Years Ended December 31,
                         ------------------------------------------
                          1999     1998     1997     1996     1995
                         -------  -------  -------  -------  ------
                                     (in millions)
Revenues................ $13,164  $12,256  $11,328  $10,861  $9,629
Business segment
 operating income.......   4,227    1,724    1,461    1,090     992
Interest and other,
 net....................    (818)    (945)    (338)    (524)   (539)
Income before
 extraordinary item.....   2,759      331      642      220     170
Net income..............   2,759      331      619      220     146
Cash provided by
 operations.............   2,713    2,288   (1,799)   1,912   1,495
Cash used by investing
 activities.............    (605)    (745)  (1,217)  (1,253)   (750)
Cash used by financing
 activities.............  (1,678)  (1,778)    (476)    (652) (1,607)
EBITDA(/1/).............   5,591    3,160    2,847    2,334   2,052

--------
(/1/)EBITDA consists of business segment operating income (loss) before depreciation and amortization. Time Warner considers EBITDA to be an important indicator of the operational strength and performance of its businesses, including the ability to provide cash flows to service debt and fund capital expenditures. EBITDA, however, should not be considered an alternative to operating or net income as an indicator of the performance of Time Warner, or as an alternative to cash flows from operating activities as a measure of liquidity, in each case determined in accordance with generally accepted accounting principles. In addition, this definition of EBITDA may not be comparable to similarly titled measures reported by other companies.

  Significant Events Affecting the Time Warner Entertainment Group's Operating Trends. The comparability of the entertainment group's operating results is affected by certain significant and nonrecurring items recognized in certain periods. For 1999, these items included:

  . net pretax gains of approximately $2.119 billion relating to the sale or exchange of cable television systems and investments;

  . an approximate $215 million net pretax gain recognized in connection with the early termination of a long-term, home video distribution agreement;

  . an approximate $97 million pretax gain recognized in connection with the sale of an interest in CanalSatellite, a satellite television platform serving France and Monaco; and

  . a noncash pretax charge of approximately $106 million relating to Warner Bros.'s retail stores.

   For 1998, significant and nonrecurring items included:

  . net pretax gains of approximately $90 million relating to the sale or exchange of cable television systems and investments; and

  . a pretax charge of approximately $210 million principally to reduce the carrying value of an interest in Primestar.

   For 1997, significant and nonrecurring items included:

  . net pretax gains of approximately $200 million relating to the sale or exchange of cable television systems and investments;

  . a pretax gain of approximately $250 million relating to the sale of an interest in E! Entertainment Television, Inc.; and

  . an extraordinary loss of approximately $23 million on the retirement of debt. For 1995, significant and nonrecurring items included an extraordinary loss of approximately $24 million on the retirement of debt.

   To assess meaningfully underlying operating trends from period to period, Time Warner's management believes that the results of operations for each period should be analyzed after excluding the effects of these significant nonrecurring items. The following summary adjusts the entertainment group's historical operating results to exclude the impact of these unusual items. However, unusual items may occur in any period. Accordingly, investors and other financial statement users individually should consider the types of events and transactions for which adjustments have been made.

                                                  Years Ended December 31,
                                              ---------------------------------
                                               1999   1998   1997   1996  1995
                                              ------ ------ ------ ------ -----
                                                        (in millions)
Adjusted business segment operating income... $1,902 $1,634 $1,261 $1,090 $ 992
Adjusted EBITDA..............................  3,266  3,070  2,647  2,334 2,052

Balance Sheet Data:

                                                    December 31,
                                       ---------------------------------------
                                        1999    1998    1997    1996    1995
                                       ------- ------- ------- ------- -------
                                                    (in millions)
Cash and equivalents.................. $   517 $    87 $   322 $   216 $   209
Total assets..........................  24,843  22,241  20,739  20,027  18,960
Debt due within one year..............       6       6       8       7      47
Long-term debt and other
 obligations(/1/).....................   6,655   6,795   6,223   5,676   6,137
Time Warner General Partners' Senior
 Capital..............................      --     603   1,118   1,543   1,426
Partners' capital.....................   7,149   5,210   6,430   6,681   6,576

--------
(/1/) Long-term debt and other obligations include preferred stock of a subsidiary.

                                AOL TIME WARNER

            Selected Unaudited Pro Forma Consolidated Financial Data

   The selected unaudited pro forma consolidated financial data of AOL Time Warner have been derived from the unaudited pro forma consolidated condensed financial statements included elsewhere in this joint proxy statement-prospectus. Because America Online and Time Warner have different fiscal years, and the combined company will adopt the calendar year-end of Time Warner, pro forma operating results are presented on two different bases:

  . a June 30 fiscal-year basis, which is consistent with America Online's historical fiscal year-end; and

  . a December 31 calendar-year basis, which is consistent with both Time Warner's historical fiscal year-end and that of AOL Time Warner going forward.

   Management believes that it is meaningful to present pro forma financial information based on the calendar year-end of the combined company to facilitate an analysis of the pro forma effects of the merger.

                                              Six Months    Year        Year
                                                Ended      Ended       Ended
                                             December 31, June 30,  December 31,
                                                 1999       1999        1999
                                             ------------ --------  ------------
                                               (in millions, except per share
                                                          amounts)
Statement of Operations Data:
  Revenues..................................   $17,799    $31,259     $33,051
  Amortization of goodwill and other
   intangible assets........................    (4,216)    (8,393)     (8,394)
  Business segment operating income (loss)..       491     (2,107)       (101)
  Interest and other, net...................      (856)    (1,402)     (1,099)
  Loss before extraordinary item............    (1,075)    (3,914)     (2,541)
  Loss before extraordinary item per basic
   and diluted share........................   $ (0.26)   $ (1.10)    $ (0.63)
  Average common shares.....................     4,172      3,928       4,090
  EBITDA(/1/)(/2/) .........................   $ 5,475    $ 7,749     $ 9,772

--------
(/1/) EBITDA consists of business segment operating income (loss) before depreciation and amortization. AOL Time Warner considers EBITDA to be an important indicator of the operational strength and performance of its businesses, including the ability to provide cash flows to service debt and fund capital expenditures. EBITDA, however, should not be considered an alternative to operating or net income as an indicator of the performance of AOL Time Warner, or as an alternative to cash flows from operating activities as a measure of liquidity, in each case determined in accordance with generally accepted accounting principles. In addition, this definition of EBITDA may not be comparable to similarly titled measures reported by other companies.

(/2/) EBITDA includes a number of significant and nonrecurring items. The aggregate effect of those items for each period, as well as the adjusted EBITDA excluding such amounts, is as follows:

 Increase in EBITDA....................................  $1,432 $  890  $ 2,300
                                                         ====== ======  =======
 Adjusted EBITDA.......................................  $4,043 $6,859  $ 7,472
                                                         ====== ======  =======

   See "Selected Historical Financial Data" elsewhere herein for further reference.

                                                                    December 31,
                                                                        1999
                                                                    ------------
                                                                        (in
                                                                     millions)
Balance Sheet Data:
  Cash and equivalents.............................................   $  3,819
  Total assets.....................................................    235,818
  Long-term debt and other obligations(/3/)........................     21,487
  Shareholders' equity.............................................    155,177

--------
(/3/) Includes $1.243 billion of borrowings against future stock option proceeds and $575 million of mandatorily redeemable preferred securities of subsidiaries.

                  UNAUDITED COMPARATIVE PER SHARE INFORMATION

   We present below per common share data regarding the income, cash dividends declared and book value of America Online and Time Warner on both historical and unaudited pro forma consolidated bases and on a per share equivalent unaudited pro forma basis for Time Warner. We have derived the unaudited pro forma consolidated per share information from the unaudited pro forma consolidated condensed financial statements presented elsewhere in this joint proxy statement-prospectus. Because America Online and Time Warner have different fiscal years, and the combined company will adopt the calendar year-end of Time Warner, pro forma per share data are presented on two different bases: (1) a June 30 fiscal-year basis, which is consistent with America Online's historical fiscal year-end and (2) a December 31 calendar-year basis, which is consistent with both Time Warner's historical fiscal year-end and that of AOL Time Warner going forward. Management believes that it is meaningful to present pro forma financial information based on the calendar year-end of the combined company to facilitate an analysis of the pro forma effects of the merger. You should read the information below in conjunction with the financial statements and accompanying notes of America Online and Time Warner that are incorporated by reference in this joint proxy statement-prospectus and with the unaudited pro forma consolidated information included under "Pro Forma Consolidated Condensed Financial Statements."

                          As of and for the As of and for the As of and for the
                          Six Months Ended   Year Ended June     Year Ended
                          December 31, 1999     30, 1999      December 31, 1999
                          ----------------- ----------------- -----------------
America Online
 Historical:
 Net income per common
  share:
  Basic..................      $ 0.20            $ 0.37            $ 0.47
  Diluted................        0.18              0.30            $ 0.40
 Cash dividends declared
  per common share.......         --                --                --
 Book value per common
  share..................        2.74              1.38              2.74
Time Warner Historical:
 Income per common share
  before extraordinary
  item:
  Basic..................      $ 0.94            $ 0.36            $ 1.51
  Diluted................        0.90              0.36              1.43
 Cash dividends declared
  per common share.......        0.09              0.18              0.18
 Book value per common
  share..................        6.90              5.73              6.90
AOL Time Warner--Pro
 Forma Combined:
 Loss per common share
  before extraordinary
  item...................      $(0.26)           $(1.10)           $(0.63)
 Cash dividends declared
  per common share(/1/)..         --                --                --
 Book value per common
  share..................       36.67             37.00             36.67
Time Warner Per Share
 Equivalent Pro Forma:
 Loss per common share
  before extraordinary
  item...................      $(0.39)           $(1.65)           $(0.95)
 Cash dividends declared
  per common share(/1/)..         --                --                --
 Book value per common
  share..................       55.01             55.50             55.01

--------
(/1/)AOL Time Warner does not currently intend to pay dividends on its common stock.

   The Time Warner per share equivalent pro forma data are calculated by multiplying the AOL Time Warner per share amounts by 1.5, the exchange ratio to AOL Time Warner common stock. The America Online per share equivalents remain unchanged, as the exchange ratio to AOL Time Warner common stock is one to one.

                                  RISK FACTORS

   In addition to the other information contained in or incorporated by reference into this joint proxy statement-prospectus, you should carefully consider the following risk factors in deciding whether to vote for adoption of the merger agreement.

Fluctuations in market prices may cause the value of the shares of AOL Time Warner stock that you receive to be less than the value of your shares of America Online stock or Time Warner stock.

   Upon completion of the merger, all shares of America Online stock and Time Warner stock will be converted into shares of AOL Time Warner stock. The ratios at which the shares will be converted are fixed, and there will be no adjustment for changes in the market price of either America Online common stock or Time Warner common stock. Any change in the price of either America Online common stock or Time Warner common stock will affect the value Time Warner stockholders and America Online stockholders will receive in the merger. America Online common stock has historically experienced significant volatility, and the value of the shares of AOL Time Warner stock received in the merger may go up or down as the market price of America Online common stock, or Time Warner common stock, goes up or down. Stock price changes may result from a variety of factors that are beyond the control of America Online and Time Warner, including changes in their businesses, operations and prospects, regulatory considerations and general market and economic conditions. Neither party is permitted to "walk away" from the merger or resolicit the vote of its stockholders solely because of changes in the market price of either party's common stock.

   The prices of America Online common stock and Time Warner common stock at the closing of the merger may vary from their respective prices on the date of this joint proxy statement-prospectus and on the dates of the special meetings. Because the date the merger is completed will be later than the dates of the special meetings, the prices of America Online common stock and Time Warner common stock on the dates of the special meetings may not be indicative of their respective prices on the date the merger is completed.

The combination of America Online and Time Warner to form an integrated media and communications company creates a new business model that the marketplace may have difficulty valuing.

   The market value of shares of common stock generally reflects a "multiple" of selected measures of financial performance, such as operating profits or earnings per share. The market price of shares of common stock of Internet companies, such as America Online, typically reflects a higher multiple of the underlying measures of financial performance than does the market price of shares of common stock of media companies, such as Time Warner. The multiple for shares of AOL Time Warner common stock may be similar to the multiple for shares of America Online common stock, or it may be similar to the multiple for shares of Time Warner common stock, or it may reflect a "blending" of the two. AOL Time Warner will be the first global, fully integrated media and communications company, and financial analysts and investors may have difficulty identifying and applying measures of financial performance that reflect the value of the combined company. As a result, shares of AOL Time Warner common stock may not achieve a valuation in the public trading market that fully reflects the true value of the combined company, including its synergies and benefits.

AOL Time Warner may fail to realize the anticipated benefits of the merger.

   The success of the merger will depend, in part, on the ability of AOL Time Warner to realize the anticipated growth opportunities and synergies from combining the businesses of America Online with the businesses of Time Warner. To realize the anticipated benefits of this combination, members of the management team of AOL Time Warner must develop strategies and implement a business plan that will:

  . effectively combine Time Warner's media, entertainment and news brands and its broadband delivery systems with America Online's interactive services, technology and infrastructure;

  . successfully use the anticipated opportunities for cross-promotion and sales of the products and services of Time Warner and America Online and for increasing revenues from advertising and e-commerce;

  . effectively and efficiently integrate the policies, procedures and operations of America Online and Time Warner;

  . successfully retain and attract key employees of the combined company, including operating management and key technical personnel, during a period of transition and in light of the competitive employment market; and

  . while integrating the combined company's operations, maintain adequate focus on the core businesses of AOL Time Warner in order to take advantage of competitive opportunities and to respond to competitive challenges.

   If members of the management team of AOL Time Warner are not able to develop strategies and implement a business plan that achieves these objectives, the anticipated benefits of the merger may not be realized. In particular, anticipated growth in revenue, earnings before interest, taxes and amortization, or "EBITA," earnings before interest, taxes, depreciation and amortization, or "EBITDA," and cash flow may not be realized, which would have an adverse impact on AOL Time Warner and the market price of shares of AOL Time Warner common stock.

Directors of America Online and Time Warner have potential conflicts of interest in recommending that you vote in favor of adoption of the merger agreement.

   A number of directors of America Online and a number of directors of Time Warner who recommend that you vote in favor of the adoption of the merger agreement have employment or severance agreements or benefit arrangements that provide them with interests in the merger that differ from yours. Following completion of the merger, Stephen M. Case, Chairman and Chief Executive Officer of America Online, will serve as Chairman of the Board of AOL Time Warner, and Robert W. Pittman, President and Chief Operating Officer of America Online, will serve as Co-Chief Operating Officer of AOL Time Warner. In addition, Gerald M. Levin, Chairman and Chief Executive Officer of Time Warner, will serve as Chief Executive Officer of AOL Time Warner, Richard D. Parsons, President of Time Warner, will serve as Co-Chief Operating Officer of AOL Time Warner and R.E. Turner, Vice Chairman of Time Warner will serve as Vice Chairman of AOL Time Warner.

   The receipt of compensation or other benefits in the merger, including the vesting of stock options and restricted stock, or the continuation of indemnification arrangements for current directors of America Online and Time Warner following completion of the merger, may influence these directors in making their recommendation that you vote in favor of the adoption of the merger agreement.

AOL Time Warner may be subject to adverse regulatory conditions.

   Before the merger may be completed, various approvals must be obtained from or notifications submitted to, among others, competition authorities in the United States and abroad, the Federal Communications Commission and numerous state and local authorities. Many of these governmental entities from whom approvals are required may attempt to condition their approval of the merger, or of the transfer to the combined company of licenses and other entitlements, on the imposition of certain regulatory conditions that may have the effect of imposing additional costs on AOL Time Warner or of limiting AOL Time Warner's revenues. In addition, the regulatory environment in which AOL Time Warner's businesses will operate is complex and subject to change, and adverse changes in that environment could have either of these adverse effects.

                              THE SPECIAL MEETINGS

Joint Proxy Statement-Prospectus

   This joint proxy statement-prospectus is being furnished to you in connection with the solicitation of proxies by each of America Online's and Time Warner's board of directors in connection with the proposed merger.

   This joint proxy statement-prospectus is first being furnished to
stockholders of America Online and Time Warner on or about [     ], 2000.

Date, Time and Place of the Special Meetings

   The special meetings are scheduled to be held as follows:

    For America Online stockholders:          For Time Warner stockholders:


             [      ], 2000                          [      ], 2000
         [  ] a.m., local time                    [  ] a.m., local time


         [__________]                                  [__________]

Purpose of the Special Meetings

   The special meetings are being held so that stockholders of each of America Online and Time Warner may consider and vote upon a proposal to adopt a merger agreement between America Online and Time Warner pursuant to which America Online and Time Warner will each become a wholly owned subsidiary of AOL Time Warner, and to transact any other business that properly comes before the special meetings or any adjournment or postponement of the special meetings. Adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

   If the stockholders of America Online and Time Warner adopt the merger agreement, upon completion of the merger:

  . each outstanding share of America Online common stock will be converted into one share of AOL Time Warner common stock;

  . each outstanding share of Time Warner common stock will be converted into 1.5 shares of AOL Time Warner common stock;

  . each outstanding share of Time Warner series LMCN-V common stock will be converted into 1.5 shares of AOL Time Warner series LMCN-V common stock having terms substantially identical to those of the Time Warner series LMCN-V common stock; and

  . each outstanding share of each series of Time Warner preferred stock will be converted into one share of a corresponding series of AOL Time Warner preferred stock having terms substantially identical to those of that series of Time Warner preferred stock, except that the voting rights and conversion ratio of the AOL Time Warner preferred stock will be adjusted to reflect the 1.5 conversion ratio between shares of Time Warner common stock and shares of AOL Time Warner common stock.

Stockholder Record Date for the Special Meetings

   America Online. America Online's board of directors has fixed the close of
business on [     ], 2000 as the record date for determination of America
Online stockholders entitled to notice of and to vote at the special meeting.
On the record date, there were [   ] shares of America Online common stock
outstanding, held by approximately [   ] holders of record.

   Time Warner. Time Warner's board of directors has fixed the close of
business on [   ], 2000 as the record date for determination of Time Warner stockholders entitled to notice of and to vote at the Time Warner special meeting. On the record date, there were:

  . [ ] shares of Time Warner common stock outstanding, held by approximately [ ] holders of record;

  . [ ] shares of Time Warner series E preferred stock outstanding, held by [ ] holders of record;

  . [ ] shares of Time Warner series F preferred stock outstanding, held by [ ] holders of record;

  . [ ] shares of Time Warner series I preferred stock outstanding, held by [ ] holders of record; and

  . [ ] shares of Time Warner series J preferred stock outstanding, held by [ ] holders of record.

Vote Required for Adoption of the Merger Agreement

   America Online. A majority of the outstanding shares of America Online common stock must be represented, either in person or by proxy, to constitute a quorum at the America Online special meeting. The affirmative vote of the holders of a majority of the outstanding shares of America Online's common stock outstanding as of the record date is required to adopt the merger agreement. At the America Online special meeting, each share of America Online common stock is entitled to one vote on all matters properly submitted to the America Online stockholders.

   As of the record date, America Online directors and executive officers and
their affiliates owned approximately [   ]% of the outstanding shares of
America Online common stock.

   Time Warner. A majority of the votes entitled to be cast at the Time Warner special meeting must be represented, either in person or by proxy, to constitute a quorum at the Time Warner special meeting. The affirmative vote of the holders of a majority of the voting power of shares of Time Warner common stock, Time Warner series E preferred stock, Time Warner series F preferred stock, Time Warner series I preferred stock and Time Warner series J preferred stock outstanding as of the record date, voting together as one group, is required to adopt the merger agreement. At the Time Warner special meeting:

  . each share of Time Warner common stock is entitled to one vote on all matters properly submitted to the Time Warner stockholders; and

  . each share of Time Warner series E preferred stock, Time Warner series F preferred stock, Time Warner series I preferred stock and Time Warner series J preferred stock is entitled to four votes on all matters properly submitted to the Time Warner stockholders.

   The holders of the Time Warner series LMCN-V common stock are not entitled to vote on the merger proposal.

   As of the record date, Time Warner directors and executive officers and their affiliates, including Mr. Turner, owned approximately [ ]% of the voting power of Time Warner capital stock entitled to vote at the Time Warner special meeting. Mr. Turner and his affiliates who are parties to the voting agreement with America Online have agreed to vote substantially all their shares of Time Warner common stock in favor of the adoption of the merger agreement. Shares of Time Warner common stock owned by Mr. Turner and his affiliates represent approximately [ ]% of the voting power of Time Warner capital stock entitled to vote at the Time Warner special meeting.

Proxies

   All shares of America Online common stock represented by properly executed proxies or voting instructions received before or at the America Online special meeting and all shares of Time Warner common stock and preferred stock represented by properly executed proxies or voting instructions received before or at the Time Warner special meeting will, unless the proxies or voting instructions are revoked, be voted in accordance with the instructions indicated on those proxies or voting instructions. If no instructions are indicated on a properly executed proxy card or voting instructions, the shares will be voted FOR adoption of the merger agreement. You are urged to mark the box on the proxy card to indicate how to vote your shares. A Time Warner stockholder of record may not appoint more than three persons to act as his or her proxy at the Time Warner special meeting.

   If a properly executed proxy card or voting instruction is returned and the stockholder has abstained from voting on adoption of the merger agreement, the America Online common stock or Time Warner common stock or preferred stock represented by the proxy or voting instructions will be considered present at the special meeting for purposes of determining a quorum, but will not be considered to have been voted in favor of adoption of the merger agreement. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares. If an executed proxy card is returned by a broker or bank holding shares which indicates that the broker or bank does not have discretionary authority to vote on adoption of the merger agreement, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted in favor of adoption of the merger agreement. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

   Because adoption of the merger agreement requires, in the case of America Online, the affirmative vote of at least a majority of the shares of America Online's common stock outstanding on the record date and, in the case of Time Warner, the affirmative vote of the holders of a majority of the voting power of the shares of Time Warner common stock and Time Warner preferred stock outstanding on the record date, voting together as one group, abstentions, failures to vote and broker non-votes will have the same effect as a vote against adoption of the merger agreement.

   The America Online special meeting or the Time Warner special meeting may be adjourned or postponed, including by their respective chairmen, in order to permit further solicitation of proxies. No proxy voted against the proposal to adopt the merger agreement will be voted on any proposal to adjourn or postpone the special meeting that is submitted to the stockholders for a vote.

   Neither America Online nor Time Warner expects that any matter other than adoption of the merger agreement will be brought before its special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is withheld on the proxy card.

   A stockholder may revoke his or her proxy at any time before it is voted by:

  . notifying in writing the Corporate Secretary of America Online, Inc. at 22000 AOL Way, Dulles, Virginia 20166, if you are an America Online stockholder, or the Secretary of Time Warner Inc. at 75 Rockefeller Plaza, New York, New York 10019, if you are a Time Warner stockholder;

  .  granting a subsequently dated proxy; or

  . appearing in person and voting at the special meeting if you are a holder of record.

   Attendance at the special meeting will not in and of itself constitute revocation of a proxy.

Voting Electronically or by Telephone

   Because Delaware, the state in which both America Online and Time Warner are incorporated, permits electronic submission of proxies through the Internet or by telephone, instead of submitting proxies by mail on the enclosed proxy card or voting instructions, many stockholders will have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether your shares are registered in your company's stock records in your name or in the name of a brokerage firm or bank. Stockholders should check their proxy card or voting instructions forwarded by their broker, bank or other holder of record to see which options are available.

   The Internet and telephone procedures described below for submitting your proxy or voting instructions are designed to authenticate stockholders' identities, to allow stockholders to have their shares voted and to confirm that their instructions have been properly recorded. We have been advised by counsel that the procedures that have been put in place are consistent with the requirements of Delaware law. Stockholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the stockholder.

   America Online holders of record may submit their proxies:

  . through the Internet by visiting a website established for that purpose at http://www.eproxyvote.com/aol and following the instructions; or

  .  by telephone by calling the toll-free number 1-877-PRX-VOTE (1-877-779-
     8683) and following the recorded instructions. Stockholders residing outside the United States can call collect on a touch-tone phone 1-201-536-8073 and follow the recorded instructions.

   Time Warner holders of record may submit their proxies:

  . through the Internet by visiting a website established for that purpose at http://www.eproxyvote.com/twx and following the instructions; or

  . by telephone by calling the toll-free number 1-800-840-1208 in the United States, Canada or Puerto Rico on a touch tone phone and following the recorded instructions.

Solicitation of Proxies

   America Online and Time Warner will equally share the expenses incurred in connection with the printing and mailing of this joint proxy statement-prospectus. America Online has retained Corporate Investor Communications, Inc., for a fee of $20,000 plus additional charges related to telephone calls and other services, to assist in the solicitation of proxies. Time Warner has retained D.F. King & Co., at an estimated cost of $15,000 plus reimbursement of expenses, to assist in the solicitation of proxies. America Online, Time Warner and their respective proxy solicitors will also request banks, brokers and other intermediaries holding shares of America Online or Time Warner common stock beneficially owned by others to send this joint proxy statement-prospectus to, and obtain proxies from, the beneficial owners and will reimburse the holders for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, telegram and other electronic means, advertisements and personal solicitation by the directors, officers or employees of America Online and Time Warner. No additional compensation will be paid to directors, officers or employees for such solicitation.

   You should not send in any stock certificates with your proxy card. A transmittal letter with instructions for the surrender of stock certificates will be mailed to you as soon as practicable after completion of the merger.

                                   THE MERGER

   This section of the joint proxy statement-prospectus describes material aspects of the proposed merger, including the merger agreement, the stock option agreements and the voting agreement. While we believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. You should read this entire joint proxy statement-prospectus and the other documents we refer to carefully for a more complete understanding of the merger. In addition, we incorporate important business and financial information about each of us into this joint proxy statement-prospectus by reference. You may obtain the information incorporated by reference into this joint proxy statement-prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" that begins on page 131 of this joint proxy statement-prospectus.

Background of the Merger

   In September 1999, Stephen M. Case, Chairman and Chief Executive Officer of America Online, and Gerald M. Levin, Chairman and Chief Executive Officer of Time Warner, participated in a meeting of media and technology executives at the Global Business Dialogue on E-Commerce in Paris. Later in September, Messrs. Case and Levin participated in a number of meetings at the Fortune Global Forum and related events, which took place in Shanghai and Beijing. During the time they spent together at these conferences, Messrs. Case and Levin discussed a variety of topics related to their businesses. They did not, however, discuss the possibility of combining their businesses.

   In mid-October, Mr. Case spoke with Mr. Levin to suggest that they consider a business combination involving America Online and Time Warner. Mr. Case proposed that the combination be accomplished through a stock-for-stock merger of equals. In addition, Mr. Case proposed that he would serve as chairman of the combined company and that Mr. Levin would serve as chief executive officer of the combined company. On October 25, 1999, Messrs. Case and Levin had another conversation to discuss further these matters.

   On November 1, 1999, Messrs. Case and Levin met for dinner and continued their discussion about a possible business combination, elaborating on the mutual strategic benefits of a merger of equals and discussing the structure and implementation of a business combination. That discussion included a reaffirmation of the fundamental principles of the business combination first outlined in the mid-October conversation, and ended with a mutual intention to pursue discussions further.

   In conjunction with the initial discussions, the companies began consulting with various financial and legal advisors about issues raised in the discussions among their executives. America Online retained Salomon Smith Barney as its financial advisor and Simpson Thacher & Bartlett and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., as its legal counsel. Time Warner retained Morgan Stanley as its financial advisor and Cravath, Swaine & Moore as its legal counsel. Working with these advisors, America Online and Time Warner began conducting their due diligence investigations using publicly available materials and began analyses of a possible combination. These consultations continued throughout the remaining merger discussions.

  Following the November 1, 1999 dinner meeting between Messrs. Case and Levin, Kenneth J. Novack, Vice Chairman of America Online, and Miles Gilburne, then the Senior Vice President, Corporate Development of America Online, had several telephone conversations with Richard J. Bressler, Chairman and Chief Executive Officer of Time Warner Digital Media, to discuss the structure and implementation of a stock-for-stock merger of America Online and Time Warner. Over the next two months, Messrs. Novack and Bressler had periodic telephone conversations to discuss the proposed combination.

   On November 9, 1999, Messrs. Novack, Gilburne and Bressler met to continue to discuss the strategic rationale for a merger, the appropriate exchange ratio and the governance and management structure of the resulting entity. The discussions remained at a general level, and no agreement regarding the specific terms of a possible stock-for-stock merger was reached.

   Following the November 9, 1999 meeting, Messrs. Novack and Bressler engaged in numerous telephone discussions concerning a potential merger, culminating in another meeting among Messrs. Novack, Gilburne and Bressler in New York on November 16, 1999. During that meeting, there were again discussions, but no agreement, about an appropriate exchange ratio and a governance and management structure for the merged entity.

   On November 17, 1999, Mr. Case met with R. E. Turner, the Vice Chairman of Time Warner, to discuss the potential merger and its strategic rationale. Later in the day, Messrs. Case and Levin met and discussed possible exchange ratios, but they concluded the meeting at an impasse. The parties determined at this point to discontinue discussions about a possible combination.

   Mr. Novack and Mr. Bressler spoke by telephone on or about December 8, 1999, concerning the companies' relative market performance and the possibility of holding a meeting the following week to renew discussions. On December 10, 1999, America Online and Time Warner entered into a confidentiality agreement which contained customary standstill provisions. On December 13, 1999, Mr. Novack and a representative of Salomon Smith Barney met with Mr. Bressler and a representative of Morgan Stanley in New York to discuss possible structures for a transaction and pricing terms, including exchange ratios and whether a collar would be used. The meeting concluded without agreement.

   On the morning of December 23, 1999, Mr. Novack, and J. Michael Kelly, Chief Financial Officer of America Online, and a representative of Salomon Smith Barney met in Boston with Richard D. Parsons, President of Time Warner, Mr. Bressler and a representative of Morgan Stanley to continue discussions regarding a possible transaction. The exchange ratio for a possible merger was again discussed, but the parties' positions were not materially different than before, although alternative structures were discussed. The meeting concluded with no agreement on terms of a possible combination and no additional meetings or discussions were scheduled.

   On January 5, 2000, Mr. Bressler and Mr. Novack renewed contact in a telephone conversation. On January 6, 2000, Mr. Novack telephoned Mr. Bressler to invite Mr. Levin and him to meet at Mr. Case's home in Virginia that evening. The four met that evening for approximately five hours to discuss the principal terms of a transaction. Messrs. Case and Levin agreed to fix the ratio for exchanging shares of common stock of Time Warner for shares of common stock of the combined company at 1.5 to 1, and they agreed in principle on other principal terms of the merger, subject to the approval of each company's board of directors and negotiation of definitive agreements.

   Beginning on January 7, 2000, America Online, Time Warner and their respective advisors intensified due diligence activities, communications coordination and preparation of definitive documentation. On January 8 and 9, 2000, representatives of America Online, Time Warner and their respective advisors met to conduct due diligence, negotiate the merger agreement and related agreements, and plan and prepare for the announcement of the merger. These activities continued throughout the weekend, with negotiations on the merger agreement continuing through the evening of January 9, 2000.

   On January 9, 2000, the board of directors of Time Warner met beginning at 2:00 p.m. at the offices of Cravath, Swaine & Moore to consider the proposed transaction. At this meeting, Mr. Levin and other members of management reviewed the transaction with the board, including the strategic reasons for the proposed transaction, the principal terms of the proposed transaction, a financial review of the proposed transaction, a review of America Online's financial condition and business operations and the results of Time Warner's due diligence review.

   Time Warner's internal legal counsel and representatives of Cravath, Swaine & Moore discussed the board's fiduciary duties in considering a strategic business combination and further discussed the terms of the merger agreement and related documents. Representatives of Morgan Stanley presented to Time Warner's board of directors a summary of its analyses on the strategic rationale for and financial analyses related to the proposed transaction. In addition, Morgan Stanley delivered its opinion that the ratio for exchanging shares of Time Warner common stock and series common stock for shares of common stock and series common stock of

AOL Time Warner pursuant to the merger agreement was fair, from a financial point of view, to holders of Time Warner's common stock and series common stock. Upon completing its deliberations, the board of directors of Time Warner unanimously approved the merger agreement and the related agreements and the transactions contemplated by those agreements, declared them advisable and resolved to recommend that Time Warner's stockholders adopt the merger agreement.

   Also on January 9, 2000, the board of directors of America Online met beginning at 5:00 p.m. at the offices of Simpson Thacher & Bartlett to consider the proposed transaction. Dr. Thomas Middelhoff, Chairman and Chief Executive Officer of Bertelsmann, AG, chose not to participate in the meeting due to the potential conflict between the interests of America Online and Bertelsmann AG on whether to approve the proposed transaction. At this meeting, Mr. Case and other members of management reviewed the transaction with the board, including the strategic reasons for the proposed transaction, the principal terms of the proposed transaction, a financial review of the proposed transaction, a review of Time Warner's financial condition and business operations and the results of America Online's due diligence review.

   America Online's internal legal counsel and representatives of Simpson Thacher & Bartlett discussed the board's fiduciary duties in considering a strategic business combination and further discussed the terms of the merger agreement and related documents. Representatives of Salomon Smith Barney presented to America Online's board of directors a summary of its analyses on the strategic rationale for and financial analyses related to the proposed transaction. In addition, Salomon Smith Barney delivered its opinion that the ratio for exchanging shares of Time Warner common stock for shares of common stock of AOL Time Warner contemplated by the merger agreement was fair, from a financial point of view, to America Online. Upon completing its deliberations, the board of directors of America Online, by action of those present at the meeting, unanimously approved the merger agreement and related agreements and the transactions contemplated by those agreements, declared them advisable and resolved to recommend that America Online's stockholders adopt the merger agreement.

   At the conclusion of the respective board meetings, the boards of directors of America Online and Time Warner had a brief telephone conference call.

   After negotiation of the final terms of the merger agreement and related agreements, representatives of America Online and representatives of Time Warner executed the agreements. In addition, Mr. Turner and certain of his affiliates entered into a voting agreement with America Online pursuant to which they agreed to vote substantially all of their shares of common stock of Time Warner in favor of adoption of the merger agreement.

   On the morning of January 10, 2000, America Online and Time Warner issued a joint press release announcing the proposed merger of America Online and Time Warner.

America Online's Reasons for the Merger

   America Online's merger with Time Warner will create the world's first fully integrated Internet-powered media and communications company. America Online's board of directors believes that AOL Time Warner will be uniquely positioned to expand the interactive medium's penetration into consumers' everyday lives-- creating major new opportunities to deliver value to stockholders. By combining the leading interactive services and media companies, AOL Time Warner will advance the strategic goals of America Online and Time Warner and will provide the potential for stronger operating and financial results than either company could achieve on its own.

   America Online's Internet resources will drive the digital transformation of Time Warner's divisions, and Time Warner's resources will advance the development of next-generation broadband and AOL Anywhere services, as well as build subscription and advertising and e-commerce growth throughout America Online's brands and products. With leading global brands, cost-efficient infrastructure, technological expertise and a shared vision for the Internet age, the two companies' complementary assets will act as catalysts to accelerate the growth of both subscription and advertising/e-commerce revenues, while also creating new business opportunities.

   America Online's success has been guided by the principle that mass market consumers seek convenience, ease-of-use and trusted brands in their Internet experience. AOL Time Warner will have an unmatched ability to provide these through a full range of interactive services delivered across current and emerging platforms. The combined company will be able to lead the next wave of Internet growth as interactivity extends beyond the personal computer to the television, wireless telephone and personal organizers, as well as other Internet-enabled devices--allowing consumers to access the Internet from anywhere and at anytime, and making the interactive experience even more convenient and valuable to them.

   America Online's board of directors believes that AOL Time Warner will be the Internet company most capable of covering so many aspects and so many hours of consumers' lives daily, thereby becoming increasingly integral and valuable to mass market consumers.

   America Online's board of directors believes the following are key specific reasons that the merger will be beneficial to America Online and in the best interest of its stockholders:

   Create a Portfolio of World-Class Consumer Brands and Advance Multiple-Brand Strategy. The board of directors of America Online believes that combining with Time Warner will dramatically advance America Online's multiple-brand strategy. Time Warner's leading global consumer brands cover the full spectrum of media entertainment and information--reaching from broadcast and cable television to film, music, publishing and the Internet. Together with America Online's family of premier interactive brands, the combined company will have a valuable portfolio of brands to deliver to consumers over multiple platforms.

   Grow E-Commerce and Advertising Opportunities and Accelerate Multiple Revenue Stream Strategy. The board of directors of America Online believes the merger will advance America Online's strategy of multiple revenue streams by combining with Time Warner, which has grown its revenues across three major areas that reinforce America Online's: subscriptions, advertising and e-commerce and content. Putting together Time Warner's content properties with America Online's Internet and e-commerce infrastructure, AOL Time Warner will be able to create and distribute e-commerce products and services based on film, cable, broadcast, music, publishing and media properties. Recent successful collaborations to promote "Austin Powers: The Spy Who Shagged Me" with AOL MovieFone and on "You've Got Mail" with Warner Bros. are small examples of what can be achieved in cross-promotion. The merger also will expand the opportunities for advertising across platforms and brands, including interactive properties, publishing, cable and broadcast television.

   Advance AOL Anywhere Strategy to Extend and Enhance Communication and Convenience through Next- Generation Technology. The board of directors of America Online believes that combining with Time Warner will advance America Online's utilization of technology to extend and enhance its AOL Anywhere strategy to expand Internet communication, interactivity and convenience to devices beyond the personal computer. Time Warner's cable systems will expand the broadband delivery systems for America Online's interactive services and act as a catalyst for the development of AOL Plus--America Online's next generation multi-media/interactive services to personal computers. The combination also will further America Online's AOL Anywhere strategy of extending its interactive brands with their hallmark convenience and ease-of-use to new devices through television, wireless telephone and personal organizers as well as other companion devices. The merger also will provide a communications platform that gives AOL Time Warner the capability to offer instant messaging products and local telephony over cable systems.

   Create Substantial Operating Synergies and New Business Opportunities. The board of directors of America Online believes that the combined company will benefit from substantial operating synergies as well as major new business opportunities. The following are representative potential cost synergies and revenue growth opportunities from the combination with Time Warner:

  . revenue opportunities and synergies in areas such as advertising by providing companies "one-stop" shopping for their online as well as print and broadcast media advertising campaigns;

  . increased subscriber growth through cross promotion and marketing opportunities between Time Warner's brands and content and America Online's brands and interactive services;

  . efficiency in marketing across different platforms and distribution systems, including cable, publishing and interactive services;

  . cost synergies in areas such as technology and network infrastructure, direct mail and interactive marketing, use of "evergreen" billing systems, sales forces and other corporate services; and

  . cost efficiencies in launching and operating interactive extensions of Time Warner brands.

   In all, management estimated for the board of directors of America Online that total EBITDA synergies would be approximately $1 billion in the first full year of operations, producing an EBITDA growth rate of approximately 30% in that first year. It is anticipated that the combined company will have a revenue base in excess of $40 billion and EBITDA of approximately $11 billion, including synergies, in the first full year.

   The board of directors also took note of the fact that the merger is with a long-time business partner of America Online with a proven history of successful collaborations, including cross-promotion and marketing activities between the two companies. Both companies also have management teams with demonstrated ability to manage the integration process of major business combinations.

   Information and Factors Considered by the America Online Board of
Directors. In connection with its approval of the merger, its determination that the merger is fair to and in the best interest of America Online's stockholders and its recommendation that stockholders adopt the merger agreement, the board of directors of America Online consulted with its legal advisors, including its General Counsel and representatives of Simpson Thacher & Bartlett, outside counsel on the transaction, regarding the duties of the members of the board, as well as with members of management and its financial advisor. The America Online board also considered the following material information and factors in reaching its determination to approve the merger, to conclude that the merger is fair to and in the best interest of America Online's stockholders, and to recommend that stockholders adopt the merger agreement:

  .  the reasons described under "--America Online's Reasons for the Merger;"

  . the exchange ratios being used in the merger and the resulting continuing 55% ownership interest in AOL Time Warner by America Online's stockholders and the history of the negotiations between America Online and Time Warner;

  . presentations by senior members of America Online's management regarding the strategic advantages of combining with Time Warner, operational aspects of the transaction, and the results of management's operational and legal due diligence review;

  . historical information concerning America Online's and Time Warner's respective businesses, financial performance and condition, operations, technology, management, competitive position, and stock performance;

  . America Online management's view as to the financial condition, results of operations and businesses of America Online and Time Warner before and after giving effect to the merger based on management's due diligence and publicly available earnings estimates;

  . the strategic fit of America Online and Time Warner, including the belief that the merger has the potential to enhance stockholder value through the numerous growth opportunities and synergies resulting from combining the two companies' complementary strengths and assets, including additional opportunities for e-commerce, growth in subscribers, cross-promotions, and operating efficiencies;

  . the opportunities and alternatives available to America Online if the merger were not to be undertaken, including pursuing an acquisition of or business combination or joint venture with entities other than Time Warner and the conclusion that a combination with Time Warner is expected to yield greater benefits and is more feasible than the alternatives;

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  .  the analyses and presentation of Salomon Smith Barney on the financial aspects of the proposed merger, and their written opinion to the effect that, as of January 9, 2000, and based on and subject to the various considerations set forth in its opinion, the exchange ratio of AOL Time Warner common stock for shares of Time Warner common stock was fair from a financial point of view to America Online;

  . the terms and conditions of the merger agreement, stock option agreements and voting agreement, including the fact that the exchange ratios are fixed, the agreement of R.E. Turner and certain of his affiliates to vote in favor of the merger, the limitations on the interim business operations of each of America Online and Time Warner, the conditions to consummation of the merger, the right of the parties to the merger agreement, under certain circumstances, to respond to, evaluate and negotiate with respect to other business combination proposals, the circumstances under which the merger agreement could be terminated and the size and impact of termination fees associated with a termination; the grant of reciprocal options to purchase shares of common stock by each company, as well as the advice of America Online's financial and legal advisors that these provisions were reasonable in the context of the transaction;

  . the corporate governance arrangements established for the transaction, including the board composition, designation of key senior management and the establishment of an integration committee, which are designed to promote the continuity of management from each company and smooth integration of the businesses;

  . the fact that the merger likely will be completed, including the likelihood that the merger will receive the necessary regulatory approvals;

  . the expected tax treatment of the merger for U.S. federal income tax purposes;

  . the accounting treatment of the transaction as a "purchase" transaction, including the goodwill that will be recorded on the financial statements of AOL Time Warner; and

  . the interests of the officers and directors of America Online and Time Warner in the merger, including the matters described under "--Interests of Certain America Online Directors and Executive Officers in the Merger," and the impact of the merger on America Online's stockholders, customers and employees.

   The America Online board also considered the potential adverse consequences of other factors on the proposed merger, including:

  . the challenges of combining the businesses, assets and workforces of two major companies and the risks of not achieving the expected operating efficiencies or growth;

  . the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger; and

  .  the risk that the merger will not be consummated.

   This discussion of the information and factors considered by the America Online board is not intended to be exhaustive, but includes the material factors considered. The America Online board did not assign particular weight or rank to the factors it considered in approving the merger. In considering the factors described above, individual members of the America Online board may have given different weight to various ones. The America Online board considered all these factors as a whole, and overall considered them to be favorable to and to support its determination.

Time Warner's Reasons for the Merger

   The board of directors of Time Warner believes that the combination of Time Warner and America Online will create a preeminent global company that, for the first time, will fully integrate traditional and new media

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

and communications businesses and technologies. The combined company, AOL Time Warner, will be uniquely positioned to deliver branded information, entertainment and communications services across rapidly converging media platforms and to take full advantage of the emergence of the Internet and the ongoing digital revolution.

   In reaching the conclusion that the combination of Time Warner and America Online is in the best interests of Time Warner and its stockholders, the board of directors of Time Warner consulted with senior members of Time Warner's management team regarding the strategic and operational aspects of the merger and the results of the due diligence efforts undertaken by management. In addition, the board of directors of Time Warner consulted with representatives of Morgan Stanley, financial advisor to Time Warner, regarding selected financial aspects of America Online's business and future prospects and challenges facing Internet businesses in general and America Online in particular, as well as the fairness, from a financial point of view, to Time Warner's holders of common stock and series common stock of the proposed ratio for exchanging shares of Time Warner common stock or series common stock for shares of AOL Time Warner common stock or series common stock. The board of directors of Time Warner also consulted with Time Warner's internal counsel and with representatives of Cravath, Swaine & Moore, outside counsel to Time Warner, regarding the duties of the members of the board of directors, legal due diligence matters and the terms of the merger agreement and related agreements. In considering the information provided by senior members of Time Warner's management team, representatives of Morgan Stanley and representatives of Cravath, Swaine & Moore, in analyzing the terms of the merger agreement, and in coming to its endorsement of the merger, the board of directors of Time Warner considered a variety of factors, a number of which are summarized below.

   Strategic Advantages. The board of directors of Time Warner reviewed presentations from senior members of Time Warner's management team regarding the strategic advantages of the combination of Time Warner and America Online. The Time Warner board of directors considered management's view that the combination of Time Warner's world-class media brands, subscriber bases and technologically advanced broadband delivery systems with America Online's renowned consumer online brands, subscriber base and extensive Internet infrastructure and expertise will provide AOL Time Warner with strengths and synergies in all its businesses. The Time Warner board considered management's view that AOL Time Warner's multiple brands, vast array of content, extensive infrastructure and strong distribution capabilities will provide it with a greater capacity to capitalize on and propel the convergence of media, entertainment and communications than Time Warner, or America Online, alone. The Time Warner board of directors also considered the strategic benefits of combining Time Warner's broadband infrastructure with America Online's established success in managing consumer migration online. The Time Warner board of directors also noted that this strategic combination would accelerate the digital transformation of Time Warner by infusing all of Time Warner's businesses with a heightened digital focus.

   Potential for Growth. The board of directors of Time Warner considered the view of senior members of Time Warner's management team that the combination of Time Warner and America Online is expected to strengthen the ability of these companies to generate growth in revenue, earnings before interest, taxes and amortization, or "EBITA," earnings before interest, taxes, depreciation and amortization, or "EBITDA," and cash flow. In particular, the Time Warner board of directors considered management's view that:

  . America Online's extensive Internet infrastructure is expected to provide a new and expanding distribution medium for Time Warner's popular brands, thereby giving its content businesses increased access to the consumer; and

  . Time Warner's advanced broadband delivery systems are expected to provide an important distribution platform for America Online's interactive services, which is expected to result in incremental subscriber growth.

   In addition, the Time Warner board noted management's view that:

  . in the music business, AOL Time Warner will bring together Time Warner's prestigious labels and roster of established and new artists with America Online's established e-commerce capabilities, and

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

  . in the publishing business, cross-marketing opportunities between Time Warner's prominent brands and America Online's interactive services are expected to provide new opportunities for subscriber growth.

   Finally, the Time Warner board considered management's view that AOL Time Warner will have enhanced advertising and revenue potential due to its ability to offer promotional packages that include both traditional and online components.

   Strengthened International Position. The board of directors of Time Warner considered the view of senior members of Time Warner's management team that the combination of Time Warner's strong international presence with America Online's global interactive services, will further strengthen the combined company's position in the international marketplace.

   Increased Benefits for Consumers. The board of directors of Time Warner reviewed the potential for the combination of Time Warner and America Online to provide increased benefits for consumers. The Time Warner board of directors considered the view of senior members of Time Warner's management team that, through the combination of Time Warner's programming capabilities with America Online's Internet capabilities, AOL Time Warner is expected to be able to provide consumers with enhanced access to a broad selection of high quality content and interactive services. The Time Warner board of directors also considered management's view that, through the cooperative efforts of employees with creative and journalistic talents and employees with technological expertise, AOL Time Warner is expected to offer new and innovative products and services that are particularly suited to interactive media.

   America Online's Business and Technology Infrastructure. In evaluating the combination of Time Warner and America Online, the board of directors of Time Warner considered information and analyses regarding the financial condition and results of operations of America Online. The Time Warner board of directors also considered information regarding America Online's Internet capacity and capabilities. Finally, the Time Warner board of directors considered information regarding prospects of and challenges facing Internet businesses in general and America Online in particular, including the view that the future of the Internet will be determined by companies that are able to take advantage of the distribution channels created by the Internet through providing compelling entertainment and informational content.

   Expected Impact of the Combination. The board of directors of Time Warner noted that the combination of Time Warner and America Online is expected to strengthen the financial condition of both Time Warner and America Online. The Time Warner board of directors also noted that the combination of Time Warner and America Online would be accounted for as a purchase transaction.

   Opinion of Morgan Stanley. The board of directors of Time Warner reviewed a detailed presentation by representatives of Morgan Stanley regarding the financial aspects of the proposed combination of Time Warner and America Online, including the ratio of exchanging shares of Time Warner common stock and series common stock for shares of AOL Time Warner common stock and series common stock. The board of directors of Time Warner considered the opinion of Morgan Stanley that the ratio for exchanging shares of Time Warner common stock or series common stock for shares of AOL Time Warner common stock or series common stock pursuant to the merger agreement was fair, from a financial point of view, to the holders of common stock and series common stock of Time Warner.

   Ratio of Exchanging Shares of Time Warner Common Stock for Shares of AOL Time Warner Common Stock. The board of directors of Time Warner considered the fact that the proposed ratio of exchanging shares of common stock of Time Warner for shares of common stock of AOL Time Warner would provide Time Warner's stockholders with a substantial premium as compared to Time Warner's and America Online's stock market prices at the time of execution of the merger agreement.

   The board of directors of Time Warner considered the fact that the value of the consideration to be received by holders of Time Warner's common stock could change depending upon the performance of

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


America Online's common stock between the time of the execution of the merger agreement and the time of the completion of the merger, together with the fact that the multiple of underlying measures of financial performance reflected in the market price of America Online common stock differed from the multiple reflected in the market price of Time Warner common stock. The Time Warner board of directors also considered the fact that the merger agreement does not contain any provisions that limit the effect of declines in the market price of common stock of America Online prior to the completion of the merger on the value of the consideration to be received by holders of common stock of Time Warner in the merger. The Time Warner board of directors considered the absence of these provisions to be acceptable in the context of a "merger of equals" in which each of America Online and Time Warner will have the right to designate half of the directors of AOL Time Warner to serve for the first year after the merger is completed and the senior management of AOL Time Warner will be comprised of executive officers of both Time Warner and America Online and noted that, while the absence of these provisions exposes Time Warner stockholders to some market risk, the risk is mitigated by several factors. Holders of Time Warner's common stock will participate in any appreciation in the value of America Online's common stock between the time of the execution of the merger agreement and the time of the completion of the merger. In addition, any protection against declines in the market price of America Online's common stock would likely be coupled with a cap on the benefit Time Warner's stockholders would enjoy as a result of increases in the market price of America Online's common stock.

   Continuing Equity Interest of Time Warner Stockholders in AOL Time
Warner. The board of directors of Time Warner considered the fact that, by providing for the exchange of shares of common stock of Time Warner for shares of common stock of AOL Time Warner, the merger agreement provides for holders of Time Warner's common stock to participate in the value that may be generated by the combination of Time Warner and America Online through their continued equity participation in AOL Time Warner, while realizing through the exchange of shares a premium for their Time Warner shares, based on stock market prices at the time of execution of the merger agreement, and while obtaining tax-free treatment. The Time Warner board of directors also noted that the proposed ratio of exchanging shares of Time Warner common stock for shares of AOL Time Warner common stock would result in holders of Time Warner's common stock receiving a significant equity stake in AOL Time Warner, equal to approximately 45% of the common stock of AOL Time Warner after completion of the merger on a fully diluted basis.

   Corporate Governance Arrangements. The board of directors of Time Warner noted that the merger agreement is structured as a "merger of equals" and provides that the board of directors of AOL Time Warner will initially consist of sixteen individuals, eight of whom will be designated by America Online and eight of whom will be designated by Time Warner. In addition, the Time Warner board of directors noted that the merger agreement provides that Stephen M. Case, the Chairman of the Board and Chief Executive Officer of America Online, will initially serve as Chairman of the Board of AOL Time Warner, and Gerald M. Levin, the Chairman and Chief Executive Officer of Time Warner will initially serve as Chief Executive Officer of AOL Time Warner. The Time Warner board of directors also noted that the affirmative vote of 75% of the members of the board of directors of AOL Time Warner will be required to change the size of the board of directors and that, until December 31, 2003, the affirmative vote of 75% of the members of the board of directors of AOL Time Warner will be required to remove the chairman or chief executive officer. The Time Warner board of directors concluded that these arrangements would reasonably assure the continuity of the management of AOL Time Warner following completion of the merger and allow a strong management team drawn from both Time Warner and America Online to work together to integrate the two companies.

   Alternatives to the Merger. The board of directors of Time Warner considered information presented by senior members of Time Warner's management team that, in seeking a digital transformation of Time Warner, they had explored alternatives to the proposed combination of Time Warner and America Online, including the internal development of an Internet distribution infrastructure and growth through acquisitions. The Time Warner board of directors also considered the view of senior members of Time Warner's management team that the combination of Time Warner with America Online provides Time Warner with an extensive Internet distribution infrastructure in a relatively brief period of time and cost-effective manner. In addition, the Time Warner board of directors considered management's view that the combination of Time Warner and America Online accelerates Time Warner's Internet distribution plan by several years and provides significant cost

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

savings with greater distribution capabilities, opportunities for cross-marketing products and potential to offer consumers new and innovative products than would other potential avenues for exploiting the potential of the Internet.

   Integration of Time Warner and America Online. The board of directors of Time Warner considered the fact that the combination of the businesses of Time Warner and America Online would be challenging, and the success of the combination is not certain. The Time Warner board of directors noted, however, that the management teams of Time Warner and America Online have a shared vision of the potential created by the combination of traditional and new media. The Time Warner board of directors further noted that the businesses of both Time Warner and America Online are based, in part, on the acquisition and retention of subscribers. In addition, the Time Warner board of directors noted that both management teams share a consumer and marketing focus, a new media interactive service orientation and a sense of social commitment and responsibility. The Time Warner board of directors then noted that these similarities in experiences and views are likely to facilitate the efforts of the management teams of Time Warner and America Online to integrate their businesses effectively and efficiently.

   Conditions, Termination Provisions, Termination Fee. The board of directors of Time Warner reviewed the conditions to the completion of the merger and the circumstances under which Time Warner or America Online would have the right to terminate the merger agreement. In addition, the Time Warner board of directors reviewed the provisions of the merger agreement that prohibit each of Time Warner and America Online from soliciting any proposal or offer regarding any acquisition of Time Warner or America Online, as the case may be. The board of directors of Time Warner also reviewed the provisions of the merger agreement that require the board of directors of each of Time Warner and America Online to recommend adoption of the merger agreement by the stockholders of Time Warner or America Online, as the case may be, and prohibit the board of directors of each of Time Warner and America Online from withdrawing or modifying its recommendation unless, subject to specified conditions, it has received an unsolicited acquisition proposal which would, if completed, result in a transaction that is more favorable to its stockholders than the merger and which is reasonably capable of being completed. The Time Warner board of directors also reviewed the various amounts that might be payable in the event the merger agreement is terminated under specified circumstances. The Time Warner board of directors noted that while these provisions could have an impact on a third party considering an unsolicited acquisition proposal for Time Warner, the provisions were reasonably necessary to protect both Time Warner's and America Online's interests in the context of the proposed merger. In addition, the Time Warner board of directors found reasonable the views of its legal and financial advisors that the fees were within the range of fees payable in comparable transactions and would not be expected to preclude an unsolicited acquisition proposal for Time Warner.

   Option Agreements and Voting Agreement. The board of directors of Time Warner also considered the terms of the option agreements to be entered into by Time Warner and America Online in connection with the merger agreement and their potential impact on a third party considering an unsolicited acquisition proposal for Time Warner. The Time Warner board of directors noted that America Online had specified that an agreement to enter into the option agreements was a condition to entering into the merger agreement. The Time Warner board of directors also noted that the option agreements would have largely an accounting impact on the structure of an unsolicited acquisition proposal for Time Warner, and it found reasonable the views of its legal and financial advisors that the agreements would not be expected to preclude an unsolicited acquisition proposal for Time Warner. In addition, the Time Warner board of directors considered the terms of the voting agreement to be entered into by Mr. Turner in connection with the merger agreement. The Time Warner board of directors noted that, under the voting agreement, Mr. Turner would agree to vote substantially all of his shares of common stock of Time Warner, representing approximately 9% of the outstanding shares, in favor of adoption of the merger agreement.

   Regulatory Matters. In addition to considering the various conditions that must be satisfied prior to the completion of the merger, the board of directors of Time Warner specifically considered the various regulatory filings and approvals that would be necessary to complete the merger, including filings with the Antitrust

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Division of the Department of Justice and Federal Trade Commission, the
approval of the Federal Communications Commission and the approval of numerous state and local authorities and foreign regulators. The Time Warner board of directors noted the view of members of senior management of Time Warner that the various regulatory filings were expected to be timely made and that, although the governmental entities from whom approvals are required may attempt to condition their approval of the merger, or the transfer to the combined company of licenses and other entitlements, on the imposition of regulatory conditions, the various regulatory approvals were expected to be granted in due course.

  Potential Adverse Consequences of the Combination. The board of directors of Time Warner considered several risks associated with the combination of Time Warner and America Online that have the potential to create adverse consequences for Time Warner. In particular, the Time Warner board of directors considered the risk that the attention and efforts of senior members of Time Warner's management team may be diverted from Time Warner's businesses while they are working to implement the merger and that valuable strategic opportunities may be lost. The Time Warner board of directors also considered the risk that receipt of the various regulatory approvals necessary to complete the merger may require the acceptance of certain regulatory conditions that may have the effect of imposing additional costs on the combined company or limiting the combined company's revenues and the risk that the combination of Time Warner and America Online may not be completed.

   This summary of the factors considered by the board of directors of Time Warner in evaluating the merits of the combination of Time Warner and America Online is not intended to be exhaustive but is believed to include all material factors considered by the Time Warner board of directors. Due to the wide variety of the factors that the Time Warner board of directors considered in evaluating the merits of the combination of Time Warner and America Online, the Time Warner board of directors did not find it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors considered in its evaluation. In addition, the Time Warner board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, should be regarded as favorable or unfavorable; instead the Time Warner board of directors analyzed all of the factors as a whole and determined that, overall, the factors support its conclusion that the combination of Time Warner and America Online is in the best interests of Time Warner and its stockholders. Individual members of the Time Warner board of directors may have considered some factors to be more important than other factors and may have considered some factors, or aspects of some factors, to be favorable while other members considered them to be unfavorable.

Recommendation of America Online's Board Of Directors

   The America Online board of directors believes that the merger is fair to and in the best interest of America Online's stockholders, and recommends the adoption of the merger agreement.

   In considering the recommendation of the America Online board of directors with respect to the merger agreement, you should be aware that certain directors and executive officers of America Online have interests in the merger that are different from, or are in addition to, the interests of America Online stockholders. Please see the section entitled "Interests of Certain America Online Directors and Executive Officers in the Merger" that begins on page 54 of this joint proxy statement-prospectus.

Opinion of America Online's Financial Advisor

   America Online retained Salomon Smith Barney to act as its financial advisor in connection with a possible business combination transaction with Time Warner. In connection with its engagement, America Online instructed Salomon Smith Barney to evaluate the fairness, from a financial point of view, of the Time Warner common stock exchange ratio to America Online. At the January 9, 2000 meeting of the board of directors of America Online, Salomon Smith Barney delivered its written opinion to the board of directors of America Online to the effect that, as of the date of such opinion and based upon the various qualifications and assumptions set forth therein, the exchange ratio of 1.5 shares of AOL Time Warner common stock for each share of Time Warner common stock is fair, from a financial point of view, to America Online.

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   The full text of Salomon Smith Barney's opinion dated January 9, 2000 is attached as Annex E to this joint proxy statement-prospectus. We urge you to read this opinion in its entirety for assumptions made, procedures followed, matters considered and limits of the review by Salomon Smith Barney in arriving at its opinion. The summary of the opinion of Salomon Smith Barney is qualified in its entirety by reference to the full text of Salomon Smith Barney's opinion.

   Salomon Smith Barney's opinion is directed only to the fairness, from a financial point of view, of the Time Warner common stock exchange ratio to America Online and is not intended and does not constitute a recommendation to any stockholder of America Online as to how such stockholder should vote at the America Online special meeting. No limitations were imposed by America Online upon Salomon Smith Barney with respect to the investigations made or procedures followed by it in rendering its opinion. Although Salomon Smith Barney evaluated the financial terms of the merger and participated in discussions concerning the determination of the Time Warner common stock exchange ratio, Salomon Smith Barney was not asked to and did not recommend this exchange ratio, which was the result of arm's length negotiations between America Online and Time Warner.

   In connection with rendering its opinion, Salomon Smith Barney, among other things:

  .  reviewed a draft of the merger agreement;

  . held discussions separately with certain senior officers and other representatives and advisors of America Online and Time Warner concerning the business, operations and prospects of America Online and Time Warner, respectively;

  . examined publicly available business and financial information relating to America Online and Time Warner as well as certain estimates and other data for America Online and Time Warner prepared by Salomon Smith Barney's and Morgan Stanley's research analysts;

  . examined information relating to some of the strategic implications and operational benefits anticipated from the merger; and

  . evaluated the potential pro forma financial impact of the merger on America Online.

   In addition, Salomon Smith Barney conducted other analyses and examinations and considered other financial, economic and market criteria as it deemed appropriate.

   In rendering its opinion, Salomon Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or furnished to or otherwise reviewed by or discussed with it. Salomon Smith Barney relied on estimates prepared by Salomon Smith Barney's research analysts, based on Salomon Smith Barney's own independent evaluation of this information and indications by the management of America Online that the estimates regarding America Online were reasonably consistent with their own and indications by the management of Time Warner that estimates regarding Time Warner prepared by Morgan Stanley's research analysts were reasonably consistent with their own. Salomon Smith Barney determined that its research analysts' estimates regarding Time Warner were generally consistent with Morgan Stanley's research analysts' estimates regarding Time Warner, which was acknowledged by the managements of America Online and Time Warner. With respect to the anticipated strategic, financial and operational benefits of the merger, Salomon Smith Barney assumed that the information provided was reasonably prepared on bases reflecting the best currently available estimates and judgments as to the strategic implications and operational benefits anticipated to result from the merger. Salomon Smith Barney assumed that the merger agreement would be substantially the same as the draft which Salomon Smith Barney reviewed. Salomon Smith Barney further assumed, with the consent of America Online, that the merger will be treated as a tax-free "reorganization" for federal income tax purposes.

   Salomon Smith Barney did not express any opinion as to what the value of AOL Time Warner common stock actually will be when issued pursuant to the merger or the price at which the AOL Time Warner common stock will trade subsequent to the merger. Salomon Smith Barney did not make and was not provided with an

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

independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of America Online or Time Warner nor did Salomon Smith Barney make any physical inspection of the properties or assets of America Online or Time Warner. Salomon Smith Barney was not requested to consider, and Salomon Smith Barney's opinion does not address, the relative merits of the merger as compared to any alternative business strategies that might exist for America Online or the effect of any other transaction in which America Online might engage.

   Salomon Smith Barney's opinion was necessarily based on the information made available to it, and financial, stock market and other conditions and circumstances existing and disclosed to Salomon Smith Barney as of the date of its opinion.

   In preparing its opinion, Salomon Smith Barney performed a variety of financial and comparative analyses. The following is a summary of the material financial analyses performed by Salomon Smith Barney in connection with the preparation of its opinion. These analyses were presented to the board of directors of America Online at its meeting on January 9, 2000. The following summary of the material financial analyses contains information in tabular format. In order fully to understand the financial analyses used by Salomon Smith Barney, the tables must be read in conjunction with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

   Historical Stock Price Performance. Salomon Smith Barney reviewed the relationship between movements of the America Online common stock, the Time Warner common stock and the Standard & Poor's 400 Composite Index for the period from and including January 7, 1999 through January 7, 2000, the average closing prices for the Time Warner common stock and the America Online common stock over various periods during the 3-year period ended January 7, 2000 as set forth in the table below, and the trading volume and price history of the America Outline common stock and the Time Warner common stock for the period from and including January 7, 1999 through January 7, 2000.

   Period                                Average Share Price Average Share Price
   (prior to January 7, 2000)             of America Online    of Time Warner
   --------------------------            ------------------- -------------------
   January 7, 2000......................       $73.75              $64.75
   1 Week...............................       $75.34              $67.50
   1 Month..............................       $81.88              $67.45
   3 Months.............................       $74.03              $65.35
   6 Months.............................       $62.02              $65.99
   1 Year...............................       $58.78              $66.95
   3 Years..............................       $22.56              $43.46

   Implied Historical Exchange Ratio Analysis. Salomon Smith Barney reviewed the implied historical exchange ratio between the America Online common stock and the Time Warner common stock determined by dividing the average and the volume weighted average, respectively, prices per share of Time Warner common stock by the average and the volume weighted average, respectively, prices per share of America Online Common Stock over various periods during the three-year period ended January 7, 2000. This review indicated the following implied historical exchange ratios:

                                                     Implied Exchange Ratios
                                                 -------------------------------
   Period ending                                   Average     Volume Weighted
   January 7, 2000                               Share Price Average Share Price
   ---------------                               ----------- -------------------
   1 Week.......................................    0.896x          0.888x
   1 Month......................................    0.824           0.806
   3 Months.....................................    0.883           0.887
   6 Months.....................................    1.064           1.083
   1 Year.......................................    1.139           1.159
   3 Years......................................    1.926           1.595

   Implied Exchange Ratio Analysis. Salomon Smith Barney derived a range of values for Time Warner and America Online by utilizing a sum-of-the-parts valuation analysis which separately values distinct assets and businesses of a company by applying various valuation methodologies to those assets and businesses and uses the derived valuations to arrive at a range of values for the consolidated entity. Salomon Smith Barney then used the derived valuation ranges to determine the implied exchange ratios. The following are the three principal valuation methodologies used by Salomon Smith Barney in this analysis:

  . Public Market Valuation Analysis. A public market analysis reviews a business' operating performance and outlook relative to a group of publicly traded peer companies to determine an implied unaffected market trading valuation range.

  . Private Market Valuation Analysis. A private market analysis provides a valuation range based upon financial information of companies involved in selected recent business combination transactions or in business combination transactions that have been publicly announced and which are in the same or similar industries as the business being valued.

  . Discounted Cash Flow Analysis. A discounted cash flow analysis derives the intrinsic value of a business based on the net present value of the future free cash flow anticipated to be generated by the assets of the business.

   Salomon Smith Barney considered the values derived for various Time Warner businesses from the public and private market valuations and the discounted cash flow analyses under two scenarios. In the "100% Synergies" scenario, Salomon Smith Barney included merger-related revenue enhancements and cost savings, commonly referred to as "synergies", provided by the management of America Online as well as tax savings estimated to be achieved through the application by the combined company of existing and expected net operating losses of America Online over five years. The synergies were discussed with America Online and Time Warner managements, although Time Warner did not participate in the quantification of the synergies. In the "No Synergies" scenario, Salomon Smith Barney did not give effect to any synergies or to any tax savings that may be achieved from the application of the net operating losses. Salomon Smith Barney considered the values derived for various America Online businesses from public market valuations and discounted cash flow analyses. Salomon Smith Barney used the valuation ranges per share listed in the table below in order to derive a range of implied exchange ratios for each valuation methodology. Salomon Smith Barney calculated these valuation ranges per share by dividing the aggregate equity values of Time Warner and America Online derived as described under "Time Warner Valuation" and "America Online Valuation" below by the respective number of each company's diluted shares outstanding as of September 30, 1999.

                                                           Low        High
                                                       ----------- -----------
Time Warner ("No Synergies" scenario)
-------------------------------------                  (per share) (per share)
Public market value...................................   $69.58      $ 81.46
Private market value..................................    83.47        92.37
Discounted cash flow..................................    71.45        78.16
Time Warner ("100% Synergies" scenario)
---------------------------------------
Public market value...................................   $90.85      $102.03
Private market value (does not reflect any synergy or
 tax savings).........................................    83.47        92.37
Discounted cash flow..................................    92.72        99.44
America Online
--------------
Public market value...................................   $45.47      $136.28
Discounted cash flow..................................    50.93       107.24
Synergies.............................................   $20.22      $ 20.22
Net operating losses..................................   $ 1.05      $  1.05

   The implied exchange ratios which were derived from the above valuation ranges per share are set forth in the table below.

                                              Implied Exchange Ratios
                                         ------------------------------------
                                         "No Synergies"    "100% Synergies"
                                            Scenario           Scenario
                                         ----------------  ------------------
Valuation Methodology                      Low     High      Low       High
---------------------                    -------  -------  --------  --------
Time Warner public market valuation to
 America Online public market
 valuation..............................   0.511x   1.792x    0.667x    2.260x
Time Warner discounted cash flow to
 America Online discounted cash flow....   0.666x   1.535x    0.865x    1.952x
Time Warner discounted cash flow to
 America Online public market
 valuation..............................   0.524x   1.719x    0.680x    2.187x
Time Warner private market valuation to
 America Online public market
 valuation..............................   0.612x   2.032x    0.612x    2.032x

   The low implied exchange ratios in these ranges were determined by dividing the low Time Warner share value that had been calculated using the indicated valuation methodology by the high America Online share value that had been calculated using the indicated valuation methodology. Similarly, the high implied exchange ratios in these ranges were determined by dividing the high Time Warner share value that had been calculated using the indicated valuation methodology range by the low America Online share value that had been calculated using the indicated valuation methodology.

 Time Warner Valuation

   Salomon Smith Barney derived a valuation for Time Warner by performing financial analysis with respect to the following consolidated and non-consolidated assets and businesses of Time Warner:

  .  cable systems business;

  .  cable networks business;

  .  filmed entertainment business;

  .  publishing business;

  .  music business;

  .  WB network business; and

  .  non-consolidated investments of Time Warner, including:

    .  equity interest in the Road Runner joint venture;

    .  equity interest in cable joint ventures;

    .  equity interest in Time Warner Telecom Inc.;

    .  Comedy Central and Court TV business;

    .  Internet assets; and

    .  equity interests in other businesses.

   Minority Interest. Part of Time Warner's cable, cable networks and filmed entertainment businesses is held by TWE. In connection with deriving the public and private market and discounted cash flow valuations of Time Warner's interest in TWE, Salomon Smith Barney excluded the equity values in TWE of the other partners of TWE. Salomon Smith Barney derived an implied value for TWE using the same sum-of-the parts valuation methodology as for Time Warner but applied a 20% minority discount to reflect the other partners' minority interests.

   Public Market Analysis of Time Warner. Salomon Smith Barney reviewed and compared various actual and forecasted financial, operating and stock market information of the individual Time Warner businesses listed below, collectively referred to as the "Time Warner businesses" and, together with the WB network business, the "Time Warner consolidated businesses", with that of various publicly traded companies in corresponding industries, which companies Salomon Smith Barney believed are comparable in relevant respects to the applicable Time Warner business:

  .  cable systems;

  .  cable networks;

  .  filmed entertainment;

  .  publishing; and

  .  music.

   Salomon Smith Barney calculated various financial multiples for each of the Time Warner businesses and for each of the applicable groups of comparable companies including, in certain cases, firm value to historical EBITDA and to estimated 2001 EBITDA. Salomon Smith Barney then calculated, among other things, a range of estimated 2001 EBITDA multiples, as summarized in the table below. Salomon Smith Barney utilized the multiples of the applicable comparable companies for purposes of calculating the implied value of the Time Warner businesses. The multiple ranges for the comparable companies that Salomon Smith Barney deemed relevant to this analysis are summarized below.

                                                                 Public Market
                                                                 2001E EBITDA
                                                                   Multiples
                                                                 ---------------
Business                                                          Low     High
--------                                                         ------  -------
Cable systems...................................................   16.0x   19.0x
Cable networks..................................................   19.0    21.0
Filmed entertainment............................................   16.0    19.0
Publishing......................................................   14.0    16.0
Music...........................................................   12.0    14.0

   None of the comparable companies used in the public market valuation analyses summarized above is identical to the applicable Time Warner business. Accordingly, an examination of the results of the comparable companies used in this analysis necessarily involved complex considerations of the businesses and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading values or the acquisition values of these companies. In addition, Salomon Smith Barney performed its analyses using published analyst reports for forecasted financial and operating information, including EBITDA estimates for the comparable companies. Actual results may vary from such estimates and the variations may be material. Salomon Smith Barney takes no responsibility for any of the published analyst reports.

   Private Market Valuation Analysis of Time Warner. Salomon Smith Barney reviewed and analyzed certain financial, operating and stock market information relating to comparable selected transactions in the cable systems, cable networks, diversified media, filmed entertainment, publishing and music industries. To the extent that the relevant information was publicly available, Salomon Smith Barney calculated the multiples of firm value to estimated 2001 EBITDA represented by the transaction prices of the subject companies in the cable systems industry and the multiples of firm value to last twelve month revenue and firm value to last twelve month EBITDA represented by the transaction prices of the subject companies in the other industries described below. Using this information and other factors relevant in the valuation of the Time Warner businesses, Salomon Smith Barney determined an estimated 2001 EBITDA multiple range for each of the Time

Warner businesses and calculated an implied value of the Time Warner businesses utilizing those multiples. The multiple ranges for the selected transactions that Salomon Smith Barney deemed relevant to this analysis are summarized below.

                                                               Private Market
                                                                2001E EBITDA
                                                                  Multiples
                                                               ----------------
Business                                                         Low     High
--------                                                       -------  -------
Cable systems.................................................    20.0x    22.0x
Cable networks................................................    22.0     24.0
Filmed entertainment..........................................    16.0     18.0
Publishing....................................................    14.0     16.0
Music.........................................................    14.0     16.0

   No transaction used in the private market valuation analysis described above is identical to the merger and none of the constituent companies are identical to the respective Time Warner business being analyzed. Accordingly, any analysis of the selected comparison transactions necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that would necessarily affect the value of the given Time Warner business versus the values of the transactions to which that business was being compared.

   WB Network. Salomon Smith Barney calculated the implied firm value of approximately $1.0 billion for the WB Network using published analyst reports. This implied firm value was included by Salomon Smith Barney in its public and private market valuations which derived the aggregate implied firm value of Time Warner.

   Discounted Cash Flow Analysis. Salomon Smith Barney performed a discounted cash flow analysis of the various Time Warner consolidated businesses to estimate ranges of intrinsic values for each of the Time Warner consolidated businesses. Salomon Smith Barney applied a terminal value multiple ranges to the forecasted EBITDA in calendar 2004 for each of the Time Warner consolidated businesses. The ranges of terminal value multiples used for each of the Time Warner consolidated businesses are set forth in the table below. The unlevered free cash flows of each of the Time Warner consolidated businesses were then discounted to present value using various discount rates. The ranges of discount rates and multiples used for each of the Time Warner consolidated businesses are set forth in the table below.

Consolidated Business                             Discount Rates Terminal Values
---------------------                             -------------- ---------------
Cable systems....................................   10.0%-12.0%    16.0x-18.0x
Cable networks...................................  10.0  -12.0     19.0 -21.0
Filmed entertainment.............................  11.0  -13.0     16.5 -18.5
Publishing.......................................  10.0  -12.0     14.0 -16.0
Music............................................  11.0  -13.0     13.0 -15.0
WB television Network............................  10.0  -12.0     19.0 -21.0

   Time Warner Non-Consolidated Assets. Salomon Smith Barney reviewed and compared various actual and forecasted financial, operating and stock market information, as applicable, with respect to Time Warner's non-consolidated investments identified below. For Time Warner's investments in publicly traded companies, such as Time Warner Telecom, Salomon Smith Barney derived the implied firm value using the current market trading prices of those companies' securities. With respect to other non-consolidated investments, including the unconsolidated cable and Road Runner joint ventures, Salomon Smith Barney performed applicable analyses using subscriber multiples and other subscriber information to derive an implied firm value. For the remaining non-consolidated investments, Salomon Smith Barney calculated the implied firm value using forecasted EBITDA and published analyst reports.

   The aggregate implied firm value for Time Warner's non-consolidated investments was included by Salomon Smith Barney in its public and private market valuations and its discounted cash flow analyses in order to derive the aggregate implied firm value ranges for Time Warner.

   Net Operating Losses. Based on management estimates of aggregate existing and expected net operating losses of the combined company, assuming that these net operating losses could be used without limitation through fiscal 2005, and based upon a 35% federal tax rate and an 11% discount rate, Salomon Smith Barney derived an implied present value of approximately $1.5 billion for the tax savings estimated to be achieved from these net operating losses.

   Synergies. Salomon Smith Barney considered the value of the net synergies related to the merger provided by the management of America Online. The synergies were discussed with America Online and Time Warner managements, although Time Warner did not participate in the quantification of the synergies. The net synergies are estimated to increase EBITDA by $1 billion in fiscal 2001. The estimates of synergies are based on numerous estimates, assumptions and judgments and are subject to significant uncertainties. In addition, the actual synergies realized in the merger may vary materially from the estimates used in Salomon Smith Barney's analysis.

 America Online Valuation

   Public Market Analysis of America Online. Salomon Smith Barney reviewed and compared various actual and forecasted financial, operating and stock market information of the individual America Online businesses listed below, collectively referred to as the "America Online businesses", with that of various publicly traded companies in corresponding industries, which companies Salomon Smith Barney believed are comparable in relevant respects to the applicable America Online business:

  .  internet access;

  .  online portals (advertising/e-commerce); and

  .  enterprise solutions.

   Salomon Smith Barney calculated various financial multiples for the America Online businesses and for each of the applicable groups of comparable companies including firm value to historical revenues and to estimated forward revenues. Salomon Smith Barney then calculated, among other things, a range of estimated Year 2000 revenue multiples, as summarized in the table below. For purposes of calculating the implied value of the America Online businesses, Salomon Smith Barney utilized these multiples. The multiple ranges for the comparable companies that Salomon Smith Barney deemed relevant to this analysis are summarized below.

                                                                Public Market
                                                                    2000E
Business                                                      Revenue Multiples
--------                                                      -----------------
                                                                Low      High
                                                              -------- ---------
Internet access..............................................     6.0x      8.0x
Online portals (advertising/e-commerce)......................    44.0x    171.0x
Enterprise solutions.........................................    13.0x     15.0x

   None of the comparable companies used in the public market valuation analyses summarized above is identical to the applicable America Online business. Accordingly, an examination of the results of the comparable companies used in this analysis necessarily involved complex considerations of the businesses and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading values or the acquisition values of these companies. In addition, Salomon Smith Barney performed its analyses using published analyst reports for forecasted financial and operating information, including EBITDA estimates for the comparable companies. Actual results may vary from such estimates and the variations may be material. Salomon Smith Barney takes no responsibility for any of the published analyst reports.

   Discounted Cash Flow Analysis. Salomon Smith Barney performed a discounted cash flow analysis of America Online to estimate a range of intrinsic values of America Online. Salomon Smith Barney applied a terminal value multiple range of 40.0x to 80.0x to America Online's forecasted EBITDA for calendar 2004. The unlevered free cash flows were then discounted to present value using various discount rates ranging from of 14.0% to 16.0%.

   Contribution Analysis. Salomon Smith Barney performed an exchange ratio analysis comparing the relative contributions of Time Warner and America Online to the combined company. The following table displays each company's relative contribution to the combined company's actual 1998 and estimated 1999, 2000 and 2001 revenues, EBITDA and net income, as well as the combined company's market fully-diluted equity value as of January 7, 2000 and derived implied exchange ratios from such relative contributions.

                                          % Contribution
                                    -------------------------- Implied Exchange
                          Period    America Online Time Warner      Ratio
                       ------------ -------------- ----------- ----------------
Revenues..............    1998A          11.2%        88.8%          12.6x
                          1999E          17.1         82.9            7.7
                          2000E          20.4         79.6            6.2
                          2001E          24.0         76.0            5.0
EBITDA................    1998A           9.0%        91.0%          16.0x
                          1999E          15.3         84.7            8.9
                          2000E          21.7         78.3            5.7
                          2001E          29.0         71.0            3.9
Net Income............    1998A            NM           NM             NM
                          1999E          45.4%        54.6%           2.2x
                          2000E          55.3         44.7            1.5
                          2001E          57.5         42.5            1.4
At Market............. Equity Value      67.6%        32.4%           0.9x

   Pro Forma Earnings Per Share Impact to America Online. Salomon Smith Barney reviewed certain pro forma financial effects of the merger on the estimated earnings per share of America Online common stock. Using First Call estimates, Salomon Smith Barney compared the earnings per share of America Online common stock, on a stand-alone basis assuming the merger was not consummated to the estimated earnings per share of America Online common stock following consummation of the merger on a pro forma basis. Salomon Smith Barney's analysis gave effect to the issuance of shares of AOL Time Warner common stock to America Online and Time Warner stockholders pursuant to the merger agreement and gave effect to the net estimated synergies. Based on such analysis, Salomon Smith Barney determined that the merger would be: (a) dilutive to, or result in a decrease in, the earnings per share of America Online common stock on a pro forma basis by approximately 404.7% in calendar 2000 and approximately 267.0% in calendar 2001 using First Call GAAP earnings per share estimates and (b) accretive to, or result in an increase in, the earnings per share of America Online common stock on a pro forma basis by approximately 63.6% in calendar 2000 and approximately 48.5% in calendar 2001 using cash earnings per share estimates which are based on the First Call GAAP earnings per share estimates and adding goodwill amortization per share.

   Other Analyses. Salomon Smith Barney conducted such other analyses as it deemed necessary, including reviewing selected investment research reports on, and earnings estimates for, America Online and Time Warner.

   Salomon Smith Barney is an internationally recognized investment banking firm and was engaged as financial advisor to America Online in connection with the merger because of its experience and expertise and its familiarity with America Online. As part of its investment banking business, Salomon Smith Barney is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

   Pursuant to the terms of an engagement letter dated January 9, 2000, America Online agreed to pay Salomon Smith Barney a financial advisory fee of: $5 million upon the execution of the merger agreement;

$7.5 million upon receipt of requisite shareholder approvals to complete the merger; and $47.5 million upon completion of the merger. Additionally, America Online has agreed to reimburse Salomon Smith Barney for reasonable out-of-pocket expenses incurred by Salomon Smith Barney in performing its services, including the fees and expenses of its legal counsel, and to indemnify Salomon Smith Barney and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of Salomon Smith Barney's engagement. In the ordinary course of business, Salomon Smith Barney and its affiliates may actively trade or hold the securities of America Online and Time Warner for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in such securities.

   Salomon Smith Barney has in the past provided investment banking services to America Online unrelated to the merger. From January 1, 1998 through January 6, 2000, Salomon Smith Barney received approximately $14.5 million for these services. In addition, Salomon Smith Barney and its affiliates, including Citigroup Inc. and its affiliates, may maintain relationships with America Online or Time Warner.

Recommendation of Time Warner's Board of Directors

   The Time Warner board of directors believes that the merger is fair to Time Warner's stockholders and in their best interest, and recommends the adoption of the merger agreement.

   In considering the recommendation of the Time Warner board of directors with respect to the merger agreement, you should be aware that certain directors and executive officers of Time Warner have interests in the merger that are different from, or are in addition to, the interests of Time Warner stockholders. Please see the section entitled "Interests of Certain Time Warner Directors and Executive Officers in the Merger" that begins on page 55 of this joint proxy statement-prospectus.

Opinion of Time Warner's Financial Advisor

   Time Warner retained Morgan Stanley to provide it with financial advisory services and a financial fairness opinion in connection with the merger. The Time Warner board of directors selected Morgan Stanley to act as Time Warner's financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of Time Warner. At the meeting of the Time Warner board on January 9, 2000, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of January 9, 2000, and subject to and based on the considerations in its opinion, the exchange ratio pursuant to the merger agreement is fair from a financial point of view to the holders of Time Warner common stock and series common stock.

   The full text of Morgan Stanley's opinion, dated as of January 9, 2000, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Morgan Stanley is attached as Annex F to this joint proxy statement-prospectus. We urge you to read this opinion carefully and in its entirety. Morgan Stanley's opinion is directed to the board of directors of Time Warner, addresses only the fairness from a financial point of view of the exchange ratio pursuant to the merger agreement to the holders of Time Warner common stock and series common stock, and does not address any other aspect of the merger or constitute a recommendation to any Time Warner stockholder as to how to vote at the special meeting. This summary is qualified in its entirety by reference to the full text of the opinion.

   In connection with rendering its opinion, Morgan Stanley, among other things:

  . reviewed certain publicly available financial statements and other information of America Online and Time Warner;

  . discussed the past and current operations and financial condition and the prospects of America Online and Time Warner with senior executives of America Online and Time Warner, respectively;

  . discussed with senior executives of America Online and Time Warner certain strategic, financial and operational benefits they anticipate from the merger;

  . reviewed the reported prices and trading activity for America Online's common stock and Time Warner's common stock;

  . compared the financial performance of America Online and Time Warner and the prices and trading activity of America Online's common stock and Time Warner's common stock with those of other comparable publicly traded companies and their securities;

  . reviewed the financial terms, to the extent publicly available, of precedent transactions that Morgan Stanley deemed relevant;

  . participated in discussions and negotiations among representatives of America Online and Time Warner and their financial and legal advisors;

  . reviewed the draft of the merger agreement, the draft of the voting agreement to be entered into between America Online and Mr. Turner and his affiliates and the draft of the stock option agreements to be entered into between America Online and Time Warner, each substantially in the form of the draft dated January 9, 2000, and related documents; and

  . performed other analyses and considered other factors as Morgan Stanley deemed appropriate.

   Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. Morgan Stanley did not receive financial forecasts for America Online or Time Warner and instead relied on the publicly available estimates of selected analysts, including those at Morgan Stanley, who report on America Online and Time Warner. With respect to the anticipated strategic, financial and operational benefits of the merger, including assumptions regarding America Online's and Time Warner's existing and future products and technologies, Morgan Stanley assumed that the information provided has been reasonably prepared on the bases reflecting the best currently available estimates and judgments of the future financial and operational performance of America Online and Time Warner. Morgan Stanley did not make and did not assume responsibility for making any independent valuation or appraisal of the assets or liabilities of Time Warner or America Online, nor was Morgan Stanley furnished with any appraisals of those assets and liabilities. Morgan Stanley assumed that the executed versions of the merger agreement, the voting agreement and the stock option agreements would not differ in any material respect from the last drafts of these agreements reviewed by Morgan Stanley. Morgan Stanley assumed that the merger will be completed in accordance with the terms provided in the merger agreement without material modification or waiver and that the merger will be a tax-free reorganization or exchange under the Internal Revenue Code of 1986. The opinion of Morgan Stanley is necessarily based on financial, economic, market and other conditions as in effect on, the information made available to Morgan Stanley as of, and the financial condition of Time Warner and America Online on, January 9, 2000.

   The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion. These summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

   Historical Share Price Performance. Morgan Stanley reviewed the price performance and trading volumes of the common stock of each of Time Warner and America Online from January 7, 1999 through January 7, 2000. The table below shows the twelve-month high and low closing prices during that period, compared with a closing price on January 7, 2000 of $64.75 per share for the Time Warner common stock and $73.75 per share for the America Online common stock:

                                                 January 7, 1999 January 7, 1999
                                                     through         through
                                                 January 7, 2000 January 7, 2000
                                                      High             Low
                                                 --------------- ---------------
   Time Warner..................................     $78.25          $58.50
   America Online...............................     $93.81          $35.11


   Morgan Stanley then compared the price performance of the Time Warner common stock from January 7, 1999 through January 7, 2000 with that of the S&P 500 Index and of a group of selected media and entertainment companies and the price performance of the America Online common stock over the same period with that of the Nasdaq Composite Index and of a group of selected Internet companies.

   The group of selected media and entertainment companies included CBS Corporation, Comcast Corporation, Viacom, Inc., News Corp. Ltd., Cablevision Systems Corporation, Cox Communications Inc., The Seagram Company Ltd., The Walt Disney Company and Fox Corporation. The group of selected Internet companies included CNET, Inc., Yahoo! Inc., Lycos, Inc., eBay Inc., Excite, Inc. and Amazon.com, Inc. Morgan Stanley selected CNET, Excite, Lycos and Yahoo! because they are publicly traded companies with Internet portal operations that, for purposes of this analysis, may be considered similar to those of America Online. Morgan Stanley also selected Amazon.com and eBay because they are publicly traded companies that are leaders in e-commerce retail and because their leading positions in this market may be considered, for purposes of this analysis, similar to America Online. None of the companies utilized in this analysis as a comparison is identical to Time Warner or America Online.

   This analysis showed that the closing market prices during the period from January 7, 1999 through January 7, 2000 appreciated as follows:

                                                                    Appreciation
                                                                    ------------
   Time Warner.....................................................      6.3%
   S&P 500 Index...................................................     13.5%
   Group of selected media and entertainment companies:
     Mean..........................................................     43.1%
                                                                    Appreciation
                                                                    ------------
   America Online..................................................     97.5%
   Nasdaq Composite Index..........................................     66.9%
   Group of selected Internet companies:
     Mean..........................................................    104.2%

   Comparable Companies Analysis. Morgan Stanley calculated aggregate value, i.e., equity value adjusted for capital structure, to EBITDA multiples for Time Warner for fiscal years 1999 through 2001 based on publicly available Morgan Stanley research estimates. Morgan Stanley then compared the EBITDA multiples obtained for Time Warner with multiples obtained for a group of selected media and entertainment companies. Morgan Stanley calculated aggregate value to revenue multiples for America Online for fiscal years 1999 through 2001 based on publicly available Morgan Stanley research estimates. Morgan Stanley then compared the revenue multiples obtained for America Online with multiples obtained for a group of selected Internet companies.

   The group of selected media and entertainment companies included Cablevision Systems Corporation, The Walt Disney Company, Fox Corporation, News Corp. Ltd., The Seagram Company Ltd. and the combined Viacom/CBS Corporation entity. Morgan Stanley selected these companies because they are publicly traded companies with media and entertainment operations that for purposes of this analysis may be considered similar to those of Time Warner.

   The group of selected Internet companies included Excite, Inc., Lycos, Inc., Yahoo! Inc., Amazon.com, Inc. and eBay Inc. Morgan Stanley selected Excite, Lycos and Yahoo! because they are publicly traded companies with Internet portal operations that, for purposes of this analysis, may be considered similar to those of America Online. Morgan Stanley also selected Amazon.com and eBay because they are publicly traded leaders in e-commerce retail which, because of their leading positions in this market, may be considered for purposes of this analysis similar to America Online.

   The analysis showed the following multiples:

                                                                   Estimated
                                                                   Aggregate
                                                                 Value/EBITDA
                                                               -----------------
                                                               1999  2000  2001
                                                               ----- ----- -----
   Time Warner................................................ 19.4x 17.5x 15.4x
   Group of selected media and entertainment companies:
     Mean..................................................... 18.7x 15.8x 13.8x
     Median................................................... 16.2x 14.7x 12.8x
                                                                   Estimated
                                                                   Aggregate
                                                                 Value/Revenue
                                                               -----------------
                                                               1999  2000  2001
                                                               ----- ----- -----
   America Online............................................. 33.6x 25.8x 21.1x
   Excite, Lycos, Yahoo:
     Mean..................................................... 89.9x 57.6x 40.1x
     Median................................................... 38.8x 24.0x 16.8x
   Amazon.com, eBay:
     Mean..................................................... 48.5x 29.5x 20.3x
     Median................................................... 48.5x 29.5x 20.3x

   Securities Research Analysts' Future Price Targets Analysis. Morgan Stanley reviewed the 12-month price targets for the shares of common stock of each of Time Warner and America Online as projected by analysts from various financial institutions in recent reports. These targets reflected each analyst's estimate of the future public market trading price of Time Warner common stock and America Online common stock at the end of the particular period considered for each estimate. Morgan Stanley then arrived at the present value for these targets using an estimated equity discount rate of 12.7% for the Time Warner common stock and 18.5% for the America Online common stock.

   This analysis showed the following mean and median values for the Time Warner and America Online common stock:

                                                            12-Month Analysts'
                                                               Price Target
                                                           ---------------------
   Time Warner                                             Nominal Present Value
   -----------                                             ------- -------------
   Mean...................................................  $ 82        $74
   Median.................................................  $ 81        $73
                                                            12-Month Analysts'
                                                               Price Target
                                                           ---------------------
   America Online                                          Nominal Present Value
   --------------                                          ------- -------------
   Mean...................................................  $ 97        $84
   Median.................................................  $108        $94

   Morgan Stanley noted that the exchange ratio pursuant to the merger agreement implied a value of $110.625 for the common stock of Time Warner resulting from the merger, based on the trading price of the America Online common stock on January 7, 2000.

   Historical Exchange Ratio Analysis. Morgan Stanley reviewed the implied historical exchange ratios for the shares of common stock of each of Time Warner and America Online determined by dividing the price per share of Time Warner common stock by the price per share of America Online common stock over the three-year period from January 7, 1997 through January 7, 2000, and over the twelve-month period from January 7, 1999 through January 7, 2000. Morgan Stanley performed this analysis to compare the premium represented by the exchange ratio in the merger with the premium/(discount) represented by historical exchange ratios prevailing in the open market.

   This analysis indicated the following premiums/(discounts) represented by the average historical exchange ratios prevailing in the open market:

                                                           Premium/(Discount)
   Period Ending                                         Over Average Historical
   January 7, 2000                                           Exchange Ratio
   ---------------                                       -----------------------
   Last one month.......................................            81 %
   Last three months....................................            66 %
   Last six months......................................            34 %
   Last one year........................................            25 %
   Last 18 months.......................................           (16)%
   Last two years.......................................           (37)%
   Last three years.....................................           (61)%

   Morgan Stanley noted that the 1.5x exchange ratio in the merger agreement implied a 71% premium to the market ratio implied by the trading prices of the America Online and Time Warner common stock on January 7, 2000.

   Relative Contribution Analysis. Morgan Stanley compared pro forma contribution of each of Time Warner and America Online, based on publicly available Morgan Stanley research estimates, to the resultant combined company assuming completion of the merger. Morgan Stanley adjusted these statistics to reflect each company's respective capital structures and then compared them to the pro forma ownership by Time Warner stockholders of the common stock of the combined company of approximately 45%, implied by the exchange ratio.

   This analysis indicated the following equity contribution for Time Warner to the combined company on a pro forma basis:

                                                                Time Warner
                                                            Equity Contribution
                                                            -------------------
   Estimated Net Revenues:
     2000.................................................           79%
     2001.................................................           77%
   Estimated EBITDA:
     2000.................................................           79%
     2001.................................................           74%
   Estimated Net income (after preferred dividends):
     2000.................................................           46%
     2001.................................................           48%
   Market equity value (based on 1/7/00 closing prices and
    fully diluted shares using treasury method)...........           32%

   Pro Forma Merger Analysis. Morgan Stanley analyzed the pro forma effect of the merger on each of Time Warner's and America Online's actual and projected revenue and EBITDA for fiscal 1998 to fiscal 2001, based on publicly available Morgan Stanley research estimates, compared to the revenue and EBITDA growth rates of Time Warner and America Online on a standalone basis in each of the selected years.

   The analysis indicated that the merger would increase the revenue and EBITDA growth rates of Time Warner compared to the revenue and EBITDA growth rates of Time Warner on a standalone basis for the period selected as follows:

                                                               Estimated 1999-
                                                                2001 Compound
                                                              Annual Growth Rate
                                                              ------------------
   Revenue:
     Time Warner.............................................        10.1%
     America Online..........................................        26.2%
     Pro forma...............................................        13.0%
                                                               Estimated 1999-
                                                                2001 Compound
                                                              Annual Growth Rate
                                                              ------------------
   EBITDA:
     Time Warner.............................................        12.5%
     America Online..........................................        61.0%
     Pro forma...............................................        20.1%

   Premiums Paid in Selected Precedent Transactions Analysis. Morgan Stanley reviewed nine recent selected business combinations structured as mergers of equals and analyzed the premiums/discounts paid in these transactions over prevailing market prices before the announcement of these transactions. Morgan Stanley selected these transactions because they were structured as mergers of equals of large publicly-traded corporations and not because they involved companies engaged in industries that would be similar or related to those in which Time Warner or America Online operate.

   These transactions are: the Viacom, Inc./CBS Corporation transaction, the Vodafone PLC/AirTouch Communications, Inc. transaction, the British Petroleum Company/Amoco Corporation transaction, the Bell Atlantic Corporation/GTE Corporation transaction, the Norwest Corporation/Wells Fargo & Company transaction, the SBC Communications Inc./Ameritech Corporation transaction, the Daimler-Benz Aktiengesellschaft/Chrysler Corporation transaction, the NationsBank Corporation/Bank of America Corporation transaction and the Travelers Group Inc./Citicorp transaction.

   The table below provides the high and low premiums/discounts at 30 days and at one day before the announcement of these transactions, compared with the 71% premium to be received by the shareholders of Time Warner in the merger, based on the trading price for the America Online and Time Warner common stock as of January 7, 2000:

                                           Premium/(Discount) Premium/(Discount)
                                           to Stock Price at  to Stock Price at
                                                30 Days            One Day
                                           ------------------ ------------------
   Selected transactions:
     High.................................        72.1 %             70.4 %
     Low..................................        (4.5)%             (1.5)%

   No company or transaction utilized in the peer group comparison analysis is identical to Time Warner or America Online or the merger. In evaluating the peer groups, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Time Warner or America Online, such as the impact of competition on the business of Time Warner, America Online, or the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Time Warner, America Online or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared. Mathematical analysis, such as determining the mean or median, or the high or the low, is not in itself a meaningful method of using peer group data.

   In connection with the review of the merger by Time Warner's board of directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Morgan Stanley believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should therefore not be taken to be Morgan Stanley's view of the actual value of Time Warner or America Online.

   In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Time Warner or America Online. Any estimates contained in Morgan Stanley's analysis are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by these estimates. The analyses performed were prepared solely as a part of Morgan Stanley's analysis of the fairness from a financial point of view to the holders of common stock and series common stock of Time Warner of the exchange ratio pursuant to the merger agreement and were conducted in connection with the delivery by Morgan Stanley of its opinion dated January 9, 2000 to the board of directors of Time Warner. Morgan Stanley's analyses do not purport to be appraisals or to reflect the prices at which shares of common stock or series common stock of Time Warner or America Online might actually trade. The exchange ratio in the merger was determined through arm's length negotiations between Time Warner and America Online and was approved by Time Warner's board of directors. Morgan Stanley did not recommend any specific exchange ratio to Time Warner or that any given exchange ratio constituted the only appropriate exchange ratio for the merger.

   Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for Time Warner and America Online and have received customary fees for the rendering of these services. During 1998 and 1999, Morgan Stanley received approximately $23.8 million for services provided to Time Warner and its affiliated entities. In the ordinary course of business, Morgan Stanley may from time to time trade in the securities or indebtedness of Time Warner and America Online for its own account, the accounts of investment funds and other clients under the management of Morgan Stanley and for the accounts of its customers and, accordingly, may at any time hold a long or short position in these securities or indebtedness.

   Time Warner has agreed to pay Morgan Stanley a financial advisory fee of $12.5 million upon execution of the merger agreement and, upon completion of the merger, $47.5 million plus a contingent amount, not to exceed $15 million, based on the enterprise value of Time Warner implied by the average trading price of AOL Time Warner common stock for five days after completion of the merger. Time Warner has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services and to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under federal securities laws, related to or arising out of Morgan Stanley's engagement and any related transactions.

Interests of Certain America Online Directors and Executive Officers in the
Merger

   In considering the recommendation of the board of directors of America Online to vote for the proposal to adopt the merger agreement, stockholders of America Online should be aware that members of the America Online board of directors and members of America Online's management team have agreements or arrangements that provide them with interests in the merger that differ from those of America Online stockholders. The America Online board of directors was aware of these agreements and arrangements during its deliberations of the merits of the merger and in determining to recommend to the stockholders of America Online that they vote for the proposal to adopt the merger agreement.

   Governance Structure and Management Positions. Pursuant to the terms of the merger agreement, upon completion of the merger:

  . the board of directors of AOL Time Warner will be initially comprised of sixteen individuals, eight of whom will be designated by America Online and eight of whom will be designated by Time Warner; and

  . each committee of the board of directors of AOL Time Warner will be initially comprised of two directors designated by America Online and two directors designated by Time Warner.

   The merger agreement also provides that, upon completion of the merger:

  . Stephen M. Case, Chairman and Chief Executive Officer of America Online, will serve as Chairman of the Board of AOL Time Warner, and until December 31, 2003, he cannot be removed from this position, except upon a 75% vote of the entire AOL Time Warner board of directors;

  . Robert W. Pittman, President and Chief Operating Officer of America Online, will serve as Co-Chief Operating Officer of AOL Time Warner; and

  . J. Michael Kelly, Senior Vice President and Chief Financial Officer of America Online, will serve as Executive Vice President and Chief Financial Officer of AOL Time Warner.

   The chairman of the board of AOL Time Warner will have supervisory responsibility over the functional areas of global public policy, particularly with respect to the Internet, technology policy and future innovation, venture-type investments and philanthropy, operating and discharging those responsibilities with the assistance of the following officers reporting directly to the chairman of the board: George Vradenburg, III, William J. Raduchel, Kenneth J. Novack, and Kenneth B. Lerer, and those officers may be appointed and removed only with the chairman of the board's approval or upon action of the board of directors of AOL Time Warner.

   As of January 10, 2000, the directors and executive officers of America Online beneficially owned 38,933,662 shares, including stock options exercisable within 60 days of January 10, 2000, representing approximately 1.7% of the outstanding shares of America Online common stock.

   America Online Employee Stock Options and Restricted Shares. As a result of the completion of the merger, substantially all America Online employee stock options and shares of restricted stock outstanding on January 10, 2000, by their terms, will vest and become exercisable or free of restrictions, as the case may be, upon the earliest to occur of their normal vesting date, the first anniversary of the completion of the merger and the employee's termination without cause or constructive termination. Stock options granted to non-employee directors are exercisable upon grant and the completion of the merger will not affect the exercisability of these stock options. As of January 10, 2000, the number of unvested stock options or shares of restricted stock held by executive officers of America Online totaled 44,062,667. Assuming the merger is completed on November 1, 2000, the number of stock options or shares of restricted stock held by executive officers of America Online that would vest or become free of restrictions on November 1, 2001 would total 21,426,112, with an average weighted exercise price of $18.78.

   Pursuant to the terms of the merger agreement, each America Online employee stock option outstanding immediately prior to the completion of the merger will be converted, upon completion of the merger, into an option to acquire, on the same terms and conditions, the same number of shares of AOL Time Warner common stock at the same exercise price. Similarly, each restricted share of America Online common stock outstanding immediately prior to the completion of the merger will be converted, upon completion of the merger, into the same number of restricted shares of AOL Time Warner common stock.

   Indemnification and Insurance. The merger agreement provides that, upon completion of the merger, AOL Time Warner will indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of America Online and its subsidiaries, in all of their capacities:

  . to the same extent they were indemnified or had the right to advancement of expenses as of January 10, 2000, which is the date of the merger agreement, pursuant to America Online's restated certificate of incorporation, restated by-laws and indemnification agreements with any directors, officers and employees of America Online and its subsidiaries; and

  .  to the fullest extent permitted by law,

in each case for acts or omissions occurring at or prior to the completion of the merger.

   The merger agreement also provides that, upon completion of the merger, AOL Time Warner will cause to be maintained, for a period of six years after completion of the merger, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by America Online, or policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured, with respect to claims arising from facts or events that occurred on or before the completion of the merger, although AOL Time Warner will not be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by America Online for directors' and officers' liability insurance and fiduciary liability insurance.

Interests of Certain Time Warner Directors and Executive Officers in the Merger

   In considering the recommendation of the board of directors of Time Warner to vote for the proposal to adopt the merger agreement, stockholders of Time Warner should be aware that members of the Time Warner board of directors and members of Time Warner's management team have agreements or arrangements that provide them with interests in the merger that differ from those of Time Warner stockholders. The Time Warner board of directors was aware of these agreements and arrangements during its deliberations of the merits of the merger and in determining to recommend to the stockholders of Time Warner that they vote for the proposal to adopt the merger agreement.

   Governance Structure and Management Positions. Pursuant to the terms of the merger agreement, upon completion of the merger:

  . the board of directors of AOL Time Warner will be comprised of sixteen individuals, eight of whom will be designated by America Online and eight of whom will be designated by Time Warner; and

  . each committee of the board of directors of AOL Time Warner will be comprised of two directors designated by America Online and two directors designated by Time Warner.

   Upon completion of the merger:

  . Gerald M. Levin, Chairman and Chief Executive Officer of Time Warner, will serve as Chief Executive Officer of AOL Time Warner, and until December 31, 2003, cannot be removed from this position, except upon a 75% vote of the entire AOL Time Warner board of directors;

  . R.E. Turner, Vice Chairman of Time Warner, will serve as Vice Chairman of AOL Time Warner; and

  . Richard D. Parsons, President of Time Warner, will serve as Co-Chief Operating Officer of AOL Time Warner.

   Time Warner Employee Stock Options and Restricted Shares. Upon approval by the board of directors of Time Warner of the merger agreement, on January 9, 2000, all then outstanding Time Warner stock options, by their terms, immediately vested and became exercisable, and all then outstanding restricted shares of Time Warner common stock, by their terms, immediately vested and became free of all restrictions. As a result of these accelerations, on January 9, 2000, of the 16,210,068 options to purchase shares of Time Warner common stock held by directors and executive officers of Time Warner, options with respect to 3,399,652 shares, with an average weighted exercise price of $48.92, vested and became exercisable, and all 81,224 restricted shares of Time Warner common stock issued to directors and executive officers vested and became free of restrictions.

   Pursuant to the terms of the merger agreement, each Time Warner employee stock option outstanding immediately prior to the completion of the merger will be converted, upon completion of the merger, into an option to acquire, on the same terms and conditions, the number of shares of AOL Time Warner common stock that is equal to the product of the number of shares of Time Warner common stock that could have been acquired upon exercise of the option immediately before completion of the merger multiplied by 1.5, rounded to the nearest whole share. The exercise price of these AOL Time Warner stock options will be the exercise price for the Time Warner stock option immediately before completion of the merger divided by 1.5.

   Indemnification and Insurance. The merger agreement provides that, upon completion of the merger, AOL Time Warner will indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of Time Warner and its subsidiaries in all of their capacities:

  . to the same extent they were indemnified or had the right to advancement of expenses as of January 10, 2000, which is the date of the merger agreement, pursuant to Time Warner's restated certificate of incorporation, by-laws and indemnification agreements with any directors, officers and employees of Time Warner and its subsidiaries; and

  . to the fullest extent permitted by law, in each case for acts or omissions occurring at or prior to the completion of the merger.

   The merger agreement also provides that, upon completion of the merger, AOL Time Warner will cause to be maintained, for a period of six years after completion of the merger, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Time Warner, or policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured, with respect to claims arising from facts or events that occurred on or before the completion of the merger, although AOL Time Warner will not be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Time Warner for directors' and officers' liability insurance and fiduciary liability insurance.

Completion and Effectiveness of the Merger

   The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including the adoption of the merger agreement by the stockholders of America Online and Time Warner. The merger will become effective upon the filing of certificates of merger with the Secretary of State of the State of Delaware.

   We are working toward completing the merger as quickly as possible. We expect to complete the merger during the fall of 2000.

Structure of the Merger and Conversion of America Online and Time Warner Stock

   Structure. To accomplish the combination of their businesses, America Online and Time Warner jointly formed a new company, AOL Time Warner with two subsidiaries, America Online Merger Sub and Time Warner Merger Sub. At the time the merger is completed:

  . America Online Merger Sub will be merged into America Online, and America Online will be the surviving corporation; and

  . Time Warner Merger Sub will be merged into Time Warner, and Time Warner will be the surviving corporation.

As a result, America Online and Time Warner will each become a wholly owned subsidiary of AOL Time Warner.

   Conversion of America Online and Time Warner Stock. When the merger is completed:

  . America Online common stockholders will receive one share of AOL Time Warner common stock for each share they own;

  . Time Warner common stockholders will receive 1.5 shares of AOL Time Warner common stock for each share they own;

  . Time Warner series LMCN-V common stockholders will receive 1.5 shares of substantially identical AOL Time Warner series LMCN-V common stock for each share they own; and

  . Time Warner preferred stockholders will receive one share of a corresponding series of substantially identical AOL Time Warner preferred stock for each share of each series of Time Warner preferred stock they own.

   The voting rights and conversion ratio of each series of AOL Time Warner preferred stock will be adjusted as a result of the merger to reflect the 1.5 conversion ratio between shares of Time Warner common stock and shares of AOL Time Warner common stock. The voting rights and conversion ratio of the AOL Time Warner series LMCN-V common stock will not be adjusted.

   The number of shares of AOL Time Warner stock issuable in the merger will be proportionately adjusted for any stock split, stock dividend or similar event with respect to the America Online common stock or Time Warner capital stock effected between the date of the merger agreement and the date of completion of the merger.

Exchange of Stock Certificates for AOL Time Warner Stock Certificates

   When the merger is completed, the exchange agent will mail to you a letter of transmittal and instructions for use in surrendering your America Online or Time Warner stock certificates in exchange for statements indicating book-entry ownership of AOL Time Warner common stock or, if requested, stock certificates. When you deliver your stock certificates to the exchange agent along with a properly executed letter of transmittal and any other required documents, your stock certificates will be canceled and you will receive statements indicating book-entry ownership of AOL Time Warner common stock or, if requested, stock certificates representing the number of full shares of AOL Time Warner stock to which you are entitled under the merger agreement. Time Warner stockholders will receive payment in cash, without interest, in lieu of any fractional shares of AOL Time Warner common stock or series common stock which would have been otherwise issuable to them as a result of the merger.

You should not submit your America Online or Time Warner stock certificates for exchange until you receive the transmittal instructions and a form of letter of transmittal from the exchange agent.

   You are not entitled to receive any dividends or other distributions on AOL Time Warner common stock until the merger is completed and you have surrendered your America Online or Time Warner stock certificates in exchange for AOL Time Warner stock certificates.

   If there is any dividend or other distribution on AOL Time Warner stock with a record date after the date on which the merger is completed and a payment date prior to the date you surrender your America Online or Time Warner stock certificates in exchange for AOL Time Warner stock certificates, you will receive the dividend or distribution with respect to the whole shares of AOL Time Warner stock issued to you promptly after they are issued. If there is any dividend or other distribution on AOL Time Warner stock with a record date after the date on which the merger is completed and a payment date after the date you surrender your America Online or Time Warner stock certificates in exchange for AOL Time Warner stock certificates, you will receive the dividend or distribution with respect to the whole shares of AOL Time Warner stock issued to you promptly after the payment date.

   AOL Time Warner will only issue an AOL Time Warner stock certificate or a check in lieu of a fractional share in a name other than the name in which a surrendered America Online or Time Warner stock certificate is registered if you present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that you paid any applicable stock transfer taxes.

Treatment of America Online and Time Warner Stock Options and Other Equity Based Awards

   When the merger is completed, each outstanding America Online employee stock option will be converted into an option to purchase shares of AOL Time Warner common stock at an exercise price per share equal to the exercise price per share of America Online common stock subject to the option before the conversion. In addition, each outstanding restricted share of America Online common stock will be converted into one restricted share of AOL Time Warner common stock. As a result of the completion of the merger, substantially all America Online employee stock options, and shares of restricted stock outstanding on January 10, 2000, by their terms, will vest and become exercisable or free of restrictions, as the case may be, upon the earliest to occur of their normal vesting date, the first anniversary of the completion of the merger and the employee's termination without cause or constructive termination.

   Upon completion of the merger, each outstanding Time Warner stock option will be converted into an option to purchase the number of shares of AOL Time Warner common stock that is equal to the product of 1.5 multiplied by the number of shares of Time Warner common stock that would have been obtained before the merger upon the exercise of the option, rounded to the nearest whole share. The exercise price per share will be equal to the exercise price per share of Time Warner common stock subject to the option before the conversion divided by 1.5. In addition, each outstanding restricted share of Time Warner common stock will be converted into the number of restricted shares of AOL Time Warner common stock that is equal to the product of 1.5 multiplied by the shares of Time Warner common stock subject to the award. Each Time Warner stock option outstanding on January 9, 2000, by its terms, accelerated and became fully vested, and each share of restricted Time Warner common stock outstanding on that date immediately vested, becoming free of restrictions.

   The other terms of each America Online and Time Warner option and restricted shares, referred to above will continue to apply.

   AOL Time Warner will file a registration statement covering the issuance of the shares of AOL Time Warner common stock subject to each America Online and Time Warner option and restricted shares and will maintain the effectiveness of that registration statement for as long as any of the options or restricted shares remain outstanding.

Effect of the Merger on Outstanding America Online Convertible Notes

   As of December 31, 1999, America Online had outstanding two series of convertible subordinated notes: (1) $248,971,000 aggregate principal amount of 4% convertible subordinated notes due November 15, 2002, and (2) $2,267,533,000 aggregate principal amount at maturity of zero coupon convertible subordinated notes due 2019. On December 31, 1999, the underwriters exercised the overallotment option on the notes due in 2019. As a result, America Online sold additional notes with an aggregate principal amount at maturity of approximately $55.6 million.

   The convertible notes due in 2002 were issued under an indenture dated as of November 17, 1997 between America Online and State Street Bank and Trust Company, as trustee. The indenture provides that after consummation of the merger, the note holders will be entitled to convert their notes into the number of shares of AOL Time Warner common stock that they would have received in the merger if they had converted the notes into America Online common stock immediately prior to the merger. If the notes are outstanding at the time the merger is consummated, America Online and AOL Time Warner will enter into a supplemental indenture to implement this modification in the conversion right of the notes. The merger will not constitute a "change in control" as defined in the indenture, which would give the note holders the right to require America Online to repurchase the notes.

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   The convertible notes due in 2019 were issued under an indenture dated as of December 6, 1999, as supplemented by a supplemental indenture dated the same date, between America Online and State Street Bank and Trust Company, as trustee. Upon consummation of the merger, AOL Time Warner will enter into a supplemental indenture providing that, subject to the terms and conditions of the indenture, each note will thereafter be convertible into the number of shares of AOL Time Warner common stock which the note holder would have received in the merger if the note holder had converted the note immediately prior to the merger.

Material United States Federal Income Tax Consequences of the Merger

   The following summary discusses the material U.S. federal income tax consequences of the merger to U.S. Holders of America Online and Time Warner stock.

   For purposes of this discussion, a U.S. Holder means:

  .  a citizen or resident of the United States;

  . a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any of its political subdivisions;

  . a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust; or

  . an estate that is subject to U.S. federal income tax on its income regardless of its source.

   This discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative rulings and judicial decisions currently in effect, all of which are subject to change, possibly with retroactive effect. The discussion assumes that America Online stockholders hold their America Online common stock and will hold their AOL Time Warner common stock, and that Time Warner stockholders hold their Time Warner capital stock and will hold their AOL Time Warner capital stock, as a capital asset within the meaning of Section 1221 of the Internal Revenue Code. Further, the discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of his, her or its personal investment circumstances or to stockholders subject to special treatment under the U.S. federal income tax laws, including:

  .  insurance companies;

  .  tax-exempt organizations;

  .  dealers in securities or foreign currency;

  .  banks or trusts;

  . persons that hold their America Online common stock or Time Warner capital stock as part of a straddle, a hedge against currency risk or a constructive sale or conversion transaction;

  .  persons that have a functional currency other than the U.S. dollar;

  .  investors in pass-through entities;

  . stockholders who acquired their America Online common stock or Time Warner capital stock through the exercise of options or otherwise as compensation or through a tax-qualified retirement plan; or

  . holders of options granted under any America Online or Time Warner benefit plan.

   Furthermore, this discussion does not consider the potential effects of any state, local or foreign tax laws.

   None of America Online, Time Warner or AOL Time Warner has requested a ruling from the United States Internal Revenue Service with respect to any of the U.S. federal income tax consequences of the merger

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and, as a result, there can be no assurance that the Internal Revenue Service will not disagree with or challenge any of the conclusions described below.

   Simpson Thacher & Bartlett, counsel to America Online, has delivered its opinion to America Online and Cravath, Swaine & Moore, counsel to Time Warner, has delivered its opinion to Time Warner to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion:

  . the merger of America Online Merger Sub into America Online and the merger of Time Warner Merger Sub into Time Warner will each constitute an exchange to which Section 351 of the Internal Revenue Code applies or a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or both;

  . no gain or loss will be recognized by AOL Time Warner, America Online, Time Warner, America Online Merger Sub or Time Warner Merger Sub as a result of the merger;

  .  no gain or loss will be recognized by:

    . U.S. Holders of America Online common stock on the exchange of their America Online common stock for AOL Time Warner common stock; or

    . U.S. Holders of Time Warner capital stock on the exchange of their Time Warner capital stock for AOL Time Warner capital stock, except with respect to cash received by U.S. Holders of Time Warner capital stock in lieu of fractional shares of AOL Time Warner capital stock;

  . the aggregate adjusted basis of the AOL Time Warner common stock received in the merger by:

    . a U.S. Holder of America Online common stock will be equal to the aggregate adjusted basis of the U.S. Holder's America Online common stock exchanged for that AOL Time Warner common stock; and

    . a U.S. Holder of Time Warner capital stock will be equal to the aggregate adjusted basis of the U.S. Holder's Time Warner capital stock exchanged for that AOL Time Warner capital stock reduced by any amount allocable to the fractional share interests in AOL Time Warner capital stock for which cash is received; and

  . the holding period of the AOL Time Warner common stock received in the merger by:

    . a U.S. Holder of America Online common stock will include the holding period of the U.S. Holder's America Online common stock exchanged for that AOL Time Warner common stock; and

    . a U.S. Holder of Time Warner capital stock will include the holding period of the U.S. Holder's Time Warner capital stock exchanged for that AOL Time Warner capital stock.

   Copies of these opinions are attached as exhibits 8.1 and 8.2 to the registration statement of which this proxy statement-prospectus forms a part. Any change in currently applicable law, which may or may not be retroactive, or failure of any factual representations or assumptions to be true, correct and complete in all material respects, could affect the continuing validity of the Simpson tax opinion and the Cravath tax opinion.

   Cash Instead of Fractional Shares. The receipt of cash instead of a fractional share of AOL Time Warner capital stock by a U.S. Holder of Time Warner capital stock will result in taxable gain or loss to such U.S. Holder for U.S. federal income tax purposes based upon the difference between the amount of cash received by such U.S. Holder and the U.S. Holder's adjusted tax basis in the fractional share as set forth above. The gain or loss will constitute capital gain or loss and will constitute long-term capital gain or loss if the U.S. Holder's holding period is greater than 12 months as of the date of the merger. For non-corporate U.S. Holders, this long-term capital gain generally will be taxed at a maximum U.S. federal income tax rate of 20%. The deductibility of capital losses is subject to limitations.

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   Appraisal Rights.  A holder of Time Warner series LMCN-V common stock or
Time Warner preferred stock who exercises appraisal rights generally will recognize taxable capital gain or loss based upon the difference between the amount of cash received by such U.S. Holder and the U.S. Holder's tax basis in the shares of Time Warner capital stock exchanged.

   Backup Withholding. Certain non-corporate Time Warner stockholders may be subject to backup withholding at a 31% rate on cash payments received instead of fractional shares of AOL Time Warner capital stock. Backup withholding will not apply, however, to a Time Warner stockholder who:

  . furnishes a correct taxpayer identification number and certifies that he, she or it is not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to Time Warner stockholders following the date of completion of the merger;

  . provides a certification of foreign status on Form W-8 or successor form; or

  .  is otherwise exempt from backup withholding.

   Reporting Requirements. A U.S. Holder of America Online common stock or Time Warner capital stock receiving AOL Time Warner capital stock as a result of the merger may be required to retain records related to such U.S. Holder's America Online common stock and Time Warner capital stock, as the case may be, and file with its federal income tax return, a statement setting forth facts relating to the merger.

   Dividends. It is anticipated that any dividends paid on AOL Time Warner capital stock in the immediate future will exceed AOL Time Warner's current and accumulated earnings and profits as of the end of the taxable year in which the dividends are paid. If a dividend exceeds a stockholder's allocable share of AOL Time Warner's current and accumulated earnings and profits for federal income tax purposes, the excess will generally be treated first as a tax-free return of capital to the extent of the stockholder's basis in its AOL Time Warner capital stock, and after this basis is reduced to zero, as capital gain. To the extent a dividend is treated as a tax-free return of capital or capital gain, a corporate holder of AOL Time Warner capital stock will not be eligible for the 70% or 80% "dividends-received" deduction with respect to such dividend. AOL Time Warner does not currently intend to pay dividends on its common stock. AOL Time Warner will pay dividends on each series of its preferred stock in accordance with their terms.

   This summary does not address tax consequences that may vary with, or are contingent on, individual circumstances. Moreover, the summary does not address any non-income tax or any foreign, state or local tax consequences of the merger. The summary does not address the tax consequences of any transaction other than the merger. Accordingly, each America Online and Time Warner stockholder is strongly urged to consult with a tax advisor to determine the particular federal, state, local or foreign income or other tax consequences of the merger to the holder.

Accounting Treatment of the Merger

   We intend to account for the merger under the purchase method of accounting for business combinations. See "Pro Forma Consolidated Condensed Financial Statements."

Regulatory Matters

   We have summarized below the material regulatory requirements affecting the merger. Although we have not yet received the required approvals we discuss, we anticipate that we will receive regulatory approvals sufficient to complete the merger by the fall of 2000.

   Antitrust Considerations. The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which prevents specified transactions from being completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and specified waiting periods are terminated or expire. We have filed the required

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information and materials to notify the Department of Justice and the Federal
Trade Commission of the merger. The Federal Trade Commission has been designated as the agency to review the merger. The Federal Trade Commission has issued a request for additional information and documentary materials. The request extends the waiting period until the date that is 20 days after we have complied with the request, although the Federal Trade Commission may terminate the waiting period at any time after it has completed its review.

   The Antitrust Division of the Department of Justice or the Federal Trade Commission may challenge the merger on antitrust grounds, either before or after expiration of the waiting period. Accordingly, at any time before or after the completion of the merger, either the Antitrust Division of the Department of Justice or the Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, or other persons could take action under the antitrust laws, including seeking to enjoin the merger. Additionally, at any time before or after the completion of the merger, notwithstanding that the applicable waiting period expired or was terminated, any state could take action under the antitrust laws as it deems necessary or desirable in the public interest. There can be no assurance that a challenge to the merger will not be made or that, if a challenge is made, we will prevail.

   Under Regulation (EEC) No. [4064/89] of the Council of the European Union, the merger may not be completed until the European Commission has granted its approval. America Online and Time Warner anticipate that the requisite notification will be filed with respect to the merger with the European Commission in late April 2000. In addition, America Online and Time Warner are required to make filings with or obtain approvals from other international regulatory authorities in connection with the merger including regulatory authorities in Brazil, Canada and South Africa.

   America Online and Time Warner are not aware of any other foreign governmental approvals or actions that are required to complete the merger. America Online and Time Warner conduct operations in a number of foreign countries, some of which have voluntary and/or post-merger notification systems. Should any other approval or action be required, America Online and Time Warner currently plan to seek the approval or take the action. Failure to obtain the approval or take the action is not anticipated to have a material effect on the merger or on AOL Time Warner.

   Federal Communications Commission. Pursuant to the Communications Act of 1934, the transfer of control of licenses issued by the Federal Communications Commission typically requires prior Federal Communications Commission approval. America Online and Time Warner each directly or indirectly hold Federal Communications Commission licenses and intend to obtain any necessary approvals from the Federal Communications Commission in connection with the mergers. On February 11, 2000, America Online and Time Warner filed appropriate applications with the Federal Communications Commission seeking approval for the transfer of control to AOL Time Warner of the applicable Federal Communications Commission licenses and authorizations. On March 21, 2000, America Online and Time Warner filed additional information in support of this filing.

   State and Local Governmental Authorities. Affiliates of Time Warner hold cable television franchises around the country for its cable television operations. A substantial number of these cable franchise agreements may require local governmental approval in connection with the merger, and a few states may impose similar requirements. Similarly, a few state and local approvals may be required in connection with the transfer of control of authorizations for telephone or telecommunications services provided by affiliates of Time Warner. Time Warner and AOL Time Warner have submitted applications to appropriate state and local authorities where consents may be required. Other state and local authorities have been provided notification of the merger.

Restrictions on Sales of Shares by Affiliates of America Online and Time Warner

   The shares of AOL Time Warner common stock to be issued in connection with the merger or upon conversion of shares of AOL Time Warner series common stock or AOL Time Warner preferred stock issued in connection with the merger will be registered under the Securities Act of 1933 and will be freely transferable

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under the Securities Act, except for shares of AOL Time Warner common stock issued to any person who is deemed to be an "affiliate" of either America Online or Time Warner at the time of the special meetings. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under the common control of either America Online or Time Warner and may include our executive officers and directors, as well as our significant stockholders. Affiliates may not sell their shares of AOL Time Warner common stock acquired in connection with the merger except pursuant to:

  . an effective registration statement under the Securities Act covering the resale of those shares;

  .  an exemption under paragraph (d) of Rule 145 under the Securities Act;
     or

  .  any other applicable exemption under the Securities Act.

   AOL Time Warner's registration statement on Form S-4, of which this joint proxy statement-prospectus forms a part, does not cover the resale of shares of AOL Time Warner common stock to be received by our affiliates in the merger.

New York Stock Exchange Listing of AOL Time Warner Common Stock to be Issued in the Merger

   AOL Time Warner will use reasonable best efforts to cause the shares of AOL Time Warner common stock to be issued in connection with the merger to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, before the completion of the merger.

Appraisal Rights

   The following summary of the provisions of Section 262 of the Delaware General Corporation Law is not intended to be a complete statement of the provisions and is qualified in its entirety by reference to the full text of
Section 262 of the Delaware General Corporation Law, a copy of which is attached to this joint proxy statement-prospectus as annex I and is incorporated into this summary by reference.

   Under Delaware law, America Online stockholders and Time Warner common stockholders are not entitled to appraisal rights in connection with the merger. However, holders of Time Warner series common stock and preferred stock are entitled to appraisal rights under Delaware law.

   If the merger is completed, each holder of Time Warner series common stock and preferred stock who (1) files written notice with Time Warner of an intention to exercise rights to appraisal of his, her or its shares prior to the Time Warner special meeting, (2) in the case of a preferred stockholder, does not vote in favor of the merger and (3) follows the procedures set forth in Section 262, will be entitled to be paid for his or her Time Warner series common stock or preferred stock by the surviving corporation the fair value in cash of the shares of Time Warner series common stock or preferred stock, as the case may be. The fair value of shares of Time Warner series common stock and preferred stock will be determined by the Delaware Court of Chancery, exclusive of any element of value arising from the merger. The shares of Time Warner series common stock and preferred stock with respect to which holders have perfected their appraisal rights in accordance with Section 262 and have not effectively withdrawn or lost their appraisal rights are referred to in this joint proxy statement-prospectus as the "dissenting shares."

   Within ten days after the effective date of the merger, Time Warner, as the surviving corporation in the merger, must mail a notice to all stockholders who have complied with (1) and (2) above notifying such stockholders of the effective date of the merger. Within 120 days after the effective date, holders of Time Warner series common stock and preferred stock may file a petition in the Delaware Court of Chancery for the appraisal of their shares, although they may, within 60 days of the effective date, withdraw their demand for appraisal. Within 120 days of the effective date, the holders of dissenting shares may also, upon written request, receive from Time Warner a statement setting forth the aggregate number of shares with respect to which demands for appraisals have been received.

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   Appraisal rights are available only to the record holder of shares. If you wish to exercise appraisal rights but have a beneficial interest in shares which are held of record by or in the name of another person, such as a broker or nominee, you should act promptly to cause the record holder to follow the procedures set forth in Section 262 to perfect your appraisal rights.

   A demand for appraisal should be signed by or on behalf of the stockholder exactly as the stockholder's name appears on the stockholder's stock certificates. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a record holder; however, in the demand the agent must identify the record owner or owners and expressly disclose that the agent is executing the demand as an agent for the record owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights for the shares held for one or more beneficial owners and not exercise rights for the shares held for other beneficial owners. In this case, the written demand should state the number of shares for which appraisal rights are being demanded. When no number of shares is stated, the demand will be presumed to cover all shares held of record by the broker or nominee.

   If any holder of Time Warner series common stock or preferred stock who demands appraisal of his or her shares under Section 262 fails to perfect, or effectively withdraws or loses the right to appraisal, his or her shares will be converted into a right to receive a number of shares of AOL Time Warner series common stock or preferred stock, as the case may be, in accordance with the terms of the merger agreement. Dissenting shares lose their status as dissenting shares if:

  .  the merger is abandoned;

  . the dissenting stockholder fails to make a timely written demand for appraisal;

  .  the dissenting shares are voted in favor of the merger;

  . neither Time Warner nor the stockholder files a complaint or intervenes in a pending action within 120 days after the effective date of the merger; or

  . the stockholder delivers to Time Warner, as the surviving corporation, within 60 days of the effective date of the merger, or thereafter with Time Warner's approval, a written withdrawal of the stockholder's demand for appraisal of the dissenting shares, although no appraisal proceeding in the Delaware Court of Chancery may be dismissed as to any stockholder without the approval of the court.

Failure to follow the steps required by Section 262 of the Delaware General Corporation Law for perfecting appraisal rights may result in the loss of appraisal rights, in which event a Time Warner stockholder will be entitled to receive the consideration with respect to the holder's dissenting shares in accordance with the merger agreement. In view of the complexity of the provisions of Section 262 of the Delaware General Corporation Law, Time Warner stockholders who are considering objecting to the merger should consult their own legal advisors.

Delisting and Deregistration of America Online and Time Warner Common Stock after the Merger

   When the merger is completed, America Online common stock and Time Warner common stock will each be delisted from the New York Stock Exchange and will be deregistered under the Securities Exchange Act of 1934.

Stockholder Lawsuits Challenging the Merger

   Several complaints have been filed and remain pending in the Delaware Court of Chancery naming as defendants one or more of America Online, the directors of America Online, Time Warner and the directors of Time Warner. The complaints purport to be filed on behalf of holders of America Online stock or Time Warner

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stock, as applicable, and allege breaches of fiduciary duty by the applicable company and its directors or aiding and abetting breaches of fiduciary duty by the other company and its directors in connection with the proposed merger of America Online and Time Warner. The plaintiffs in each case seek to enjoin completion of the merger and/or damages. Each of America Online and Time Warner intends to defend against these lawsuits vigorously.

The Merger Agreement

   The following summary of the merger agreement is qualified in its entirety by reference to the complete text of the merger agreement, which is incorporated by reference and attached as Annex A to this joint proxy statement-prospectus. We urge you to read the full text of the merger agreement.

   Conditions to the Merger. Each of America Online's and Time Warner's obligations to complete the merger are subject to the satisfaction or waiver of specified conditions before completion of the merger, including the following:

  .  the adoption of the merger agreement by the affirmative vote of:

    . the holders of a majority of the voting power of the outstanding shares of Time Warner common stock and Time Warner preferred stock, voting together as one group; and

    . the holders of a majority of the outstanding shares of America Online common stock;

  . the absence of any law, order or injunction prohibiting completion of the merger;

  . the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

  . the approval of the merger by the European Commission and Canadian governmental entities;

  .  the final approval of the Federal Communications Commission;

  . the receipt of all approvals and consents of, and the completion of filings with, or notices to, any state or local cable franchising authorities or any state public service commissions necessary for completion of the merger, the failure of which to obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, as described below, on AOL Time Warner after the merger;

  . the approval for listing, by the New York Stock Exchange, of the shares of AOL Time Warner common stock to be issued, or to be reserved for issuance, in connection with the merger, subject to official notice of issuance; and

  . the declaration of effectiveness of the registration statement on Form S-4, of which this joint proxy statement-prospectus forms a part, by the Securities and Exchange Commission, and the absence of any stop order or threatened or pending proceedings seeking a stop order.

"Material Adverse Effect," when used in reference to any entity, means any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to:

  . the business, financial condition or results of operations of the entity and its subsidiaries, taken as a whole; or

  .  the ability of the entity to complete the merger.

   However, there will be no Material Adverse Effect to the extent that any event, change, circumstance or effect relates:

  .  to the economy or financial markets in general; or

  .  generally to the industries in which the entity operates.

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   America Online's obligations to complete the merger relating to America
Online are subject to the satisfaction or waiver of the following additional conditions before completion of the merger:

  . Time Warner's representations and warranties, disregarding all qualifications and exceptions contained in the merger agreement relating to materiality or Material Adverse Effect, must be true and correct as of the date of the merger agreement and as of the date of completion of the merger, except for:

    . representations and warranties that expressly address matters only as of a particular date, which must be true and correct as of such date; and

    . any failure of such representations and warranties to be true and correct that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Time Warner;

  .  Time Warner must have:

    . performed or complied with all agreements and covenants required to be performed by it under the merger agreement that are qualified as to materiality or Material Adverse Effect; and

    . performed or complied in all material respects with all other material agreements and covenants required to be performed by it under the merger agreement that are not so qualified;

  . America Online must have received from Simpson Thacher & Bartlett, a written opinion to the effect that for federal income tax purposes, each merger will constitute an exchange to which Section 351 of the Internal Revenue Code applies or a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or both; and

  . conditions for the benefit of Time Warner must have been satisfied or waived by Time Warner.

   Time Warner's obligations to complete the merger relating to Time Warner are subject to the satisfaction or waiver of the following additional conditions before completion of the merger:

  . America Online's representations and warranties, disregarding all qualifications and exceptions contained in the merger agreement relating to materiality or Material Adverse Effect, must be true and correct as of the date of the merger agreement and as of the date of completion of the merger, except for:

    . representations and warranties that expressly address matters only as of a particular date, which must be true and correct as of such date; and

    . any failure of such representations and warranties to be true and correct that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on America Online;

  .  America Online must have:

    . performed or complied with all agreements and covenants required to be performed by it under the merger agreement that are qualified as to materiality or Material Adverse Effect; and

    . performed or complied in all material respects with all other material agreements and covenants required to be performed by it under the merger agreement that are not so qualified;

  . Time Warner must have received from Cravath, Swaine & Moore, a written opinion to the effect that for federal income tax purposes, each merger will constitute an exchange to which Section 351 of the Internal Revenue Code applies or a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or both; and

  . conditions for the benefit of America Online must have been satisfied or waived by America Online.

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   No Other Transactions Involving America Online or Time Warner.  The merger agreement contains detailed provisions prohibiting America Online and Time Warner from seeking an alternative transaction. Under these "no solicitation" provisions, each of America Online and Time Warner has agreed that neither it nor any of its subsidiaries, officers and directors, will, and that it will use reasonable best efforts to ensure that its and its subsidiaries' employees, agents and representatives, do not, directly or indirectly:

  . initiate, solicit, encourage or knowingly facilitate any inquires or the making of an Acquisition Proposal, as described below;

  . have any discussion with, or provide any confidential information or data to, any person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal;

  . approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal; or

  . approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to any Acquisition Proposal.

   "Acquisition Proposal" means, with respect to any entity, any proposal or offer with respect to, or a transaction to effect:

  . a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving that entity or any of its significant subsidiaries;

  . any purchase or sale of 20% or more of the consolidated assets of the entity, including stock of its subsidiaries, taken as a whole; or

  . any purchase or sale of, or tender or exchange offer for, the equity securities of that entity that, if completed, would result in any person beneficially owning securities representing 20% or more of the total voting power of that entity, or of the surviving parent entity in the transaction, or any of its significant subsidiaries.

   However, the merger agreement does not prevent each of America Online and Time Warner, or its board of directors from:

  . engaging in any discussions or negotiations with, or providing any information to, any person in response to an unsolicited bona fide written Acquisition Proposal by that person, if and only to the extent that its board of directors concludes in good faith that there is a reasonable likelihood that the Acquisition Proposal could constitute a Superior Proposal; or

  . effecting a Change in Board Recommendation, as defined below, if and only to the extent that it has received an unsolicited bona fide written Acquisition Proposal from a third party and its board of directors concludes in good faith that the Acquisition Proposal constitutes a Superior Proposal, as described below.

   However, America Online or Time Warner may only take such action if and only to the extent that:

  . the special meeting of its stockholders to vote on the adoption of the merger agreement has not occurred;

  . its board of directors, after consultation with outside counsel, determines in good faith that the failure to effect a Change in Board Recommendation or to engage in discussions or negotiations with, or provide information to, the person, as the case may be, would be inconsistent with its fiduciary duties under applicable law;

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  .  before providing any information or data to any person in connection with an Acquisition Proposal by that person, its board of directors receives from that person an executed confidentiality agreement with customary provisions; except that if the confidentiality agreement contains provisions that are less restrictive than the comparable provision, or omits restrictive provisions, contained in the confidentiality agreement between America Online and Time Warner, then the confidentiality agreement between America Online and Time Warner will be automatically amended to contain the less restrictive provisions or to omit the restrictive provisions, as the case may be; and

  . before providing any information or data to any person or entering into discussions or negotiations with any person, it promptly notifies the other party of:

    . inquiries, proposals or offers received by, any information requested from, or any discussions or negotiations sought to be initiated or continued with, any of its representatives; and

    . the name of the person and the material terms and conditions of any inquiries, proposals or offers.

   In addition, the merger agreement does not prevent America Online or Time Warner from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Securities Exchange Act of 1934 with regard to an Acquisition Proposal.

   "Change in Board Recommendation" means, with respect to any party to the merger agreement:

  . withdrawing, modifying or qualifying, or proposing to withdraw, modify or qualify, in any manner adverse to the other party to the merger agreement, the recommendation of that party's board of directors that its stockholders vote in favor of the adoption of the merger agreement; or

  . taking any action or making any statement in connection with the special meeting of the stockholders of that party that is inconsistent with the recommendation of that party's board of directors.

  However, an action or statement will not be a Change in Board
     Recommendation so long as:

    . the action or statement is taken or made pursuant to advice, in the case of America Online, from Simpson Thacher & Bartlett, and, in the case of Time Warner, from Cravath, Swaine & Moore, to the effect that the action or statement is required by applicable law;

    . if a Public Proposal, as described below, has been made and not rescinded, the action or statement does not relate to the Public Proposal other than any factual statement required by any regulatory authority, and the action or statement includes a rejection of the Public Proposal; and

    . the action or statement also includes a reaffirmation of the approval of the merger by that party's board of directors and the recommendation to that party's stockholders to adopt the merger agreement.

   "Public Proposal" means, with respect to America Online or Time Warner, an Acquisition Proposal that has been publicly announced or otherwise communicated to the senior management, board of directors or stockholders of America Online or Time Warner, as the case may be, at any time after January 10, 2000, the date of the merger agreement.

   The board of directors of America Online or Time Warner may only change their respective recommendations of the merger as provided in the "no solicitation" provision of the merger agreement.

   "Superior Proposal" means a bona fide written proposal made to America Online or Time Warner, as the case may be, which is for a merger, reorganization, consolidation, share exchange, business combination, recapitalization or similar transaction involving America Online or Time Warner; and

  . as a result of which the person making the proposal or its stockholders will own 40% or more of the combined voting power of the entity surviving or resulting from the transaction, or its ultimate parent entity; and

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  .  is on terms which the board of directors of America Online or Time
     Warner, as the case may be, in good faith concludes, following receipt of the advice of its financial advisors and outside counsel, taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the person making the proposal:

    . would, if completed, result in a transaction that is more favorable to the stockholders of America Online or Time Warner, as the case may be, from a financial point of view, than the merger; and

    .  is reasonably capable of being completed.

   Each of America Online and Time Warner has agreed under the provisions of the merger agreement that:

  . it will promptly keep the other party informed of the status and terms of any proposals, offers, discussions or negotiations covered by the "no solicitation" provisions of the merger agreement;

  . it will, and its officers, directors and representatives will, immediately cease and terminate any activities, discussions or negotiations existing as of January 10, 2000, the date of the merger agreement, with any parties conducted before that date with respect to any Acquisition Proposal;

  . it will use reasonable best efforts to promptly inform its directors, officers, key employees, agents and representatives of the obligations of the "no solicitation" provisions of the merger agreement; and

  . it will not submit to the vote of its stockholders any Acquisition Proposal other than the merger between America Online and Time Warner.

   Nothing contained in the "no solicitation" provisions of the merger agreement will:

  . permit America Online or Time Warner to terminate the merger agreement, except as specifically provided in the merger agreement; or

  . affect any other obligation of America Online or Time Warner under the merger agreement.

   Termination. The merger agreement may be terminated at any time prior to the completion of the merger, whether before or after the stockholder approvals have been obtained:

  .  by mutual written consent of America Online and Time Warner;

  . by either America Online or Time Warner if the merger is not completed on or before May 31, 2001, except that this right to terminate the merger agreement will not be available to any party whose failure to fulfill any obligation under the merger agreement has been the cause of, or has resulted in, the failure of the merger to be completed by May 31, 2001;

  .  by either America Online or Time Warner if any governmental entity:

    . issues an order, decree or ruling or takes any other action permanently restraining, enjoining or otherwise prohibiting the merger, and the order, decree, ruling or other action becomes final and nonappealable; or

    . fails to issue an order, decree or ruling or to take any other action, and the denial of a request to issue an order, decree, ruling or take any other action becomes final and nonappealable,

   in each case which is necessary to fulfill the conditions to the completion of the merger relating to:

      . the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

      . the approval of the merger by the European Commission and Canadian governmental entities;

      .  the final approval of the Federal Communications Commission;

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      .  the receipt of all approvals and consents of, and the completion of filings with, or notices to, any state cable franchising authorities or any state public service commissions necessary for completion of the merger, the failure of which to obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on AOL Time Warner after the merger;

  except that this right to terminate the merger agreement will not be available to any party whose failure to comply with the provisions of the merger agreement relating to the use of reasonable best efforts to do all things necessary, proper or advisable under the merger agreement and applicable laws and regulations to complete the merger is the cause of the action or inaction;

  . by either America Online or Time Warner if the approval of either party's stockholders is not obtained because of the failure to obtain the required vote to adopt the merger agreement at a duly held meeting of America Online's or Time Warner's stockholders;

  .  by either America Online or Time Warner if:

    . the board of directors of the other party fails to recommend that the stockholders of that party vote in favor of the adoption of the merger agreement or effects a Change in Board Recommendation, whether or not permitted by the terms of the merger agreement; or

    . the other party materially breaches its obligations under the merger agreement because of a failure to call a special meeting of its stockholders to vote on the adoption of the merger agreement or a failure to mail this joint proxy statement-prospectus to its stockholders; or

  . by either America Online or Time Warner if the other party breaches or fails to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement in such a way as to render the conditions to the completion of the merger relating to the accuracy of representations and warranties and the performance of or compliance with agreements and covenants contained in the merger agreement incapable of being satisfied on or before May 31, 2001.

   Effect of Termination. As set forth in more detail below, the merger agreement requires each of America Online and Time Warner to pay a termination fee to the other in specified circumstances in amounts, depending on the circumstances surrounding the termination, equal either to 2.75% or 1% of its fully diluted number of shares multiplied by the closing price of America Online's common stock on January 7, 2000, further multiplied, in the case of Time Warner, by 1.5.

   Time Warner Termination Fee. If either party terminates the merger agreement because:

  .  the approval of the stockholders of Time Warner is not obtained; or

  . the merger is not completed on or before May 31, 2001 and the special meeting of Time Warner's stockholders to vote on the adoption of the merger agreement has not occurred; and

    . an Acquisition Proposal with respect to Time Warner has been publicly announced or otherwise communicated to the senior management, board of directors or stockholders of Time Warner at any time after January 10, 2000, the date of the merger agreement, and before the date of termination of the merger agreement; and

    . within 12 months of the termination of the merger agreement, Time Warner or any of its subsidiaries enters into any definitive agreement with respect to, or consummates, an Acquisition Proposal involving 40% or more of the consolidated assets of Time Warner and its subsidiaries, taken as a whole, or 40% or more of the total voting power of Time Warner, or of the surviving parent entity in the transaction, or any of its significant subsidiaries; or

  if America Online terminates the merger agreement because:

  . the board of directors of Time Warner fails to recommend that the stockholders of Time Warner vote in favor of the adoption of the merger agreement or effects a Change in Board Recommendation; or

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  .  Time Warner materially breaches its obligations under the merger agreement because of its failure to call a special meeting of its stockholders to vote on the adoption of the merger agreement or its failure to mail this joint proxy statement-prospectus to its stockholders;

then Time Warner must pay America Online an amount equal to 2.75% of the Time Warner Termination Amount, as described below, less any amount paid in connection with the termination of the agreement as described in the next sentence. Time Warner must pay America Online an amount equal to 1% of the Time Warner Termination Amount if either party terminates the merger agreement because the approval of the stockholders of Time Warner is not obtained; except that this amount need not be paid if the termination fee has otherwise been paid in connection with the termination of the merger agreement as described in the previous sentence.

  "Time Warner Termination Amount" means an amount equal to the product of:

     (x) the number of shares of common stock of Time Warner outstanding as of January 10, 2000, the date of the merger agreement, assuming the exercise of all outstanding options, other than the option granted to America Online, and the conversion into Time Warner common stock of all securities of Time Warner convertible into Time Warner common stock; multiplied by

     (y) 1.5; multiplied by

     (z) the last sale price of common stock of America Online on the New York Stock Exchange on January 7, 2000.

   For example, consider the case in which either America Online or Time Warner terminates the merger agreement because the approval of the Time Warner stockholders is not obtained. Time Warner must pay to America Online:

  . 2.75% of the Time Warner Termination Amount, equal to approximately $4.4 billion, if:

    . at any time prior to the termination of the merger agreement, an Acquisition Proposal with respect to Time Warner was publicly announced or otherwise communicated to Time Warner; and

    . within 12 months after the termination of the merger agreement, Time Warner or any of its subsidiaries enters into a definitive agreement with respect to, or consummates, an Acquisition Proposal involving 40% or more of consolidated assets of Time Warner and its subsidiaries or 40% or more of the total voting power of Time Warner, or the surviving or parent entity in the transaction, or any of its significant subsidiaries;

   otherwise

  . 1% of the Time Warner Termination Amount, equal to approximately $1.6 billion, unless Time Warner has previously paid a termination fee to America Online, in which case no additional fee will be payable.

   Next, consider the case in which either America Online or Time Warner terminates the merger agreement because the merger is not completed on or before May 31, 2001 and the Time Warner special meeting has not occurred, Time Warner must pay to America Online 2.75% of the Time Warner Termination Amount, equal to approximately $4.4 billion, if:

  . at any time prior to the termination of the merger agreement, an Acquisition Proposal with respect to Time Warner was publicly announced or otherwise communicated to Time Warner; and

  . within 12 months after the termination of the merger agreement, Time Warner or any of its subsidiaries enters into a definitive agreement with respect to, or consummates, an Acquisition Proposal involving 40% or more of consolidated assets of Time Warner and its subsidiaries or 40% or more of the total voting power of Time Warner, or the surviving or parent entity in the transaction, or any of its significant subsidiaries.

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   Finally, consider the case in which America Online terminates the merger agreement because the Time Warner board of directors fails to recommend that the stockholders of Time Warner vote in favor of the adoption of the merger agreement or effects a Change in Board Recommendation or because Time Warner materially breaches its obligations under the merger agreement by failing to call the Time Warner special meeting or to mail this joint proxy statement-prospectus to its stockholders. Time Warner must pay to America Online 2.75% of the Time Warner Termination Amount, equal to approximately $4.4 billion.

   America Online Termination Fee. Similarly, if either party terminates the merger agreement because:

  .  the approval of the stockholders of America Online is not obtained; or

  . the merger is not completed on or before May 31, 2001 and the special meeting of America Online's stockholders to vote on the adoption of the merger agreement has not occurred; and

    . an Acquisition Proposal with respect to America Online has been publicly announced or communicated to the senior management, board of directors or stockholders of America Online at any time after January 10, 2000, the date of the merger agreement, and before the date of termination of the merger agreement; and

    . within 12 months of the termination of the merger agreement, America Online or any of its subsidiaries enters into any definitive agreement with respect to, or consummates, an Acquisition Proposal involving 40% or more of the consolidated assets of America Online and its subsidiaries, taken as a whole, or 40% or more of the total voting power of America Online, or of the surviving parent entity in the transaction, or any of its significant subsidiaries; or

if Time Warner terminates the merger agreement because:

  . the board of directors of America Online fails to recommend that the stockholders of America Online vote in favor of the adoption of the merger agreement or effects a Change in Board Recommendation; or

  . America Online materially breaches its obligations under the merger agreement because of its failure to call a special meeting of its stockholders to vote on the adoption of the merger agreement or its failure to mail this joint proxy statement-prospectus to its stockholders;

then America Online must pay Time Warner an amount equal to 2.75% of the America Online Termination Amount, as described below, less any amount paid in connection with the termination of the agreement as described in the next sentence. America Online must pay Time Warner an amount equal to 1% of the America Online Termination Amount if either party terminates the merger agreement because the approval of the stockholders of America Online is not obtained; except that this amount need not be paid if the termination fee has otherwise been paid in connection with the termination of the merger agreement, as described in the previous sentence.

   "America Online Termination Amount" means an amount equal to the product of:

     (x) the number of shares of common stock of America Online outstanding as of January 10, 2000, the date of the merger agreement, assuming the exercise of all outstanding options, other than the option granted to Time Warner, and the conversion into America Online common stock of all securities of America Online convertible into America Online common stock; multiplied by

     (y) the last sale price of common stock of America Online on the New York Stock Exchange on January 7, 2000.

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   For example, consider the case in which either America Online or Time Warner terminates the merger agreement because the approval of the America Online stockholders is not obtained. America Online must pay to Time Warner:

  . 2.75% of the America Online Termination Amount, equal to approximately $5.4 billion, if:

    . at any time prior to the termination of the merger agreement, an Acquisition Proposal with respect to America Online was publicly announced or otherwise communicated to America Online; and

    . within 12 months after the termination of the merger agreement, America Online or any of its subsidiaries enters into a definitive agreement with respect to, or consummates, an Acquisition Proposal involving 40% or more of consolidated assets of America Online and its subsidiaries or 40% or more of the total voting power of America Online, or the surviving or parent entity in the transaction, or any of its significant subsidiaries;

   otherwise

  . 1% of the America Online Termination Amount, equal to approximately $2.0 billion, unless America Online has previously paid a termination fee to Time Warner, in which case no additional fee will be payable.

   As in this first case, each of the other two cases in which America Online must pay a termination fee to Time Warner are analogous to the corresponding case in which Time Warner must pay a termination fee to America Online.

   Conduct of Business Pending the Merger. Under the merger agreement, each of America Online and Time Warner has agreed that, during the period before completion of the merger, except as expressly contemplated or permitted by the merger agreement and the stock option agreements, or to the extent that the other party consents in writing, it will carry on its respective business in the usual, regular and ordinary course in all material respects, substantially in the same manner as previously conducted, and will use its reasonable best efforts to preserve intact its present line of business and its relationships with third parties. Each of America Online and Time Warner has also agreed that it will not, and it will not permit any of its subsidiaries to, enter into any new material line of business or incur or commit any capital expenditures or any obligations or liabilities in connection with such capital expenditures, other than as previously disclosed to the other party or in the ordinary course of business consistent with past practice.

   In addition to these agreements regarding the conduct of business generally, each of America Online and Time Warner has agreed to some specific restrictions relating to the following:

  .  the declaration or payment of dividends;

  . the alteration of share capital, including, among other things, stock splits, combinations or reclassifications;

  .  the repurchase or redemption of capital stock;

  . the issuance or sale of capital stock, any voting debt or other equity interests;

  .  the amendment of its certificate of incorporation or by-laws;

  .  the acquisition of assets or other entities;

  .  the disposition of assets;

  .  the extension of loans, advances, capital contributions or investments;

  .  the incurrence or the guarantee of debt;

  . the sale of debt securities, warrants or other rights to acquire debt securities;

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  .  the taking of actions that would prevent or impede the merger from qualifying as an exchange under Section 351 of the Internal Revenue Code and as a reorganization under Section 368 of the Internal Revenue Code;

  .  compensation of directors, executive officers and key employees;

  .  accounting policies and procedures;

  .  entrance into certain types of agreements including:

    . material agreements that restrict the ability of America Online or Time Warner or any of their subsidiaries or affiliates to distribute, promote, market or otherwise offer Internet and interactive services, programming or functionality on the cable systems owned by Time Warner or its subsidiaries or affiliates;

    . agreements that limit or restrict, or after completion of the merger, could limit or restrict America Online, Time Warner or any of their subsidiaries or affiliates, including AOL Time Warner, from engaging or competing in any line of business or in any geographic area, which limitation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AOL Time Warner and its subsidiaries, taken together, after the merger; and

  . actions that would result, or would reasonably be expected to result, in any of the conditions to the merger not being satisfied, or a material delay in the satisfaction of any of the conditions to the merger.

   Additional Agreements. Each of America Online and Time Warner has agreed to cooperate with each other and to use its reasonable best efforts to take all actions and do all things necessary, proper and advisable under the merger agreement and applicable laws to complete the merger as soon as practicable after January 10, 2000, which is the date of the merger agreement. Accordingly, each has agreed to use its reasonable best efforts to:

  . as promptly as practicable, prepare and file all applications, notices, petitions, filings, tax ruling requests and other documents, and to obtain all consents, waivers, licenses, orders registrations, approvals, permits, rulings, authorizations and clearances from any third party or any domestic or foreign governmental entity necessary to complete the merger; and

  . take all reasonable steps to obtain all necessary consents and required approvals, including those required under applicable antitrust laws.

   America Online's and Time Warner's cooperation may also include using its reasonable best efforts, including selling, holding separate or disposing of, or agreeing to sell, hold separate or otherwise dispose of their respective businesses in a specified manner, or permitting the sale, holding separate or other disposition of their assets in a specified manner, to contest and resist actions challenging the merger as illegal and laws or orders making the merger illegal or prohibiting or materially impairing or delaying the merger. Neither America Online nor Time Warner will be required to divest or hold separate any business or assets or take any other action if doing so would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AOL Time Warner or if the action is not conditional on the completion of the merger.

   The merger agreement also contains covenants relating to the cooperation between America Online and Time Warner in the preparation of this joint proxy statement-prospectus and additional agreements between them relating to, among other things, access to information, mutual notice of specified matters and public announcements.

   Amendment, Extension and Waiver. The merger agreement may be amended by the parties, by action taken or authorized by their respective boards of directors, at any time before or after approval of the merger by the stockholders of America Online and Time Warner has been obtained. After the approval has been obtained, no amendment may be made which by law or in accordance with the rules of the New York Stock Exchange requires further approval by the stockholders of America Online or Time Warner, as the case may be, without the further approval. All amendments to the merger agreement must be in writing signed by each party.

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   At any time before the completion of the merger, the parties may, by action taken or authorized by their respective boards of directors, to the extent legally allowed:

  . extend the time for the performance of any of the obligations or other acts of the other parties;

  . waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; and

  . waive compliance with any of the agreements or conditions contained in the merger agreement.

   All extensions and waivers must be in writing and signed by the party against whom the waiver is to be effective.

   Expenses. Whether or not the merger is completed, all expenses and fees incurred in connection with the merger agreement and the merger will be paid by the party incurring the expenses or fees, except:

  . if the merger is completed, the surviving corporation of each merger will pay any property or transfer taxes imposed in connection with the merger;

  . all expenses and fees incurred in connection with the filing, printing and mailing of this joint proxy statement-prospectus and the registration statement of which it is a part will be shared equally by Time Warner and America Online; and

  . expenses incurred by a party in successfully seeking a judgment requiring the other party to pay a termination fee will be paid by the party owing the termination fee.

   Representations and Warranties. The merger agreement contains customary representations and warranties of America Online and Time Warner relating to, among other things:

  .  corporate organization and similar corporate matters;

  .  subsidiaries;

  .  capital structure;

  .  authorization and absence of conflicts;

  . documents filed with the SEC and financial statements included in those documents;

  . information supplied in connection with this joint proxy statement-prospectus and the registration statement of which it is a part;

  .  board approval and applicable state takeover laws;

  .  the stockholder vote required to adopt the merger agreement;

  .  litigation;

  .  compliance with applicable laws;

  .  absence of specified changes or events;

  .  intellectual property;

  .  brokers and finders;

  .  opinions of financial advisors;

  .  taxes;

  .  specified contracts;

  .  stockholder rights plans; and

  .  employee benefits.

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AOL Time Warner Charter and By-laws

   Upon completion of the merger, the restated certificate of incorporation for AOL Time Warner will be in substantially the form set forth in Annex G to this joint proxy statement-prospectus and the restated by-laws of AOL Time Warner will be substantially in the form set forth in Annex H to this joint proxy statement-prospectus. For a summary of the material provisions of the restated certificate of incorporation and restated by-laws of AOL Time Warner, and the rights of stockholders of AOL Time Warner under the restated certificate of incorporation and restated by-laws, see the section entitled "Description of AOL Time Warner Capital Stock."

Stock Option Agreements

   The following summary of the stock option agreements is qualified in its entirety by reference to the complete text of the stock option agreements, which are incorporated by reference and attached as Annexes B and C to this joint proxy statement-prospectus. We urge you to read the full text of the stock option agreements.

   In connection with the execution and delivery of the merger agreement, America Online and Time Warner entered into:

  . the Time Warner stock option agreement, under which Time Warner granted to America Online an irrevocable option to purchase, in whole or in part, an aggregate of up to 233,263,204 shares of Time Warner common stock at a price of $110.63 per share; and

  . the America Online stock option agreement, under which America Online granted to Time Warner an irrevocable option to purchase, in whole or in part, an aggregate of up to 452,535,148 shares of America Online common stock at a price of $73.75 per share.

   Exercise of the Options. The option granted by Time Warner to America Online pursuant to the Time Warner stock option agreement may be exercised, in whole or in part, at any time, after the date on which America Online becomes unconditionally entitled to receive the larger of the two Time Warner termination fees pursuant to the merger agreement. Similarly, the option granted by America Online to Time Warner pursuant to the America Online stock option agreement may be exercised, in whole or in part, at any time, after the date on which Time Warner becomes unconditionally entitled to receive the larger of the two America Online termination fees pursuant to the merger agreement.

   The right to purchase shares of common stock under each of the Time Warner stock option agreement and the America Online stock option agreement will expire on the first to occur of:

  .  the completion of the merger;

  . written notice of termination of the Time Warner stock option agreement by America Online or written notice of termination of the America Online stock option agreement by Time Warner, as the case may be;

  . in the case of the Time Warner stock option agreement, 12 months after the date on which America Online becomes unconditionally entitled to receive the larger of the two Time Warner termination fees and, in the case of the America Online stock option agreement, 12 months after the date on which Time Warner becomes unconditionally entitled to receive the larger of the two America Online termination fees; or

  .  the date of termination of the merger agreement, unless:

    . in the case of the Time Warner stock option agreement, America Online has the right to receive the larger Time Warner termination fee either upon or following the termination of the merger agreement upon the occurrence of certain events, in which case the right to purchase shares of common stock under the Time Warner stock option agreement will not terminate until the later of:

      .  15 business days after the option becomes exercisable; and

      . the expiration of the period in which America Online has the right to receive the larger Time Warner termination fee; and

  . in the case of the America Online stock option agreement, Time Warner has the right to receive the larger America Online termination fee either upon or following the termination of the merger agreement upon the occurrence of certain events, in which case the right to purchase shares of common stock under the America Online stock option agreement will not terminate until the later of:

    .  15 business days after the option becomes exercisable; and

    . the expiration of the period in which Time Warner has the right to receive the larger America Online termination fee.

   Any purchase of shares of Time Warner common stock by America Online under the Time Warner stock option agreement and any purchase of shares of America Online common stock by Time Warner under the America Online stock option agreement will occur only if:

  . the purchase would not otherwise violate any applicable material law, statute, ordinance, rule or regulation, including the Hart-Scott-Rodino Antitrust Improvements Act and the Communications Act of 1934; and

  . no material judgment, order, writ, injunction, ruling or decree of any governmental entity is promulgated, enacted, entered into or enforced by any governmental entity which prohibits the delivery of the shares of common stock subject to the applicable stock option agreement.

   Each of America Online and Time Warner has agreed, in each stock option agreement, to use their reasonable best efforts to:

  . Promptly make and process all necessary filings and applications, obtain all consents, and approvals, and comply with all applicable laws; and

  . have any judgment, order, writ, injunction, ruling or decree of any governmental entity vacated or reversed.

   Adjustments Upon Changes in Capitalization and Substitute Option. The number and kind of securities subject to each stock option agreement and the exercise price will be adjusted for any change in the number of issued and outstanding shares of common stock of the issuer of the option in the event of any change in the corporate or capital structure of the issuer which would have the effect of diluting or otherwise diminishing the optionholder's rights under the stock option agreement. Accordingly, the optionholder will receive, upon exercise of the option, the number and kind of shares or other securities or property that the optionholder would have received if the option had been exercised immediately before the event or record date for the event, as applicable. In addition, if additional shares of common stock of the issuer of each option become outstanding after January 10, 2000, the date of each option agreement, the total number of shares of that issuer's common stock subject to the option shall be increased to 19.9% of all the issued and outstanding shares of that issuer's common stock.

   In the event that the issuer of either option enters into any agreement:

  . to consolidate with or merge into any person other than the optionholder or any of its subsidiaries, and the issuer of the option will not be the continuing or surviving corporation in the consolidation or merger;

  . to permit any person, other than the optionholder or any of its subsidiaries, to merge into the issuer of the option and the issuer of the option will be the continuing or surviving or acquiring corporation but, in connection with the merger,

    . the then outstanding shares of common stock of the issuer of the option will be changed into or exchanged for stock or other securities of any other person or cash or any other property; or

    . the outstanding shares of common stock of the issuer of the option will, after the merger, represent less than 50% of the outstanding voting securities of the merged or acquiring company;

  . to sell or otherwise transfer all or substantially all of its assets to any person, other than the optionholder and its subsidiaries,

then, in each case, the agreement governing the transaction must contain a provision that, unless exercised earlier by the optionholder, the option granted under the stock option agreement will, upon completion of the transaction and upon specified terms and conditions, be converted into, or exchanged for, an option with identical terms appropriately adjusted, to acquire the number and class of shares or other securities or property that the optionholder would have received under the stock option agreement if the option had been exercised immediately before the consolidation, merger, or sale, as applicable.

   Cash Payment in Respect of the Option. Under each of the stock option agreements, the optionholder has the right, at any time after the option has become exercisable, to elect to receive a cash payment in an amount equal to the product of:

   (x) the difference between:

      .  the higher of:

      . the highest price per share proposed to be paid by any other person in connection with any Acquisition Proposal; and

      . the highest closing price of the stock during the six-month period immediately preceding the date on which the optionholder gives notice of the election to receive cash; and

      .  the exercise price; multiplied by

   (y) the number of shares of the issuer's common stock designated by the optionholder.

   Profit Limitations. The Time Warner stock option agreement provides that in no event will America Online's total profit under the Time Warner stock option agreement, plus any termination fee paid by Time Warner under the merger agreement, exceed in the aggregate, an amount equal to 2.75% of the product of:

  . the number of shares of Time Warner's common stock outstanding as of January 10, 2000, the date of each stock option agreement, calculated as described above for termination fees under the merger agreement; multiplied by

  .  1.5; multiplied by

  . the last sale price of America Online's common stock on the New York Stock Exchange on January 7, 2000.

   Similarly, the America Online stock option agreement provides that in no event will Time Warner's total profit under the America Online stock option agreement, plus any termination fee paid by America Online under the merger agreement, exceed in the aggregate an amount equal to 2.75% of the product of:

  . the number of shares of America Online's common stock outstanding as of January 10, 2000, the date of each stock option agreement, calculated as described above for termination fees under the merger agreement; multiplied by

  . the last sale price of America Online's common stock on the New York Stock Exchange on January 7, 2000.

   If the total profit that would otherwise be received by the optionholder exceeds the maximum amount permissible, the optionholder must, in its sole discretion:

  .  reduce the number of shares subject to the stock option agreement;

  .  deliver to the issuer for cancellation shares previously purchased;

  .  reduce the amount to be paid by the optionholder;

  .  pay cash to the issuer of the option; or

  . take any combination of these actions, so that its total profit does not exceed the maximum amount.

   Registration Rights and Listing. Each of the stock option agreements provides that the optionholder has specified rights to require the issuer to register, under the Securities Act of 1933 and any applicable state law, all shares purchased by the optionholder pursuant to the stock option agreement. Each of the stock option agreements also provides that the optionholder has specified rights to require that the issuer list the shares purchased by the optionholder pursuant to the stock option agreement on the New York Stock Exchange or other national securities exchange or trading system on which shares of the issuer's common stock are listed for trading or quotation.

   Assignability. Neither of the stock option agreements, nor any of the rights, interests or obligations under them may be assigned by either of the parties without the prior written consent of the other party.

   Effect of Stock Option Agreements. The stock option agreements are intended to increase the likelihood that the merger will be completed on the terms set forth in the merger agreement. Consequently, the stock option agreements may discourage persons who might be interested in acquiring all or a significant interest in America Online or Time Warner before completion of the merger from considering or proposing an acquisition, even if those persons were prepared to offer higher consideration per share of Time Warner capital stock or America Online common stock than the consideration implicit in the merger or a higher price per share of Time Warner common stock or America Online common stock than the stock market price.

Voting Agreement

   The following summary of the voting agreement is qualified in its entirety by reference to the complete text of the voting agreement, which is incorporated by reference and attached as Annex D to this joint proxy statement-prospectus. We urge you to read the full text of the voting agreement.

   In connection with the execution and delivery of the merger agreement, America Online entered into a voting agreement with R.E. Turner, Vice Chairman of Time Warner, Turner Partners, L.P. and Turner Outdoor, Inc. under which these principal stockholders agreed to vote substantially all their shares of Time Warner common stock in favor of the adoption of the merger agreement. As of the record date for the special meeting, these stockholders owned shares of Time Warner common stock representing approximately [ ]% of the total voting power of the outstanding shares of Time Warner capital stock.

   The voting agreement prohibits, subject to limited exceptions, any stockholder from selling, transferring, pledging, encumbering, assigning or otherwise disposing of any shares of Time Warner capital stock, except to a person who agrees in writing to be bound by the terms of the voting agreement. The stockholders collectively may sell, transfer, pledge, encumber, assign or otherwise dispose of an aggregate of up to 5% of the shares of Time Warner common stock held of record by the stockholders collectively as of January 10, 2000, the date of the voting agreement, without complying with the restrictions on transfers contained in the voting agreement.

   The voting agreement terminates upon the earlier to occur of the completion of the merger and the termination of the merger agreement in accordance with its terms.

             PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

   The following pro forma consolidated condensed financial statements are presented to illustrate the effects of the merger on the historical financial position and operating results of America Online and Time Warner. Because America Online and Time Warner have different fiscal years, and the combined company will adopt the calendar year-end of Time Warner, pro forma operating results are presented on two different bases: (1) a June 30 fiscal-year basis, which is consistent with America Online's historical fiscal year-end and (2) a December 31 calendar-year basis, which is consistent with both Time Warner's historical fiscal year-end and that of AOL Time Warner going forward. Management believes that it is meaningful to present pro forma financial information based on the calendar year-end of the combined company to facilitate an analysis of the pro forma effects of the merger.

   The following pro forma consolidated condensed balance sheet of AOL Time Warner at December 31, 1999 gives effect to the merger as if it occurred as of that date. On a June 30 fiscal-year basis, the pro forma consolidated condensed statements of operations of AOL Time Warner for the six months ended December 31, 1999 and the year ended June 30, 1999 give effect to the merger as if it occurred as of July 1, 1998. On a December 31 calendar-year basis, the pro forma consolidated condensed statements of operations of AOL Time Warner for the year ended December 31, 1999 give effect to the merger as if it occurred as of January 1, 1999. In addition, the pro forma consolidated condensed statement of operations of AOL Time Warner for the year ended June 30, 1999 also gives effect to Time Warner's consolidation of the operating results of the entertainment group, which were formerly accounted for under the equity method of accounting, as described more fully in Time Warner's Current Report on Form 8-K dated August 3, 1999, which is incorporated in this joint proxy statement-prospectus by reference.

   The pro forma consolidated condensed financial statements have been derived from, and should be read in conjunction with, the historical consolidated financial statements, including the notes thereto, of each of America Online, Time Warner and TWE. For America Online, those financial statements are included in America Online's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999 and its Annual Report on Form 10-K for the year ended June 30, 1999, which are incorporated in this joint proxy statement-prospectus by reference, and which have been adjusted for a 2-for-1 common stock split in November 1999. For Time Warner and TWE, those financial statements are included in Time Warner's Annual Report on Form 10-K for the year ended December 31, 1999, which is incorporated in this joint proxy statement-prospectus by reference.

   The pro forma consolidated condensed financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations of AOL Time Warner that would have occurred had the merger been consummated as of the dates indicated. In addition, the pro forma consolidated condensed financial statements are not necessarily indicative of the future financial condition or operating results of AOL Time Warner.

The Merger

   The merger will be structured as a stock-for-stock exchange and is described under the "Merger--Structure of the Merger and Conversion of America Online and Time Warner Stock."

   As a result of the merger, we anticipate that the former stockholders of America Online will have an approximate 55% interest in AOL Time Warner and that the former stockholders of Time Warner will have an approximate 45% interest in AOL Time Warner, expressed on a fully diluted basis. The merger is expected to be accounted for by AOL Time Warner as an acquisition of Time Warner under the purchase method of accounting for business combinations.

   Pro forma adjustments for the merger include:

  . the issuance of approximately 1.9 billion shares of AOL Time Warner common stock and AOL Time Warner series LMCN-V common stock in exchange for all of the 1.3 billion outstanding shares of Time Warner common stock and series LMCN-V common stock;

  . the issuance of approximately 8.4 million shares of AOL Time Warner preferred stock in exchange for all of the 8.4 million outstanding shares of Time Warner preferred stock;

  . the issuance of options to purchase approximately 204 million shares of AOL Time Warner common stock in exchange for all of the outstanding options to purchase 136 million shares of Time Warner common stock; and

  . the incurrence of approximately $300 million of transaction costs by America Online and Time Warner, including legal, investment banking and registration fees.

   No pro forma adjustments are necessary to reflect the merger of America Online into a separate wholly owned subsidiary of AOL Time Warner because America Online's net assets will be recorded at their historical cost basis and the exchange ratio for America Online common stock is one to one. America Online agreed to acquire MapQuest.com, Inc., and Time Warner has agreed to form a global music joint venture with EMI Group plc. Because these transactions are not significant to the consolidated condensed balance sheet of AOL Time Warner or to pro forma net income of AOL Time Warner for any of the periods presented in this joint proxy statement-prospectus, they have not been reflected in these pro forma financial statements.

   Management expects that the strategic benefits of the merger will result in incremental revenue opportunities for the combined company. Those opportunities include, but are not limited to, the ability to cross-promote the combined company's products and services and the ability to offer consumers expanded broadband and online services. However, such incremental revenues have not been reflected in the accompanying pro forma consolidated condensed statements of operations of AOL Time Warner.

   Under the purchase method of accounting, the estimated cost of approximately $146 billion to acquire Time Warner, including transaction costs, will be allocated to its underlying net assets in proportion to their respective fair values. Any excess of the purchase price over the estimated fair value of the net assets acquired will be recorded as goodwill. As more fully described in the notes to the pro forma consolidated condensed financial statements, a preliminary allocation of the excess of the purchase price, including transaction costs, over the book value of the net assets to be acquired has been made to goodwill and other intangible assets. Management expects that the other intangible assets, and their respective weighted-average amortization periods, will include:

                                                                 Amortization
                                                                    period
                                                                 ------------
      Film libraries, cable television franchises and music
       catalogue and copyrights................................. 20-25 years
      Trademarks and brands..................................... 35-40 years
      Other identifiable intangible assets......................  3-10 years

   At this time, the work needed to provide the basis for estimating these fair values, and amortization periods, has not been completed. As a result, the final allocation of the excess of purchase price over the book value of the net assets acquired could differ materially. The pro forma consolidated condensed financial statements reflect a preliminary allocation to goodwill and other intangible assets assuming a weighted-average amortization period of twenty-five years. The final purchase price allocation may result in a different weighted-average amortization period for intangible assets than that presented in these pro forma consolidated condensed financial statements. Accordingly, a change in the amortization period would impact the amount of annual amortization expense. The following table shows the effect on pro forma loss applicable to common shares for a range of weighted-average useful lives:

                                       Six Months Ended Year Ended  Year Ended
                                         December 31,    June 30,  December 31,
      Weighted-average useful life           1999          1999        1999
      ----------------------------     ---------------- ---------- ------------
   Twenty-five years
    (as disclosed in these pro forma
    financial statements).............     $(1,091)      $(4,330)    $(2,593)
   Twenty years.......................     $(1,850)      $(5,848)    $(4,111)
   Thirty years.......................     $  (585)      $(3,319)    $(1,582)

   AOL Time Warner will periodically review the carrying value of the acquired goodwill for acquired businesses to determine whether an impairment may exist. AOL Time Warner will consider relevant cash flow information, including estimated future operating results, trends and other available information, in assessing whether the carrying value of goodwill can be recovered. If it is determined that the carrying value of goodwill will not be recovered from the undiscounted future cash flows of acquired businesses, the carrying value of such goodwill would be considered impaired and reduced by a charge to operations in the amount of the impairment. An impairment charge is measured as any deficiency in the amount of estimated undiscounted cash flows of acquired businesses available to recover the carrying value related to goodwill.

 Revenue Classification Changes

   In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," which will be effective for Time Warner in the quarter ended June 30, 2000. SAB 101 will not be effective for America Online until the quarter ended September 30, 2000. SAB 101 clarifies certain existing accounting principles for the timing of revenue recognition and its classification in financial statements. While America Online's and Time Warner's existing revenue policies regarding the timing of revenue recognition are consistent with the provisions of SAB 101, the new rules are expected to result in some changes as to how the filmed entertainment industry classifies its revenue, particularly relating to distribution arrangements for third-party and co-financed joint venture product. As a result, America Online and Time Warner are in the process of evaluating the overall impact of SAB 101 on their respective consolidated financial statements. It is expected that both annual revenues and costs of Time Warner's filmed entertainment businesses will be reduced by an equal amount of approximately $1.5 to $2 billion as a result of these classification changes. However, other aspects of SAB 101 are not expected to have a significant effect on AOL Time Warner's pro forma consolidated condensed financial statements.

                              AOL TIME WARNER INC.

                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

                               December 31, 1999
                            (in millions, unaudited)

                                                                        AOL
                                             Time      Pro Forma    Time Warner
                                   AOL(a)  Warner(b) Adjustments(c)  Pro Forma
                                   ------- --------- -------------- -----------
ASSETS
Cash and equivalents.............. $ 2,535  $ 1,284     $    --      $  3,819
Other current assets..............   1,281    8,577          --         9,858
                                   -------  -------     --------     --------
  Total current assets............   3,816    9,861          --        13,677
Noncurrent inventories............     --     4,201          --         4,201
Investments.......................   4,902    2,096          --         6,998
Property, plant and equipment,
 net..............................     890    8,728          --         9,618
Goodwill and other intangibles,
 net..............................     409   24,712      174,278      199,399
Other assets......................     284    1,641          --         1,925
                                   -------  -------     --------     --------
  Total assets.................... $10,301  $51,239     $174,278     $235,818
                                   =======  =======     ========     ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Total current liabilities......... $ 2,162  $ 9,670     $    300     $ 12,132
Long-term debt and other
 obligations(/1/).................   1,586   19,901          --        21,487
Deferred income taxes.............      10    4,234       34,765       39,009
Other long-term liabilities.......     292    4,535          --         4,827
Minority interests................     --     3,186          --         3,186

Shareholders' Equity
Preferred stock...................     --         1          --             1
Series LMCN-V common stock........     --         1          --             1
Common stock......................      23       12            6           41
Paid-in capital...................   4,165   12,998      135,908      153,071
Accumulated earnings (deficit)....     596   (3,350)       3,350          596
Accumulated other comprehensive
 income...........................   1,467       51          (51)       1,467
                                   -------  -------     --------     --------
  Total shareholders' equity......   6,251    9,713      139,213      155,177
                                   -------  -------     --------     --------
  Total liabilities and
   shareholders' equity........... $10,301  $51,239     $174,278     $235,818
                                   =======  =======     ========     ========

--------
(/1/)For Time Warner, includes $1.243 billion of borrowings against future stock option proceeds and $575 million of mandatorily redeemable preferred securities of subsidiaries.

                            See accompanying notes.

                              AOL TIME WARNER INC.

          NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                  (unaudited)

(a) Reflects the historical financial position of America Online at December 31, 1999.

(b) Reflects the historical financial position of Time Warner at December 31, 1999.

(c) Pro forma adjustments to record the merger as of December 31, 1999 reflect:

  .  an increase in equity of $130.758 billion relating to the issuance of
     1.930 billion shares of AOL Time Warner common stock, including the issuance of 171.2 million shares relating to the conversion of 114.1 million outstanding shares of Time Warner's series LMCN-V common stock into an identical class of AOL Time Warner series LMCN-V common stock, $0.01 par value per share, in exchange for approximately 1.287 billion outstanding shares of Time Warner common stock, based on an exchange ratio of 1.5 to 1. The AOL Time Warner common stock to be issued was valued based on a price per share of $67.75, which is the average market price of the America Online common stock for a few days before and after the date the merger was announced;

  . an increase in equity of $3.557 billion relating to the issuance of approximately 8.404 million shares of AOL Time Warner preferred stock, $0.10 par value per share, in exchange for all outstanding shares of Time Warner preferred stock. The shares of AOL Time Warner preferred stock to be issued, which will each be convertible into 6.24792 shares of AOL Time Warner common stock, were valued based on their common equivalent value of $423.30 per share;

  . an increase in equity of $11.376 billion relating to the issuance of options to purchase 203.802 million shares of AOL Time Warner common stock in exchange for all of the 135.868 million outstanding options to purchase shares of Time Warner common stock, based on a weighted-average fair value of $55.82 for all options. The fair value of the options was determined using the Black-Scholes option-pricing model and was based on the following weighted-average assumptions: expected volatility--45.5%; expected lives--5 years; a risk-free interest rate--5.75%; and expected dividend yield--0%;

  . an increase in accrued expenses of approximately $300 million relating to the incurrence of transaction costs by America Online and Time Warner, including legal, investment banking and registration fees;

  . the elimination of approximately $15.458 billion of Time Warner's pre-existing goodwill;

  . a reduction of $3.235 billion in deferred income tax liabilities and a corresponding increase in paid-in capital relating to the elimination of America Online's deferred tax valuation allowance against stock option-related tax benefits that will become realizable as a direct result of the merger;

  . a decrease in stockholders' equity of $9.713 billion relating to the elimination of Time Warner's historical shareholders' equity; and

  . the preliminary allocation of the excess of the $145.991 billion purchase price, including transaction costs, over the book value of the net assets acquired to:

    .  goodwill in the amount of $94.736 billion;

    .  other intangible assets in the amount of $95 billion; and

    .  deferred income taxes in the amount of $38 billion.

                           AOL TIME WARNER INC.

                                (unaudited)

   The final allocation of the purchase price will be determined after the completion of the merger and will be based on a comprehensive final evaluation of the fair value of Time Warner's tangible and identifiable intangible assets acquired and liabilities assumed at the time of the merger. The preliminary allocation is summarized in the following table:

   Calculation of Purchase Price:

                                                   (in millions)
         Common stock.............................   $130,758
         Preferred stock..........................      3,557
         Stock options............................     11,376
         Transaction costs........................        300
                                                     --------
          Total purchase price....................   $145,991
                                                     ========

   Allocation of Purchase Price:

                                                   (in millions)
         Assets:
           Time Warner's historical assets........   $ 51,239
           Eliminate Time Warner's historical
            goodwill..............................    (15,458)
           New goodwill...........................     94,736
           Other intangible assets................     95,000
         Liabilities:
           Time Warner's historical liabilities...    (41,526)
           Deferred income taxes..................    (38,000)
                                                     --------
          Total purchase price....................   $145,991
                                                     ========

   Time Warner's other assets and liabilities have not been adjusted because their cost approximates fair value in all material respects.

   A reconciliation of the above adjustments to reflect the merger is set forth below:

                                                                                                 Elimination
                           Issuance of              Elimination of Allocation of Elimination of       of
                          Common Stock    Increase  Time Warner's     Excess     AOL's Deferred Time Warner's    Total
                         Preferred Stock in Accrued   Historical     Purchase    Tax Valuation   Historical    Pro Forma
                           and Options    Expenses     Goodwill        Price       Allowance       Equity     Adjustments
                         --------------- ---------- -------------- ------------- -------------- ------------- -----------
                                                                  (in millions)
Goodwill and other
 intangibles, net.......    $    --        $ --        $(15,458)     $189,736       $   --        $    --      $174,278
Total current
 liabilities............         --          300            --            --            --             --           300
Deferred income taxes...         --          --             --         38,000        (3,235)           --        34,765
Preferred stock.........           1         --             --            --            --              (1)         --
Series LMCN-V common
 stock..................           1         --             --            --            --              (1)         --
Common stock............          18         --             --            --            --             (12)           6
Paid in capital.........     145,671         --             --            --          3,235        (12,998)     135,908
Accumulated earnings
 (deficit)..............         --          --             --            --            --           3,350        3,350
Accumulated other
 comprehensive income...         --          --             --            --            --             (51)         (51)

                              AOL TIME WARNER INC.

            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

                       Six Months Ended December 31, 1999
               (in millions, except per share amounts, unaudited)

                                                                        AOL
                                             Time      Pro Forma    Time Warner
                                  AOL(d)  Warner (e) Adjustments(f)  Pro Forma
                                  ------  ---------- -------------- -----------
Revenues........................  $3,088   $14,711      $   --        $17,799
Cost of revenues(/1/)...........  (1,621)   (8,095)         --         (9,716)
Selling, general and
 administrative(/1/)............    (830)   (4,008)         --         (4,838)
Amortization of goodwill and
 other intangible assets........     (35)     (662)      (3,519)       (4,216)
Gain on sale or exchange of
 cable systems and investments..     --      1,476          --          1,476
Gain on sale of CanalSatellite..     --         97          --             97
Merger, restructuring and other
 charges........................      (5)     (106)         --           (111)
                                  ------   -------      -------       -------
Business segment operating
 income (loss)(g)...............     597     3,413       (3,519)          491
Interest and other, net.........     197    (1,053)         --           (856)
Minority interest...............     --       (145)         --           (145)
Corporate expenses..............     (48)      (83)         --           (131)
                                  ------   -------      -------       -------
Income (loss) before income
 taxes..........................     746     2,132       (3,519)         (641)
Income tax benefit (provision)..    (291)     (903)         760          (434)
                                  ------   -------      -------       -------
Income (loss) before
 extraordinary item.............     455     1,229       (2,759)       (1,075)
Preferred dividend
 requirements...................     --        (16)         --            (16)
                                  ------   -------      -------       -------
Income (loss) applicable to
 common shares before
 extraordinary item.............  $  455   $ 1,213      $(2,759)      $(1,091)
                                  ======   =======      =======       =======
Income (loss) per common share
 before extraordinary item:
  Basic.........................  $ 0.20   $  0.94                    $ (0.26)
                                  ======   =======                    =======
  Diluted.......................  $ 0.18   $  0.90                    $ (0.26)
                                  ======   =======                    =======
Average common shares:
  Basic.........................   2,240     1,288                      4,172
                                  ======   =======                    =======
  Diluted.......................   2,592     1,395                      4,172
                                  ======   =======                    =======

--------
(/1/) Includes depreciation ex-
 pense of:......................  $  122   $   646      $   --        $   768
                                  ======   =======      =======       =======

                            See accompanying notes.

                              AOL TIME WARNER INC.

            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

                            Year Ended June 30, 1999
               (in millions, except per share amounts, unaudited)

                                                                        AOL
                                            Time       Pro Forma    Time Warner
                                  AOL(d)  Warner(h)  Adjustments(f)  Pro Forma
                                  ------  ---------  -------------- -----------
Revenues........................  $4,777  $ 26,482      $   --       $ 31,259
Cost of revenues(/1/)...........  (2,657)  (14,638)         --        (17,295)
Selling, general and
 administrative(/1/)............  (1,431)   (7,162)         --         (8,593)
Amortization of goodwill and
 other intangible assets........     (65)   (1,272)      (7,056)       (8,393)
Gain on sale or exchange of
 cable systems and investments..     --        795          --            795
Gain on early termination of
 video distribution agreement...     --        215          --            215
Merger, restructuring and other
 charges........................     (95)      --           --            (95)
                                  ------  --------      -------      --------

Business segment operating
 income (loss)(g)...............     529     4,420       (7,056)       (2,107)
Interest and other, net.........     638    (2,040)         --         (1,402)
Minority interest...............     --       (485)         --           (485)
Corporate expenses..............     (71)     (164)         --           (235)
                                  ------  --------      -------      --------

Income (loss) before income
 taxes..........................   1,096     1,731       (7,056)       (4,229)
Income tax benefit (provision)..    (334)     (871)       1,520           315
                                  ------  --------      -------      --------

Net income (loss)...............     762       860       (5,536)       (3,914)
Preferred dividend
 requirements...................     --       (416)         --           (416)
                                  ------  --------      -------      --------

Net income (loss) applicable to
 common shares..................  $  762  $    444      $(5,536)     $ (4,330)
                                  ======  ========      =======      ========

Net income (loss) per common
 share:
  Basic.........................  $ 0.37  $   0.36                   $  (1.10)
                                  ======  ========                   ========
  Diluted.......................  $ 0.30  $   0.36                   $  (1.10)
                                  ======  ========                   ========
Average common shares:
  Basic.........................   2,081     1,231                      3,928
                                  ======  ========                   ========
  Diluted.......................   2,555     1,231                      3,928
                                  ======  ========                   ========


--------
(/1/) Includes depreciation ex-
 pense of:......................  $  233  $  1,230      $   --       $  1,463
                                  ======  ========      =======      ========

                            See accompanying notes.

                              AOL TIME WARNER INC.

  NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

                                (unaudited)

(d) Reflects the historical operating results of America Online for the six months ended December 31, 1999 and the year ended June 30, 1999. Outstanding share and per share information for America Online have been restated to reflect a 2-for-1 common stock split which occurred in November 1999. Finally, various reclassifications have been made to conform to AOL Time Warner's combined financial statement presentation.

(e) Reflects the historical operating results of Time Warner for the six months ended December 31, 1999, including various reclassifications that have been made to conform to AOL Time Warner's combined financial statement presentation.

(f) Pro forma adjustments to record the merger for the six months ended December 31, 1999 and the year ended June 30, 1999 reflect:

  . increases of $3.795 billion and $7.589 billion, respectively, in amortization of goodwill and other intangible assets relating to the amortization of the excess of the purchase price to acquire Time Warner over the book value of its net assets acquired, which has been allocated to goodwill and other intangible assets, and are each amortized on a straight-line basis over a twenty-five year weighted-average period;

  . decreases of $276 million and $533 million, respectively, in amortization of goodwill and other intangible assets relating to the elimination of Time Warner's amortization of pre-existing goodwill; and

  . increases of $760 million and $1.520 billion, respectively, in income tax benefits, provided at a 40% tax rate, on the aggregate pro forma reduction in pretax income before goodwill amortization.

   In addition, pro forma net income (loss) per common share has been adjusted to reflect the issuance of additional shares of AOL Time Warner common stock in the merger, based on Time Warner's historical weighted average shares outstanding for the periods presented and an exchange ratio of 1.5 to 1. Because the effect of stock options and other convertible securities would be antidilutive to AOL Time Warner, dilutive per share amounts on a pro forma basis are the same as basic per share amounts.

(g) EBITDA consists of business segment operating income (loss) before depreciation and amortization. AOL Time Warner considers EBITDA an important indicator of the operational strength and performance of its businesses, including the ability to provide cash flows to service debt and fund capital expenditures. EBITDA, however, should not be considered an alternative to operating or net income as an indicator of the performance of AOL Time Warner, or as an alternative to cash flows from operating activities as a measure of liquidity, in each case determined in accordance with generally accepted accounting principles. This definition of EBITDA may not be comparable to similarly titled measures reported by other companies.

  Pro forma EBITDA for AOL Time Warner includes a number of significant and nonrecurring items. Set forth below for each period is a reconciliation of pro forma EBITDA to a normalized measure of pro forma EBITDA that excludes the effect of the significant and nonrecurring items.

                                                          Six Months
                                                            Ended     Year Ended
                                                         December 31,  June 30,
                                                             1999        1999
                                                         ------------ ----------
      Pro forma EBITDA..................................    $5,475      $7,749
                                                            ======      ======
      Increase in pro forma EBITDA......................    $1,432      $  890
                                                            ======      ======
      Adjusted EBITDA...................................    $4,043      $6,859
                                                            ======      ======

See Selected Historical Financial Data elsewhere in this joint proxy statement-prospectus for further references.

                              AOL TIME WARNER INC.

    NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS--
                                (Continued)

                                  (unaudited)

(h) Reflects the historical operating results of Time Warner for the year ended June 30, 1999, as adjusted to reflect Time Warner's consolidation for all periods prior to 1999. In order to conform Time Warner's fiscal year-end from a calendar year basis to America Online's June 30 year-end, Time Warner's historical operating results have been derived from the combination of Time Warner's quarterly historical operating results for the year ended June 30, 1999. In addition, Time Warner's historical operating results for this period have been adjusted to reflect Time Warner's consolidation of the entertainment group for the six-month period ended December 31, 1998. During this period, Time Warner accounted for the entertainment group under the equity method of accounting. Operating results for the year ended June 30, 1999 have been derived from the compilation of:

  . the results for the six months ended June 30, 1999 included in Time Warner's Current Report on Form 8-K dated August 3, 1999;

  . the three month pro forma results for the quarter ended September 30, 1998 included in Time Warner's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999; and

  . the three month pro forma results for the quarter ended December 31, 1998 included in Time Warner's Current Report on Form 8-K dated February 2, 2000.

These reports are incorporated in this joint proxy statement-prospectus by reference. A complete description of Time Warner's consolidation of the entertainment group and the nature of the pro forma adjustments are included in Time Warner's Current Report on Form 8-K dated August 3, 1999.

                              AOL TIME WARNER INC.

            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

                          Year Ended December 31, 1999
               (in millions, except per share amounts, unaudited)

                                                                       AOL-
                                             Time      Pro Forma    Time Warner
                                   AOL(i)  Warner(j) Adjustments(k)  Pro Forma
                                   ------  --------- -------------- -----------
Revenues.........................  $5,718   $27,333     $   --       $ 33,051
Cost of revenues(/1/)............  (3,055)  (14,943)        --        (17,998)
Selling, general and
 administrative(/1/).............  (1,602)   (7,513)        --         (9,115)
Amortization of goodwill and
 other intangible assets.........     (68)   (1,279)     (7,047)       (8,394)
Gain on sale or exchange of cable
 systems and investments.........     --      2,247         --          2,247
Gain on early termination of
 video distribution agreement....     --        215         --            215
Gain on sale of interest in
 CanalSatellite..................     --         97         --             97
Merger, restructuring and other
 charges.........................     (98)     (106)        --           (204)
                                   ------   -------     -------      --------
Business segment operating income
 (loss)(/1/).....................     895     6,051      (7,047)         (101)
Interest and other, net..........     814    (1,913)        --         (1,099)
Minority interest................     --       (475)        --           (475)
Corporate expenses...............     (88)     (163)        --           (251)
                                   ------   -------     -------      --------
Income (loss) before income
 taxes...........................   1,621     3,500      (7,047)       (1,926)
Income tax benefit (provision)...    (595)   (1,540)      1,520          (615)
                                   ------   -------     -------      --------
Income (loss) before
 extraordinary item..............   1,026     1,960      (5,527)       (2,541)
Preferred dividend requirements..     --        (52)        --            (52)
                                   ------   -------     -------      --------
Income (loss) applicable to
 common shares before
 extraordinary item..............  $1,026   $ 1,908     $(5,527)     $ (2,593)
                                   ======   =======     =======      ========
Income (loss) per common share
 before extraordinary item:
  Basic..........................  $ 0.47   $  1.51                  $  (0.63)
                                   ======   =======                  ========
  Diluted........................  $ 0.40   $  1.43                  $  (0.63)
                                   ======   =======                  ========
Average common shares:
  Basic..........................   2,189     1,267                     4,090
                                   ======   =======                  ========
  Diluted........................   2,587     1,398                     4,090
                                   ======   =======                  ========

--------
(/1/) Includes depreciation ex-
 pense of:.......................  $  248   $ 1,231     $   --       $  1,479
                                   ======   =======     =======      ========

                            See accompanying notes.

                              AOL TIME WARNER INC.

    NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS--
                                  (Continued)
                                  (unaudited)

(i) Reflects the historical operating results of America Online for the year ended December 31, 1999. In order to conform America Online's fiscal year end of June 30 to a calendar-year basis, these operating results have been derived from the combination of America Online's quarterly historical operating results for these periods. In addition, outstanding share and per share information for America Online has been restated to reflect a 2-for-1 common stock split which occurred in November 1999. Finally, various reclassifications have been made to conform to AOL Time Warner's combined financial statement presentation.

(j) Reflects the historical operating results of Time Warner for the year ended December 31, 1999, including various reclassifications that have been made to conform to AOL Time Warner's combined financial statement presentation.

(k) Pro forma adjustments to record the merger for the year ended December 31, 1999 reflect:

  . an increase of $7.589 billion in amortization of goodwill and other intangible assets relating to the amortization of the excess of the purchase price to acquire Time Warner over the book value of its net assets acquired, which has been allocated to goodwill and other intangible assets and are amortized on a straight-line basis over a twenty-five year weighted-average period;

  . a decrease of $542 million in amortization of goodwill and other intangible assets relating to the elimination of Time Warner's amortization of pre-existing goodwill; and

  . an increase of $1.520 billion in income tax benefits, provided at a 40% tax rate, on the aggregate pro forma reduction in pretax income before goodwill amortization.

  In addition, pro forma net income (loss) per common share has been adjusted to reflect the issuance of additional shares of AOL Time Warner common stock in the merger, based on Time Warner's historical weighted average shares outstanding for the periods presented and an exchange ratio of 1.5 to 1. Because the effect of stock options and other convertible securities would be antidilutive to AOL Time Warner, dilutive per share amounts on a pro forma basis are the same as basic per share amounts.

(l) EBITDA consists of business segment operating income (loss) before depreciation and amortization. AOL Time Warner considers EBITDA an important indicator of the operational strength and performance of its businesses, including the ability to provide cash flows to service debt and fund capital expenditures. EBITDA, however, should not be considered an alternative to operating or net income as an indicator of the performance of AOL Time Warner, or as an alternative to cash flows from operating activities as a measure of liquidity, in each case determined in accordance with generally accepted accounting principles. This definition of EBITDA may not be comparable to similarly titled measures reported by other companies.

  Pro forma EBITDA for AOL Time Warner includes a number of significant and nonrecurring items. Set forth below is a reconciliation of pro forma EBITDA to a normalized measure of pro forma EBITDA that excludes the effect of the significant and nonrecurring items.

                                                                     Year Ended
                                                                    December 31,
                                                                        1999
                                                                    ------------
      Pro forma EBITDA.............................................    $9,772
                                                                       ======
      Increase in pro forma EBITDA.................................    $2,300
                                                                       ======
      Adjusted EBITDA..............................................    $7,472
                                                                       ======

   See Selected Historical Financial Data elsewhere in this joint proxy statement-prospectus for further references.

                  DESCRIPTION OF AOL TIME WARNER CAPITAL STOCK

   This section of the joint proxy statement-prospectus describes the material terms of the capital stock of AOL Time Warner under the restated certificate of incorporation and restated by-laws that will be in effect immediately after the merger is completed. This section also summarizes relevant provisions of the Delaware General Corporation Law, which we refer to as "Delaware law." The terms of the AOL Time Warner restated certificate of incorporation and by-laws, as well as the terms of Delaware law, are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these documents. The AOL Time Warner restated certificate of incorporation is attached as Annex G to this joint proxy statement-prospectus, and the AOL Time Warner restated by-laws are attached as Annex H to this joint proxy statement-prospectus.

Authorized Capital Stock

   Total Shares. AOL Time Warner initially will have authority to issue a total of 27,550,000,000 shares of capital stock consisting of:

  .  25,000,000,000 shares of common stock, par value $0.01 per share;

  .  1,800,000,000 shares of series common stock, par value $0.01 per share;
     and

  .  750,000,000 shares of preferred stock, par value $0.10 per share.

   Common Stock. Following completion of the merger, we anticipate that approximately 4,115,782,406 shares of AOL Time Warner common stock will be outstanding.

   Series Common Stock. The AOL Time Warner series common stock will consist of two series, designated as AOL Time Warner series LMC common stock and AOL Time Warner series LMCN-V common stock, and the authorized number of shares of each series will be:

  .  210,000,000 shares of AOL Time Warner series LMC common stock; and

  .  210,000,000 shares of AOL Time Warner series LMCN-V common stock.

   Following completion of the merger, we anticipate that no shares of AOL Time Warner series LMC common stock will be outstanding and that 171,185,826 shares of AOL Time Warner series LMCN-V common stock will be outstanding.

   Preferred Stock. The preferred stock of AOL Time Warner will consist of four series, designated as AOL Time Warner series E convertible preferred stock, AOL Time Warner series F convertible preferred stock, AOL Time Warner series I convertible preferred stock and AOL Time Warner series J convertible preferred stock, and the authorized number of shares of each series will be:

  .  3,250,000 shares of AOL Time Warner series E preferred stock;

  .  20,000 shares of AOL Time Warner series F preferred stock;

  .  700,000 shares of AOL Time Warner series I preferred stock; and

  .  1,700,000 shares of AOL Time Warner series J preferred stock.

   Following completion of the merger, we anticipate that the approximate number of outstanding preferred shares in each series will be:

  .  shares of AOL Time Warner series E preferred stock;

  .  shares of AOL Time Warner series F preferred stock;

  .  shares of AOL Time Warner series I preferred stock; and

  .  shares of AOL Time Warner series J preferred stock.

   Listing. AOL Time Warner intends to apply to list its common stock on the New York Stock Exchange under the symbol "AOL." No other capital stock of AOL Time Warner will be listed.

   Preemptive Rights. The holders of AOL Time Warner common stock, AOL Time Warner series common stock and AOL Time Warner preferred stock will not have preemptive rights to purchase or subscribe for any stock or other securities of AOL Time Warner.

AOL Time Warner Common Stock

   Voting Rights. Each outstanding share of AOL Time Warner common stock will be entitled to one vote per share.

   Dividends. Holders of AOL Time Warner common stock will be entitled to receive dividends or other distributions when and if declared by the AOL Time Warner board of directors. The right of the AOL Time Warner board of directors to declare dividends, however, will be subject to the rights of the holders of any outstanding AOL Time Warner series common stock and AOL Time Warner preferred stock and the availability of sufficient funds under Delaware law to pay dividends. For a description of the dividend rights of the holders of AOL Time Warner series common stock, see "AOL Time Warner Series Common Stock-- Series LMC Common Stock--Cash Dividends" and "AOL Time Warner Series Common Stock--Series LMCN-V Common Stock--Cash Dividends." For a description of the dividend rights of holders of AOL Time Warner preferred stock, see "AOL Time Warner Preferred Stock."

   Liquidation Rights. In the event of the liquidation of AOL Time Warner, subject to the rights, if any, of the holders of any outstanding shares of AOL Time Warner series common stock or AOL Time Warner preferred stock, the holders of AOL Time Warner common stock will be entitled to receive the assets of AOL Time Warner available for distribution to its stockholders ratably in proportion to the number of shares held by them. For a description of the liquidation rights of holders of AOL Time Warner series common stock, see "AOL Time Warner Series Common Stock--Series LMC Common Stock--Liquidation Rights" and "AOL Time Warner Series Common Stock--Series LMCN-V Common Stock-- Liquidation Rights." For a description of the liquidation rights of holders of AOL Time Warner preferred stock, see "AOL Time Warner Preferred Stock."

   Regulatory Restrictions. Outstanding shares of AOL Time Warner common stock may be redeemed by action of the board of directors to the extent necessary to prevent the loss of any governmental license or franchise, the holding of which is conditioned upon stockholders possessing prescribed qualifications.

AOL Time Warner Series Common Stock

 Series LMC Common Stock

   LMC Formula Number. Shares of AOL Time Warner series LMC common stock will be attributed a "formula number" that will be used to calculate the dividend, voting, conversion and liquidation rights for each share of AOL Time Warner series LMC common stock. We refer to this formula number as the "LMC formula number." The LMC formula number will be initially set at 1.00, and it will be subject to adjustment for stock splits, reverse stock splits, stock dividends and other similar corporate events affecting the AOL Time Warner common stock.

   Voting Rights. Each outstanding share of AOL Time Warner series LMC common stock will be entitled to a number of votes that is equal to the product of the number of votes per share that may be cast by holders of AOL Time Warner common stock multiplied by the LMC formula number in effect at the time of the vote.

   Holders of AOL Time Warner series LMC common stock will be entitled to vote on all matters on which holders of AOL Time Warner common stock will be entitled to vote. Holders of AOL Time Warner series LMC common stock will vote together as one group with holders of AOL Time Warner common stock. A vote of at least two-thirds of the voting power of all shares of AOL Time Warner series LMC common stock that are outstanding will be necessary in order to amend, alter or repeal any of the provisions of the AOL Time Warner restated certificate of incorporation, including the certificate of designations relating to the AOL Time Warner series LMC common stock, to:

  . amend, alter or repeal any of the powers, preferences or rights of the AOL Time Warner series LMC common stock or series LMCN-V common stock; or

  . adversely affect the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, of the AOL Time Warner series LMC common stock or series LMCN-V common stock.

In addition, the affirmative vote of holders of shares of AOL Time Warner series LMC common stock representing 100% of the aggregate voting power of the outstanding shares of AOL Time Warner series LMC common stock is required to amend, alter or repeal the provisions of the certificate of designations that prohibit AOL Time Warner from, at its option, redeeming the shares of AOL Time Warner series LMC common stock.

   The vote of the holders of shares of AOL Time Warner series LMC common stock will not be required for AOL Time Warner to:

    .  create any indebtedness;

    . authorize or issue any class of capital stock that is senior to, or on a parity with, AOL Time Warner series LMC common stock with respect to the payment of dividends or any other distribution of assets;

    . approve any amendment to the AOL Time Warner restated certificate of incorporation that would increase or decrease the aggregate number of authorized shares of AOL Time Warner series common stock or AOL Time Warner common stock; or

    . authorize any increase or decrease in the number of shares constituting the AOL Time Warner series LMC common stock.

   Cash Dividends. Holders of AOL Time Warner series LMC common stock will be entitled to receive cash dividends when and if declared by the AOL Time Warner board of directors, but only to the extent that regularly scheduled cash dividends are declared and paid on AOL Time Warner common stock. When declared, cash dividends on each share of AOL Time Warner series LMC common stock will equal the product of:

    . the amount of the regularly scheduled cash dividend to be paid on one share of AOL Time Warner common stock; multiplied by

    .  the LMC formula number in effect on the dividend payment date.

   Distributions. If AOL Time Warner distributes to the holders of its common stock any assets or property, in each case not including a distribution upon the liquidation of AOL Time Warner, a regularly scheduled cash dividend or a common stock dividend that results in an adjustment of the LMC formula number, then AOL Time Warner must at the same time distribute the same assets or property pro rata to the holders of AOL Time Warner series LMC common stock in an amount equal to the amount that the holders of AOL Time Warner series LMC common stock would have been entitled to receive had they converted their shares of AOL Time Warner series LMC common stock into shares of AOL Time Warner common stock immediately prior to the record date for the distribution.

   Conversion Rights. Holders of AOL Time Warner series LMC common stock will have the right to convert each of their shares, at any time, into:

    . a number of shares of AOL Time Warner common stock equal to the LMC formula number in effect on the conversion date; or

    .  one share of AOL Time Warner series LMCN-V common stock.

   Each holder of AOL Time Warner series LMC common stock may convert shares of AOL Time Warner series LMC common stock into shares of AOL Time Warner common stock or AOL Time Warner series LMCN-V common stock only to the extent that the ownership by the converting holder of shares of AOL Time Warner common stock or AOL Time Warner series LMCN-V common stock upon conversion would not violate the federal communications laws.

   Conversion Rate Adjustment. If AOL Time Warner consolidates or merges with another entity such that AOL Time Warner is not the surviving entity or the transaction results in a change in AOL Time Warner common stock, or if AOL Time Warner sells all or substantially all of its property and assets to another entity, each share of AOL Time Warner series LMC common stock will be convertible into the number of shares of capital stock or other property received by the holder of a number of shares of AOL Time Warner common stock into which the shares of AOL Time Warner series LMC common stock could have been converted immediately before the transaction.

   Liquidation Rights. In the event of the liquidation of AOL Time Warner, the holders of AOL Time Warner series LMC common stock will be entitled to receive, at the same time as any distribution to holders of AOL Time Warner common stock, an aggregate amount per share equal to the product of:

  . the aggregate amount to be distributed per share to holders of AOL Time Warner common stock; and

  .  the LMC formula number in effect on the date of the distribution.

   Transfer Restriction. Holders of AOL Time Warner series LMC common stock will be subject to a transfer restriction that prevents these holders, without obtaining prior consent from AOL Time Warner, from transferring their shares of AOL Time Warner series LMC common stock to any person other than a "permitted transferee." The term "permitted transferee" means:

  . Liberty Media Corporation, which is commonly referred to as "LMC," and any affiliate that is controlled by LMC; or

  . Tele-Communications Inc. and any affiliate that is controlled by Tele-Communications, so long as Tele-Communications is an affiliate of LMC.

In addition, the transfer restriction provides that any permitted transferee must agree to be subject to the transfer restriction for subsequent transfers.

   The transfer restriction applicable to AOL Time Warner series LMC common stock will not prevent any holder of AOL Time Warner series LMC common stock from:

    . entering into an arrangement providing for the prompt conversion of the shares of AOL Time Warner series LMC common stock into shares of AOL Time Warner common stock and the immediate sale or transfer of AOL Time Warner common stock received upon the conversion of shares of the AOL Time Warner series LMC common stock; or

    . pledging shares of AOL Time Warner series LMC common stock, so long as the terms of the pledge provide that, in the event of a foreclosure on the shares of AOL Time Warner series LMC common stock, the foreclosing party will deliver the forfeited AOL Time Warner series LMC common stock to AOL Time Warner for conversion into AOL Time Warner common stock.

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 Series LMCN-V Common Stock

   LMCN-V Formula Number. Shares of AOL Time Warner series LMCN-V common stock will be attributed a formula number that will be used to calculate the dividend, voting, conversion and liquidation rights for each share of AOL Time Warner series LMCN-V common stock. We refer to this formula number as the "LMCN-V formula number." The LMCN-V formula number will be initially set at 1.00, and it will be subject to adjustment for stock splits, reverse stock splits, stock dividends and other similar corporate events affecting the AOL Time Warner common stock.

   Voting Rights. Holders of AOL Time Warner series LMCN-V common stock will be entitled to vote together as one group with holders of AOL Time Warner common stock in the election of directors of AOL Time Warner, and they will have the right to cast a number of votes per share that is equal to:

  . the product of the number of votes per share that may be cast by holders of AOL Time Warner common stock multiplied by the LMCN-V formula number in effect at the time of the vote; divided by

  .  100.

   A vote of at least two-thirds of the voting power of all shares of AOL Time Warner series LMCN-V common stock that are outstanding will be necessary in order to amend, alter or repeal any of the provisions of the AOL Time Warner restated certificate of incorporation, including the certificate of designations relating to the AOL Time Warner series LMCN-V common stock, to:

  . amend, alter or repeal any of the powers, preferences or rights of the AOL Time Warner series LMCN-V common stock or series LMC common stock; or

  . adversely affect the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, of the AOL Time Warner series LMCN-V common stock or series LMC common stock.

In addition, the affirmative vote of holders of shares of AOL Time Warner series LMCN-V common stock representing 100% of the aggregate voting power of the outstanding shares of AOL Time Warner series LMCN-V common stock is required to amend, alter or repeal the provisions of the certificate of designations that prohibit AOL Time Warner from, at its option, redeeming the shares of AOL Time Warner series LMCN-V common stock.

   The vote of the holders of shares of AOL Time Warner series LMCN-V common stock will not be required for AOL Time Warner to:

  .  create any indebtedness;

  . authorize or issue any class of capital stock that is senior to, or on a parity with, AOL Time Warner series LMCN-V common stock with respect to the payment of dividends or any other distribution of assets;

  . approve any amendment to the AOL Time Warner restated certificate of incorporation that would increase or decrease the aggregate number of authorized shares of AOL Time Warner series common stock or AOL Time Warner common stock; or

  . authorize any increase or decrease in the number of shares constituting the AOL Time Warner series LMCN-V common stock.

   Cash Dividends. Holders of AOL Time Warner series LMCN-V common stock will be entitled to receive cash dividends when and if declared by the AOL Time Warner board of directors, but only to the extent

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that regularly scheduled cash dividends are declared and paid on AOL Time
Warner common stock. When declared, cash dividends on each share of AOL Time Warner series LMCN-V common stock will equal the product of:

  . the amount of the regularly scheduled cash dividend to be paid on one share of AOL Time Warner common stock; multiplied by

  .  the LMCN-V formula number in effect on the dividend payment date.

   Distributions. If AOL Time Warner distributes to the holders of its common stock any assets or property, in each case not including a distribution upon the liquidation of AOL Time Warner, a regularly scheduled cash dividend or a common stock dividend that results in an adjustment of the LMCN-V formula number, then AOL Time Warner must at the same time distribute the same assets or property pro rata to the holders of AOL Time Warner series LMCN-V common stock in an amount equal to the amount that the holders of AOL Time Warner series LMCN-V common stock would have been entitled to receive had they converted their shares of AOL Time Warner series LMCN-V common stock into shares of AOL Time Warner common stock immediately prior to the record date for the distribution.

   Conversion Rights. Holders of AOL Time Warner series LMCN-V common stock will have the right to convert each of their shares, at any time, into:

   . a number of shares of AOL Time Warner common stock equal to the LMCN-V formula number in effect on the conversion date; or

   .  one share of AOL Time Warner series LMC common stock.

Each holder of AOL Time Warner series LMCN-V common stock may convert shares of AOL Time Warner series LMCN-V common stock into shares of AOL Time Warner common stock or AOL Time Warner series LMC common stock only to the extent that the ownership by the converting holder of shares of AOL Time Warner common stock or AOL Time Warner series LMC common stock upon conversion would not violate the federal communications laws.

   Conversion Rate Adjustment. If AOL Time Warner consolidates or merges with another entity such that AOL Time Warner is not the surviving entity or the transaction results in a change in AOL Time Warner common stock, or if AOL Time Warner sells all or substantially all of its property and assets to another entity, each share of AOL Time Warner series LMCN-V common stock will be convertible into the number of shares of capital stock or other property received by the holder of a number of shares of AOL Time Warner common stock into which the shares of AOL Time Warner series LMCN-V common stock could have been converted immediately before the transaction.

   Liquidation Rights. In the event of the liquidation of AOL Time Warner, the holders of AOL Time Warner series LMCN-V common stock will be entitled to receive, at the same time as any distribution to holders of AOL Time Warner common stock, an aggregate amount per share equal to the product of:

   . the aggregate amount to be distributed per share to holders of AOL Time Warner common stock; and

   .  the LMCN-V formula number in effect on the date of the distribution.

   Transfer Restriction. Holders of AOL Time Warner series LMCN-V common stock will be subject to a transfer restriction that prevents these holders, without obtaining prior consent from AOL Time Warner, from transferring their shares of AOL Time Warner series LMCN-V common stock to any person other than a "permitted transferee." The transfer restriction applicable to holders of AOL Time Warner series LMCN-V common stock is identical to the transfer restriction applicable to holders of AOL Time Warner series LMC common stock. See "AOL Time Warner Series LMC Common Stock--Transfer Restriction."


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AOL Time Warner Preferred Stock

 Series E Preferred Stock

   Cash Dividends. Prior to January 4, 2001, holders of AOL Time Warner series E preferred stock will be entitled to receive, when declared by the board of directors of AOL Time Warner out of funds legally available for payment, cash dividends payable quarterly in a per share amount equal to the greater of:

  .  $0.9375, which is the equivalent of $3.75 per year; and

  . the product of the conversion rate in effect on the dividend payment date multiplied by the per share amount of regularly scheduled cash dividends paid on the AOL Time Warner common stock during the dividend period.

Dividends payable before January 4, 2001 will be cumulative and will accrue, whether or not there are funds of AOL Time Warner legally available for the payment of dividends and whether or not declared.

   After January 4, 2001, holders of AOL Time Warner series E preferred stock will be entitled to receive, when declared by the AOL Time Warner board of directors out of funds legally available for payment, cash dividends payable quarterly in a per share amount equal to the product of the conversion rate in effect on the dividend payment date multiplied by the amount of regularly scheduled cash dividends paid on the AOL Time Warner common stock during the dividend period. Dividends payable on and after January 4, 2001 will be cumulative but will accrue only to the extent that regularly scheduled cash dividends are declared on the AOL Time Warner common stock.

   Holders of AOL Time Warner series E preferred stock will be entitled to receive full accumulated cash dividends for all quarterly dividend periods before any dividends are declared or paid on AOL Time Warner common stock or any other stock of AOL Time Warner that is junior to the AOL Time Warner series E preferred stock as to dividends.

   Distributions. If AOL Time Warner distributes to the holders of its common stock any assets or property, in each case not including a distribution upon the liquidation of AOL Time Warner, a regularly scheduled cash dividend or a common stock dividend that results in an adjustment of the conversion rate, then AOL Time Warner must at the same time distribute the same assets or property pro rata to the holders of AOL Time Warner series E preferred stock in an amount equal to the amount that the holders of AOL Time Warner series E preferred stock would have been entitled to receive had they converted their shares of AOL Time Warner series E preferred stock into shares of AOL Time Warner common stock immediately prior to the record date for the distribution.

   Rank. The AOL Time Warner series E preferred stock will rank on parity as to dividends and upon liquidation with the shares of the AOL Time Warner series F preferred stock, AOL Time Warner series I preferred stock, AOL Time Warner series J preferred stock and any AOL Time Warner capital stock that is designated as sharing ratably with the AOL Time Warner series E preferred stock as to dividends or upon liquidation. The AOL Time Warner series E preferred stock will have a preference as to dividends and upon liquidation over AOL Time Warner common stock, AOL Time Warner series LMC common stock, AOL Time Warner series LMCN-V common stock and any AOL Time Warner capital stock that is designated as junior to the AOL Time Warner series E preferred stock as to dividends or upon liquidation.

   Voting Rights; Ability to Appoint Directors. Each outstanding share of AOL Time Warner series E preferred stock initially will be entitled to six votes per share, subject to adjustment in the same manner as the conversion rate.

   Holders of AOL Time Warner series E preferred stock will be entitled to vote on all matters on which holders of AOL Time Warner common stock will be entitled to vote. Holders of AOL Time Warner series E preferred stock will vote together as one group with holders of AOL Time Warner common stock and any

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other class or series of AOL Time Warner capital stock that is entitled to vote with AOL Time Warner common stock. A vote of at least two-thirds of the voting power of all shares of AOL Time Warner series E preferred stock that are outstanding will be necessary in order to:

  . authorize any AOL Time Warner capital stock that will be senior to the AOL Time Warner series E preferred stock, or reclassify, by merger, consolidation or otherwise, any AOL Time Warner capital stock that is junior to, or on a parity with, the AOL Time Warner series E preferred stock, to be senior to the AOL Time Warner series E preferred stock with respect to the payment of dividends or any other distribution of assets;

  . merge or consolidate with any entity where the surviving corporation will have any newly authorized capital stock that is senior to the AOL Time Warner series E preferred stock with respect to the payment of dividends or any other distribution of assets; or

  . amend, alter or repeal any of the provisions of the AOL Time Warner restated certificate of incorporation, including the certificate of designations relating to the AOL Time Warner series E preferred stock, in such a way to adversely affect the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, of the AOL Time Warner series E preferred stock.

   The vote of the holders of shares of AOL Time Warner series E preferred stock will not be required for AOL Time Warner to:

  .  create any indebtedness;

  . authorize or issue any class of capital stock that is junior to, or on a parity with, AOL Time Warner series E preferred stock with respect to the payment of dividends or any other distribution of assets;

  . under specified circumstances, authorize, designate or issue additional shares of AOL Time Warner series E preferred stock; or

  .  authorize or issue any other shares of AOL Time Warner preferred stock.

   In the event the dividends payable on shares of AOL Time Warner series E preferred stock have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable on the AOL Time Warner series E preferred stock for six quarterly dividend periods, then the number of directors constituting the AOL Time Warner board of directors will increase by two and the holders of AOL Time Warner series E preferred stock, voting together as one group with any shares of stock on a parity with the AOL Time Warner series E preferred stock as to which dividends are similarly in arrears, will have the right to elect two directors to the AOL Time Warner board of directors. This right to elect two directors will continue until all dividends in arrears on the AOL Time Warner series E preferred stock have been paid in full and all dividends payable on the shares of AOL Time Warner series E preferred stock have been paid in full, or funds have been set aside for payment, for four subsequent consecutive dividend periods.

   Conversion Rights. The AOL Time Warner series E preferred stock will be convertible at any time at the option of the holder into shares of AOL Time Warner common stock. Each share of AOL Time Warner series E preferred stock will be initially convertible into 6.24792 shares of AOL Time Warner common stock. In addition, upon conversion, each share of AOL Time Warner series E preferred stock will be entitled to receive a number of shares of AOL Time Warner common stock with a value equal to the amount of accrued and unpaid dividends to the most recent scheduled dividend payment date for that share. AOL Time Warner may, at its option, pay cash or issue AOL Time Warner common stock for any accrued and unpaid dividends or fractional shares. The conversion price of the series E preferred stock will be the liquidation value, which initially will be $100, divided by the conversion rate in effect at the time of the conversion.

   Conversion Rate Adjustments. The conversion rate will be subject to adjustment upon the occurrence of specified events, including:

  . the payment by AOL Time Warner of dividends with respect to AOL Time Warner common stock that are payable in shares of AOL Time Warner common stock; and

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  .  combinations, subdivisions and reclassifications of AOL Time Warner common stock.

   In the event of a change of control with respect to AOL Time Warner, the conversion rate will be adjusted in one of two ways. If the change of control event involves a qualifying change in the AOL Time Warner board of directors, then the conversion rate will be adjusted to reflect any decrease in the market value of AOL Time Warner common stock that preceded the change of control event. If the change of control event involves the acquisition by a person of 40% or more of the outstanding shares of AOL Time Warner common stock, then the conversion rate will adjusted in the same manner specified in the preceding sentence or, if greater, it will be adjusted so that holders of AOL Time Warner series E preferred stock will receive, upon conversion, that number of additional shares of AOL Time Warner common stock representing the premium paid, if any, to holders of AOL Time Warner common stock in connection with the change of control event.

   If AOL Time Warner consolidates or merges with another entity such that AOL Time Warner is not the surviving entity or that results in a change in AOL Time Warner common stock, or if AOL Time Warner sells all or substantially all of its property and assets to another entity, each share of AOL Time Warner series E preferred stock will be convertible into the number of shares of capital stock or other property received by the holder of a number of shares of AOL Time Warner common stock into which the share of AOL Time Warner series E preferred stock could have been converted immediately before the transaction.

   Liquidation Rights. In the event of a liquidation of AOL Time Warner, the holders of AOL Time Warner series E preferred stock will be entitled to receive, before any distribution is made to the holders of AOL Time Warner common stock, AOL Time Warner series LMC common stock, AOL Time Warner series LMCN-V common stock or any other stock ranking junior to the AOL Time Warner series E preferred stock upon liquidation, a $100 per share liquidation preference, plus accrued and unpaid dividends.

   Redemption or Exchange of Shares. AOL Time Warner will have the right, on or after January 4, 2001, to:

  . redeem all, or any part, of the outstanding shares of AOL Time Warner series E preferred stock for a cash redemption price equal to the liquidation value, plus any accrued and unpaid dividends; or

  . exchange a number of shares of AOL Time Warner common stock for all of the outstanding shares of AOL Time Warner series E preferred stock at a rate equal to the conversion rate, plus either cash or AOL Time Warner common stock equal to the amount of accrued and unpaid dividends.

  On the date fixed for redemption or exchange, AOL Time Warner may redeem the AOL Time Warner series E preferred stock, exchange the AOL Time Warner series E preferred stock or effectuate any combination of a redemption and exchange.

   If less than all of the outstanding shares of AOL Time Warner series E preferred stock are to be redeemed, the shares to be redeemed will be selected by lot or pro rata or by any other method as may be determined by the AOL Time Warner board of directors to be equitable.

 Series F Preferred Stock

   Cash Dividends. Holders of AOL Time Warner series F preferred stock will be entitled to receive, when declared by the AOL Time Warner board of directors out of funds legally available for payment, cash dividends payable quarterly in a per share amount equal to the product of:

  . the conversion rate in effect on the dividend payment date; multiplied by

  . the amount of regularly scheduled dividends paid on the shares of AOL Time Warner common stock during the dividend period.

Dividends will be cumulative but will accrue only to the extent that regularly scheduled cash dividends are declared on the AOL Time Warner common stock.

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   Holders of AOL Time Warner series F preferred stock will be entitled to receive full accumulated cash dividends for all quarterly dividend periods before any dividends are declared or paid on AOL Time Warner common stock or any other stock of AOL Time Warner that is junior to the AOL Time Warner series F preferred stock as to dividends.

   Distributions. Holders of AOL Time Warner series F preferred stock will be entitled to the same distribution rights as holders of AOL Time Warner series E preferred stock. For a description of these rights, see "AOL Time Warner Preferred Stock--Series E Preferred Stock--Distributions."

   Rank. The AOL Time Warner series F preferred stock will rank on parity as to dividends and upon liquidation with the shares of the AOL Time Warner series E preferred stock, AOL Time Warner series I preferred stock, AOL Time Warner series J preferred stock and any AOL Time Warner capital stock that is designated as sharing ratably with the AOL Time Warner series F preferred stock as to dividends or upon liquidation. The AOL Time Warner series F preferred stock will have a preference as to dividends and upon liquidation over AOL Time Warner common stock, AOL Time Warner series LMC common stock, AOL Time Warner series LMCN-V common stock and any AOL Time Warner capital stock that is designated as junior to the AOL Time Warner series F preferred stock as to dividends or upon liquidation.

   Voting Rights; Ability to Appoint Directors. Holders of AOL Time Warner series F preferred stock will be entitled to the same voting rights and rights to appoint directors as holders of AOL Time Warner series E preferred stock. For a description of these rights, see "AOL Time Warner Preferred Stock--Series E Preferred Stock--Voting Rights; Ability to Appoint Directors."

   Conversion Rights. Holders of AOL Time Warner series F preferred stock will be entitled to the same conversion rights as holders of AOL Time Warner series E preferred stock. For a description of these rights, see "AOL Time Warner Preferred Stock--Series E Preferred Stock--Conversion Rights."

   Conversion Rate Adjustments. The conversion rate adjustments applicable to the AOL Time Warner series F preferred stock will be the same as those applicable to the conversion rate for the AOL Time Warner series E preferred stock. For a description of these adjustments, see "AOL Time Warner Preferred Stock--Series E Preferred Stock--Conversion Rate Adjustments."

   Liquidation Rights. Holders of AOL Time Warner series F preferred stock will be entitled to the same liquidation rights as holders of AOL Time Warner series E preferred stock. For a description of these rights, see "AOL Time Warner Preferred Stock--Series E Preferred Stock--Conversion Rights."

   Redemption or Exchange of Shares. AOL Time Warner will have the right to redeem all, or any part, of the outstanding shares of AOL Time Warner series F preferred stock at any time on or after January 4, 2001. AOL Time Warner will have the right to exchange AOL Time Warner common stock for all of the outstanding shares of AOL Time Warner series F preferred stock at any time. In addition, AOL Time Warner may engage in a combination of a redemption and an exchange at any time on or after January 4, 2001.

   The redemption price for each share of AOL Time Warner series F preferred stock called for redemption will be equal to the liquidation value, plus any accrued and unpaid dividends. The exchange rate for each share of AOL Time Warner series F preferred stock will equal the conversion rate, plus either cash or AOL Time Warner common stock equal to the amount of accrued and unpaid dividends.

   On the date fixed for redemption or exchange, AOL Time Warner may redeem the AOL Time Warner series F preferred stock, exchange the AOL Time Warner series F preferred stock or effectuate any combination of a redemption and exchange.

   If less than all of the outstanding shares of AOL Time Warner series F preferred stock are to be redeemed, the shares to be redeemed will be selected by lot or pro rata or by any other method as may determined by the AOL Time Warner board of directors to be equitable.

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 Series I Preferred Stock

   Cash Dividends. Holders of AOL Time Warner series I preferred stock will be entitled to the same cash dividend rights as holders of AOL Time Warner series F preferred stock. For a description of these rights, see "AOL Time Warner Preferred Stock--Series F Preferred Stock--Cash Dividends."

   Distributions. Holders of AOL Time Warner series I preferred stock will be entitled to the same distribution rights as holders of AOL Time Warner series F preferred stock. For a description of these rights, see "AOL Time Warner Preferred Stock--Series E Preferred Stock--Distributions."

   Rank. The AOL Time Warner series I preferred stock will rank on parity as to dividends and upon liquidation with the shares of the AOL Time Warner series E preferred stock, AOL Time Warner series F preferred stock, AOL Time Warner series J preferred stock and any AOL Time Warner capital stock that is designated as sharing ratably with the AOL Time Warner series I preferred stock as to dividends or upon liquidation. The AOL Time Warner series I preferred stock will have a preference as to dividends and upon liquidation over AOL Time Warner common stock, AOL Time Warner series LMC common stock, AOL Time Warner series LMCN-V common stock and any AOL Time Warner capital stock that is designated as junior to the AOL Time Warner series I preferred stock as to dividends or upon liquidation.

   Voting Rights; Ability to Appoint Directors. Holders of AOL Time Warner series I preferred stock will be entitled to the same voting rights and rights to appoint directors as holders of AOL Time Warner series E preferred stock, with the exception that the vote of the holders of AOL Time Warner series I preferred stock will not be required for AOL Time Warner to authorize, designate or issue additional shares of AOL Time Warner series I preferred stock under any circumstances. For a description of these rights, see "AOL Time Warner Preferred Stock--Series E Preferred Stock--Voting Rights; Ability to Appoint Directors."

   Conversion Rights. The AOL Time Warner series I preferred stock will be convertible at any time at the option of the holder into shares of AOL Time Warner common stock. Each share of AOL Time Warner series I preferred stock will be initially convertible into 6.24792 shares of AOL Time Warner common stock plus a number of shares of AOL Time Warner common stock equal to the ratio of:

  . the accrued and unpaid dividends on the share of AOL Time Warner series I preferred stock, adjusted either to:

    . subtract a proportionate amount of any regular quarterly dividends paid in cash on shares of AOL Time Warner common during the most recent dividend period; or

    . add a proportionate amount of any regular quarterly dividends to be paid in cash on shares of AOL Time Warner common stock prior to the conversion date; divided by

  . the closing price of shares of AOL Time Warner common stock on the last trading day prior to the conversion date.

AOL Time Warner may, at its option, pay cash rather than issue shares of AOL Time Warner common stock for any accrued and unpaid dividends or fractional shares.

   Conversion Rate Adjustments. The conversion rate adjustments applicable to the AOL Time Warner series I preferred stock will be substantially the same as those applicable to the conversion rate for the AOL Time Warner series E preferred stock. For a description of these adjustments, see "AOL Time Warner Preferred Stock--Series E Preferred Stock--Conversion Rate Adjustments."

   Liquidation Rights. Holders of AOL Time Warner series I preferred stock will be entitled to liquidation rights that are substantially the same as those of holders of AOL Time Warner series E preferred stock. For a description of these rights, see "AOL Time Warner Preferred Stock--Series E Preferred Stock-- Liquidation Rights."


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   Redemption or Exchange of Shares. AOL Time Warner will have the right to redeem or exchange the AOL Time Warner series I preferred stock in the same manner and under the same circumstances as it may redeem or exchange the AOL Time Warner series E preferred stock, although AOL Time Warner will have the right to redeem or exchange the AOL Time Warner series I preferred stock at any time, and it will be required to deliver cash for all dividends that are in arrears. For a description of the redemption and exchange provisions relating to the AOL Time Warner series E preferred stock, see "AOL Time Warner Preferred Stock--Series E Preferred Stock--Redemption or Exchange of Shares."

   Holders of shares of AOL Time Warner series I preferred stock will have the right to require AOL Time Warner to repurchase a pro rata portion of their shares in the event of a repurchase of shares of AOL Time Warner common stock.

 Series J Preferred Stock

   Cash Dividends. Prior to May 2, 2000, holders of AOL Time Warner series J preferred stock will be entitled to receive, when declared by the board of directors of AOL Time Warner out of funds legally available for payment, cash dividends payable quarterly in a per share amount equal to the greater of:

  .  $0.9375, which is the equivalent of $3.75 per year; and

  . the product of the conversion rate in effect on the dividend payment date multiplied by the per share amount of regularly scheduled cash dividends paid on the AOL Time Warner common stock during the dividend period.

Dividends payable before May 2, 2000 will be cumulative and will accrue, whether or not there are funds of AOL Time Warner legally available for the payment of dividends and whether or not declared.

   After May 2, 2000, holders of AOL Time Warner series J preferred stock will be entitled to receive, when declared by the AOL Time Warner board of directors out of funds legally available for payment, cash dividends payable quarterly in a per share amount equal to the product of the conversion rate in effect on the dividend payment date multiplied by the amount of regularly scheduled cash dividends paid on the AOL Time Warner common stock during the dividend period. Dividends payable on and after May 2, 2000 will be cumulative but will accrue only to the extent that regularly scheduled cash dividends are declared on the AOL Time Warner common stock.

   Holders of AOL Time Warner series J preferred stock will be entitled to receive full accumulated cash dividends for all quarterly dividend periods before any dividends are paid or declared on AOL Time Warner common stock or any other stock of AOL Time Warner that is junior to the AOL Time Warner series J preferred stock as to dividends.

   Distributions. Unlike holders of AOL Time Warner series E preferred stock, AOL Time Warner series F preferred stock and AOL Time Warner series I preferred stock, holders of AOL Time Warner series J preferred stock will not be entitled to receive a pro rata distribution in the event AOL Time Warner distributes to the holders of its common stock any assets or property, other than a distribution upon the liquidation of AOL Time Warner, a regularly scheduled cash dividend or a common stock dividend that results in an adjustment of the conversion rate.

   Rank. The AOL Time Warner series J preferred stock will rank on parity as to dividends and upon liquidation with the shares of the AOL Time Warner series E preferred stock, AOL Time Warner series F preferred stock, AOL Time Warner series I preferred stock and any AOL Time Warner capital stock that is designated as sharing ratably with the AOL Time Warner Series J preferred stock as to dividends or upon liquidation. The AOL Time Warner Series J preferred stock will have a preference as to dividends and upon liquidation over AOL Time Warner common stock, AOL Time Warner series LMC common stock, AOL Time Warner series LMCN-V common stock and any AOL Time Warner capital stock that is designated as junior to the AOL Time Warner Series J preferred stock as to dividends or upon liquidation.


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   Voting Rights; Ability to Appoint Directors. Holders of AOL Time Warner
series J preferred stock will generally be entitled to the same voting rights and rights to appoint directors as holders of AOL Time Warner series E preferred stock, except that the vote of at least two-thirds of the voting power of all shares of AOL Time Warner series J preferred stock that are outstanding will be necessary in order to:

  . authorize any AOL Time Warner capital stock that will be senior to the AOL Time Warner series J preferred stock, or reclassify any AOL Time Warner capital stock that is junior to, or on parity with, the AOL Time Warner series J preferred stock, to be senior to the AOL Time Warner series J preferred stock with respect to the payment of dividends or any other distribution of assets; or

  . amend, alter or repeal any of the provisions of the AOL Time Warner restated certificate of incorporation, including the certificate of designations relating to the AOL Time Warner series J preferred stock, in such a way as to materially and adversely affect the preferences, special rights, powers or privileges of the AOL Time Warner series J preferred stock.

In addition, the vote of holders of AOL Time Warner series J common stock will not be required to authorize, designate or issue additional shares of AOL Time Warner series J preferred stock under any circumstances.

   Conversion Rights. The AOL Time Warner series J preferred stock will be convertible at any time at the option of the holder into shares of AOL Time Warner common stock. Each share of AOL Time Warner series J preferred stock will be initially convertible into 6.24792 shares of AOL Time Warner common stock.

   Conversion Rate Adjustments. The conversion rate will be subject to adjustment upon the occurrence of specified events, including:

  . the payment by AOL Time Warner of dividends with respect to AOL Time Warner common stock that are payable in shares of AOL Time Warner common stock;

  . combinations, subdivisions and reclassifications of AOL Time Warner common stock;

  . the issuance by AOL Time Warner of rights or warrants to all holders of AOL Time Warner common stock entitling them to subscribe for or purchase shares of AOL Time Warner common stock or a security convertible into shares of AOL Time Warner common stock at a price per share that is less than the market price of the AOL Time Warner common stock on the record date for the issuance; and

  . the distribution by AOL Time Warner of assets or property to all holders of AOL Time Warner common stock, in each case not including a regularly scheduled cash dividend, a common stock dividend that results in an adjustment of the conversion rate or a distribution of a right or warrant to purchase securities of AOL Time Warner, although no adjustment will be made in the event of a distribution of rights to purchase securities of AOL Time Warner if holders of shares of AOL Time Warner series J preferred stock would receive rights upon conversion of their shares.

In the event of:

  . a consolidation or merger of AOL Time Warner with another entity such that AOL Time Warner is not the surviving entity or that results in a change in the AOL Time Warner common stock; or

  . a transaction in which the shares of AOL Time Warner common stock will cease to be registered under the Securities Exchange Act of 1934 and AOL Time Warner sells all or substantially all its property and assets to another entity, then each share of AOL Time Warner series J preferred stock will be convertible into the number of shares of capital stock or other property received by a holder of a number of shares of AOL Time Warner common stock into which the share of AOL Time Warner series J preferred stock could have been converted immediately before the transaction.

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   Liquidation Rights. Holders of AOL Time Warner Series J preferred stock will be entitled to the same liquidation rights as holders of AOL Time Warner series E preferred stock. For a description of these rights, see "AOL Time Warner Preferred Stock--Series E Preferred Stock--Liquidation Rights."

   Redemption or Exchange of Shares. On or after May 2, 2000 and so long as the closing price of shares of AOL Time Warner common stock has been, for a specified period of time, equal to or greater than 125% of the conversion price in effect at the time of redemption or exchange, AOL Time Warner will have the right to:

  . redeem all or any part of the outstanding shares of AOL Time Warner series J preferred stock for a cash redemption price per share equal to the liquidation value, which initially will be $100, plus any accrued and unpaid dividends;

  . exchange all or any part of the outstanding shares of AOL Time Warner series J preferred stock for shares of AOL Time Warner common stock having a current market price that is equal to the liquidation value plus any accrued and unpaid dividends; or

  .  a combination of a redemption and exchange.

In addition, so long as all dividends with respect to shares of AOL Time Warner series J preferred stock accrued through the dividend payment date immediately prior to the date fixed for exchange have been declared and paid, AOL Time Warner will have the right to exchange shares of AOL Time Warner series J preferred stock for shares of AOL Time Warner common stock at a rate of exchange per $100 of liquidation value equal to the conversion rate in effect at the time of exchange.

   If less than all of the outstanding shares of AOL Time Warner series J preferred stock are to be redeemed or exchanged, the shares to be redeemed or exchanged will be selected by lot or pro rata or by any other method as may be determined by the AOL Time Warner board of directors to be equitable.

Anti-Takeover Considerations

   Delaware law and the AOL Time Warner restated certificate of incorporation and restated by-laws will contain a number of provisions which may have the effect of discouraging transactions that involve an actual or threatened change of control of AOL Time Warner. For a description of the provisions, see "Comparison of Rights of AOL Time Warner Stockholders, America Online Stockholders and Time Warner Stockholders--Amendments to By-laws," "-- Amendments to Certificates of Incorporation" and "--State Anti-Takeover Statutes."

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             COMPARISON OF RIGHTS OF AOL TIME WARNER STOCKHOLDERS,
            AMERICA ONLINE STOCKHOLDERS AND TIME WARNER STOCKHOLDERS

   AOL Time Warner, America Online and Time Warner are all organized under the laws of the State of Delaware. Any differences, therefore, in the rights of holders of AOL Time Warner capital stock, America Online capital stock and Time Warner capital stock arise primarily from differences in their respective restated certificates of incorporation, restated by-laws and rights agreements. Upon completion of the merger, holders of America Online common stock and holders of Time Warner capital stock will become holders of AOL Time Warner capital stock and their rights will be governed by Delaware law, the AOL Time Warner restated certificate of incorporation and the AOL Time Warner restated by-laws.

   This section of the proxy statement-prospectus describes the material differences between the rights of America Online stockholders and Time Warner stockholders. This section also includes a brief description of the material rights that AOL Time Warner stockholders are expected to have following completion of the merger, although in some cases the board of directors of AOL Time Warner retains the discretion to alter those rights without stockholder consent. This section does not include a complete description of all differences among the rights of these stockholders, nor does it include a complete description of the specific rights of these stockholders. In addition, the identification of some of the differences in the rights of these stockholders as material is not intended to indicate that other differences that are equally important do not exist. All America Online stockholders and Time Warner stockholders are urged to read carefully the relevant provisions of Delaware law, as well as the restated certificates of incorporation and restated by-laws of each of America Online, Time Warner and AOL Time Warner. Copies of the forms of restated certificate of incorporation and restated by-laws for AOL Time Warner are attached to this joint proxy statement-prospectus as Annexes G and H, respectively. Copies of the restated certificates of incorporation and restated by-laws of America Online and Time Warner will be sent to America Online stockholders and Time Warner stockholders, as applicable, upon request. See "Where You Can Find More Information."

Capitalization

   America Online. The authorized capital stock of America Online consists of:

  .  6,000,000,000 shares of America Online common stock; and

  . 5,000,000 shares of America Online preferred stock, of which 500,000 shares have been designated as America Online series A-1 preferred stock under the America Online stockholders rights plan.


   Time Warner. The authorized capital stock of Time Warner consists of:

  .  5,000,000,000 shares of Time Warner common stock;

  .  600,000,000 shares of Time Warner series common stock, of which:

    . 140,000,000 shares have been designated as Time Warner series LMC common stock; and

    . 140,000,000 shares have been designated as Time Warner series LMCN-V common stock;

  .  250,000,000 shares of Time Warner preferred stock, of which:

    . 8,000,000 shares have been designated as Time Warner series A preferred stock under the Time Warner rights plan;

    . 3,250,000 shares have been designated as Time Warner series E convertible preferred stock;

    . 3,100,000 shares have been designated as Time Warner series F convertible preferred stock;

    . 7,000,000 shares have been designated as Time Warner series I convertible preferred stock; and

    . 3,350,000 shares have been designated as Time Warner series J convertible preferred stock.


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   AOL Time Warner. For a description of the authorized capital stock of AOL
Time Warner, see "Description of AOL Time Warner Capital Stock--Authorized Capital Stock."

Voting Rights

   America Online. Each holder of America Online common stock has the right to cast one vote for each share of America Online common stock held of record on all matters submitted to a vote of stockholders of America Online, including the election of directors. Holders of America Online common stock have no cumulative voting rights.

   Time Warner. Holders of Time Warner common stock, Time Warner series LMC common stock, Time Warner series E preferred stock, Time Warner series F preferred stock, Time Warner series I preferred stock and Time Warner series J preferred stock vote together as one group on most matters, including the election of directors. Holders of Time Warner series LMCN-V common stock vote together as one group with holders of Time Warner common stock, Time Warner series LMC common stock, Time Warner series E preferred stock, Time Warner series F preferred stock, Time Warner series I preferred stock and Time Warner series J preferred stock only in elections of directors. In voting, holders of shares of Time Warner capital stock have a number of votes per share equal to:

  .  in the case of Time Warner common stock, one vote per share;

  . in the case of Time Warner series LMC common stock, a number of votes per share equal to the product of the number of votes per share that may be cast by holders of Time Warner common stock multiplied by the LMC formula number in effect at the time of the vote;

  . in the case of Time Warner series LMCN-V common stock, a number of votes per share equal to the product of the number of votes per share that may be cast by holders of Time Warner common stock multiplied by the LMCN-V formula number in effect at the time of the vote divided by 100;

  . in the case of Time Warner series E preferred stock, four votes per share;

  . in the case of Time Warner series F preferred stock, four votes per share;

  . in the case of Time Warner series I preferred stock, four votes per share; and

  . in the case of Time Warner series J preferred stock, four votes per share.

   The LMC formula number for the Time Warner series LMC common stock is identical to the LMC formula number that will be attributed to the AOL Time Warner series LMC common stock. For a description of this LMC formula number, see "Description of AOL Time Warner Capital Stock--AOL Time Warner Series Common Stock--Series LMC Common Stock--LMC Formula Number." Similarly, the LMCN-V formula number for the Time Warner series LMCN-V common stock is identical to the LMCN-V formula number that will be attributed to the AOL Time Warner series LMCN-V common stock. For a description of this LMCN-V formula number, see "Description of AOL Time Warner Capital Stock--AOL Time Warner Series Common Stock--Series LMCN-V Common Stock--LMCN-V Formula Number."

   In addition, holders of shares of Time Warner series common stock and Time Warner preferred stock have class voting rights that are identical to the class voting rights that will be granted to the corresponding series of capital stock of AOL Time Warner. For a description of these rights, see "Voting Rights" for each of AOL Time Warner series LMC common stock, AOL Time Warner series LMCN-V common stock, AOL Time Warner series E preferred stock, AOL Time Warner series F preferred stock, AOL Time Warner series I preferred stock and AOL Time Warner series J preferred stock under "Description of AOL Time Warner Capital Stock."

   AOL Time Warner. Holders of AOL Time Warner common stock will have the right to cast one vote for each share of AOL Time Warner common stock they hold of record on all matters on which stockholders of AOL Time Warner are generally entitled to vote.

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   For a description of the voting rights that will be granted to holders of
AOL Time Warner series common stock and AOL Time Warner preferred stock, see "Voting Rights" for each of AOL Time Warner series LMC common stock, AOL Time Warner series LMCN-V common stock, AOL Time Warner series E preferred stock, AOL Time Warner series F preferred stock, AOL Time Warner series I preferred stock and AOL Time Warner series J preferred stock under "Description of AOL Time Warner Capital Stock."

Number and Election of Directors

   America Online. The board of directors of America Online has eleven members. The America Online restated by-laws provide that the America Online board of directors will consist of a number of directors to be fixed from time to time by the America Online board of directors, and the America Online restated certificate of incorporation provides that any change in the size of the board of directors requires the vote of a majority of the total number of authorized directors.

   The America Online restated certificate of incorporation and restated by-laws provide for the America Online board of directors to be divided into three classes, as nearly equal in size as possible, with one class being elected annually. Members of the America Online board of directors are elected to serve a term of three years, and until their successors are elected and qualified.

   Under Delaware law, stockholders do not have cumulative voting rights for the election of directors unless the corporation's certificate of incorporation so provides. America Online's restated certificate of incorporation does not provide for cumulative voting.

   Time Warner. The board of directors of Time Warner has 13 members. It is anticipated that two members of the Time Warner board of directors will resign effective as of the annual meeting of Time Warner's stockholders for the year 2000, in accordance with Time Warner's retirement policy for directors.

   The Time Warner by-laws provide that the Time Warner board of directors will consist of a number of directors to be fixed from time to time pursuant to a resolution adopted by the Time Warner board of directors but will, in any event, not be less than three.

   Neither the Time Warner restated certificate of incorporation nor the Time Warner by-laws provides for a staggered board of directors.

   The Time Warner by-laws provide for directors to be elected by a plurality of the votes cast by Time Warner stockholders entitled to vote in the election of directors at a meeting at which a quorum is present.

   Time Warner's restated certificate of incorporation does not provide for cumulative voting.

   AOL Time Warner. The board of directors of AOL Time Warner initially will consist of 16 members, eight of whom will be designated by America Online and eight of whom will be designated by Time Warner. The AOL Time Warner restated by-laws will provide that the AOL Time Warner board of directors will consist of a number of directors to be fixed from time to time by the AOL Time Warner board of directors, however, any change in the size of the board of directors will require a vote of not less than 75% of the total number of authorized directors.

   Neither the AOL Time Warner restated certificate of incorporation nor the AOL Time Warner restated by-laws will provide for a staggered board of directors.

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   The AOL Time Warner restated by-laws will provide that directors are elected by a plurality of the votes cast by AOL Time Warner stockholders entitled to vote in the election of directors at a meeting at which a quorum is present.

   AOL Time Warner's restated certificate of incorporation will not provide for cumulative voting.

Vacancies on the Board of Directors and Removal of Directors

   General. Delaware law provides that if, at the time of the filling of any vacancy or newly created directorship, the directors then in office constitute less than a majority of the authorized number of directors, the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the outstanding stock of the corporation having the right to vote for such directors, order an election to be held to fill the vacancy or replace the directors selected by the directors then in office.

   America Online. Vacancies on the board of directors of America Online, including vacancies and unfilled newly created directorships resulting from any increase in the authorized number of directors, may be filled only by a majority vote of the directors then in office, though less than a quorum.

   America Online's restated certificate of incorporation provides that directors may be removed only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of America Online capital stock entitled to vote generally in the election of directors, voting together as one group.

   Time Warner. Vacancies on the board of directors of Time Warner may only be filled by the majority of the remaining directors in office, though less than a quorum. Newly created directorships resulting from an increase in the authorized number of directors may be filled by the Time Warner board of directors, or, if not so filled, by the Time Warner stockholders at the next annual meeting or at a special meeting called for that purpose.

   Delaware law provides that, except in the case of a classified board of directors or where cumulative voting applies, a director, or the entire board of directors, of a corporation may be removed, with or without cause, by the affirmative vote of a majority of the shares of the corporation entitled to vote at an election of directors. These provisions of Delaware law regarding the removal of directors govern the removal of directors from the Time Warner board of directors.

   AOL Time Warner. The AOL Time Warner restated certificate of incorporation will provide that vacancies on the board of directors of AOL Time Warner may only be filled by the majority of the remaining directors in office, though less than a quorum. During the one year period following completion of the merger, any vacancy on the AOL Time Warner board of directors created by a designee of America Online or Time Warner will be filled with a new director selected by the majority of the remaining designees of America Online or Time Warner, as applicable, on the AOL Time Warner board of directors. Newly created directorships resulting from any increase in the authorized number of directors may be filled by the AOL Time Warner board of directors, or, if not so filled, by the AOL Time Warner stockholders at the next annual meeting or at a special meeting called for that purpose.

   Delaware law provides that, except in the case of a classified board of directors or where cumulative voting applies, a director, or the entire board of directors, of a corporation may be removed, with or without cause, by the affirmative vote of a majority of the shares of the corporation entitled to vote at an election of directors. These provisions of Delaware law regarding the removal of directors will govern the removal of directors from the AOL Time Warner board of directors.

Amendments to the Certificate of Incorporation

   General. Under Delaware law, an amendment to the certificate of incorporation of a corporation requires the approval of the corporation's board of directors and the approval of holders of a majority of the outstanding

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stock entitled to vote upon the proposed amendment, unless a higher vote is required by the corporation's certificate of incorporation.

   America Online. America Online's restated certificate of incorporation provides that the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding America Online capital stock entitled to vote generally in the election of directors, voting together as one group, is required to:

  . reduce or eliminate the number of authorized shares of America Online common stock or the number of authorized shares of America Online preferred stock; or

  . amend, or repeal, or adopt provisions inconsistent with, the provisions of America Online's restated certificate of incorporation relating to:

    .  undesignated preferred stock;

    . the board of directors, including the powers and authority expressly conferred upon the board of directors, the number of members, board classification, vacancies and removal;

    .  the manner in which stockholder action may be effected;

    .  amendments to America Online's restated by-laws;

    .  business combinations with interested stockholders of America
       Online;

    .  indemnification of officers and directors of America Online; and

    . the personal liability of directors of America Online or its stockholders for breaches of fiduciary duty.

   Time Warner. Time Warner's restated certificate of incorporation provides that the affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding shares of Time Warner voting stock, voting together as one group, is required to amend, alter or repeal, or adopt a provision inconsistent with, the provisions of Time Warner's restated certificate of incorporation relating to:

  . the board of directors, including the number of members, vacancies and removal;

  .  the manner in which stockholder action may be effected;

  .  amendments to Time Warner's by-laws;

  .  business combinations with interested stockholders of Time Warner;

  . the personal liability of directors of Time Warner for breaches of fiduciary duty; and

  . the redemption, by action of the board of directors, of outstanding shares of capital stock to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency to conduct any portion of Time Warner's business that is conditioned upon some or all of the holders of the capital stock possessing prescribed qualifications.

   Time Warner's restated certificate of incorporation also requires the affirmative vote of a majority of the combined voting power of the then outstanding shares of Time Warner voting stock that are held by "disinterested stockholders" to amend, alter or repeal, or adopt any provision inconsistent with, the provisions of Time Warner's restated certificate of incorporation relating to business combinations with interested stockholders of Time Warner.

   AOL Time Warner. AOL Time Warner's restated certificate of incorporation will provide that the affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding shares of AOL Time Warner voting stock, voting together as one group, is required to amend, alter or repeal, or adopt a

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provision inconsistent with, the provisions of AOL Time Warner's restated
certificate of incorporation relating to:

  .  amendments to AOL Time Warner's restated by-laws;

  . the personal liability of directors of AOL Time Warner for breaches of fiduciary duty; and

  . the redemption, by action of the board of directors, of outstanding shares of capital stock to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency to conduct any portion of AOL Time Warner's business that is conditioned upon some or all of the holders of the capital stock possessing prescribed qualifications.

Amendments to By-laws

   General. Under Delaware law, stockholders entitled to vote have the power to adopt, amend or repeal by-laws. In addition, a corporation may, in its certificate of incorporation, confer this power on the board of directors. The stockholders always have the power to adopt, amend or repeal the by-laws, even though the board may also be delegated the power.

   America Online. America Online's restated certificate of incorporation authorizes the America Online board of directors to adopt, amend or repeal any provision of America Online's restated by-laws by the affirmative vote of a majority of the total number of authorized directors. America Online's restated certificate of incorporation further provides that any provision of America Online's restated by-laws may be adopted, amended or repealed by the affirmative vote of the holders of at least 80% of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as one group.

   Time Warner. Time Warner's restated certificate of incorporation authorizes the Time Warner board of directors to adopt, repeal, alter or amend Time Warner's by-laws by a majority vote of the total number of authorized directors. Time Warner's restated certificate of incorporation further provides that the affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding shares of Time Warner voting stock, voting together as one group, is required for stockholders to adopt, amend, alter or repeal any provision of Time Warner's by-laws.

   AOL Time Warner. The AOL Time Warner restated certificate of incorporation will authorize the AOL Time Warner board of directors to adopt, repeal, alter or amend the AOL Time Warner restated by-laws by a majority vote of the total number of authorized directors of AOL Time Warner or such greater vote as is specified in the restated by-laws. The AOL Time Warner restated certificate of incorporation will further provide that the affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding shares of AOL Time Warner voting stock, voting together as one group, will be required for stockholders to adopt, amend, alter or repeal any provision of the AOL Time Warner restated by-laws.

   The AOL Time Warner restated by-laws will provide that, until December 31, 2003, no provision of the restated by-laws that requires a 75% vote of the total number of authorized directors of AOL Time Warner for action to be taken may be amended, altered or repealed, nor may any other provision inconsistent therewith be adopted, without a 75% vote of the total number of authorized directors. The provisions of the restated by-laws relating to the scope of authority of the chairman of the board of directors and the chief executive officer of AOL Time Warner, board committees and the size of the board of directors will require a 75% vote of the total number of authorized directors.

Action by Written Consent

   General. Delaware law provides that, unless otherwise stated in the certificate of incorporation, any action which may be taken at an annual meeting or special meeting of stockholders may be taken without a

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meeting, if a consent in writing is signed by the holders of the outstanding stock having the minimum number of votes necessary to authorize the action at a meeting of stockholders.

   America Online. The America Online restated certificate of incorporation limits stockholders' ability to act by written consent by requiring any action by written consent to be unanimous.

   Time Warner. The Time Warner restated certificate of incorporation prohibits stockholder action by written consent.

   AOL Time Warner. The AOL Time Warner restated certificate of incorporation will prohibit stockholder action by written consent.

Ability to Call Special Meetings

   America Online. Special meetings of America Online stockholders may be called by America Online's board of directors, by affirmative vote of a majority of the total number of authorized directors, or by the chief executive officer.

   Time Warner. Special meetings of Time Warner stockholders may be called by Time Warner's board of directors, by affirmative vote of a majority of the total number of authorized directors, or by the chairman, the chief executive officer or the president.

   AOL Time Warner. The AOL Time Warner restated by-laws will provide that special meetings of AOL Time Warner stockholders may be called by AOL Time Warner's board of directors, by affirmative vote of a majority of the total number of authorized directors, or by the chief executive officer.

Notice of Stockholder Action

   America Online. Under the America Online restated by-laws, in order for a stockholder to nominate candidates for election to America Online's board of directors at any annual or any special stockholder meeting at which the board of directors has determined that directors will be elected, timely written notice must be given to the Secretary of America Online before the annual or special meeting. Similarly, in order for a stockholder to propose business to be brought before any annual stockholder meeting, timely written notice must be given to the Secretary of America Online before the annual meeting.

   Under America Online's restated by-laws, to be timely, notice of stockholder nominations or proposals to be made at an annual stockholder meeting must be received by the Secretary of America Online no less than 60 days nor more than 90 days before the first anniversary of the preceding year's annual meeting. If the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary of the preceding year's annual meeting, notice will also be timely if delivered within 10 days of the date on which public announcement of the meeting was first made by America Online. In the case of a special meeting, notice of a stockholder nomination must be received no later than 60 days nor more than 90 days before a special meeting at which directors are to be elected or within 10 days of the date on which public announcement of the special meeting was first made by America Online.

   In addition, if the number of directors to be elected is increased and no public announcement is made by America Online naming all of the nominees or specifying the size of the increased board of directors at least 70 days before the first anniversary of the preceding year's annual meeting, or, if the date of the increase is more than 30 days before or more than 60 days after the anniversary of the preceding year's annual meeting, at least 70 days before the annual meeting, a stockholder's notice will be considered timely, with respect to the nominees for any new positions created by the increase, if it is delivered to the Secretary of America Online within 10 days of the date on which public announcement of the meeting was first made by America Online.

   A stockholder's notice to America Online must set forth all of the following:

  . all information required to be disclosed in solicitations of proxies for election of directors, or information otherwise required by applicable law, relating to any person that the stockholder proposes

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     to nominate for election or re-election as a director, including that person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

  . a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting that business at that meeting and any material interest of the stockholder in the business proposed; and

  . the stockholder's name and address as they appear on America Online's books and the class and number of shares of America Online which are beneficially owned by the stockholder.

   The chairman of any America Online stockholder meeting has the power to determine whether the nomination or proposal was made by the stockholder in accordance with the advance notice procedures set forth in America Online's restated by-laws. If the chairman determines that the nomination or proposal is not in compliance with America Online's advance notice procedures, the chairman may declare that the defective proposal or nomination will be disregarded.

   Time Warner. Under the Time Warner by-laws, at any annual meeting of stockholders, only such business will be conducted as is brought before the annual meeting by or at the direction of the chairman of the meeting, or by any stockholder who is a holder of record at the time of giving proper notice in accordance with the provisions of the Time Warner by-laws and who complies with the procedures set forth in the Time Warner by-laws.

   For business to be properly brought before an annual meeting by a stockholder, including the nomination of candidates for election to Time Warner's board of directors, the stockholder must give written notice to the Secretary of Time Warner not less than 70 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. In the event the date of the annual meeting is more than 30 days earlier or more than 60 days later than the anniversary date of the preceding meeting, then the stockholder must deliver written notice to the Secretary of Time Warner not earlier than the 120th day prior to the annual meeting nor later than the close of business on the later of the 70th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is made.

   A stockholder's notice to Time Warner must set forth all of the following:

  . a brief description of the business desired to be brought before the annual meeting and the reasons for conducting that business at the annual meeting;

  . the stockholder's name and address, as they appear on Time Warner's books, and the class and number of shares of Time Warner stock which are beneficially owned by the stockholder;

  . any material interest of the stockholder in the business desired to be brought before the annual meeting; and

  . if the stockholder intends to solicit proxies in support of his or her proposal, a representation to that effect.

   In the case of a notice of nomination of candidates for election to Time Warner's board of directors, the notice must set forth:

  . the name and address of the stockholder who intends to make the nomination and of the persons to be nominated;

  . a representation that the stockholder is a holder of record of stock of Time Warner entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the persons specified in the notice;

  . a description of all arrangements or understandings between the stockholder and each nominee and any other persons (naming such persons) pursuant to which the nomination is to be made by the stockholder;

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  .  such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the board of directors of Time Warner;

  . the consent of each nominee to serve as a director of Time Warner if so elected; and

  . if the stockholder intends to solicit proxies in support of the nominees, a representation to that effect.

   The chairman of any annual meeting of Time Warner's stockholders may refuse to permit any business to be brought before the meeting that fails to comply with the advance notice procedures set forth in Time Warner's by-laws. If the chairman determines that the nomination or proposal is not in compliance with Time Warner's advance notice procedures, the chairman may declare that the defective proposal or nomination will be disregarded.

   In the case of special meetings of stockholders, only such business will be conducted as is brought pursuant to Time Warner's notice of meeting. Nominations for persons for election to the board of directors of Time Warner at a special meeting for which the election of directors is a stated purpose in the notice of the meeting may be made by any stockholder who complies with the notice and other requirements set forth in the Time Warner by-laws. If Time Warner calls a special meeting of stockholders to elect one or more directors, any stockholder may nominate a candidate if notice from the stockholder is delivered to, and received by, the Secretary of Time Warner not earlier than the 90th day prior to the special meeting nor later than the later of the close of business of the 60th day prior to the special meeting or the 10th day following the day on which public announcement of the meeting and of the nominees proposed by the Time Warner board of directors is first made.

   AOL Time Warner. The AOL Time Warner restated by-laws will provide that, at any annual meeting of stockholders, only such business will be conducted as is brought before the annual meeting by or at the direction of the chairman of the meeting, or by any stockholder who is a holder of record at the time of giving proper notice in accordance with the provisions of the AOL Time Warner restated by-laws and who complies with the procedures set forth in the AOL Time Warner restated by-laws.

   For business to be properly brought before an annual meeting by a stockholder, including the nomination of candidates for election to the AOL Time Warner board of directors, the stockholder must give written notice to the Secretary of AOL Time Warner not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. In the event the date of the annual meeting is more than 30 days earlier or more than 60 days later than the anniversary date of the preceding meeting, then the stockholder must deliver written notice to the Secretary of AOL Time Warner not earlier than the 120th day prior to the annual meeting nor later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is made.

   A stockholder's notice to AOL Time Warner must set forth all of the following:.

  . a brief description of the business desired to be brought before the annual meeting and the reasons for conducting that business at the annual meeting;

  . the stockholder's name and address, as they appear on AOL Time Warner's books, and the class and number of shares of AOL Time Warner which are beneficially owned by the stockholder;

  . any material interest of the stockholder in the business desired to be brought before the annual meeting; and

  . if the stockholder intends to solicit proxies in support of his or her proposal, a representation to that effect.

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   In the case of a notice of nomination of candidates for election to AOL Time
Warner's board of directors, the notice must set forth:

  . the name and address of the stockholder who intends to make the nomination and of the persons to be nominated;

  . a representation that the stockholder is a holder of record of stock of AOL Time Warner entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the persons specified in the notice;

  . a description of all arrangements or understandings between the stockholder and each nominee and any other persons (naming such persons) pursuant to which the nomination is to be made by the stockholder;

  . such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the board of directors of AOL Time Warner;

  . the consent of each nominee to serve as a director of AOL Time Warner if so elected; and

  . if the stockholder intends to solicit proxies in support of the nominees, a representation to that effect.

   The chairman of any annual meeting of AOL Time Warner's stockholders may refuse to permit any business to be brought before the meeting that fails to comply with the advance notice procedures set forth in AOL Time Warner's restated by-laws. If the chairman determines that the nomination or proposal is not in compliance with AOL Time Warner's advance notice procedures, the chairman may declare that the defective proposal or nomination will be disregarded.

   In the case of special meetings of stockholders, only such business will be conducted as is brought pursuant to AOL Time Warner's notice of meeting. Nominations for persons for election to the board of directors of AOL Time Warner at a special meeting for which the election of directors is a stated purpose in the notice of the meeting may be made by any stockholder who complies with the notice and other requirements set forth in the AOL Time Warner restated by-laws. If AOL Time Warner calls a special meeting of stockholders to elect one or more directors, any stockholder may nominate a candidate if notice from the stockholder is delivered to, and received by, the Secretary of AOL Time Warner not earlier than the 90th day prior to the special meeting nor later than the later of the close of business of the 60th day prior to the special meeting or the 10th day following the day on which public announcement of the meeting and of the nominees proposed by the AOL Time Warner board of directors is first made.

Limitation of Personal Liability of Directors and Officers

   General. Delaware law provides that a corporation may include in its certificate of incorporation a provision limiting or eliminating the liability of its directors to the corporation and its stockholders for monetary damages arising from a breach of fiduciary duty, except for:

  .  a breach of the duty of loyalty to the corporation or its stockholders;

  . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  . payment of a dividend or the repurchase or redemption of stock in violation of Delaware law; or

  . any transaction from which the director derived an improper personal benefit.

   America Online. The America Online restated certificate of incorporation provides that, to the fullest extent Delaware law permits the limitation or elimination of the liability of directors, no director of America

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Online will be liable to America Online or its stockholders for monetary damages for breach of fiduciary duty as a director.

   Time Warner. The Time Warner restated certificate of incorporation provides that, to the fullest extent Delaware law permits the limitation or elimination of the liability of directors, no director of Time Warner will be liable to Time Warner or its stockholders for monetary damages for breach of fiduciary duty as a director.

   AOL Time Warner. The AOL Time Warner restated certificate of incorporation will provide that, to the fullest extent Delaware law permits the limitation or elimination of the liability of directors, no director of AOL Time Warner will be liable to AOL Time Warner or its stockholders for monetary damages for breach of fiduciary duty as a director.

Indemnification of Directors and Officers

   General. Under Delaware law, a corporation generally may indemnify directors and officers:

  . for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation; and

  . with respect to any criminal proceeding, they had no reasonable cause to believe that their conduct was unlawful.

   In addition, Delaware law provides that a corporation may advance to a director or officer expenses incurred in defending any action upon receipt of an undertaking by the director or officer to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification.

   America Online. The America Online restated certificate of incorporation and restated by-laws provide that any person who was or is a party or is threatened to be a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because that person is or was a director or officer, or is or was serving at the request of America Online as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, will be indemnified and held harmless by America Online to the fullest extent permitted by Delaware law. The indemnification rights conferred by America Online are not exclusive of any other right which persons seeking indemnification may be entitled under any statute, America Online's restated certificate of incorporation or restated by-laws, any agreement, vote of stockholders or disinterested directors or otherwise. America Online is authorized to purchase and maintain insurance on behalf of its directors and officers.

   In addition, America Online may pay expenses incurred by its directors and officers in defending a civil or criminal action, suit or proceeding because they are directors or officers in advance of the final disposition of the action, suit or proceeding. The payment of expenses will be made only if America Online receives an undertaking by or on behalf of a director or officer to repay all amounts advanced if it is ultimately determined that the director or officer is not entitled to be indemnified by America Online, as authorized by America Online's restated certificate of incorporation and restated by-laws.

   Time Warner. The Time Warner by-laws provide for indemnification, to the fullest extent permitted by Delaware law, of any person who is or was a director or officer of Time Warner and who is or was involved in any manner, or who is threatened to be made involved in any manner, in any pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of Time Warner, or is or was serving at the request of Time Warner as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, although no indemnification is available to a director or officer with respect to a proceeding that was commenced by the director or officer unless the proceeding was

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commenced after a "change of control." The Time Warner by-laws define "change of control" as the occurrence of:

  . a merger or consolidation of Time Warner in which Time Warner is not the surviving corporation or pursuant to which shares of Time Warner common stock are converted into cash, securities or other property, other than a merger of Time Warner in which the holders of Time Warner common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation;

  . any sale, lease, exchange or other transfer of all or substantially all of the assets of Time Warner, or the liquidation or dissolution of Time Warner;

  . any person becomes an "interested stockholder" without the prior consent of the Time Warner board of directors; or

  . during any period of two consecutive years, individuals who at the beginning of the two-year period constituted a majority of the Time Warner board of directors have ceased for any reason to constitute a majority of the Time Warner board of directors unless the election or nomination of each of the new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the two-year period.

   Time Warner is authorized to purchase and maintain insurance on behalf of its directors, officers, employees and agents.

   In addition, the Time Warner by-laws provide that all reasonable expenses incurred by or on behalf of a director or officer in connection with any investigation, claim, action, suit or proceeding will be advanced to the director or officer by Time Warner upon the request of the director or officer which request, if required by law, will include an undertaking by or on behalf of the director or officer to repay the amounts advanced if ultimately it is determined that the director or officer was not entitled to be indemnified against the expenses.

   AOL Time Warner. The AOL Time Warner restated by-laws will provide for indemnification, to the fullest extent permitted by Delaware law, of any person who is or was a director or officer of AOL Time Warner and who is or was involved in any manner, or who is threatened to be made involved in any manner, in any pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of AOL Time Warner, or is or was serving at the request of AOL Time Warner as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, although no indemnification is available to a director or officer with respect to a proceeding that was commenced by the director or officer unless the proceeding was commenced after a "change in control." The AOL Time Warner restated by-laws will define "change in control" as the occurrence of:

  . a merger or consolidation of AOL Time Warner in which AOL Time Warner is not the surviving corporation or pursuant to which shares of AOL Time Warner common stock are converted into cash, securities or other property, other than a merger of AOL Time Warner in which the holders of AOL Time Warner common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation;

  . any sale, lease, exchange or other transfer of all or substantially all of the assets of AOL Time Warner, or the liquidation or dissolution of AOL Time Warner; or

  . individuals who would constitute a majority of the members of the board of directors of AOL Time Warner elected at any meeting of stockholders or by written consent are elected to the AOL Time Warner board of directors and the election or the nomination for election by the stockholders of those directors was not approved by a vote of at least two-thirds of the directors in office immediately prior to the election.


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   AOL Time Warner is authorized to purchase and maintain insurance on behalf of its directors, officers, employees and agents.

   In addition, the AOL Time Warner restated by-laws will provide that all reasonable expenses incurred by or on behalf of a director or officer in connection with any investigation, claim, action, suit or proceeding will be advanced to the director or officer by AOL Time Warner upon the request of the director or officer which request, if required by law, will include an undertaking by or on behalf of the director or officer to repay the amounts advanced if ultimately it is determined that the director or officer was not entitled to be indemnified against the expenses.

Stockholders Rights Plans

   America Online. In 1998, America Online adopted a stockholder rights plan pursuant to a rights agreement with BankBoston, N.A., as rights agent. Set forth below is a summary of the material provisions of the rights agreement. The summary does not include a complete description of all of the terms of the rights agreement. All America Online stockholders and Time Warner stockholders are urged to read carefully the relevant provisions of America Online's rights plan, copies of which will be sent to America Online stockholders upon request. See "Where you can find more information."

   Exercisability of Rights. Under the America Online rights agreement, one right, referred to as an America Online right, attaches to each share of America Online common stock outstanding and, when exercisable, entitles the registered holder to purchase from America Online one quarter of one one-thousandth of a share of America Online series A-1 preferred stock at an initial purchase price of $900, subject to customary antidilution adjustments.

   The America Online rights will not become exercisable until the earlier of:

  . ten days following a public announcement that a person has become the beneficial owner of 15% or more of the America Online common stock then outstanding; and

  . ten business days, or such later date as may be determined by the board of directors of America Online, following the commencement of, or the announcement of an intention to commence, a tender offer or exchange offer that would result in a person becoming the beneficial owner of 15% or more of the America Online common stock then outstanding.

   In connection with the merger, the America Online rights agreement was amended to provide that the America Online rights will not become exercisable solely by reason of the merger agreement, the stock option agreements and the completion of the transactions contemplated thereby.

   "Flip In" Feature. In the event a person becomes the beneficial owner of 15% or more of the America Online common stock outstanding, each holder of an America Online right, except for that person, will have the right to acquire, upon exercise of the America Online right, instead of one quarter of one-thousandth of a share of America Online series A-1 preferred stock, shares of America Online common stock having a value equal to twice the exercise price of the America Online right. For example, if we assume that the initial purchase price of $900 is in effect on the date that the flip-in feature of the America Online rights is exercised, any holder of an America Online right, except for the person that has become the beneficial owner of 15% or more of the America Online common stock then outstanding, may exercise his or her America Online right by paying to America Online $900 in order to receive from America Online shares of America Online common stock having a value equal to $1,800.

   "Exchange" Feature. At any time after a person becomes the beneficial owner of 15% or more, but less than 50%, of the America Online common stock then outstanding, the board of directors of America Online may, at its option, exchange all or some of the America Online rights, except for those held by such person, for America Online common stock at an exchange ratio of one share of America Online common stock for each

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America Online right, subject to adjustment, and cash instead of fractional shares, if any. Use of this exchange feature means that eligible America Online rights holders would not have to pay a purchase price before receiving shares of America Online common stock.

   "Flip Over" Feature. In the event that, after a person acquires 15% or more of the America Online common stock then outstanding:

  .  America Online merges into another entity;

  .  another entity merges into America Online; or

  .  America Online sells more than 50% of its assets or earning power,

then each holder of an America Online right, except for a person that is the beneficial owner of 15% or more of the America Online common stock then outstanding, will have the right to receive, upon exercise of the America Online right, the number of shares of the acquiring company's common stock having a value equal to twice the exercise price of the America Online right.

   Redemption of Rights. At any time prior to the earlier to occur of:

  . any public announcement that a person has become the beneficial owner of 15% or more of the America Online common stock then outstanding; and

  .  May 12, 2008,

the board of directors of America Online may redeem all of the America Online rights at a redemption price of $0.001 per right, subject to adjustment. The right to exercise the America Online rights will terminate upon redemption, and at that time, the holders of the America Online rights will have the right to receive only the redemption price for each America Online right they hold.

   Amendment of Rights. At any time before a person becomes the beneficial owner of 15% or more of the America Online common stock then outstanding, the terms of the existing America Online rights agreement may be amended by the board of directors of America Online without the approval of the holders of the rights. However, after the date any person acquires at least 15% of America Online's outstanding common stock, the rights agreement may not be amended in any manner that would adversely affect the interests of the holders of the America Online rights, excluding the interests of the acquiror.

   Termination of Rights. If not previously exercised, the America Online rights will expire on May 12, 2008, unless America Online earlier redeems or exchanges the America Online rights or extends the expiration date.

   Anti-Takeover Effects. The America Online rights have anti-takeover effects. Once the America Online rights have become exercisable, in most cases the America Online rights will cause substantial dilution to a person that attempts to acquire or merge with America Online. Accordingly, the existence of the America Online rights may deter potential acquirors from making a takeover proposal or a tender offer. The America Online rights should not interfere with any merger or other business combination approved by the board of directors of America Online because America Online may redeem the America Online rights and because the America Online board of directors can amend the America Online rights agreement so that a transaction approved by the America Online board of directors would not cause the America Online rights to become exercisable.

   Series A-1 Preferred Stock. In connection with the creation of the America Online rights, the board of directors of America Online authorized the issuance of 500,000 shares of America Online preferred stock designated as America Online series A-1 junior participating preferred stock.

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   America Online designed the dividend, liquidation, voting and redemption features of the America Online series A-1 preferred stock so that the value of one quarter of one-thousandth of a share of America Online series A-1 preferred stock approximates the value of one share of America Online common stock. Shares of America Online series A-1 preferred stock may only be purchased after the America Online rights have become exercisable.

   The rights of the America Online series A-1 preferred stock as to dividends, liquidation and voting, and in the event of mergers or consolidations, are protected by customary antidilution provisions.

   Time Warner. In 1996, Time Warner adopted a stockholder rights plan pursuant to a rights agreement with ChaseMellon Shareholder Services L.L.C., as rights agent. Set forth below is a summary of the material provisions of the rights agreement. The summary does not include a complete description of all of the terms of the rights agreement. All Time Warner stockholders and America Online stockholders are urged to read carefully the relevant provisions of Time Warner's rights plan, copies of which will be sent to Time Warner stockholders upon request. See "Where you can find more information."

   Exercisability of Rights. Under the Time Warner rights agreement, one right, referred to as a Time Warner right, attaches to each share of Time Warner common stock outstanding and, when exercisable, entitles the registered holder to purchase from Time Warner one two-thousandth of a share of Time Warner series A preferred stock at an initial purchase price of $75, subject to customary antidilution adjustments.

   The Time Warner rights will not become exercisable until the earlier of:

  . such time as Time Warner learns that a person has become the beneficial owner of 15% or more of the Time Warner common stock then outstanding ; and

  . the date designated by the Time Warner board of directors following the commencement of, or the announcement of an intention to commence, a tender offer or exchange offer that would result in a person becoming the beneficial owner of 15% or more of the Time Warner common stock then outstanding.

In connection with the merger, the Time Warner rights agreement was amended to provide that the Time Warner rights will not become exercisable solely by reason of the merger agreement, the stock option agreement and completion of the transactions contemplated thereby.

   "Flip In" Feature. In the event a person becomes the beneficial owner of 15% or more of the Time Warner common stock outstanding, each holder of a Time Warner right, except for that person, will have the right to acquire, upon exercise of the Time Warner right, instead of one two-thousandth of a share of Time Warner series A preferred stock, shares of Time Warner common stock having a value equal to twice the exercise price of the Time Warner right. For example, if we assume that the initial purchase price of $75 is in effect on the date that the flip-in feature of the Time Warner right is exercised, any holder of a Time Warner right, except for the person that has become the beneficial owner of 15% or more of the outstanding Time Warner common stock, may exercise his or her Time Warner right by paying to Time Warner $75 in order to receive from Time Warner shares of Time Warner common stock having a value equal to $150.

   "Exchange" Feature. At any time after a person becomes the beneficial owner of 15% or more of the Time Warner common stock then outstanding, the board of directors of Time Warner may, at its option, exchange all or some of the Time Warner rights, except for those held by such person, for consideration per Time Warner right consisting of one-half of the securities that would be issuable upon exercise of one Time Warner right. Use of this exchange feature means that eligible Time Warner rights holders would not have to pay a purchase price before receiving shares of Time Warner common stock.

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   "Flip Over" Feature. In the event that, after the Time Warner rights have become exercisable:

  . Time Warner merges into any person who has become the beneficial owner of 15% or more of the Time Warner common stock then outstanding;

  . a person who has become the beneficial owner of 15% or more of the Time Warner common stock then outstanding merges into Time Warner; or

  . Time Warner sells more than 50% of its assets or earning power to a person who has become the beneficial owner of 15% or more of the Time Warner common stock then outstanding,

then each holder of a Time Warner right, except for a person that is the beneficial owner of 15% or more of the Time Warner common stock then outstanding, will have the right to receive, upon exercise of the Time Warner right, the number of shares of the acquiring company's common stock equal to twice the exercise price of the Time Warner right.

   Redemption of Rights. At any time prior to the earlier to occur of:

  . a person becoming the beneficial owner of 15% or more of the Time Warner common stock then outstanding; and

  .  January 20, 2004,

the board of directors of Time Warner may redeem all of the Time Warner rights at a redemption price of $0.005 per right, subject to adjustment. The right to exercise the Time Warner rights will terminate upon redemption, and at such time, the holders of the Time Warner rights will have the right to receive only the redemption price for each Time Warner right held.

   Amendment of Rights. At any time before a person becomes the beneficial owner of 15% or more of the Time Warner common stock then outstanding, the terms of the existing Time Warner rights agreement may be amended by the Time Warner board of directors without the approval of the holders of the rights. After the date any person acquires at least 15% of Time Warner's outstanding common stock, the rights agreement may not be amended in any manner which would adversely affect the interests of the holders of the Time Warner rights, excluding the interests of the acquiror.

   Termination of Rights. If not previously exercised, the Time Warner rights will expire on January 20, 2004, unless Time Warner earlier redeems or exchanges the Time Warner rights or shortens or extends the expiration date.

   Anti-Takeover Effects. The Time Warner rights have anti-takeover effects. Once the Time Warner rights have become exercisable, in most cases the Time Warner rights will cause substantial dilution to a person that attempts to acquire or merge with Time Warner. Accordingly, the existence of the Time Warner rights may deter potential acquirors from making a takeover proposal or a tender offer. The Time Warner rights should not interfere with any merger or other business combination approved by the Time Warner board of directors because Time Warner may redeem the Time Warner rights and because the Time Warner board of directors can amend the Time Warner rights agreement so that a transaction approved by the Time Warner board of directors would not cause the Time Warner rights to become exercisable.

   Series A Preferred Stock. In connection with the creation of the Time Warner rights, the board of directors of Time Warner authorized the issuance of 8,000,000 shares of Time Warner preferred stock designated as Time Warner series A participating cumulative preferred stock.

   The Time Warner series A preferred stock is attributed a formula number, referred to as the "series A formula number," which is subject to customary antidilution adjustments. The series A formula number is currently 2,000.

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   Time Warner has designed the dividend, liquidation, voting and redemption features of the Time Warner series A preferred stock so that the value of one two-thousandths of a share of Time Warner series A preferred stock approximates the value of one share of Time Warner common stock. Shares of Time Warner series A preferred stock may only be purchased after the Time Warner rights have become exercisable.

   AOL Time Warner. AOL Time Warner does not intend to have a stockholder rights plan.

State Anti-Takeover Statutes

   General. Under the business combination statute of Delaware law, a corporation is prohibited from engaging in any business combination with an interested stockholder who, together with its affiliates or associates, owns, or who is an affiliate or associate of the corporation and within a three-year period did own, 15% or more of the corporation's voting stock for a three year period following the time the stockholder became an interested stockholder, unless:

  . prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  . the interested stockholder owned at least 85% of the voting stock of the corporation, excluding specified shares, upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder; or

  . at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting and not by written consent, of at least 66 2/3% of the outstanding voting shares of the corporation, excluding shares held by that interested stockholder.

   A business combination generally includes:

  . mergers, consolidations and sales or other dispositions of 10% or more of the assets of a corporation to or with an interested stockholder;

  . specified transactions resulting in the issuance or transfer to an interested stockholder of any capital stock of the corporation or its subsidiaries; and

  . other transactions resulting in a disproportionate financial benefit to an interested stockholder.

   The provisions of the Delaware business combination statute do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or by-laws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange, authorized for quotation on an inter-dealer quotation system of a registered national securities association or held of record by more than 2,000 stockholders.

   America Online. Because America Online has not adopted any provision in its restated certificate of incorporation to "opt-out" of the Delaware business combination statute, the statute is applicable to business combinations involving America Online.

   Time Warner. Because Time Warner has not adopted any provision in its restated certificate of incorporation to "opt-out" of the Delaware business combination statute, the statute is applicable to business combinations involving Time Warner.

   AOL Time Warner. Because the AOL Time Warner restated certificate of incorporation will not include any provision to "opt-out" of the Delaware business combination statute, the statute will apply to business combinations involving AOL Time Warner.

Fair Price Provisions

   America Online. America Online's certificate of incorporation contains a "fair price" provision which states that certain "business combinations" with any "interested stockholder" may not be completed without

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an affirmative vote of the holders of at least 80% of the voting power of all voting stock of America Online, voting together as one group, in addition to any other vote required by America Online's restated certificate of incorporation or Delaware law.

   This fair price provision does not apply if the business combination will have been approved either by a majority of the directors of America Online who are not affiliated with the interested stockholder, of which there must be at least two, or if certain price and procedural requirements, set forth in detail in America Online's restated certificate of incorporation, are met.

   The business combinations to which America Online's fair price provision applies include:

  . any merger or consolidation of America Online or any subsidiary with any interested stockholder or any other corporation, whether or not itself an interested stockholder, which is, or after the merger or consolidation, would be, an affiliate of an interested stockholder who was an interested stockholder before the transaction;

  . any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, to or with any interested stockholder or any affiliate of any interested stockholder, of any assets of America Online or any subsidiary having an aggregate fair market value, as determined in accordance with America Online's restated certificate of incorporation, equaling or exceeding 10% or more of the assets of America Online;

  . the issuance or transfer by America Online or any subsidiary, in one transaction or a series of transactions, of any securities of America Online or any subsidiary, to any interested stockholder or any affiliate of any interested stockholder in exchange for cash, securities or other property having an aggregate fair market value equaling or exceeding 10% of the combined fair market value of the outstanding shares of voting stock of America Online, except for any issuance or transfer pursuant to an employee benefit plan of America Online or any subsidiary;

  . the adoption of any plan or proposal for the liquidation or dissolution of America Online proposed by or on behalf of an interested stockholder or any affiliate of any interested stockholder; and

  . any reclassification of securities, including any reverse stock split, or recapitalization of America Online, or any merger or consolidation of America Online with any of its subsidiaries or any other transaction which has the effect, directly or indirectly, of increasing the proportionate amount of the outstanding shares of any class of equity or convertible securities of America Online or any subsidiary which is directly or indirectly owned by any interested stockholder or any affiliate of any interested stockholder.

   America Online's fair price provision defines an "interested stockholder" as any person, other than America Online or any America Online holding company or subsidiary, who or which:

  . is the beneficial owner, directly or indirectly, of more than 15% of the voting power of the outstanding voting stock of America Online;

  . is an affiliate of America Online and at any time within the two-year period immediately before the date in question was the beneficial owner, directly or indirectly, of 15% or more of the voting power of the outstanding voting stock of America Online; and

  . is an assignee of or has otherwise succeeded to any shares of voting stock of America Online which were, at any time within the two-year period immediately before the date in question, beneficially owned by any interested stockholder, if the assignment or succession did not occur as part of an initial public offering.

   The "fair price" provision may deter a purchaser from using two-tiered pricing and similar unfair or discriminatory tactics in an attempt to acquire America Online. The provision could also have the effect of

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discouraging a third party from making a tender or exchange offer for America
Online, even though an offer by a third party might be beneficial to America Online and its stockholders.

   Time Warner. Time Warner's restated certificate of incorporation contains a "fair price" provision which states that certain "business combinations" with any "interested stockholder" may not be completed without:

  . the affirmative vote of the holders of at least 80% of the combined voting power of all voting stock of Time Warner; and

  . the affirmative vote of the holders of a majority of the combined voting power of all voting stock of Time Warner not affiliated with the interested stockholder; or

  . the affirmative vote of the holders of all of the shares of Time Warner stock outstanding at the time of approval.

   This fair price provision does not apply if:

  . the business combination will have been approved by a majority of the directors of Time Warner who are not affiliated with the interested stockholder, and the interested stockholder became an interested stockholder in a manner approved by the board of directors of Time Warner; or

  . certain minimum price, form of consideration and procedural requirements, set forth in detail in Time Warner's restated certificate of incorporation, are met.

   The business combinations to which Time Warner's fair price provision applies include:

  . any merger or consolidation of Time Warner with any interested stockholder or any other corporation, whether or not itself an interested stockholder, which is, or after the merger or consolidation would be, an affiliate or associate of an interested stockholder;

  . any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, to or with any interested stockholder or any affiliate or associate of any interested stockholder of all or substantially all the assets of Time Warner or assets of Time Warner and its subsidiaries representing in the aggregate more than 75% of the total value of the assets of Time Warner and its consolidated subsidiaries;

  . any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, to or with any interested stockholder or any affiliate or associate or any interested stockholder of any assets of Time Warner or any of its subsidiaries having an aggregate fair market value of $100,000,000 or more;

  . the issuance or transfer by Time Warner or any of its subsidiaries, in one transaction or a series of transactions, to any interested stockholder or any affiliate or associate of any interested stockholder of any securities of Time Warner or any of its subsidiaries in exchange for cash, securities or other property, or a combination thereof, having an aggregate fair market value of $100,000,000 or more;

  . the adoption of any plan or proposal for the liquidation or dissolution of Time Warner proposed by or on behalf of any interested stockholder or any affiliate or associate of any interested stockholder; or

  . any reclassification of securities or recapitalization of Time Warner, or any merger or consolidation of Time Warner with any of its subsidiaries, or any other transaction, whether or not with or into or otherwise involving any interested stockholder, which in any case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock of Time Warner or any of its subsidiaries which is directly or indirectly beneficially owned by any interested stockholder or any affiliate or associate of any interested stockholder.


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

   Time Warner's fair price provision defines an "interested stockholder" as any person, other than Time Warner or any Time Warner subsidiary, who or which:

  . is the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the then outstanding shares of Time Warner voting stock;

  . is an affiliate of Time Warner and at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the then outstanding shares of Time Warner voting stock; or

  . is an assignee or has otherwise succeeded to the beneficial ownership of any shares of Time Warner voting stock which were, at any time within the two-year period immediately prior to the date in question beneficially owned by an interested stockholder, if the assignment or succession did not occur as part of an initial public offering.

   AOL Time Warner. The restated certificate of incorporation of AOL Time Warner will not contain a provision similar to the fair price provision that is contained in America Online's or Time Warner's certificates of incorporation.

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                         MANAGEMENT OF AOL TIME WARNER
                                AFTER THE MERGER

Board of Directors of AOL Time Warner

   Members of the AOL Time Warner Board of Directors. Upon completion of the merger, the board of directors of AOL Time Warner will be comprised of sixteen individuals, eight of whom will be designated by America Online and eight of whom will be designated by Time Warner. During the first year following completion of the merger, any vacancy on the AOL Time Warner board of directors created by a designee of America Online or Time Warner will be filled with a new director selected by a majority of the remaining designees of America Online or Time Warner, as applicable, on the AOL Time Warner board of directors.

   A majority of the members of the board of directors of AOL Time Warner must be determined by the board of directors of AOL Time Warner to be eligible to be classified as independent directors. Four of America Online's designees must be independent and five of Time Warner's designees must be independent. In its determination of a director's eligibility to be classified as an independent director, the AOL Time Warner board of directors will consider, among such other factors as it may in any case deem relevant, that the director:

  . has not been employed by AOL Time Warner as an executive officer within the past three years;

  . is not a paid adviser or consultant to AOL Time Warner and derives no material financial benefit from any entity as a result of advice or consultancy provided to AOL Time Warner by that entity;

  . is not an executive officer, director or significant stockholder of a significant customer or supplier of AOL Time Warner;

  .  has no personal services contract with AOL Time Warner;

  . is not an executive officer or director of a tax-exempt entity receiving a significant part of its annual contributions from AOL Time Warner;

  . is not a member of the immediate family of any director who is not considered an independent director; and

  . is free of any other relationship that would interfere with the exercise of independent judgment by the director.

   The affirmative vote of 75% of the members of the board of directors of AOL Time Warner will be required to change the size of the AOL Time Warner board of directors.

   To date, America Online and Time Warner have designated the following individuals to be directors of AOL Time Warner upon completion of the merger:

   Name                                                       Age Designee of:
   ----                                                       --- ------------
   Stephen M. Case, Chairman.................................  41 America Online
   R. E. Turner, Vice Chairman...............................  61 Time Warner
   Gerald M. Levin...........................................  60 Time Warner
   Robert W. Pittman.........................................  46 America Online
   Richard D. Parsons........................................  52 Time Warner

Six of the remaining directors are expected to be designated by America Online from its existing board of directors. Five of the remaining directors are expected to be designated by Time Warner from its existing board of directors.

   Stephen M. Case. Mr. Case, a co-founder of America Online, has been Chairman of the Board of Directors of America Online since October, 1995, Chief Executive Officer since April 1993 and a Director since September 1992. Mr. Case also served as Executive Vice President of America Online from September 1987 to January 1991 and Vice President, Marketing, from 1985 to September 1987. Mr. Case is a director of the New York Stock Exchange.

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

   R.E. Turner. Mr. Turner has served as the Vice Chairman of Time Warner since October 1996. Prior to that, Mr. Turner served as the Chairman of the Board and President of Turner Broadcasting System from 1970.

   Gerald M. Levin. Mr. Levin has served as Chief Executive Officer and Chairman of the Board of Time Warner since January 1993, having served in other executive positions at Time Warner prior to that. Mr. Levin has served as a director of Time Warner since 1988 having previously served as a director of Time Warner from 1983 until January 1987. Mr. Levin is also a member of the Board of Representatives of Time Warner Entertainment Company, L.P. and a director of the New York Stock Exchange.

   Robert W. Pittman. Mr. Pittman has served as President and Chief Operating Officer of America Online since February 1998 and as a director since 1995. He was President and Chief Executive Officer of AOL Networks, a division of America Online, from November 1996 until February 1998. He held the positions of Managing Partner and Chief Executive Officer of Century 21 Real Estate Corp. from October 1995 to October 1996. Mr. Pittman had previously been President and Chief Executive Officer of Time Warner Enterprises, a division of Time Warner Entertainment Company, LP from 1990 to September 1995, and Chairman and Chief Executive Officer of Six Flags Entertainment Corporation from December 1991 to September 1995. Mr. Pittman founded MTV in 1981, and became President of MTV Networks in 1985. He is also a director of Cendant Corporation.

   Richard D. Parsons. Mr. Parsons has served as President of Time Warner since February 1, 1995. Prior to that, Mr. Parsons served as the Chairman and Chief Executive Officer of The Dime Savings Bank of New York, FSB from January 1991. He has served as a director of Time Warner since 1991 and prior to that, served as a director of American Television and Communications Corporation, then an 82%-owned subsidiary of Time Warner, from 1989 until 1991. Mr Parsons is currently also a director of Citigroup Inc., Estee Lauder Companies Inc., and Philip Morris Companies Inc. and a member of the Board of Representatives of Time Warner Entertainment Company, L.P.

Committees of the AOL Time Warner Board of Directors

   Upon completion of the merger, the board of directors of AOL Time Warner initially will have four committees:

  . a nominating and governance committee, the chairperson of which will initially be designated by Time Warner;

  . an audit and finance committee, the chairperson of which will initially be designated by Time Warner;

  . a compensation committee, the chairperson of which will initially be designated by America Online; and

  . a values and human development committee, the chairperson of which will initially be designated by America Online.

During the one year period following the completion of the merger, any replacement chairperson of the nominating and governance or audit and finance committees will be designated by the chief executive officer of AOL Time Warner and any replacement chairperson of the compensation or values and human development committees will be designated by the chairman of the board of AOL Time Warner. Also during the one year period following the completion of the merger, each committee of the AOL Time Warner board of directors will be comprised of two directors designated by America Online and two directors designated by Time Warner.

   The affirmative vote of 75% of the members of the board of directors of AOL Time Warner will be required to modify the powers and authority of any committee of the AOL Time Warner board of directors. In addition, the AOL Time Warner board of directors may remove a director from a committee, change the size of any committee or terminate any committee or change the chair of a committee only with the affirmative vote of not less than 75% of the members of the AOL Time Warner board of directors.

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

Compensation of Directors

   In accordance with existing practice of America Online and Time Warner, it is expected that directors of AOL Time Warner who are also full-time employees of AOL Time Warner will receive no additional compensation for their services as directors. Each non-employee director of AOL Time Warner will receive compensation for service on the AOL Time Warner board of directors as determined by the board of directors of AOL Time Warner upon the recommendation of the nominating and governance committee.

Executive Officers of AOL Time Warner

   The principal executive officers of AOL Time Warner upon completion of the merger will be as follows:

   Name                 Age Title
   ----                 --- -----
   Stephen M. Case....   41 Chairman of the Board
   Gerald M. Levin....   60 Chief Executive Officer
   R.E. Turner........   61 Vice Chairman
   Robert W. Pittman..   46 Co-Chief Operating Officer
   Richard D.
    Parsons...........   52 Co-Chief Operating Officer
   J. Michael Kelly...   43 Executive Vice President and Chief Financial Officer

   Additional officers will be elected by the AOL Time Warner board immediately prior to or after completion of the merger. Until December 31, 2003, the affirmative vote of 75% of the members of the board of directors of AOL Time Warner will be required to remove the chairman of the board or chief executive officer of AOL Time Warner or to change their roles, duties, authority or reporting line.

Compensation of Executive Officers

   AOL Time Warner has not yet paid any compensation to its chairman of the board, chief executive officer, co-chief operating officers or executive vice president and chief financial officer, or any other person expected to become an executive officer of AOL Time Warner. The form and amount of the compensation to be paid to each of AOL Time Warner's executive officers in any future period will be determined by the compensation committee of the AOL Time Warner board of directors.

   For information concerning the compensation paid to, and the employment agreements with, the chief executive officer and the other four most highly compensated executive officers of America Online for the 1998 fiscal year, see America Online's proxy statement used in connection with its 1999 annual meeting of stockholders, the relevant portions of which are incorporated by reference into America Online's annual report on Form 10-K for the fiscal year ended June 30, 1999. For information concerning the compensation paid to, and the employment agreements with, the chief executive officer and the other four most highly compensated executive officers of Time Warner for the 1999 fiscal year, see Time Warner's proxy statement used in connection with its 2000 annual meeting of stockholders, the relevant portions of which are incorporated by reference into Time Warner's annual report on Form 10-K for the fiscal year ended December 31, 1999.

Integration Committee

   A four-person integration committee, composed of Mr. Pittman, President and Chief Operating Officer of America Online; Mr. Parsons, President of Time Warner; Kenneth J. Novack, Vice Chairman of America Online; and Richard J. Bressler, Chairman and Chief Executive Officer of Time Warner Digital Media, has been formed to work toward a smooth and rapid combination of the two companies. The committee will make its recommendations to Mr. Case, Chairman and Chief Executive Officer of America Online and Mr. Levin, Chairman and Chief Executive Officer of Time Warner.


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

         BUSINESS RELATIONSHIPS BETWEEN AMERICA ONLINE AND TIME WARNER

   For several years prior to the announcement of the merger, America Online and Time Warner have worked together on a number of content and commerce relationships. These relationships have included:

  . agreements between America Online and Warner Bros. for provision of content related to television programs, cross-promotions and for collaboration on the movie "You've Got Mail";

  . agreements between America Online and the Time Inc. magazines, Time, Entertainment Weekly, Money and Teen People for availability of magazine content and related features on the AOL service;

  . agreements between America Online and New Line Cinema for promotion and advertising relating to recently released motion pictures;

  . an agreement between America Online and Warner Bros. and New Line Cinema for participation in America Online's shop@AOL; and

  .   advertising agreements between MovieFone and Warner Bros. and New Line
      Cinema.

   At the time of the announcement of the merger, America Online and Time Warner also announced the entry into a new interactive services and marketing agreement providing for various joint marketing, commerce, content and promotional arrangements. The new arrangements range from content deals such as the inclusion of InStyle on the AOL service and the inclusion of CNN.com and Entertaindom.com on various America Online services, to cross-promotions such as the distribution of disks for the AOL service in Warner Bros. retail stores, to promotions of Time Warner magazines on the AOL service. Other examples of the new arrangements include access by AOL members to promotional music clips from Time Warner music companies and participation in online-offline cross-promotion of Time Warner movies by AOL MovieFone and Time Warner.

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

                                 LEGAL MATTERS

   The validity of the shares of AOL Time Warner stock offered by this joint proxy statement-prospectus will be passed upon for AOL Time Warner by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts. Kenneth J. Novack, Vice Chairman of America Online, also serves as Of Counsel to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and owns an aggregate of 1,259 shares of America Online common stock and options to purchase 2,683,000 shares of America Online common stock. Attorneys of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and members of their families and trusts for their own benefit own an aggregate of approximately 5,600 shares of America Online common stock.

   Cravath, Swaine & Moore, counsel for Time Warner, and Simpson Thacher & Bartlett, counsel for America Online, will pass upon certain Federal income tax consequences of the merger for Time Warner and America Online, respectively.

                                    EXPERTS

   Ernst & Young LLP, independent auditors, have audited the consolidated financial statements of America Online, Inc. included in its Annual Report on Form 10-K for the year ended June 30, 1999, as set forth in their report, which is incorporated in this joint proxy statement-prospectus and elsewhere in the registration statement. These consolidated financial statements are incorporated by reference in reliance on Ernst & Young's report, given on their authority as experts in accounting and auditing.

   Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedules of Time Warner Inc. and Time Warner Entertainment Company, L.P. included in Time Warner's Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their reports, which are incorporated in this joint proxy statement-prospectus and elsewhere in the registration statement. These consolidated financial statements and schedules are incorporated by reference in reliance on Ernst & Young's reports, given on their authority as experts in accounting and auditing.

                                 OTHER MATTERS

   Neither America Online nor Time Warner presently intends to bring any matters other than those described in this document before its special meeting. Further, neither America Online nor Time Warner has any knowledge of any other matters that may be introduced by other persons. If any other matters do properly come before either company's special meeting or any adjournment or postponement of either company's special meeting, the persons named in the enclosed proxy forms of America Online or Time Warner, as applicable, will vote the proxies in keeping with their judgment on such matters.

                             STOCKHOLDER PROPOSALS

   Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in a company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the company in a timely manner.

   America Online. America Online will hold an annual meeting in the year 2000 only if the merger has not already been completed. If the annual meeting is held, stockholder proposals will be eligible for inclusion in America Online's proxy statement relating to the 2000 annual meeting of stockholders if the stockholder proposals are received no later than May 27, 2000. To be considered for presentation at the America Online annual meeting, although not included in the proxy statement, proposals must be received no later than August 29, 2000, nor earlier than July 20, 2000. All stockholder proposals should be marked for the attention of Corporate Secretary, America Online, Inc., 22000 AOL Way, Dulles, Virginia 20166.

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


   Time Warner. The deadline has passed for stockholder proposals in connection with Time Warner's 2000 annual meeting of stockholders. Time Warner will hold an annual meeting in the year 2001 only if the merger has not already been completed. In order to be included in the proxy statement for the 2001 annual meeting of Time Warner's stockholders, stockholder proposals must be received by Time Warner no later than December 1, 2000, and must otherwise comply with the requirements of Rule 14a-8. In addition, Time Warner's by-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in Time Warner's proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the Secretary of Time Warner not less than 70 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at Time Warner's 2001 annual meeting, such a proposal must be received by Time Warner after January 18, 2001 but no later than March 9, 2001. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. If a stockholder who has notified Time Warner of his intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at such meeting, Time Warner need not present the proposal for a vote at such meeting. All notices of proposals by stockholders, whether or not to be included in Time Warner's proxy materials, should be sent to the attention of the Secretary of Time Warner at 75 Rockefeller Plaza, New York, New York 10019.

                      WHERE YOU CAN FIND MORE INFORMATION

   This joint proxy statement-prospectus incorporates documents by reference which are not presented in or delivered with this joint proxy statement-prospectus.

   All documents filed by America Online or Time Warner pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement-prospectus and before the date of each company's special meeting are incorporated by reference into and are deemed to be a part of this joint proxy statement-prospectus from the date of filing of those documents.

   You should rely only on the information contained in this document or that which we have referred you to. We have not authorized anyone to provide you with any additional information.

   The following documents, which have been filed by America Online with the Securities and Exchange Commission (SEC file number 001-12143), are incorporated by reference into this joint proxy statement-prospectus:

   America Online's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 (filing date August 13, 1999)

   America Online's Quarterly Report on Form 10-Q, for the quarterly period ended September 30, 1999 (filing date November 2, 1999)

   America Online's Quarterly Report on Form 10-Q, for the quarterly period ended December 31, 1999 (filing date February 14, 2000)

   America Online's Proxy Statement on Schedule 14A (filing date September 24,
1999)

   America Online's Current Report on Form 8-K dated December 1, 1999 (filing date December 2, 1999)

   America Online's Current Report on Form 8-K dated December 21, 1999 (filing date January 3, 2000)

   America Online's Current Report on Form 8-K dated January 10, 2000 (filing date January 14, 2000)

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


   America Online's Current Report on Form 8-K dated January 19, 2000 (filing date January 20, 2000)

   America Online's Current Report on Form 8-K dated January 10, 2000 (filing date February 11, 2000)

   America Online's Current Report on Form 8-K dated March 17, 2000 (filing date March 24, 2000)

   America Online's Current Report on Form 8-K dated April 3, 2000 (filing date April 3, 2000)

   America Online's Current Report on Form 8-K dated April 18, 2000 (filing date April 21, 2000)

   The following documents, which were filed by Time Warner with the Securities and Exchange Commission (SEC file number 001-12259), are incorporated by reference into this joint proxy statement-prospectus:

   Time Warner's Annual Report on Form 10-K for the year ended December 31, 1999 (filing date March 30, 2000)

   Time Warner's Quarterly Report on Form 10-Q, for the quarterly period ended September 30, 1999 (filing date November 15, 1999)

   Time Warner's Current Report on Form 8-K dated August 3, 1999 (filing date September 17, 1999)

   Time Warner's Current Report on Form 8-K dated January 10, 2000 (filing date January 14, 2000)

   Time Warner's Current Report on Form 8-K dated January 23, 2000 (filing date January 28, 2000)

   Time Warner's Current Report on Form 8-K dated February 2, 2000 (filing date February 10, 2000)

   Time Warner's Current Report on Form 8-K dated January 10, 2000 (filing date February 11, 2000)

   Time Warner's Current Report on Form 8-K dated March 13, 2000 (filing date March 13, 2000)

   Time Warner's Current Report on Form 8-K dated March 31, 2000 (filing date March 31, 2000)

   Time Warner's Current Report on Form 8-K dated April 12, 2000 (filing date April 19, 2000)

   Time Warner's Current Report on Form 8-K dated April 19, 2000 (filing date April 25, 2000)

   Any statement contained in a document incorporated or deemed to be incorporated by reference into this joint proxy statement-prospectus will be deemed to be modified or superseded for purposes of this joint proxy statement-prospectus to the extent that a statement contained in this joint proxy statement-prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this joint proxy statement-prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement-prospectus.

   The documents incorporated by reference into this joint proxy statement-prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this joint proxy statement-prospectus to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this joint proxy statement-prospectus are not themselves specifically incorporated by reference in this joint proxy statement-prospectus, then the exhibits will not
be provided. Any request for documents should be made by [    ], 2000 to
ensure timely delivery of the documents.

   Requests for documents relating to America Online should be directed to:

   America Online, Inc., 22000 AOL Way Dulles, Virginia 20166-9323. Attention:
Investor Relations, telephone: (703) 265-2741. e-mail: AOL IR@aol.com.

   Requests for documents relating to Time Warner should be directed to:

   Time Warner Inc., 75 Rockefeller Plaza, New York, New York 10019.
Attention: Shareholder Relations, telephone: (212) 484-6971. e-mail: investrequest@twi.com.

   We file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at:

   Judiciary Plaza          Citicorp Center           Seven World Trade Center
   Room 1024                500 West Madison Street   13th Floor New York,
   450 Fifth Street, N.W.   Suite 1400                New York 10048
   Washington, D.C. 20549   Chicago, Illinois 60661

   Reports, proxy statements and other information concerning America Online and Time Warner may be inspected at:

                          The New York Stock Exchange
                                20 Broad Street
                            New York, New York 10005

   Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at l-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding each of us. The address of the SEC website is http://www.sec.gov.

   AOL Time Warner has filed a registration statement on Form S-4 under the Securities Act with the Securities and Exchange Commission with respect to AOL Time Warner's stock to be issued in the merger. This joint proxy statement-prospectus constitutes the prospectus of AOL Time Warner filed as part of the registration statement. This joint proxy statement-prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth above.

   If you have any questions about the merger, please call either America Online Investor Relations at (703) 265-2741 or Time Warner Investor Relations at (212) 484-6971.

   This joint proxy statement-prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this joint proxy statement-prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this joint proxy statement-prospectus nor any distribution of securities pursuant to this joint proxy statement-prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this joint proxy statement-prospectus by reference or in our affairs since the date of this joint proxy statement-prospectus. The information contained in this joint proxy statement-prospectus with respect to America Online was provided by America Online and the information contained in this joint proxy statement-prospectus with respect to Time Warner was provided by Time Warner.

                STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

   The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This joint proxy statement-prospectus contains such "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this joint proxy statement-prospectus referring to America Online, Time Warner and AOL Time Warner, and they may also be made a part of this joint proxy statement-prospectus by reference to other documents filed with the Securities and Exchange Commission by America Online and Time Warner, which is known as "incorporation by reference." These statements may include statements regarding the period following completion of the merger.

   Words such as "anticipate," "estimate," "expects," "projects," "intends," "plans," "believes" and words and terms of similar substance used in connection with any discussion of future operating or financial performance, or the merger of America Online and Time Warner, identify forward-looking statements. All forward-looking statements are management's present expectations of future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In addition to the risks related to the businesses of America Online and Time Warner, the factors relating to the merger discussed under Risk Factors, among others, could cause actual results to differ materially from those described in the forward-looking statements. These factors include: relative value of AOL Time Warner stock and America Online's and Time Warner's stocks, the market's difficulty in valuing our new business model, the failure to realize the anticipated benefits of the merger, conflicts of interest of directors recommending the merger and adverse regulatory conditions. Stockholders are cautioned not to place undue reliance on the forward-looking statements, which speak only of the date of this joint proxy statement-prospectus or the date of the document incorporated by reference in this joint proxy statement-prospectus. None of America Online, Time Warner or AOL Time Warner is under any obligation, and each expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

   For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the quarterly reports on Form 10-Q and the annual reports on Form 10-K that America Online and Time Warner have filed with the Securities and Exchange Commission.

   All subsequent forward-looking statements attributable to America Online, Time Warner or AOL Time Warner or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

                                    ANNEX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF JANUARY 10, 2000

                                     AMONG

                             AOL TIME WARNER INC.,

                             AMERICA ONLINE, INC.,

                               TIME WARNER INC.,

                        AMERICA ONLINE MERGER SUB INC.,

                                      AND


                          TIME WARNER MERGER SUB INC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----


                                  ARTICLE I


 HOLDING COMPANY AND SUBSIDIARIES.......................................   2


     1.1 Organization of Holdco........................................    2
     1.2 Directors and Officers of Holdco..............................    2
     1.3 Organization of Merger Subsidiaries...........................    3
     1.4 Actions of Time Warner and America Online.....................    3


                                  ARTICLE II


 THE MERGERS; CERTAIN RELATED MATTERS...................................   3


     2.1 The Mergers...................................................    3
     2.2 Closing.......................................................    3
     2.3 Effective Time................................................    4
     2.4 Effects of the Mergers........................................    4
     2.5 Charters and Bylaws...........................................    4
     2.6 Officers and Directors........................................    4
     2.7 Effect on Time Warner Capital Stock...........................    5
     2.8 Time Warner Stock Options and Other Equity-Based Awards.......    7
     2.9 Certain Adjustments...........................................    9
    2.10 Time Warner Appraisal Rights..................................    9
    2.11 Effect on America Online Common Stock.........................   10
    2.12 America Online Stock Options and Other Equity-Based Awards....   11


                                 ARTICLE III


 EXCHANGE OF CERTIFICATES...............................................  12


     3.1 Exchange Fund.................................................   12
     3.2 Exchange Procedures...........................................   12
     3.3 Distributions with Respect to Unexchanged Shares..............   13
     3.4 No Further Ownership Rights in Time Warner Capital Stock or
         America Online Common Stock...................................   13
     3.5 No Fractional Shares of Holdco Capital Stock..................   14
     3.6 Termination of Exchange Fund..................................   14
     3.7 No Liability..................................................   14
     3.8 Investment of the Exchange Fund...............................   15
     3.9 Lost Certificates.............................................   15
    3.10 Withholding Rights............................................   15
    3.11 Further Assurances............................................   15
    3.12 Stock Transfer Books..........................................   15


                                  ARTICLE IV


 REPRESENTATIONS AND WARRANTIES.........................................  16


     4.1 Representations and Warranties of America Online..............   16
         (a) Organization, Standing and Power; Subsidiaries............   16
         (b) Capital Structure.........................................   17
         (c) Authority; No Conflicts...................................   18

                                                                            Page
                                                                            ----
        (d) Reports and Financial Statements..............................   20
        (e) Information Supplied..........................................   20
        (f) Board Approval................................................   21
        (g) Vote Required.................................................   21
        (h) Litigation; Compliance with Laws..............................   21
        (i) Absence of Certain Changes or Events..........................   22
        (j) Intellectual Property; Year 2000..............................   22
        (k) Brokers or Finders............................................   23
        (l) Opinion of America Online Financial Advisor...................   23
        (m) Taxes.........................................................   23
        (n) Certain Contracts.............................................   24
        (o) America Online Stockholder Rights Plan........................   24
        (p) Employee Benefits.............................................   25
    4.2 Representations and Warranties of Time Warner.....................   25
        (a) Organization, Standing and Power; Subsidiaries................   25
        (b) Capital Structure.............................................   26
        (c) Authority; No Conflicts.......................................   28
        (d) Reports and Financial Statements..............................   29
        (e) Information Supplied..........................................   30
        (f) Board Approval................................................   30
        (g) Vote Required.................................................   31
        (h) Litigation; Compliance with Laws..............................   31
        (i) Absence of Certain Changes or Events..........................   31
        (j) Intellectual Property; Year 2000..............................   32
        (k) Brokers or Finders............................................   32
        (l) Opinion of Time Warner Financial Advisor......................   32
        (m) Taxes.........................................................   33
        (n) Certain Contracts.............................................   33
        (o) Time Warner Stockholder Rights Plan...........................   33
        (p) Employee Benefits.............................................   33

                                   ARTICLE V


 COVENANTS RELATING TO CONDUCT OF BUSINESS.................................  34


    5.1 Covenants of America Online.......................................   34
        (a) Ordinary Course...............................................   34
        (b) Dividends; Changes in Share Capital...........................   35
        (c) Issuance of Securities........................................   35
        (d) Governing Documents...........................................   35
        (e) No Acquisitions...............................................   35
        (f) No Dispositions...............................................   36
        (g) Investments; Indebtedness.....................................   36
        (h) Tax-Free Qualification........................................   37
        (i) Compensation..................................................   37
        (j) Accounting Methods; Income Tax Elections......................   37
        (k) Certain Agreements and Arrangements...........................   38
        (l) Satisfaction of Closing Conditions............................   38
        (m) No Related Actions............................................   38
    5.2 Covenants of Time Warner..........................................   38
        (a) Ordinary Course...............................................   38
        (b) Dividends; Changes in Share Capital...........................   39

                                                                          Page
                                                                          ----
         (c) Issuance of Securities.....................................   39
         (d) Governing Documents........................................   40
         (e) No Acquisitions............................................   40
         (f) No Dispositions............................................   40
         (g) Investments; Indebtedness..................................   40
         (h) Tax-Free Qualification.....................................   41
         (i) Compensation...............................................   41
         (j) Accounting Methods; Income Tax Elections...................   42
         (k) Certain Agreements and Arrangements........................   42
         (l) Satisfaction of Closing Conditions.........................   42
         (m) No Related Actions.........................................   42
     5.3 Governmental Filings...........................................   42
     5.4 Control of Other Party's Business..............................   43


                                  ARTICLE VI


 ADDITIONAL AGREEMENTS...................................................  43


     6.1 Preparation of Proxy Statement; Stockholders Meetings..........   43
     6.2 Holdco Board of Directors; Executive Officers..................   46
     6.3 Access to Information..........................................   46
     6.4 Reasonable Best Efforts........................................   47
     6.5 Acquisition Proposals..........................................   49
     6.6 Fees and Expenses..............................................   51
     6.7 Directors' and Officers' Indemnification and Insurance.........   51
     6.8 Public Announcements...........................................   53
     6.9 Listing of Shares of Holdco Common Stock.......................   53
    6.10 Rights Agreements..............................................   53
    6.11 Affiliates.....................................................   54
    6.12 Section 16 Matters.............................................   54
    6.13 America Online Indebtedness and Time Warner Indebtedness.......   55


                                  ARTICLE VII


 CONDITIONS PRECEDENT....................................................  55


     7.1 Conditions to Each Party's Obligation to Effect its Respective
         Merger.........................................................   55
         (a) Stockholder Approval.......................................   55
         (b) No Injunctions or Restraints, Illegality...................   55
         (c) HSR Act; EC Merger Regulation; Canadian Investment
         Regulations....................................................   55
         (d) FCC Approvals..............................................   56
         (e) Cable Franchising Authorities and PUCs Approvals...........   56
         (f) NYSE Listing...............................................   56
         (g) Effectiveness of the Form S-4..............................   56
     7.2 Additional Conditions to Obligations of America Online.........   56
         (a) Representations and Warranties.............................   56
         (b) Performance of Obligations of Time Warner..................   56
         (c) Tax Opinion................................................   57
     7.3 Additional Conditions to Obligations of Time Warner............   57
         (a) Representations and Warranties.............................   57
         (b) Performance of Obligations of America Online...............   57
         (c) Tax Opinion................................................   57
         (d) America Online Conditions..................................   58

                                                                           Page
                                                                           ----
                                  ARTICLE VIII


 TERMINATION AND AMENDMENT................................................  58


     8.1 Termination.....................................................   58
     8.2 Effect of Termination...........................................   59
     8.3 Amendment.......................................................   61
     8.4 Extension; Waiver...............................................   61


                                   ARTICLE IX


 GENERAL PROVISIONS.......................................................  62


     9.1 Non-Survival of Representations, Warranties and Agreements......   62
     9.2 Notices.........................................................   62
     9.3 Interpretation..................................................   63
     9.4 Counterparts....................................................   63
     9.5 Entire Agreement; No Third Party Beneficiaries..................   63
     9.6 Governing Law...................................................   64
     9.7 Severability....................................................   64
     9.8 Assignment......................................................   64
     9.9 Submission to Jurisdiction; Waivers.............................   64
    9.10 Enforcement.....................................................   65
    9.11 Definitions.....................................................   65

                                LIST OF EXHIBITS

 Exhibit           Title
 -------           -----
 Exhibit A         Stock Option Agreement for Time Warner
 Exhibit B         Stock Option Agreement for America Online
 Exhibit C         Voting Agreement
 Exhibit D-1       Form of Restated Certificate of Incorporation of Holdco
 Exhibit D-2       Form of Bylaws of Holdco
 Exhibit 6.11      Form of Affiliate Agreement
 Exhibit 7.2(c)(1) Form of Holdco Representations Letters
 Exhibit 7.2(c)(2) Form of America Online Representations Letter
 Exhibit 7.2(c)(3) Form of Time Warner Representations Letter

   AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of January 10, 2000 (this "Agreement"), among AOL TIME WARNER INC., a Delaware corporation ("Holdco"), AMERICA ONLINE, INC., a Delaware corporation ("America Online"), TIME WARNER INC., a Delaware corporation ("Time Warner"), AMERICA ONLINE MERGER SUB INC., a Delaware corporation ("America Online Merger Sub") and a direct wholly owned subsidiary of Holdco, and TIME WARNER MERGER SUB INC., a Delaware corporation ("Time Warner Merger Sub") and a direct wholly owned subsidiary of Holdco.

                                  WITNESSETH:

   WHEREAS, America Online and Time Warner have entered into an Agreement and Plan of Merger dated as of January 10, 2000 (the "Original Agreement") providing for the formation of Holdco and the merger of America Online Merger Sub with and into America Online and the merger of Time Warner Merger Sub with and into Time Warner;

   WHEREAS, in accordance with Section 1.5 thereof, America Online and Time Warner wish to amend (and restate) the Original Agreement in its entirety, among other things, to make Holdco, America Online Merger Sub and Time Warner Merger Sub parties thereto, and Holdco, America Online Merger Sub and Time Warner Merger Sub wish to become parties thereto;

   WHEREAS, the Boards of Directors of Time Warner and America Online deem it advisable and in the best interests of each corporation and its respective stockholders that Time Warner and America Online engage in a business combination in a merger of equals in order to advance the long-term strategic business interests of Time Warner and America Online;

   WHEREAS, the combination of Time Warner and America Online shall be effected by the terms of this Agreement through the Mergers (as defined in Section 2.1(b));

   WHEREAS, in furtherance thereof, the Board of Directors of each of Time Warner, America Online, Holdco, America Online Merger Sub and Time Warner Merger Sub has approved this Agreement and the applicable Merger, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each share of capital stock of Time Warner and each share of capital stock of America Online issued and outstanding immediately prior to the Effective Time (as defined in Section 2.3) will be converted into the right to receive shares of capital stock of Holdco as set forth herein;

   WHEREAS, (i) as a condition and inducement to America Online's willingness to enter into this Agreement and the America Online Stock Option Agreement referred to below, America Online and Time Warner are entering into a Stock Option Agreement dated as of the date hereof in the form of Exhibit A (the "Time Warner Stock Option Agreement") pursuant to which Time Warner is granting to America Online an option to purchase shares of the common stock, par value $0.01 per share, of Time Warner ("Time Warner Common Stock") and (ii) as a condition and inducement to Time Warner's willingness to enter into this Agreement and the Time Warner Stock Option Agreement, Time Warner and America Online are entering into a Stock Option Agreement dated as of the date hereof in the form of Exhibit B (the "America Online Stock Option Agreement" and, together with the Time Warner Stock Option Agreement, the "Stock Option Agreements"), pursuant to which America Online is granting to Time Warner an option to purchase shares of the common stock, par value $0.01 per share, of America Online ("America Online Common Stock");

   WHEREAS, as a condition and inducement to America Online's willingness to enter into this Agreement and the America Online Stock Option Agreement, America Online and certain stockholders of Time Warner (the "Designated Stockholders") are entering into an agreement dated as of the date hereof in the form of

Exhibit C (the "Voting Agreement") pursuant to which the Designated Stockholders have agreed, among other things, to vote their shares of Time Warner Common Stock in favor of the adoption of this Agreement; and

   WHEREAS, for Federal income tax purposes, it is intended that the Mergers shall qualify as exchanges within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and as reorganizations within the meaning of Section 368(a) of the Code and the regulations promulgated thereunder.

   NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Stock Option Agreements, and intending to be legally bound hereby and thereby, the parties hereto agree as follows:

                                   ARTICLE I

                        HOLDING COMPANY AND SUBSIDIARIES

   1.1 Organization of Holdco. Time Warner and America Online have caused Holdco to be organized under the laws of the State of Delaware. The authorized capital stock of Holdco consists of 100 shares of common stock, par value $0.01 per share (the "Holdco Common Stock"), of which one share has been issued to Time Warner and one share has been issued to America Online. Time Warner and America Online shall take, and shall cause Holdco to take, all requisite action to cause the certificate of incorporation of Holdco to be in the form of Exhibit D-1 (the "Holdco Charter") and the bylaws of Holdco to be in the form of Exhibit D-2 (the "Holdco Bylaws"), in each case, at the Effective Time.

   1.2 Directors and Officers of Holdco. Prior to the Effective Time, the directors and officers of Holdco shall consist of equal numbers of representatives of America Online and Time Warner as designated and elected by Time Warner and America Online. Time Warner and America Online shall take all requisite action to cause the directors and officers of Holdco as of the Effective Time to be as provided in Section 6.2. Each such director and officer shall remain in office until his or her successors are elected in accordance with Schedule 6.2(a) and the Holdco Bylaws.

   1.3 Organization of Merger Subsidiaries. Holdco has caused America Online Merger Sub and Time Warner Merger Sub to be organized for the sole purpose of effectuating the Mergers contemplated herein. The authorized capital stock of Time Warner Merger Sub consists of 100 shares of common stock, par value $0.01 per share, all of which shares have been issued to Holdco at a price of $1.00 per share. The authorized capital stock of America Online Merger Sub consists of 100 shares of common stock, par value $0.01 per share, all of which shares shall be issued to Holdco at a price of $1.00 per share.

   1.4 Actions of Time Warner and America Online. Time Warner and America Online, as the holders of all the outstanding shares of Holdco Common Stock, have approved this Agreement and shall cause Holdco, as the sole stockholder of each of the Merger Subsidiaries, to adopt this Agreement. Each of Time Warner and America Online shall cause Holdco, and Holdco shall cause the Merger Subsidiaries, to perform their respective obligations under this Agreement.

                                   ARTICLE II

                      THE MERGERS; CERTAIN RELATED MATTERS

   2.1 The Mergers. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), except as set forth on Schedule 2.1:

   (a) Time Warner Merger Sub shall be merged with and into Time Warner (the "Time Warner Merger"). Time Warner shall be the surviving corporation in the Time Warner Merger and shall continue its corporate existence under the laws of the State of Delaware. As a result of the Time Warner Merger, Time Warner shall become a wholly owned subsidiary of Holdco.

   (b) America Online Merger Sub shall be merged with and into America Online (the "America Online Merger"). America Online shall be the surviving corporation in the America Online Merger and shall continue its corporate existence under the laws of the State of Delaware. As a result of the America Online Merger, America Online shall become a wholly owned subsidiary of Holdco. The Time Warner Merger and the America Online Merger are together referred to herein as the "Mergers".

   2.2 Closing. Upon the terms and subject to the conditions set forth in
Article VII and the termination rights set forth in Article VIII, the closing of the Mergers (the "Closing") will take place on the first Business Day (as defined in Section 9.11(d)) after the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date (as defined below)) set forth in
Article VII, unless this Agreement has been theretofore terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto (the actual time and date of the Closing being referred to herein as the "Closing Date"). The Closing shall be held at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, 10017, unless another place is agreed to in writing by the parties hereto.

   2.3 Effective Time. As soon as practicable following the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article VII, at the Closing the parties shall file the Certificates of Merger (as defined below) with the Secretary of State of the State of Delaware in such form as is required by and executed and acknowledged in accordance with the relevant provisions of the DGCL and make all other filings or recordings required under the DGCL. The Mergers shall become effective at (i) the date and time both of the certificate of merger relating to the Time Warner Merger (the "Time Warner Certificate of Merger") and the certificate of merger relating to the America Online Merger (together with the Time Warner Certificate of Merger, the "Certificates of Merger") are duly filed with the Secretary of State of the State of Delaware or (ii) such subsequent time as America Online and Time Warner shall agree and as shall be specified in the Certificates of Merger; provided that both Mergers shall become effective at the same time (such time as the Mergers become effective being the "Effective Time").

   2.4 Effects of the Mergers. At and after the Effective Time, the Mergers will have the effects set forth in the DGCL.

  2.5 Charters and Bylaws.

   (a) Certificates of Incorporation. The Restated Certificate of Incorporation of Time Warner, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the surviving corporation in the Time Warner Merger. The Restated Certificate of Incorporation of America Online, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the surviving corporation in the America Online Merger.

   (b) Bylaws. The bylaws of Time Warner, as in effect immediately prior to the Effective Time, shall be the bylaws of the surviving corporation in the Time Warner Merger. The bylaws of America Online, as in effect immediately prior to the Effective Time, shall be the bylaws of the surviving corporation in the America Online Merger.

   2.6 Officers and Directors. The officers and directors of Time Warner Merger Sub immediately prior to the Effective Time shall be the officers and directors of the surviving corporation in the Time Warner Merger. The officers and directors of America Online Merger Sub immediately prior to the Effective Time shall be the officers and directors of the surviving corporation in the America Online Merger.

   2.7 Effect on Time Warner Capital Stock. As of the Effective Time, by virtue of the Time Warner Merger and without any action on the part of the holder of any shares of Time Warner Capital Stock (as defined in Section 2.7(c)) or any shares of capital stock of Time Warner Merger Sub:

   (a) Capital Stock of Time Warner Merger Sub. Each issued and outstanding share of common stock, par value $0.01 per share, of Time Warner Merger Sub shall be converted into one fully paid and nonassessable share of common stock, par value $.01 per share, of the surviving corporation in the Time Warner Merger.

   (b) Cancellation of Treasury Stock. Each share of Time Warner Capital Stock issued and owned or held by Time Warner at the Effective Time shall, by virtue of the Time Warner Merger, cease to be outstanding and shall be canceled and retired, and no consideration shall be delivered in exchange therefor.

   (c) Conversion of Time Warner Capital Stock. Subject to Section 3.5, each issued and outstanding share of Time Warner Capital Stock (other than shares to be canceled in accordance with Section 2.7(b) and other than shares subject to
Section 2.10) shall be converted into the right to receive fully paid and nonassessable shares of Holdco Capital Stock (as defined below) in accordance with the following table:

   Each Share of the Specified       Number and Class or Series of Shares of
 Class or Series of Time Warner     Holdco Capital Stock Into Which Converted
          Capital Stock


Time Warner Common Stock.........  1.5 shares (as the same may be adjusted according to Section 2.9, the "Exchange
                                   Ratio") of Holdco Common Stock

Time Warner Series LMCN-V Common
 Stock, par value $0.01 per
 share ("Time Warner Series        1.5 shares of Series LMCN-V Common Stock,
 LMCN-V Common Stock")...........  par value $0.01 per share, of Holdco
                                   ("Holdco Series LMCN-V Common Stock");
                                   provided that the "Formula Number" (as
                                   defined in the Certificate of Designations for the Time Warner Series LMCN-V Common
                                   Stock (the "Series LMCN-V Certificate")) in effect immediately prior to the Effective
                                   Time shall be the Formula Number for the Holdco Series LMCN-V Common Stock issued pursuant to the Mergers and no adjustment to the Formula Number or conversion rights of such stock shall be made pursuant to the terms of the Series LMCN-V Certificate, including Section 3.6 thereof

Time Warner Series LMC Common
 Stock, par value $0.01 per
 share ("Time Warner Series LMC    1.5 shares of Series LMC Common Stock, par
 Common Stock")..................  value $0.01 per share, of Holdco ("Holdco
                                   Series LMC Common Stock"); provided that the "Formula Number" (as defined in the Certificate of Designations for the Time
                                   Warner Series LMC Common Stock (the "Series
                                   LMC Certificate")) in effect immediately prior to the Effective Time shall be the Formula Number for the Holdco Series LMC
                                   Common Stock issued pursuant to the Mergers and no adjustment to the Formula Number or conversion rights of such stock shall be made pursuant to the terms of the Series
                                   LMC Certificate, including Section 3.6
                                   thereof

   Each Share of the Specified       Number and Class or Series of Shares of
 Class or Series of Time Warner     Holdco Capital Stock Into Which Converted
          Capital Stock

Time Warner Series E Convertible
 Preferred Stock, par value
 $0.10 per share ("Time Warner     One share of Series E Convertible Preferred
 Series E Preferred Stock")......  Stock, par value $0.10 per share, of Holdco
                                   ("Holdco Series E Preferred Stock")

Time Warner Series F Convertible
 Preferred Stock, par value
 $0.10 per share ("Time Warner     One share of Series F Convertible Preferred
 Series F Preferred Stock")......  Stock, par value $0.10 per share, of Holdco
                                   ("Holdco Series F Preferred Stock")

Time Warner Series I Convertible
 Preferred Stock, par value
 $0.10 per share ("Time Warner     One share of Series I Convertible Preferred
 Series I Preferred Stock")......  Stock, par value $0.10 per share, of Holdco
                                   ("Holdco Series I Preferred Stock")

Time Warner Series J Convertible
 Preferred Stock, par value
 $0.10 per share ("Time Warner
 Series J Preferred Stock" and
 together, with Time Warner
 Series E Preferred Stock, Time
 Warner Series F Preferred Stock
 and Time Warner Series I          One share of Series J Convertible Preferred
 Preferred Stock, the "Time        Stock, par value $0.10 per share, of Holdco
 Warner Preferred Stock")........  ("Holdco Series J Preferred Stock" and,
                                   together with Holdco Common Stock, Holdco
                                   Series LMCN-V Common Stock, Holdco Series
                                   LMC Common Stock, Holdco Series E Preferred
                                   Stock, Holdco Series F Preferred Stock and
                                   Holdco Series I Preferred Stock, the
                                   "Holdco Capital Stock")

   The Time Warner Series LMCN-V Common Stock and the Time Warner Series LMC Common Stock are referred to herein collectively as the "Time Warner Series Common Stock." The Time Warner Common Stock, the Time Warner Series Common Stock and the Time Warner Preferred Stock are referred to herein collectively as the "Time Warner Capital Stock." The shares of Holdco Capital Stock into which shares of Time Warner Capital Stock are converted pursuant to the foregoing are referred to herein collectively as the "Time Warner Merger Consideration."

   As a result of the Time Warner Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Time Warner Capital Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Time Warner Capital Stock (such certificate or other evidence of ownership, a "Time Warner Certificate") shall thereafter cease to have any rights with respect to such shares of Time Warner Capital Stock, except the right (subject to Section 2.7(b) and Section 2.10) to receive the applicable Time Warner Merger Consideration with respect thereto and any cash in lieu of fractional shares of applicable Holdco Capital Stock with respect thereto to be issued in consideration therefor and any dividends or other distributions to which holders of Time Warner Capital Stock become entitled all in accordance with Article III upon the surrender of such Time Warner Certificate.

  2.8. Time Warner Stock Options and Other Equity-Based Awards.

   (a) Each Time Warner Stock Option (as defined in Section 4.2(b)) granted prior to the Effective Time and which remains outstanding immediately prior to the Effective Time shall cease to represent a right to acquire shares of Time Warner Common Stock and shall be converted (each, as so converted, a "Time Warner Converted Option"), at the Effective Time, into an option to acquire, on the same terms and conditions as were applicable under the Time Warner Stock Option (but taking into account any changes thereto, including the acceleration thereof, provided for in the Time Warner Stock Option Plans (as defined in Section 4.2(b)), in any award agreement or in such option by reason of this Agreement or the transactions contemplated hereby), that number of shares of Holdco Common Stock determined by multiplying the number of shares of Time Warner Common Stock subject to such Time Warner Stock Option by the Exchange Ratio, rounded, if necessary, to the nearest whole share of Holdco Common Stock, at a price per share (rounded to the nearest one-hundredth of a cent) equal to the per share exercise price specified in such Time Warner Stock Option divided by the Exchange Ratio; provided, however, that in the case of any Time Warner Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code.

   (b) Each restricted share of Time Warner Common Stock granted pursuant to the Time Warner Stock Option Plans (each such share, a "Time Warner Restricted Share" and, together with each other Time Warner Restricted Share outstanding as of the date hereof and all other restricted shares granted by Time Warner after the date hereof in accordance with the Time Warner Stock Option Plans and
Section 5.2, the "Time Warner Restricted Shares") which is outstanding immediately prior to the Effective Time shall vest and become free of restrictions to the extent provided by the terms thereof. Each award of Time Warner Restricted Shares shall be converted, as of the Effective Time, into that number of shares of Holdco Common Stock determined by multiplying the number of shares subject to the award by the Exchange Ratio; and the aggregate number of shares of Holdco Common Stock as so determined shall be delivered to the respective holders of Time Warner Restricted Shares as soon as practicable following the Effective Time. America Online acknowledges that the acceleration of vesting as a result of the Time Warner Merger of all Time Warner Stock Options outstanding as of January 9, 2000 in accordance with their terms shall not constitute a Material Adverse Effect (as defined in Section 9.11(f)) on Time Warner.

   (c) As soon as practicable after the Effective Time, Holdco shall deliver to the holders of Time Warner Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Time Warner Stock Option Plans and agreements evidencing the grants of such Time Warner Stock Options (including that, in connection with the Time Warner Merger and to the extent provided by the terms of the Time Warner Stock Option Plans, the Time Warner Stock Options have become fully vested and exercisable) and stating that such Time Warner Stock Options and agreements shall be assumed by Holdco and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.8 after giving effect to the Time Warner Merger and the terms of the Time Warner Stock Option Plans). To the extent permitted by law, Holdco shall comply with the terms of the Time Warner Stock Option Plans and shall take such reasonable steps as are necessary or required by, and subject to the provisions of, such Time Warner Stock Option Plans, to have the Time Warner Stock Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options of Holdco after the Effective Time.

   (d) Prior to the Effective Time, Holdco shall take all necessary action to assume as of the Effective Time all obligations undertaken by, or on behalf of, Holdco under this Section 2.8 and to adopt at the Effective Time the Time Warner Stock Option Plans and each Time Warner Converted Option, and to take all other actions called for by this Section 2.8, including the reservation, issuance and listing of a number of shares of Holdco Common Stock at least equal to the number of shares of Holdco Common Stock that will be subject to Time Warner Converted Options. No later than the Effective Time, Holdco shall file a registration statement on Form

S-8 (or any successor or, including if Form S-8 is not available, other appropriate forms) with respect to the shares of Holdco Common Stock subject to such options or restricted shares and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options or restricted shares remain outstanding.

   2.9. Certain Adjustments. If, between the date of this Agreement and the Effective Time (and as permitted by Sections 5.1 and 5.2), the outstanding shares of America Online Common Stock or the outstanding shares of Time Warner Common Stock or Time Warner Series Common Stock shall have been increased, decreased, changed into or exchanged for a different number of shares or different class, in each case, by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the applicable Merger Consideration (as defined in Section 2.11(c)) shall be appropriately adjusted to provide to the holders of Time Warner Common Stock, Time Warner Series Common Stock and America Online Common Stock the same economic effect as contemplated by this Agreement prior to such event.

   2.10. Time Warner Appraisal Rights. (a) Notwithstanding anything in this Agreement to the contrary and unless provided for by applicable law, shares of Time Warner Series Common Stock and Time Warner Preferred Stock that are issued and outstanding immediately prior to the Effective Time and that are owned by stockholders who have properly perfected their rights of appraisal within the meaning of Section 262 of the DGCL (the "Time Warner Dissenting Shares") shall not be converted into the right to receive the applicable Time Warner Merger Consideration with respect thereto, unless and until such stockholders shall have failed to perfect their right of appraisal under applicable law, but, instead, the holders thereof shall be entitled to payment of the appraised value of such Time Warner Dissenting Shares in accordance with Section 262 of the DGCL. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, each share of Time Warner Series Common Stock and Time Warner Preferred Stock held by such stockholder shall thereupon be deemed to have been converted into the right to receive and become exchangeable for, at the Effective Time, the applicable Time Warner Merger Consideration with respect thereto, in the manner provided for in
Section 2.7.

   (b) Time Warner shall give America Online (i) prompt notice of any demands for appraisal filed pursuant to Section 262 of the DGCL received by Time Warner, withdrawals of such demands and any other instruments served or delivered in connection with such demands pursuant to the DGCL and received by Time Warner and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands under the DGCL consistent with the obligations of Time Warner thereunder. Time Warner shall not, except with the prior written consent of America Online, (x) make any payment with respect to any such demand, (y) offer to settle or settle any such demand or (z) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the DGCL.

   2.11. Effect on America Online Common Stock. As of the Effective Time, by virtue of the America Online Merger and without any action on the part of the holder of any shares of America Online Common Stock or any shares of capital stock of America Online Merger Sub:

   (a) Capital Stock of America Online Merger Sub. Each issued and outstanding share of common stock, par value $0.01 per share, of America Online Merger Sub shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the surviving corporation in the America Online Merger.

   (b) Cancellation of Treasury Stock. Each share of America Online Common Stock issued and owned or held by America Online at the Effective Time shall, by virtue of the America Online Merger, cease to be outstanding and shall be canceled and retired, and no consideration shall be delivered in exchange therefor.

   (c) Conversion of America Online Common Stock. Subject to Section 3.5, each issued and outstanding share of America Online Common Stock (other than shares to be canceled in accordance with Section 2.11(b)) shall be converted into the right to receive one fully paid and nonassessable share of Holdco Common Stock (the "America Online Merger Consideration" and, together with the Time Warner Merger Consideration, the "Merger Consideration").

   As a result of the America Online Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of America Online Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of America Online Common Stock (an "America Online Certificate" and, together with the Time Warner Certificates, the "Certificates") shall thereafter cease to have any rights with respect to such shares of America Online Common Stock, except the right (subject to Section 2.11(b)) to receive the America Online Merger Consideration to be issued in consideration therefor and any dividends or other distributions to which holders of America Online Common Stock become entitled all in accordance with Article III upon the surrender of such America Online Certificate.

  2.12 America Online Stock Options and Other Equity-Based Awards.

   (a) Each America Online Stock Option (as defined in Section 4.1(b)) granted prior to the Effective Time and which remains outstanding immediately prior to the Effective Time shall cease to represent a right to acquire shares of America Online Common Stock and shall be converted (each, as so converted, an "America Online Converted Option"), at the Effective Time, into an option to acquire, on the same terms and conditions as were applicable under the America Online Stock Option (but taking into account any changes thereto, including the acceleration thereof, provided for in the America Online Stock Option Plans (as defined in Section 4.1(b)), in any award agreement or in such option by reason of this Agreement or the transactions contemplated hereby), that number of shares of Holdco Common Stock equal to the number of shares of America Online Common Stock subject to such America Online Stock Option, at a price per share equal to the per share exercise price specified in such America Online Stock Option; provided, however, that in the case of any America Online Stock Option to which Section 421 of the Code applies by reason of its qualification under
Section 422 of the Code, the option price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code.

   (b) Each restricted share of America Online Common Stock granted pursuant to the America Online Stock Option Plans (each such share, an "America Online Restricted Share" and, together with each other America Online Restricted Share outstanding as of the date hereof and all other restricted shares granted by America Online after the date hereof in accordance with the America Online Stock Option Plans and Section 5.1, the "America Online Restricted Shares") which is outstanding immediately prior to the Effective Time shall vest and become free of restrictions to the extent provided by the terms thereof. Each America Online Restricted Share shall be converted, as of the Effective Time, into a share of Holdco Common Stock; and such shares of Holdco Common Stock shall be delivered to the respective holders of the America Online Restricted Shares as soon as practicable following the Effective Time. Time Warner acknowledges that the acceleration of vesting as a result of the America Online Merger of all America Online Stock Options outstanding as of the date hereof in accordance with their terms shall not constitute a Material Adverse Effect on America Online.

   (c) As soon as practicable after the Effective Time, Holdco shall deliver to the holders of America Online Stock Options appropriate notices setting forth such holders' rights pursuant to the respective America Online Stock Option Plans and agreements evidencing the grants of such America Online Stock Options (including that, in connection with the America Online Merger and to the extent provided by the terms of the America Online Stock Option Plans, the America Online Stock Options have become fully vested) and stating that such America Online Stock Options and agreements shall be assumed by Holdco and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section
2.12 after giving effect to the America Online Merger and the terms of the America Online Stock Option Plans). To the extent permitted by law, Holdco shall comply with the terms of the America Online Stock Option Plans and shall take such reasonable steps as are necessary or required by, and subject to the provisions of, such America Online Stock Option Plans, to have the America Online Stock Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options of Holdco after the Effective Time.

   (d) Prior to the Effective Time, Holdco shall take all necessary action to assume as of the Effective Time all obligations undertaken by, or on behalf of, Holdco under this Section 2.12 and to adopt at the Effective Time the America Online Stock Option Plans and each America Online Converted Option, and to take all other actions called for by this Section 2.12, including the reservation, issuance and listing of a number of shares of Holdco Common Stock at least equal to the number of shares of Holdco Common Stock that will be subject to America Online Converted Options. No later than the Effective Time, Holdco shall file a registration statement on Form S-8 (or any successor or, including if Form S-8 is not available, other appropriate forms) with respect to the shares of Holdco Common Stock subject to such options or restricted shares and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options or restricted shares remain outstanding.

                                  ARTICLE III

                            EXCHANGE OF CERTIFICATES

   3.1 Exchange Fund. Prior to the Effective Time, America Online shall appoint a commercial bank or trust company reasonably acceptable to Time Warner, or a subsidiary thereof, to act as exchange agent hereunder for the purpose of exchanging Certificates for the applicable Merger Consideration (the "Exchange Agent"). At or prior to the Effective Time, Holdco shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Time Warner Capital Stock and America Online Common Stock, certificates representing the shares of the Holdco Capital Stock issuable pursuant to Sections 2.7 and 2.11 in exchange for outstanding shares of Time Warner Capital Stock and America Online Common Stock. Holdco agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 3.5 and any dividends and other distributions pursuant to Section 3.3. Any cash and certificates representing Holdco Capital Stock deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund".

   3.2 Exchange Procedures. Promptly after the Effective Time, Holdco shall cause the Exchange Agent to mail to each holder of a Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as America Online or Time Warner may reasonably specify (such letter to be reasonably acceptable to Time Warner and America Online prior to the Effective Time) and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration, together with any dividends and other distributions with respect thereto and any cash in lieu of fractional shares. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor
(A) one or more shares of Holdco Capital Stock (which shall be in uncertificated book-entry form unless a physical certificate is requested or is otherwise required by applicable law or regulation) representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 2.7 or 2.11 (after taking into account all shares of Time Warner Capital Stock and America Online Common Stock then held by such holder) and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article III, including cash in lieu of any fractional shares of Holdco Capital Stock pursuant to Section 3.5 and dividends and other distributions pursuant to Section 3.3. No interest will be paid or will accrue on any cash payable pursuant to Section 3.3 or 3.5. In the event of a transfer of ownership of Time Warner Capital Stock which is not registered in the transfer records of Time Warner or a transfer of ownership of America Online Common Stock which is not registered in the transfer records of America Online, one or more shares of Holdco Capital Stock evidencing, in the aggregate, the proper number of shares of Holdco Capital Stock, a check in the proper amount of cash in lieu of any fractional shares of Holdco Capital Stock pursuant to
Section 3.5 and any dividends or other distributions to which such holder is entitled pursuant to Section 3.3, may be issued with respect to such Time Warner Capital Stock or America Online Common Stock to such a transferee if the Certificate representing such shares of Time Warner Capital Stock or America Online Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

   3.3 Distributions with Respect to Unexchanged Shares. No dividends or other distributions with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Holdco Capital Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of Holdco Capital Stock shall be paid to any such holder pursuant to Section 3.5 until such holder shall surrender such Certificate in accordance with Section 3.2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder thereof without interest,
(a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Holdco Capital Stock to which such holder is entitled pursuant to Section 3.5 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Holdco Capital Stock and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such shares of Holdco Capital Stock.

   3.4 No Further Ownership Rights in Time Warner Capital Stock or America Online Common Stock. All shares of Holdco Capital Stock issued and cash paid upon conversion of shares of Time Warner Capital Stock or America Online Common Stock in accordance with the terms of Article II and this Article III (including any cash paid pursuant to Section 3.3 or 3.5) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Time Warner Capital Stock or America Online Common Stock.

  3.5 No Fractional Shares of Holdco Capital Stock.

   (a) No certificates or scrip or shares of Holdco Capital Stock representing fractional shares of Holdco Capital Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Holdco or a holder of shares of Holdco Capital Stock.

   (b) Notwithstanding any other provision of this Agreement, each holder of shares of Time Warner Common Stock or Time Warner Series Common Stock exchanged pursuant to the Time Warner Merger who would otherwise have been entitled to receive a fraction of a share of Holdco Common Stock or Holdco Series Common Stock (determined after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Holdco Common Stock or Holdco Series Common Stock multiplied by (ii) the closing price for a share of Holdco Common Stock as reported on the New York Stock Exchange, Inc. ("NYSE") Composite Transactions Tape on the first trading day following the date on which the Effective Time occurs. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Holdco, and Holdco shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

   3.6 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for six months after the Effective Time shall, at Holdco's request, be delivered to Holdco or otherwise on the instruction of Holdco, and any holders of the Certificates who have not theretofore complied with this Article III shall after such delivery look only to Holdco for the Merger Consideration with respect to the shares of Time Warner Capital Stock or America Online Common Stock formerly represented thereby to which such holders are entitled pursuant to Sections 2.7, 2.11 and 3.2, any cash in lieu of fractional shares of Holdco Capital Stock to which such holders are entitled pursuant to Section 3.5 and any dividends or distributions with respect to shares of Holdco Capital Stock to which such holders are entitled pursuant to Section 3.3. Any such portion of the Exchange Fund remaining unclaimed by holders of shares of Time Warner Capital Stock or America Online Common Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity (as defined in Section 4.1(c)(iii)) shall, to the extent permitted by law, become the property of Holdco free and clear of any claims or interest of any Person (as defined in Section 9.11(h)) previously entitled thereto.

   3.7 No Liability. None of Holdco, America Online, America Online Merger Sub, Time Warner, Time Warner Merger Sub or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

   3.8 Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Holdco on a daily basis; provided that no such investment or loss thereon shall affect the amounts payable to Time Warner or America Online stockholders pursuant to Article II and the other provisions of this Article III. Any interest and other income resulting from such investments shall promptly be paid to Holdco.

   3.9 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Holdco, the posting by such Person of a bond in such reasonable amount as Holdco may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Time Warner Capital Stock or America Online Common Stock formerly represented thereby, any cash in lieu of fractional shares of Holdco Capital Stock, and unpaid dividends and distributions on shares of Holdco Capital Stock deliverable in respect thereof, pursuant to this Agreement.

   3.10 Withholding Rights. Holdco shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Time Warner Capital Stock or America Online Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Holdco, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Time Warner Capital Stock or America Online Common Stock in respect of which such deduction and withholding was made by Holdco.

   3.11 Further Assurances. At and after the Effective Time, the officers and directors of Holdco will be authorized to execute and deliver, in the name and on behalf of America Online, America Online Merger Sub, Time Warner or Time Warner Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of America Online, America Online Merger Sub, Time Warner or Time Warner Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in Holdco any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by Holdco as a result of, or in connection with, the Mergers.

   3.12 Stock Transfer Books. The stock transfer books of Time Warner and America Online shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of shares of

Time Warner Capital Stock or America Online Common Stock thereafter on the records of Time Warner or America Online. On or after the Effective Time, any Certificates presented to the Exchange Agent or Holdco for any reason shall be converted into the right to receive the applicable Merger Consideration with respect to the shares of Time Warner Capital Stock or America Online Common Stock formerly represented thereby (including any cash in lieu of fractional shares of Holdco Capital Stock to which the holders thereof are entitled pursuant to Section 3.5 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 3.3).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

   4.1 Representations and Warranties of America Online. Except as disclosed in the America Online Filed SEC Reports (as defined in Section 4.1(d)(ii)) or as set forth in the America Online Disclosure Schedule delivered by America Online to Time Warner prior to the execution of this Agreement (the "America Online Disclosure Schedule"), America Online represents and warrants to Time Warner as follows:

  (a) Organization, Standing and Power; Subsidiaries.

   (i) Each of America Online and each of its Subsidiaries (as defined in Section 9.11(i)) is a corporation or other organization duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on America Online, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on America Online. The copies of the certificate of incorporation and bylaws of America Online which were previously furnished or made available to Time Warner are true, complete and correct copies of such documents as in effect on the date of this Agreement.

   (ii) Exhibit 21 to America Online's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 includes all the Subsidiaries of America Online which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC")). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are, except as set forth in such Exhibit 21, owned directly or indirectly by America Online, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively "Liens") and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except for restrictions imposed by applicable securities laws. Except as disclosed in Section 4.1(a) of the America Online Disclosure Schedule, as of the date of this Agreement, neither America Online nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity (other than Subsidiaries) that is or would reasonably be expected to be material to America Online and its Subsidiaries taken as a whole.

  (b) Capital Structure.

   (i) As of January 5, 2000, the authorized capital stock of America Online consists of (A) 6,000,000,000 shares of America Online Common Stock, of which 2,274,045,973 shares were outstanding and (B) 5,000,000 shares of Preferred Stock, par value $0.01 per share, none of which were outstanding and 500,000 of which have been designated Series A-1 Junior Participating Preferred Stock and reserved for issuance upon exercise of the rights (the "America Online Rights") distributed to the holders of America Online Common Stock pursuant to the Rights Agreement, dated as of May 12, 1998 between America Online and BankBoston, N.A., as Rights Agent (the "America Online Rights Agreement"). Except as disclosed in
Section 4.1(b) of the America Online Disclosure Schedule, since January 5, 2000 to the date of this Agreement, there have been no issuances of shares of the capital stock of America Online or any other securities of America Online other than pursuant to options or rights outstanding as of January 5, 2000 under the Benefit Plans (as defined in Section 9.11(b)) of America Online or conversion of convertible debt securities of America Online. All issued and outstanding shares of the capital stock of America Online are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights. There were outstanding as of January 5, 2000 no options, warrants or other rights to acquire capital stock from America Online other than (x) the America Online Rights, (y) options and other rights to acquire America Online Common Stock from America Online representing in the aggregate the right to purchase approximately 376,107,825 shares of America Online Common Stock (such options, together with the other employee stock options issued by America Online after the date hereof in accordance with the America Online Stock Option Plans and
Section 5.1, collectively, the "America Online Stock Options") under America Online's Employee Stock Purchase Plan, 1992 Employee, Director and Consultant Stock Option Plan, Quantum Computer Services, Inc. 1987 Stock Incentive Plan and Quantum Computer Services, Inc. Incentive Stock Option Plan (1985) and other option plans assumed by America Online (collectively, the "America Online Stock Option Plans") and (z) the 4% Convertible Subordinated Notes due November 15, 2002 of America Online and the Convertible Subordinated Notes due 2019 of America Online. Except in connection with new hire grants of America Online Stock Options made in a manner consistent with past practice to purchase, in the aggregate, not more than 100,000 shares of America Online Common Stock,
Section 4.1(b) of the America Online Disclosure Schedule sets forth a complete and correct list, as of January 5, 2000, of the number of shares of America Online Common Stock subject to America Online Stock Options or other rights to purchase or receive America Online Common Stock granted under the America Online Benefit Plans or otherwise and the weighted average exercise price of the outstanding America Online Stock Options referenced therein. Except in connection with new hire grants of America Online Stock Options made in a manner consistent with past practice to purchase, in the aggregate, not more than 100,000 shares of America Online Common Stock, no options or warrants or other rights to acquire capital stock from America Online have been issued or granted since January 5, 2000 to the date of this Agreement.

   (ii) No bonds, debentures, notes or other indebtedness of America Online having the right to vote on any matters on which holders of capital stock of America Online may vote ("America Online Voting Debt") are issued or outstanding.

   (iii) Except as otherwise set forth in this Section 4.1(b) or in Section 4.1(b) of America Online Disclosure Schedule, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which America Online or any of its Subsidiaries is a party or by which any of them is bound obligating America Online or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of America Online or any of its Subsidiaries or obligating America Online or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as disclosed in Section 4.1(b) of the America Online Disclosure Schedule, as of the date of this Agreement, there are no outstanding obligations of America Online or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of America Online or any of its Subsidiaries.

  (c) Authority; No Conflicts.

   (i) America Online has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreements and to consummate the transactions contemplated hereby and thereby, subject in the case of the consummation of the America Online Merger to the adoption of this Agreement by the Required America Online Vote (as defined in Section 4.1(g)). The execution and delivery of this Agreement and the Stock Option Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of America Online and no other corporate proceedings on the part of America Online are necessary to authorize the execution and delivery of this Agreement or to consummate the America Online Merger and the other transactions contemplated hereby, subject in the case of the consummation of the America Online Merger to the adoption of this Agreement by the Required America Online Vote. This Agreement and the Stock Option Agreements have been duly executed and delivered by America Online and constitute valid and binding agreements of America Online, enforceable against America Online in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

   (ii) The execution and delivery of this Agreement and the Stock Option Agreements by America Online do not, and the consummation by America Online of the America Online Merger and the other transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result by its terms in the, termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a Lien, charge, "put" or "call" right or other encumbrance on, or the loss of, any assets, including Intellectual Property (as defined in Section 4.1(j)) (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "Violation") pursuant to: (A) any provision of the certificate of incorporation or bylaws or similar organizational document of America Online or any Significant Subsidiary of America Online, or (B) except (1) as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on America Online or (2) would not prevent or materially delay the consummation of the Mergers, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, and except with respect to employee stock options and other awards or (3) set forth in Section 4.1(c) of the America Online Disclosure Schedule, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to America Online or any Subsidiary of America Online or their respective properties or assets.

   (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a "Governmental Entity") or any other Person is required by or with respect to America Online or any Subsidiary of America Online in connection with the execution and delivery of this Agreement and the Stock Option Agreements by America Online or the consummation of the America Online Merger and the other transactions contemplated hereby and thereby, except for those required under or in relation to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), Council Regulation No. 4064/89 of the European Community, as amended (the "EC Merger Regulation"), the Competition Act (Canada) and the Investment Canada Act of 1985 (Canada) ("Canadian Investment Regulations"), (B) state securities or "blue sky" laws (the "Blue Sky Laws"), (C) the Securities Act of 1933, as amended (the "Securities Act"), (D) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (E) the DGCL with respect to the filing of the Certificates of Merger, (F) the rules and regulations of the NYSE, (G) antitrust or other competition laws of other jurisdictions, (H) the Communications Act of 1934, as amended, and the rules and regulations of the Federal Communications Commission or any successor entity (the "FCC") thereunder (the "Communications Act"), (I) rules and regulations of (x) the cable franchising authorities having jurisdiction over the cable systems of Time Warner and its Subsidiaries and affiliates (the "Franchising Authorities") and (y) the state public service commissions having jurisdiction over the assets of Time Warner and its Subsidiaries and affiliates ("PUCs") and (J) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on America Online. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (I) are hereinafter referred to as "Necessary Consents".

  (d) Reports and Financial Statements.

   (i) America Online has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since July 1, 1997 (collectively, including all exhibits thereto, the "America Online SEC Reports"). Except as set forth in Section 4.1(d) of the America Online Disclosure Schedule, no Subsidiary of America Online is required to file any form, report, registration statement, prospectus or other document with the SEC. None of the America Online SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the America Online SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of America Online and its consolidated Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to the absence of notes and normal year-end adjustments that have not been and are not expected to be material in amount. All of such America Online SEC Reports, as of their respective dates (and as of the date of any amendment to the respective America Online SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

   (ii) Except as disclosed in the America Online SEC Reports filed and publicly available prior to the date hereof (the "America Online Filed SEC Reports"), America Online and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of America Online and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business, (B) liabilities incurred in accordance with
Section 5.1, (C) liabilities for Taxes (as defined in Section 4.1(m)) or (D) liabilities that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on America Online.

  (e) Information Supplied.

   (i) None of the information supplied or to be supplied by America Online for inclusion or incorporation by reference in (A) the Form S-4 (as defined in Section 6.1) will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) the Joint Proxy Statement/Prospectus (as defined in Section 6.1) will, on the date it is first mailed to Time Warner stockholders or America Online stockholders or at the time of the Time Warner Stockholders Meeting or the America Online Stockholders Meeting (each as defined in Section 6.1), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

   (ii) Notwithstanding the foregoing provisions of this Section 4.1(e), no representation or warranty is made by America Online with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus based on information supplied by Time Warner for inclusion or incorporation by reference therein.

   (f) Board Approval. The Board of Directors of America Online, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "America Online Board Approval"), has duly (i) determined that this Agreement and the

America Online Merger and the America Online Stock Option Agreement are fair to and in the best interests of America Online and its stockholders and declared the America Online Merger to be advisable, (ii) approved this Agreement, the America Online Stock Option Agreement, the Voting Agreement and the America Online Merger and (iii) recommended that the stockholders of America Online adopt this Agreement and directed that such matter be submitted for consideration by America Online's stockholders at the America Online Stockholders Meeting. The America Online Board Approval constitutes approval of this Agreement, the America Online Stock Option Agreement and the America Online Merger for purposes of Section 203 of the DGCL and Article EIGHTH of the Restated Certificate of Incorporation of America Online. To the knowledge of America Online, except for Section 203 of the DGCL (which has been rendered inapplicable), no state takeover statute is applicable to this Agreement, the America Online Stock Option Agreement or the America Online Merger or the other transactions contemplated hereby or thereby.

   (g) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of America Online Common Stock to adopt this Agreement (the "Required America Online Vote") is the only vote of the holders of any class or series of America Online capital stock necessary to approve or adopt this Agreement, the America Online Stock Option Agreement and the America Online Merger and to consummate the America Online Merger and the other transactions contemplated hereby and thereby.

  (h) Litigation; Compliance with Laws.

   (i) There are no suits, actions, judgments or proceedings (collectively, "Actions") pending or, to the knowledge of America Online, threatened, against or affecting America Online or any Subsidiary of America Online or any property or asset of America Online or any Subsidiary of America Online which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on America Online, nor are there any judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against America Online or any Subsidiary of America Online which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on America Online.

   (ii) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on America Online, America Online and its Subsidiaries hold all permits, licenses, franchises, variances, exemptions, orders and approvals of all Governmental Entities which are necessary for the operation of the businesses as now being conducted of America Online and its Subsidiaries, taken as a whole (the "America Online Permits"), and no suspension or cancellation of any of the America Online Permits is pending or, to the knowledge of America Online, threatened. America Online and its Subsidiaries are in compliance with the terms of the America Online Permits, except where the failure to so comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on America Online. Neither America Online nor its Subsidiaries is in violation of, and America Online and its Subsidiaries have not received any notices of violations with respect to, any laws, statutes, ordinances, rules or regulations of any Governmental Entity, except for violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on America Online.

   (i) Absence of Certain Changes or Events. Except as disclosed in Section 4.1(i) of the America Online Disclosure Schedule and for liabilities permitted to be incurred in accordance with this Agreement or the transactions contemplated hereby, since September 30, 1999, America Online and its Subsidiaries have conducted their business only in the ordinary course and in a manner consistent with past practice and, since December 31, 1998, there have not been any changes, circumstances or events which, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on America Online.

  (j) Intellectual Property; Year 2000.

   (i) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on America Online: (a) America Online and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (b) to the knowledge of America Online, the use of any Intellectual Property by America Online and its Subsidiaries does not infringe on or otherwise violate the rights of any Person, (c) the use of the Intellectual Property is in accordance with applicable licenses pursuant to which America Online or any Subsidiary acquired the right to use any Intellectual Property; and (d) to the knowledge of America Online, no Person is challenging, infringing on or otherwise violating any right of America Online or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to America Online or its Subsidiaries. As of the date of this Agreement, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on America Online, neither America Online nor any of its Subsidiaries has knowledge of any pending claim, order or proceeding with respect to any Intellectual Property used by America Online and its Subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by America Online or its Subsidiaries is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Agreement, "Intellectual Property " shall mean trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights.

   (ii) Prior to the date of this Agreement, America Online and its Subsidiaries have undertaken a concerted effort to ensure that all of the computer software, computer firmware, computer hardware, and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by America Online or any or its Subsidiaries in the conduct of their respective businesses will not malfunction, will not cease to function, will not generate incorrect data, and will not provide incorrect results when processing, providing and/or receiving (a) date-related data into and between the years 1999 and 2000 and (b) date-related data in connection with any valid date in the twentieth and twenty-first centuries. As of the date of this Agreement, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on America Online, America Online reasonably believes that such effort will be successful.

   (k) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of America Online, except Salomon Smith Barney, Inc., whose fees and expenses will be paid by America Online.

   (l) Opinion of America Online Financial Advisor. America Online has received the opinion of Salomon Smith Barney, Inc., dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair to America Online, from a financial point of view, a copy of which opinion will be made available to Time Warner promptly after the date of this Agreement.

   (m) Taxes. Each of America Online and its Subsidiaries has filed all Tax Returns (as defined below) required to have been filed (or extensions have been duly obtained) and has paid all Taxes (as defined below) required to have been paid by it, except where failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on America Online. For purposes of this Agreement: (i) "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority or any obligation to pay Taxes imposed on any entity for which a party to this Agreement is liable as a result of any indemnification provision or other contractual obligation and (ii) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

   Neither America Online nor any of its Subsidiaries has taken any action or knows of any fact that is reasonably likely to prevent the Mergers from qualifying as exchanges within the meaning of Section 351 of the Code and as reorganizations within the meaning of Section 368(a) of the Code.

   (n) Certain Contracts. As of the date hereof, except as disclosed in Section 4.1(n) of the America Online Disclosure Schedule, neither America Online nor any of its Subsidiaries is a party to or bound by (i) any "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to America Online and its Subsidiaries or (ii) any material agreement that restricts the ability of America Online or Time Warner or any of their Subsidiaries or affiliates to distribute, promote, market or otherwise offer Internet and interactive services, Internet and interactive programming, or Internet and interactive functionality on the cable systems owned by Time Warner or its Subsidiaries or affiliates (collectively, "America Online Internet Restrictions"). All contracts described in clause (i) are valid and in full force and effect except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on America Online. Neither America Online nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any contract described in clause
(i), except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on America Online.

   (o) America Online Stockholder Rights Plan. The Board of Directors of America Online has amended the America Online Rights Agreement in accordance with its terms to render it inapplicable to the transactions contemplated by this Agreement and the America Online Stock Option Agreement.

  (p) Employee Benefits.

   (i) The Benefit Plans, whether oral or written, under which any current or former employee or director of America Online or its Subsidiaries has any present or future right to benefits contributed to, sponsored by or maintained by America Online or its Subsidiaries, or under which America Online or its Subsidiaries has any present or future liability shall be collectively referred to as the "America Online Benefit Plans."

   (ii) Except as set forth in Section 4.1(p) of the America Online Disclosure Schedule, with respect to each America Online Benefit Plan, no liability has been incurred and there exists no condition or circumstances in connection with which America Online or any of its Subsidiaries could be subject to any liability that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on America Online, in each case under ERISA (as defined in Section 9.11(b)), the Code, or any other applicable law, rule or regulation.

   (iii) America Online and its Subsidiaries are in compliance with all federal, state, local and foreign requirements regarding employment, except for any failures to comply that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on America Online. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against America Online or any of its Subsidiaries pending or, to the knowledge of America Online, threatened which may interfere with the business activities of America Online or any of its Subsidiaries, except where such dispute, strike or work stoppage is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on America Online.

   4.2 Representations and Warranties of Time Warner. Except as disclosed in the Time Warner Filed SEC Reports (as defined in Section 4.2(d)(ii)) or as set forth in the Time Warner Disclosure Schedule delivered by Time Warner to America Online prior to the execution of this Agreement (the "Time Warner Disclosure Schedule"), Time Warner represents and warrants to America Online as follows:

  (a) Organization, Standing and Power; Subsidiaries.

   (i) Each of Time Warner and each of its Subsidiaries is a corporation or other organization duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Time Warner, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Time Warner. The copies of the certificate of incorporation and bylaws of Time Warner which were previously furnished or made available to America Online are true, complete and correct copies of such documents as in effect on the date of this Agreement and the copy of the Agreement of Limited Partnership, dated as of October 29, 1991, as amended, of Time Warner Entertainment Company, L.P. ("TWE") which was previously furnished to America Online is a true, complete and correct copy of such agreement as in effect on the date of this Agreement (the "TWE Partnership Agreement").

   (ii) Exhibit 21 to Time Warner's Annual Report on Form 10-K for the year ended December 31, 1998 includes all the Subsidiaries of Time Warner which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC and including TWE). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are, except as set forth in such Exhibit 21 and in the TWE Partnership Agreement, owned directly or indirectly by Time Warner, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except for restrictions imposed by applicable securities laws. As of the date of this Agreement, neither Time Warner nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity (other than Subsidiaries) that is or would reasonably be expected to be material to Time Warner and its Subsidiaries taken as a whole.

   Time Warner indirectly owns a 74.49% priority capital and residual equity interest in TWE as described in the TWE Partnership Agreement, free and clear of all Liens (except under the TWE Partnership Agreement).

  (b) Capital Structure.

   (i) As of November 30, 1999, the authorized capital stock of Time Warner consists of (a) 5,000,000,000 shares of Time Warner Common Stock of which 1,172,176,909 shares were outstanding, (B) 600,000,000 shares of Series Common Stock, par value $0.01 per share, of which (1) 140,000,000 shares have been designated as Time Warner Series LMC Common Stock, of which no shares are outstanding, and (2) 140,000,000 shares have been designated as Time Warner Series LMCN-V Common Stock, of which 114,123,884 shares are outstanding, and
(C) 250,000,000 shares of preferred stock, par value $0.10 per share, of which
(1) 8,000,000 shares have been designated Series A Participating Cumulative Preferred Stock and reserved for issuance upon exercise of the rights (the "Time Warner Rights") distributed to holders of Time Warner Common Stock pursuant to the Rights Agreement, dated as of October 10, 1996 between Time Warner and ChaseMellon Shareholder Services, LLC, as Rights Agent, as amended (together with any substitute rights agreement entered into pursuant to Section 6.10(b), the "Time Warner Rights Agreement"), (2) 11,000,000 shares have been designated Series D Convertible Preferred Stock, of which no shares are outstanding, (3) 3,250,000 shares have been designated Series E Convertible Preferred Stock, of which 3,129,251 shares are outstanding, (4) 3,100,000 shares have been designated Series F Convertible Preferred Stock, of which

2,965,761 shares are outstanding, (5) 7,000,000 shares have been designated Series I Convertible Preferred Stock, of which 700,000 shares are outstanding, and (6) 3,350,000 shares have been designated Series J Convertible Preferred Stock, of which 1,608,708 shares are outstanding. Except as disclosed in
Section 4.2(b)(i) of the Time Warner Disclosure Schedule, since November 30, 1999 to the date of this Agreement, there have been no issuances of shares of the capital stock of Time Warner or any other securities of Time Warner other than pursuant to outstanding convertible securities or options or rights outstanding as of November 30, 1999 and 59,250 Time Warner Restricted Shares under the Benefit Plans of Time Warner, and pursuant to the Time Warner Dividend Reinvestment and Stock Purchase Plan. All issued and outstanding shares of the capital stock of Time Warner are duly authorized, validly issued, fully paid and nonassessable, and free of any preemptive rights. All accrued dividends that were payable on Time Warner Preferred Stock have been paid. There were outstanding as of December 31, 1999 no options, warrants or other rights to acquire capital stock from Time Warner other than (x) the Time Warner Rights and (y) approximately 135,867,893 Time Warner Stock Options and 82,000 Time Warner Restricted Shares. The options and other rights to acquire Time Warner Common Stock from Time Warner representing the right to purchase shares of Time Warner Common Stock, together with other employee stock options issued by Time Warner after the date hereof in accordance with the Time Warner Stock Option Plans and Section 5.2, are referred to herein collectively as the "Time Warner Stock Options"). The Time Warner Stock Options and the Time Warner Restricted Shares have been and will be granted under the Time Warner 1986 Stock Option Plan, the 1988 Stock Incentive Plan of Time Warner Inc., Time Warner 1989 Stock Incentive Plan, Time Warner 1994 Stock Option Plan, Time Warner Corporate Group Stock Incentive Plan, Time Warner 1997 Stock Option Plan, Time Warner 1996 Stock Option Plan for Non-Employee Directors, Time Warner 1989 WCI Replacement Stock Option Plan, 1989 Lorimar Non-Employee Replacement Stock Option Plan, Time Warner 1993 Stock Option Plan, Time Warner Filmed Entertainment Group Stock Incentive Plan, Time Warner Music Group Stock Incentive Plan, Time Warner Programming Group Stock Incentive Plan, Time Warner Publishing Group Stock Incentive Plan, Time Warner Cable Group Stock Incentive Plan, Subsidiary 1988 Stock Option Plan, Subsidiary 1993 Stock Option and Equity-Based Award Plan, Subsidiary 1986 Stock Option Plan, Subsidiary 1990 Stock Option Plan, Subsidiary 1991 Stock Option Plan and Subsidiary Nonqualified Stock Option Agreements, the Time Warner 1999 Restricted Stock Plan, the Time Warner 1988 Restricted Stock Plan for Non-Employee Directors and the Time Warner 1999 International Employees Restricted Stock Plan (collectively, the "Time Warner Stock Option Plans"). Except in connection with pre-employment grants of Time Warner Stock Options made in a manner consistent with past practice to purchase, in the aggregate, not more than 100,000 shares of Time Warner Common Stock, Section 4.2(b)(i) of the Time Warner Disclosure Schedule sets forth a complete and correct list, as of December 31, 1999, of the number of shares of Time Warner Common Stock subject to Time Warner Stock Options or other rights to purchase or receive Time Warner Common Stock granted under the Time Warner Benefit Plans or otherwise and the weighted average exercise price of the outstanding Time Warner Stock Options referenced therein. Except in connection with pre-employment grants of Time Warner Stock Options made in a manner consistent with past practice to purchase, in the aggregate, not more than 100,000 shares of Time Warner Common Stock, no options or warrants or other rights to acquire capital stock from Time Warner have been issued or granted since December 31, 1999 to the date of this Agreement.

   (ii) No bonds, debentures, notes or other indebtedness of Time Warner having the right to vote on any matters on which holders of capital stock of Time Warner may vote ("Time Warner Voting Debt") are issued or outstanding.

   (iii) Except as otherwise set forth in this Section 4.2(b) or in Section 4.2(b)(iii) of the Time Warner Disclosure Schedule, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Time Warner or any of its Subsidiaries is a party or by which any of them is bound obligating Time Warner or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Time Warner or any of its Subsidiaries or obligating Time Warner or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as disclosed in Section 4.2(b)(iii) of the Time Warner Disclosure Schedule, as of the date of this Agreement, there are no outstanding obligations of Time Warner or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Time Warner or any of its Subsidiaries.

  (c) Authority; No Conflicts.

   (i) Time Warner has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreements and to consummate the transactions contemplated hereby and thereby, subject in the case of the consummation of the Time Warner Merger to the adoption of this Agreement by the Required Time Warner Vote (as defined in Section 4.2(g)). The execution and delivery of this Agreement and the Stock Option Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Time Warner and no other corporate proceedings on the part of Time Warner are necessary to authorize the execution and delivery of the Agreement or to consummate the Time Warner Merger and the other transactions contemplated hereby, subject in the case of the consummation of the Time Warner Merger to the adoption of this Agreement by the Required Time Warner Vote. This Agreement and the Stock Option Agreements have been duly executed and delivered by Time Warner and constitute valid and binding agreements of Time Warner, enforceable against Time Warner in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

   (ii) The execution and delivery of this Agreement and the Stock Option Agreements by Time Warner do not, and the consummation by Time Warner of the Time Warner Merger and the other transactions contemplated hereby and thereby will not, conflict with, or result in a Violation pursuant to: (A) any provision of the certificate of incorporation or bylaws or similar organizational document of Time Warner or any Significant Subsidiary of Time Warner (including the TWE Partnership Agreement) or (B) except (1) as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Time Warner or (2) would not prevent or materially delay the consummation of the Mergers, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below or (3) set forth in Section 4.2(c)(ii) of the Time Warner Disclosure Schedule and except with respect to employee stock options and other awards, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Time Warner or any Subsidiary of Time Warner or their respective properties or assets.

   (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to Time Warner or any Subsidiary of Time Warner in connection with the execution and delivery of this Agreement and the Stock Option Agreements by Time Warner or the consummation of the Time Warner Merger and the other transactions contemplated hereby and thereby, except the Necessary Consents and such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Time Warner.

  (d) Reports and Financial Statements.

   (i) Each of Time Warner and TWE have filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by each of them with the SEC since December 31, 1996 (collectively, including all exhibits thereto, the "Time Warner SEC Reports"). Except as set forth in Section 4.2(d)(i) of the Time Warner Disclosure Schedule, no Subsidiary of Time Warner is required to file any form, report, registration statement, prospectus or other document with the SEC. None of the Time Warner SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Time Warner SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Time Warner or TWE, as the case may be, and its consolidated Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to the absence of notes and normal year-end adjustments that have not been and are not expected to be material in amount. All of such Time Warner SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Time Warner SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

   (ii) Except as disclosed in the Time Warner SEC Reports filed and publicly available prior to the date hereof (the "Time Warner Filed SEC Reports"), Time Warner and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of Time Warner and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business, (B) liabilities incurred in accordance with Section 5.2, (C) liabilities for Taxes or (D) liabilities that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Time Warner.

  (e) Information Supplied.

   (i) None of the information supplied or to be supplied by Time Warner for inclusion or incorporation by reference in (A) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) the Joint Proxy Statement/Prospectus will, on the date it is first mailed to Time Warner stockholders or America Online stockholders or at the time of the Time Warner Stockholders Meeting or the America Online Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

   (ii) Notwithstanding the foregoing provisions of this Section 4.2(e), no representation or warranty is made by Time Warner with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus based on information supplied by America Online for inclusion or incorporation by reference therein.

   (f) Board Approval. The Board of Directors of Time Warner, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Time Warner Board Approval"), has duly (i) determined that this Agreement and the Time Warner Merger and the Time Warner Stock Option Agreement are fair to and in the best interests of Time Warner and its stockholders and declared the Time Warner Merger to be advisable, (ii) approved this Agreement, the Time Warner Stock Option Agreement, the Voting Agreement and the Time Warner Merger and (iii) recommended that the stockholders of Time Warner adopt this Agreement and directed that such matter be submitted for consideration by Time Warner's stockholders at the Time Warner Stockholders Meeting. The Time Warner Board Approval constitutes approval of this Agreement, the Time Warner Stock Option Agreement, the Voting Agreement and the Time Warner Merger for purposes of
Section 203 of the DGCL and Article V of the Restated Certificate of Incorporation of Time Warner. To the knowledge of Time Warner, except for
Section 203 of the DGCL (which has been rendered inapplicable), no state takeover statute is applicable to this Agreement, the Time Warner Stock Option Agreement, the Voting Agreement or the Time Warner Merger or the other transactions contemplated hereby or thereby.

   (g) Vote Required. The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Time Warner Series LMC Common Stock, Time Warner Common Stock and Time Warner Preferred Stock, voting together as a single class, to adopt this Agreement (the "Required Time Warner Vote") is the only vote of the holders of any class or series of Time Warner capital stock necessary to approve or adopt this Agreement, the Time Warner Stock Option Agreement and the Time Warner Merger and to consummate the Time Warner Merger and the other transactions contemplated hereby and thereby.

  (h) Litigation; Compliance with Laws.

   (i) There are no Actions pending or, to the knowledge of Time Warner, threatened, against or affecting Time Warner or any Subsidiary of Time Warner or any property or asset of Time Warner or any Subsidiary of Time Warner which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Time Warner, nor are there any judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against Time Warner or any Subsidiary of Time Warner which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Time Warner.

   (ii) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Time Warner, Time Warner and its Subsidiaries hold all permits, licenses, franchises, variances, exemptions, orders and approvals of all Governmental Entities which are necessary for the operation of the businesses as now being conducted of Time Warner and its Subsidiaries, taken as a whole (the "Time Warner Permits"), and no suspension or cancellation of any of the Time Warner Permits is pending or, to the knowledge of Time Warner, threatened. Time Warner and its Subsidiaries are in compliance with the terms of the Time Warner Permits, except where the failure to so comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Time Warner. Neither Time Warner nor its Subsidiaries is in violation of, and Time Warner and its Subsidiaries have not received any notices of violations with respect to, any laws, statutes, ordinances, rules or regulations of any Governmental Entity, except for violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Time Warner.

   (i) Absence of Certain Changes or Events. Except as disclosed in Section 4.2(i) of the Time Warner Disclosure Schedule and for liabilities permitted to be incurred in accordance with this Agreement or the transactions contemplated hereby, since September 30, 1999, Time Warner and its Subsidiaries have conducted their business only in the ordinary course and in a manner consistent with past practice and, since December 31, 1998, there have not been any changes, circumstances or events which, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on Time Warner.

  (j) Intellectual Property; Year 2000.

   (i) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Time Warner: (a) Time Warner and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (b) to the knowledge of Time Warner, the use of any Intellectual Property by Time Warner and its Subsidiaries does not infringe on or otherwise violate the rights of any Person, (c) the use of the Intellectual Property is in accordance with applicable licenses pursuant to which Time Warner or any Subsidiary acquired the right to use any Intellectual Property; and (d) to the knowledge of Time Warner, no Person is challenging, infringing on or otherwise violating any right of Time Warner or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to Time Warner or its Subsidiaries. As of the date of this Agreement, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Time Warner, neither Time Warner nor any of its Subsidiaries has knowledge of any pending claim, order or proceeding with respect to any Intellectual Property used by Time Warner and its Subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by Time Warner or its Subsidiaries is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property.

   (ii) Prior to the date of this Agreement, Time Warner and its Subsidiaries have undertaken a concerted effort to ensure that all of the computer software, computer firmware, computer hardware, and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by Time Warner or any or its Subsidiaries in the conduct of their respective businesses will not malfunction, will not cease to function, will not generate incorrect data, and will not provide incorrect results when processing, providing and/or receiving (a) date-related data into and between the years 1999 and 2000 and (b) date-related data in connection with any valid date in the twentieth and twenty-first centuries. As of the date of this Agreement, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Time Warner, Time Warner reasonably believes that such effort will be successful.

   (k) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Time Warner, except Morgan Stanley Dean Witter & Co. Incorporated, whose fees and expenses will be paid by Time Warner.

   (l) Opinion of Time Warner Financial Advisor. Time Warner has received the opinion of Morgan Stanley Dean Witter & Co. Incorporated, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of Time Warner Common Stock and Time Warner Series Common Stock, a copy of which opinion will be made available to America Online promptly after the date of this Agreement.

   (m) Taxes. Each of Time Warner and its Subsidiaries has filed all Tax Returns required to have been filed (or extensions have been duly obtained) and has paid all Taxes required to have been paid by it, except where failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Time Warner.

   Neither Time Warner nor any of its Subsidiaries has taken any action or knows of any fact that is reasonably likely to prevent the Mergers from qualifying as exchanges within the meaning of Section 351 of the Code and as reorganizations within the meaning of Section 368(a) of the Code.

   (n) Certain Contracts. As of the date hereof, except as disclosed in Section 4.2(n) of the Time Warner Disclosure Schedule, neither Time Warner nor any of its Subsidiaries is a party to or bound by (i) any "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to Time Warner and its Subsidiaries or (ii) any material agreement that restricts the ability of America Online or Time Warner or any of their Subsidiaries or affiliates to distribute, promote, market or otherwise offer Internet and interactive services, Internet and interactive programming, or Internet and interactive functionality on the cable systems owned by Time Warner or its Subsidiaries or affiliates (collectively, "Time Warner Internet Restrictions"). All contracts described in clause (i) are valid and in full force and effect except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Time Warner. Neither Time Warner nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any contract described in clause (i), except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Time Warner.

   (o) Time Warner Stockholder Rights Plan. The Board of Directors of Time Warner has amended the Time Warner Rights Agreement in accordance with its terms to render it inapplicable to the transactions contemplated by this Agreement and the Time Warner Stock Option Agreement.

  (p) Employee Benefits.

   (i) The Benefit Plans, whether oral or written, under which any current or former employee or director of Time Warner or its Subsidiaries has any present or future right to benefits contributed to, sponsored by or maintained by Time Warner or its Subsidiaries, or under which Time Warner or its Subsidiaries has any present or future liability shall be collectively referred to as the "Time Warner Benefit Plans."

   (ii) With respect to each Time Warner Benefit Plan, no liability has been incurred and there exists no condition or circumstances in connection with which Time Warner or any of its Subsidiaries could be subject to any liability that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Time Warner, in each case under ERISA, the Code, or any other applicable law, rule or regulation.

   (iii) Time Warner and its Subsidiaries are in compliance with all federal, state, local and foreign requirements regarding employment, except for any failures to comply that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Time Warner. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Time Warner or any of its Subsidiaries pending or, to the knowledge of Time Warner, threatened which may interfere with the business activities of Time Warner or any of its Subsidiaries, except where such dispute, strike or work stoppage is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Time Warner.

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

   5.1 Covenants of America Online. During the period from the date of this Agreement and continuing until the Effective Time, America Online agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, the Stock Option Agreements or Section 5.1 (including its subsections) of the America Online Disclosure Schedule or as required by a Governmental Entity or to the extent that Time Warner shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

  (a) Ordinary Course.

     (i) America Online and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use their reasonable best efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; provided, however, that no action by America Online or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 5.1 shall be deemed a breach of this Section 5.1(a)(i) unless such action would constitute a breach of one or more of such other provisions.

     (ii) Other than in connection with acquisitions permitted by Section 5.1(e) or investments permitted by Section 5.1(g), America Online shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities in connection therewith incurred or committed to in the ordinary course of business consistent with past practice.

   (b) Dividends; Changes in Share Capital. America Online shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except as permitted by Section 5.1(b)(ii), (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for (x) any such transaction by a wholly owned Subsidiary of America Online which remains a wholly owned Subsidiary after consummation of such transaction or (y) a stock split of the America Online Common Stock or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except for the purchase from time to time by America Online of America Online Common Stock (and the associated America Online Rights) in connection with the America Online Benefit Plans in the ordinary course of business consistent with past practice.

   (c) Issuance of Securities. America Online shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any America Online Voting Debt or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares or America Online Voting Debt, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than (i) the issuance of America Online Common Stock (and the associated America Online Rights) upon the exercise of America Online Stock Options in accordance with their present terms or pursuant to America Online Stock Options or other stock based awards granted pursuant to clause (ii) below, (ii) the granting of America Online Stock Options or other stock based awards of or to acquire shares of America Online Common Stock granted under Benefit Plans outstanding on the date hereof in the ordinary course of business consistent with past practice, (iii) issuances by a wholly owned Subsidiary of America Online of capital stock to such Subsidiary's parent or another wholly owned Subsidiary of America Online, (iv) pursuant to acquisitions and investments as disclosed in Section 5.1(e) or 5.1(g) of the America Online Disclosure Schedule or the financings therefor or as disclosed in Section 5.1(c) of the America Online Disclosure Schedule, (v) issuances in accordance with the America Online Rights Agreement or (vi) issuances pursuant to the America Online Stock Option Agreement.

   (d) Governing Documents. Except to the extent required to comply with their respective obligations hereunder or with applicable law, America Online and America Online Merger Sub shall not amend or propose to so amend their respective certificates of incorporation or bylaws.

   (e) No Acquisitions. Other than (i) pursuant to the Time Warner Stock Option Agreement, (ii) acquisitions disclosed in Section 5.1(e) of the America Online Disclosure Schedule and (iii) acquisitions in existing or related lines of business of America Online the fair market value of the total consideration (including the value of indebtedness acquired or assumed) for which does not exceed the amount specified in the aggregate for such acquisitions in Section 5.1(e)(iii) of the America Online Disclosure Schedule and none of which acquisitions referred to in this clause (iii) presents a material risk of making it materially more difficult to obtain any approval or authorization required in connection with the Mergers under applicable laws, America Online shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (excluding the acquisition of assets used in the operations of the business of America Online and its Subsidiaries in the ordinary course, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor); provided, however, that the foregoing shall not prohibit (x) internal reorganizations or consolidations involving existing Subsidiaries of America Online or (y) the creation of new Subsidiaries of America Online organized to conduct or continue activities otherwise permitted by this Agreement.

   (f) No Dispositions. Other than (i) internal reorganizations or consolidations involving existing Subsidiaries of America Online, (ii) dispositions referred to in the America Online SEC Reports filed prior to the date of this Agreement or (iii) as may be required by or in conformance with law or regulation in order to permit or facilitate the consummation of the transactions contemplated hereby or (iv) as disclosed in Section 5.1(f) of the America Online Disclosure Schedule, America Online shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of America Online but excluding inventory in the ordinary course of business), if the fair market value of the total consideration (including the value of the indebtedness acquired or assumed) therefor exceeds the amount specified in the aggregate for all such dispositions in Section 5.1(f) of the America Online Disclosure Schedule.

   (g) Investments; Indebtedness. America Online shall not, and shall not permit any of its Subsidiaries to, (i) other than in connection with acquisitions permitted by Section 5.1(e) or as disclosed in Section 5.1(g) of the America Online Disclosure Schedule, make any loans, advances or capital contributions to, or investments in, any other Person, other than (x) loans or investments by America Online or a Subsidiary of America Online to or in America Online or any Subsidiary of America Online, (y) employee loans or advances made in the ordinary course of business or (z) in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to America Online and its Subsidiaries taken as a whole (provided that none of such transactions referred to in this clause (z) presents a material risk of making it more difficult to obtain any approval or authorization required in connection with the Mergers under Regulatory Law (as defined in Section 6.4(c)) or (ii) without regard to anything contained in the America Online Disclosure Schedule, incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of America Online or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person (other than any wholly owned Subsidiary) or enter into any arrangement having the economic effect of any of the foregoing (collectively, "America Online Indebtedness"), except for (A) any America Online Indebtedness so long as (x) after the incurrence or issuance of such America Online Indebtedness America Online's consolidated indebtedness would not exceed 125% of the consolidated indebtedness of America Online as of the date hereof and (y) no America Online credit rating would be downgraded by either Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Corporation ("S&P") (provided that the consummation of this Agreement or any of the transactions contemplated hereby shall not give rise to, cause or result in, a default or event of default under the agreement or instrument governing any such indebtedness or, an obligation to pay any amount thereunder solely as a result of the consummation of this Agreement or any of the transactions contemplated hereby) and (B) intercompany indebtedness between America Online and any of its wholly owned Subsidiaries or between such wholly owned Subsidiaries.

   (h) Tax-Free Qualification. America Online shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 5.1) that would prevent or impede the Mergers from qualifying as exchanges under Section 351 of the Code and as reorganizations under Section 368 of the Code; provided, however, that nothing hereunder shall limit the ability of America Online to exercise its rights and/or fulfill its obligations under the Stock Option Agreements.

   (i) Compensation. Except (x) as set forth in Sections 5.1(c) or 5.1(i) of the America Online Disclosure Schedule, (y) as required by law or by the terms of any collective bargaining agreement or other agreement currently in effect between America Online or any Subsidiary of America Online and any executive officer or employee thereof or (z) in the ordinary course of business consistent with past practice, America Online shall not increase the amount of compensation of any director, executive officer or key employee of America Online or any material Subsidiary or business unit of America Online, or make any increase in or commitment to increase any employee benefits, issue any additional America Online Stock Options, adopt or amend or make any commitment to adopt or amend any Benefit Plan or make any contribution, other than regularly scheduled contributions, to any America Online Benefit Plan. Any option committed to be granted or granted after the date hereof shall not accelerate as a result of the approval or consummation of any transaction contemplated by this Agreement. Should any modification of the America Online Option Plans necessary to effectuate the immediately preceding sentence render any transaction to which America Online is a party, and which is intended to be eligible for pooling-of-interest accounting under APB No. 16, ineligible for such treatment then such modification shall not be required; provided, that the number of shares subject to options to be granted in the ordinary course consistent with past practice shall be reduced to reflect the effect of such acceleration.

   (j) Accounting Methods; Income Tax Elections. Except as disclosed in America Online SEC Reports filed prior to the date of this Agreement, or as required by a Governmental Entity, America Online shall not change its methods of accounting in effect at September 30, 1999, except as required by changes in GAAP as concurred in by America Online's independent public accountants. America Online shall not (i) change its fiscal year (other than to the calendar year) or (ii) make any tax election that, individually or in the aggregate, would have a Material Adverse Effect on America Online.

   (k) Certain Agreements and Arrangements. Except as disclosed in Section 5.1(k) of the America Online Disclosure Schedule, America Online shall not, and shall not permit any of its Subsidiaries to, enter into any America Online Internet Restrictions or any agreements or arrangements that limit or otherwise restrict America Online or any of its Subsidiaries or any of their respective affiliates or any successor thereto or that could, after the Effective Time, limit or restrict America Online or any of its affiliates (including Holdco) or any successor thereto, from engaging or competing in any line of business or in any geographic area which agreements or arrangements, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Holdco and its Subsidiaries, taken together, after giving effect to the Mergers or (y) of a type described in Section 5.1 (k) of the Time Warner Disclosure Schedule.

   (l) Satisfaction of Closing Conditions. Except as required by law, America Online shall not, and shall not permit any of its Subsidiaries to, take any action that would, or would reasonably be expected to, result in (i) any of the conditions to the Mergers set forth in Article VII not being satisfied or (ii) a material delay in the satisfaction of such conditions.

   (m) No Related Actions. America Online will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

   5.2 Covenants of Time Warner. During the period from the date of this Agreement and continuing until the Effective Time, Time Warner agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, the Stock Option Agreements or Section 5.2 (including its subsections) of the Time Warner Disclosure Schedule or as required by a Governmental Entity or to the extent that America Online shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

  (a) Ordinary Course.

     (i) Time Warner and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use their reasonable best efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; provided, however, that no action by Time Warner or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 5.2 shall be deemed a breach of this Section 5.2(a)(i) unless such action would constitute a breach of one or more of such other provisions.

     (ii) Other than in connection with acquisitions permitted by Section 5.2(e) or investments permitted by Section 5.2(g), Time Warner shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities in connection therewith as disclosed in Section 5.2(a) of the Time Warner Disclosure Schedule or incurred or committed to in the ordinary course of business consistent with past practice.

   (b) Dividends; Changes in Share Capital. Time Warner shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (A) the declaration and payment of regular quarterly cash dividends not in excess of $0.045 per share of Time Warner Common Stock, $0.045 per share of Time Warner Series LMCN-V Common Stock, $0.9375 per share of Time Warner Series E Preferred Stock, $0.1874 per share of Time Warner Series F Preferred Stock, $0.9375 per share of Time Warner Series I Preferred Stock or $0.9375 per share of Series J Preferred Stock, in each case, with usual record and payment dates for such dividends in accordance with past dividend practice and, in the case of Time Warner Series Common Stock or Time Warner Preferred Stock, the certificate of designations therefor, and (B) for dividends by wholly owned Subsidiaries of Time Warner, distributions by TWE or TWE-A/N to the partners therein according to their respective governing documents in amounts and at times in the ordinary course of business consistent with past practice and as permitted by Section 5.2(b)(ii), (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for (x) any such transaction by a wholly owned Subsidiary of Time Warner which remains a wholly owned Subsidiary after consummation of such transaction or (y) a stock split of the Time Warner Common Stock or (iii) except as set forth in Section 5.2(b) of the Time Warner Disclosure Schedule, repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except for the purchase from time to time by Time Warner of Time Warner Common Stock (and the associated Time Warner Rights) in connection with the Time Warner Benefit Plans in the ordinary course of business consistent with past practice.

   (c) Issuance of Securities. Time Warner shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Time Warner Voting Debt or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares or Time Warner Voting Debt, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than (i) the issuance of Time Warner Common Stock (and the associated Time Warner Rights) upon the exercise of Time Warner Stock Options in accordance with their present terms or pursuant to Time Warner Stock Options or other stock based awards granted pursuant to clause (ii) below, (ii) the granting of Time Warner Stock Options or other stock based awards of or to acquire shares of Time Warner Common Stock granted under Benefit Plans outstanding on the date hereof in the ordinary course of business consistent with past practice, (iii) issuances by a wholly owned Subsidiary of Time Warner of capital stock to such Subsidiary's parent or another wholly owned Subsidiary of Time Warner, (iv) pursuant to acquisitions and investments as disclosed in Section 5.2(e) or 5.2(g) of the Time Warner Disclosure Schedule or the financings therefor or as disclosed in Section 5.2(c) of the Time Warner Disclosure Schedule, (v) issuances in accordance with the Time Warner Rights Agreement or (vi) issuances pursuant to the Time Warner Stock Option Agreement.

   (d) Governing Documents. Except as set forth in Section 5.2(d) of the Time Warner Disclosure Schedule or to the extent required to comply with their respective obligations hereunder or with applicable law, Time Warner and Time Warner Merger Sub shall not amend or propose to so amend their respective certificates of incorporation or bylaws.

   (e) No Acquisitions. Other than (i) pursuant to the America Online Stock Option Agreement, (ii) acquisitions disclosed in Section 5.2(e) of the Time Warner Disclosure Schedule and (iii) acquisitions in existing or related lines of business of Time Warner the fair market value of the total consideration (including the value of indebtedness acquired or assumed) for which does not exceed the amount specified in the aggregate for such acquisitions in Section 5.2(e)(iii) of the Time Warner Disclosure Schedule and none of which acquisitions referred to in this clause (iii) presents a material risk of making it materially more difficult to obtain any approval or authorization required in connection with the Mergers under applicable laws, Time Warner shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (excluding the acquisition of assets used in the operations of the business of Time Warner and its Subsidiaries in the ordinary course, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor); provided, however, that the foregoing shall not prohibit (x) internal reorganizations or consolidations involving existing Subsidiaries of Time Warner or (y) the creation of new Subsidiaries of Time Warner organized to conduct or continue activities otherwise permitted by this Agreement.

   (f) No Dispositions. Other than (i) internal reorganizations or consolidations involving existing Subsidiaries of Time Warner, (ii) dispositions referred to in the Time Warner SEC Reports filed prior to the date of this Agreement, (iii) as may be required by or in conformance with law or regulation in order to permit or facilitate the consummation of the transactions contemplated hereby or (iv) as disclosed in Section 5.2(f) of the Time Warner Disclosure Schedule, Time Warner shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of Time Warner but excluding inventory in the ordinary course of business), if the fair market value of the total consideration (including the value of the indebtedness acquired or assumed) therefor exceeds the amount specified in the aggregate for all such dispositions in Section 5.2(f) of the Time Warner Disclosure Schedule.

   (g) Investments; Indebtedness. Time Warner shall not, and shall not permit any of its Subsidiaries to, (i) other than in connection with acquisitions permitted by Section 5.2(e) or as disclosed in Section 5.2(g) of the Time Warner Disclosure Schedule, make any loans, advances or capital contributions to, or investments in, any other Person, other than (x) loans or investments by Time Warner or a Subsidiary of Time Warner to or in Time Warner or any Subsidiary of Time Warner, (y) employee loans or advances made in the ordinary course of business or (z) in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to Time Warner and its Subsidiaries taken as a whole (provided that none of such transactions referred to in this clause (z) presents a material risk of making it more difficult to obtain any approval or authorization required in connection with the Mergers under Regulatory Law or (ii) without regard to anything contained in the Time Warner Disclosure Schedule, incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Time Warner or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person (other than any wholly owned Subsidiary) or enter into any arrangement having the economic effect of any of the foregoing (collectively, "Time Warner Indebtedness"), except for (A) any Time Warner Indebtedness so long as (x) after the incurrence or issuance of such Time Warner Indebtedness Time Warner's consolidated indebtedness would not exceed 125% of the consolidated indebtedness of Time Warner as of the date hereof and (y) no Time Warner credit rating would be downgraded by either Moody's or S&P (provided that the consummation of this Agreement or any of the transactions contemplated hereby shall not give rise to, cause or result in, a default or event of default under the agreement or instrument governing any such indebtedness or, an obligation to pay any amount thereunder solely as a result of the consummation of this Agreement or any of the transactions contemplated hereby) and (B) intercompany indebtedness between Time Warner and any of its wholly owned Subsidiaries or between such wholly owned Subsidiaries.

   (h) Tax-Free Qualification. Time Warner shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 5.2) that would prevent or impede the Mergers from qualifying as exchanges under Section 351 of the Code and as reorganizations under Section 368 of the Code; provided, however, that nothing hereunder shall limit the ability of Time Warner to exercise its rights and/or fulfill its obligations under the Stock Option Agreements.

   (i) Compensation. Except (x) as set forth in Section 5.2(c) or 5.2 (i) of the Time Warner Disclosure Schedule, (y) as required by law or by the terms of any collective bargaining agreement or other agreement currently in effect between Time Warner or any Subsidiary of Time Warner and any executive officer or employee thereof or (z) in the ordinary course of business consistent with past practice, Time Warner shall not increase the amount of compensation of any director, executive officer or key employee of Time Warner or any material Subsidiary or business unit of Time Warner, or make any increase in or commitment to increase any employee benefits, issue any additional Time Warner Stock Options, adopt or amend or make any commitment to adopt or amend any Benefit Plan or make any contribution, other than regularly scheduled contributions, to any Time Warner Benefit Plan. Any option granted or committed to be granted after the date hereof shall not accelerate as a result of the approval or consummation of any transaction contemplated by this Agreement.

Should any modification of the Time Warner Option Plans necessary to effectuate the immediately preceding sentence render any transaction to which Time Warner is a party, and which is intended to be eligible for pooling-of-interest accounting under APB No. 16, ineligible for such treatment then such modification shall not be required; provided that the number of shares subject to options to be granted in the ordinary course consistent with past practice shall be reduced to reflect the effect of such acceleration.

   (j) Accounting Methods; Income Tax Elections. Except as disclosed in Time Warner SEC Reports filed prior to the date of this Agreement, or as required by a Governmental Entity, Time Warner shall not change its methods of accounting in effect at September 30, 1999, except as required by changes in GAAP as concurred in by Time Warner's independent public accountants. Time Warner shall not (i) change its fiscal year or (ii) make any tax election that, individually or in the aggregate, would have a Material Adverse Effect on Time Warner.

   (k) Certain Agreements and Arrangements. Time Warner shall not, and shall not permit any of its Subsidiaries to, enter into any Time Warner Internet Restrictions or any agreements or arrangements (x) that limit or otherwise restrict Time Warner or any of its Subsidiaries or any of their respective affiliates or any successor thereto, or that could, after the Effective Time, limit or restrict America Online or any of its affiliates (including Holdco) or any successor thereto, from engaging or competing in any line of business or in any geographic area which agreements or arrangements, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Holdco and its Subsidiaries, taken together, after giving effect to the Mergers or (y) of a type described in Section 5.2(k) of the America Online Disclosure Schedule.

   (l) Satisfaction of Closing Conditions. Except as required by law, Time Warner shall not, and shall not permit any of its Subsidiaries to, take any action that would, or would reasonably be expected to, result in (i) any of the conditions to the Mergers set forth in Article VII not being satisfied or (ii) a material delay in the satisfaction of such conditions.

   (m) No Related Actions. Time Warner will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

   5.3 Governmental Filings. Each party shall (a) confer on a reasonable basis with the other and (b) report to the other (to the extent permitted by law or regulation or any applicable confidentiality agreement) on operational matters. Time Warner and America Online shall file all reports required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall, if requested by the other party and to the extent permitted by law or regulation or any applicable confidentiality agreement, deliver to the other party copies of all such reports, announcements and publications promptly after such request.

   5.4 Control of Other Party's Business. Nothing contained in this Agreement shall give Time Warner, directly or indirectly, the right to control or direct America Online's operations and nothing contained in this Agreement shall give America Online, directly or indirectly, the right to control or direct Time Warner's operations prior to the Effective Time. Prior to the Effective Time, each of Time Warner and America Online shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

  6.1 Preparation of Proxy Statement; Stockholders Meetings.

   (a) As promptly as reasonably practicable following the date hereof, America Online and Time Warner shall cooperate in preparing and each shall cause to be filed with the SEC mutually acceptable proxy materials which shall constitute the joint proxy statement/prospectus relating to the matters to be submitted to the

America Online stockholders at the America Online Stockholders Meeting and the matters to be submitted to the Time Warner stockholders at the Time Warner Stockholders Meeting (such proxy statement/prospectus, and any amendments or supplements thereto, the "Joint Proxy Statement/Prospectus") and Holdco shall prepare and file with the SEC a registration statement on Form S-4 with respect to the issuance of Holdco Capital Stock in the Mergers (such Form S-4, and any amendments or supplements thereto, the "Form S-4"). The Joint Proxy Statement/Prospectus will be included as a prospectus in and will constitute a part of the Form S-4 as Holdco's prospectus. Each of America Online and Time Warner shall use reasonable best efforts to have the Joint Proxy Statement/Prospectus cleared by the SEC and the Form S-4 declared effective by the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Mergers and the transactions contemplated hereby. America Online and Time Warner shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments with respect to the Joint Proxy Statement/Prospectus or Form S-4 received from the SEC. The parties shall cooperate and provide the other with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Prospectus and the Form S-4 prior to filing such with the SEC, and will provide each other with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Form S-4 shall be made without the approval of both parties, which approval shall not be unreasonably withheld or delayed; provided that with respect to documents filed by a party which are incorporated by reference in the Form S-4 or Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations; and provided further that America Online, in connection with a Change in the America Online Recommendation (as defined in Section 6.1(c)), and Time Warner, in connection with a Change in the Time Warner Recommendation (as defined in Section 6.1(b)), may amend or supplement the Joint Proxy Statement/Prospectus or Form S-4 (including by incorporation by reference) pursuant to a Qualifying Amendment (as defined below) to effect such a Change, and in such event, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations, and shall be subject to the right of each party to have its Board of Directors' deliberations and conclusions to be accurately described. A "Qualifying Amendment" means an amendment or supplement to the Joint Proxy Statement/Prospectus or Form S-4 (including by incorporation by reference) to the extent it contains (i) a Change in the America Online Recommendation or a Change in the Time Warner Recommendation (as the case may be), (ii) a statement of the reasons of the Board of Directors of America Online or Time Warner (as the case may be) for making such Change in the America Online Recommendation or Change in the Time Warner Recommendation (as the case may be) and (iii) additional information reasonably related to the foregoing. America Online will use reasonable best efforts to cause the Joint Proxy Statements/Prospectus to be mailed to America Online's stockholders, and Time Warner will use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Time Warner's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Holdco shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the Mergers and each of Time Warner and America Online shall furnish all information concerning it and the holders of its capital stock as may be reasonably requested in connection with any such action. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the Holdco Capital Stock issuable in connection with the Mergers for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Form S-4. If at any time prior to the Effective Time any information relating to America Online or Time Warner, or any of their respective affiliates, officers or directors, should be discovered by America Online or Time Warner which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of America Online and Time Warner.

   (b) Time Warner shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders on a date determined in accordance with the mutual agreement of Time Warner and America Online (the "Time Warner Stockholders Meeting") for the purpose of obtaining the Required Time Warner Vote with respect to the transactions contemplated by this Agreement and shall take all lawful action to solicit the adoption of this Agreement by the Required Time Warner Vote; and the Board of Directors of Time Warner shall recommend adoption of this Agreement by the stockholders of Time Warner to the effect as set forth in Section 4.2(f) (the "Time Warner Recommendation"), and shall not, unless America Online makes a Change in the America Online Recommendation, (x) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to America Online such recommendation or (y) take any action or make any statement (other than any action described in the foregoing clause (x)) in connection with the Time Warner Stockholders Meeting inconsistent with such recommendation (collectively, a "Change in the Time Warner Recommendation"); provided, however, any action or statement under clause (y) will not be deemed a Change in the Time Warner Recommendation provided (I) such action or statement is taken or made pursuant to advice from Cravath, Swaine & Moore, counsel to Time Warner, to the effect that such action or statement is required by applicable law, (II) if a Time Warner Public Proposal (as defined in Section 8.2(b)) has been made and not rescinded, such action or statement shall not relate to such Time Warner Public Proposal other than any factual statement required by any regulatory authority (including the SEC) and shall in any event include a rejection of such Time Warner Public Proposal and (III) such action or statement also includes a reaffirmation of the Time Warner Board of Directors' approval of the Mergers and the other transactions contemplated hereby and recommendation to the Time Warner stockholders to adopt this Agreement; provided further, however, that the Board of Directors of Time Warner may make a Change in the Time Warner Recommendation pursuant to Section 6.5. Notwithstanding any Change in the Time Warner Recommendation, this Agreement shall be submitted to the stockholders of Time Warner at the Time Warner Stockholders Meeting for the purpose of adopting this Agreement and nothing contained herein shall be deemed to relieve Time Warner of such obligation.

   (c) America Online shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders on a date determined in accordance with the mutual agreement of America Online and Time Warner (the "America Online Stockholders Meeting") for the purpose of obtaining the Required America Online Vote with respect to the transactions contemplated by this Agreement and shall take all lawful action to solicit the adoption of this Agreement by the Required America Online Vote, and the Board of Directors of America Online shall recommend adoption of this Agreement by the stockholders of America Online to the effect as set forth in Section 4.1(f) (the "America Online Recommendation"), and shall not, unless Time Warner makes a Change in the Time Warner Recommendation, (x) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Time Warner such recommendation or (y) take any action or make any statement (other than any action described in the foregoing clause (x)) in connection with the America Online Stockholders Meeting inconsistent with such recommendation (collectively, a "Change in the America Online Recommendation"); provided, however, any action or statement under clause (y) will not be deemed a Change in the America Online Recommendation provided (I) such action or statement is taken or made pursuant to advice from Simpson Thacher & Bartlett, counsel to America Online, to the effect that such action or statement is required by applicable law, (II) if an America Online Public Proposal (ad defined in Section 8.2(c)) has been made and not rescinded, such action or statement shall not relate to such America Online Public Proposal other than any factual statement required by any regulatory authority (including the SEC) and shall in any event include a rejection of such America Online Public Proposal and (III) such action or statement also includes a reaffirmation of the America Online Board of Directors' approval of the Mergers and the other transactions contemplated hereby and recommendation to the America Online stockholders to adopt this Agreement; provided further, however, that the Board of Directors of America Online may make a Change in the America Online Recommendation pursuant to Section 6.5. Notwithstanding any Change in the America Online Recommendation, this Agreement shall be submitted to the stockholders of America Online at the

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

America Online Stockholders Meeting for the purpose of adopting this Agreement and nothing contained herein shall be deemed to relieve America Online of such obligation.

  6.2 Holdco Board of Directors; Executive Officers.

   (a) At or prior to the Effective Time, each party hereto will take all action necessary to (i) cause the Board of Directors of Holdco and each committee thereof as of the Effective Time to be comprised in accordance with
Schedule 6.2(a) hereto and (ii) cause the individuals listed in Schedule 6.2(a) hereto to be appointed as officers of Holdco as of the Effective Time in accordance with Schedule 6.2(a) hereto.

   (b) Promptly following the date hereof, each party hereto will take all action necessary to form the Transition Team, in accordance with Schedule 6.2(a) hereto. Following the Effective Time, each party hereto will comply, and will cause Holdco to comply, with the provisions of Schedule 6.2(a) hereto which by their terms are applicable from and after the Effective Time.

   6.3 Access to Information. Upon reasonable notice, each party shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers and employees and, during such period, such party shall (and shall cause its Subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of federal or state securities laws, the Communications Act, the HSR Act and the laws, rules and regulations of Franchising Authorities and PUCs, as applicable (other than documents which such party is not permitted to disclose under applicable law), and (b) all other information concerning it and its business, properties and personnel as such other party may reasonably request; provided, however, that any party may restrict the foregoing access to the extent that (i) any law, treaty, rule or regulation of any Governmental Entity applicable to such party or any contract requires such party or its Subsidiaries to restrict or prohibit access to any such properties or information or (ii) the information is subject to confidentiality obligations to a third party. The parties will hold any such information obtained pursuant to this Section 6.3 in confidence in accordance with, and shall otherwise be subject to, the provisions of the confidentiality letter dated December 10, 1999, between Time Warner and America Online (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect. Any investigation by either of America Online or Time Warner shall not affect the representations and warranties of the other.

  6.4 Reasonable Best Efforts.

   (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable laws and regulations to consummate the Mergers and the other transactions contemplated by this Agreement as soon as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, tax ruling requests and other documents and to obtain as promptly as practicable all Necessary Consents and all other consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Mergers or any of the other transactions contemplated by this Agreement and the Stock Option Agreements (collectively, the "Required Approvals") and (ii) taking all reasonable steps as may be necessary to obtain all such Necessary Consents and the Required Approvals. In furtherance and not in limitation of the foregoing, each party hereto agrees to make, as promptly as practicable, to the extent it has not already done so, (i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby (which filing shall be made in any event within 10 Business Days of the date hereof), (ii) appropriate filings with the FCC, Franchising Authorities and PUCs with respect to the transactions contemplated hereby, (iii) appropriate filings with the European Commission in accordance with applicable competition, merger control, antitrust, investment or similar laws and any necessary filings under the Canadian Investment Regulations within the time periods specified thereunder and (iv) all other necessary filings with other Governmental Entities relating to the Mergers, and, in each case, to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to such laws or by such authorities and to use reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and the receipt of Required Approvals under such other laws or from such authorities as soon as practicable. Notwithstanding the foregoing, nothing in this Section 6.4 shall require, or be deemed to require,
(i) America Online or Time Warner to agree to or effect any divestiture, hold separate any business or assets or take any other action if doing so would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Holdco after the Mergers or (ii) America Online or Time Warner to agree to or effect any divestiture, hold separate any business or take any other action that is not conditional on the consummation of the Mergers. Neither America Online nor Time Warner shall take or agree to take any action identified in clause (i) or (ii) of the immediately preceding sentence without the prior written consent of the other party (which shall not be unreasonably withheld or delayed).

   (b) Each of Time Warner and America Online shall, in connection with the efforts referenced in Section 6.4(a) to obtain all Required Approvals, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the FCC, Franchising Authorities, PUCs, the Antitrust Division of the Department of Justice (the "DOJ"), the Federal Trade Commission (the "FTC") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iii) consult with each other in advance to the extent practicable of any meeting or conference with the FCC, Franchising Authorities, PUCs, the DOJ, the FTC or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the FCC, PUCs, the DOJ, the FTC or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

   (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 6.4(a) and 6.4(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, or if any statute, rule, regulation, executive order, decree, injunction or administrative order is enacted, entered, promulgated or enforced by a Governmental Entity which would make the Mergers or the other transactions contemplated hereby illegal or would otherwise prohibit or materially impair or delay the consummation of the Mergers or the other transactions contemplated hereby, each of Time Warner and America Online shall cooperate in all respects with each other and use its reasonable best efforts, including without limitation, subject to the penultimate sentence of Section 6.4(a), selling, holding separate or otherwise disposing of or conducting its business in a specified manner, or agreeing to sell, hold separate or otherwise dispose of or conduct its business in a specified manner or permitting the sale, holding separate or other disposition of, any of its assets or the assets of its Subsidiaries or the conducting of its business in a specified manner, to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Mergers or the other transactions contemplated by this Agreement and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable so as to permit consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.4 shall limit a party's right to terminate this Agreement pursuant to Section 8.1(b) or 8.1(c) so long as such party has up to then complied with its obligations under this Section
6.4. For purposes of this Agreement, "Regulatory Law" means the Sherman Act, as amended, the EC Merger Regulation, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, the Communications Act, the Canadian Investment Regulations, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate (i) mergers, acquisitions or other business combinations, (ii) foreign investment or (iii) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

   (d) America Online and its Board of Directors shall, if any state takeover statute or similar statute becomes applicable to this Agreement, the Mergers, the Stock Option Agreements or any other transactions contemplated hereby or thereby, take all action reasonably necessary to ensure that the Mergers and the other transactions contemplated by this Agreement and the Stock Option Agreements may be consummated as promptly as practicable on the terms contemplated hereby or thereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Mergers, the Stock Option Agreements and the other transactions contemplated hereby or thereby.

   (e) Time Warner and its Board of Directors shall, if any state takeover statute or similar statute becomes applicable to this Agreement, the Mergers, the Stock Option Agreements or any other transactions contemplated hereby or thereby, take all action reasonably necessary to ensure that the Mergers and the other transactions contemplated by this Agreement and the Stock Option Agreements may be consummated as promptly as practicable on the terms contemplated hereby or thereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Mergers, the Stock Option Agreements and the other transactions contemplated hereby or thereby.

  6.5 Acquisition Proposals.

   (a) Without limitation on any of such party's other obligations under this Agreement (including under Article V hereof), each of America Online and Time Warner agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, (i) initiate, solicit, encourage or knowingly facilitate any inquiries or the making of any proposal or offer with respect to, or a transaction to effect, a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it or any of its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC and, with respect to Time Warner, including TWE), or any purchase or sale of 20% or more of the consolidated assets (including without limitation stock of its Subsidiaries) of such party and its Subsidiaries, taken as a whole, or any purchase or sale of, or tender or exchange offer for, the equity securities of such party that, if consummated, would result in any Person (or the stockholders of such Person) beneficially owning securities representing 20% or more of the total voting power of such party (or of the surviving parent entity in such transaction) or any of its Significant Subsidiaries (any such proposal, offer or transaction (other than a proposal or offer made by the other party or an affiliate thereof) being hereinafter referred to as an "Acquisition Proposal"), (ii) have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to any Acquisition Proposal.

   (b) Notwithstanding anything in this Agreement to the contrary, each of America Online and Time Warner or its Board of Directors shall be permitted to
(A) to the extent applicable, comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, (B) effect a Change in the America Online or Time Warner Recommendation, as the case may be, or (C) engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that, in any such case referred to in clause (B) or (C), (i) its Stockholders Meeting shall not have occurred, (ii) (x) in the case of clause (B) above, it has received an unsolicited bona fide written Acquisition Proposal from a third party and its Board of Directors concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal (as defined below) and (y) in the case of clause (C) above, its Board of Directors concludes in good faith that there is a reasonable likelihood that such Acquisition Proposal could constitute a Superior Proposal, (iii) in the case of clause (B) or (C) above, its Board of Directors, after consultation with outside counsel, determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties under applicable law,
(iv) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, its Board of Directors receives from such Person an executed confidentiality agreement having provisions that are customary in such agreements, as advised by counsel, provided that if such confidentiality agreement contains provisions that are less restrictive than the comparable provision, or omits restrictive provisions, contained in the Confidentiality Agreement, then the Confidentiality Agreement will be deemed to be amended to contain only such less restrictive provisions or to omit such restrictive provisions, as the case may be, and (v) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, such party notifies the other party promptly of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers. Each of America Online and Time Warner agrees that it will promptly keep the other party informed of the status and terms of any such proposals or offers and the status and terms of any such discussions or negotiations. Each of America Online and Time Warner agrees that it will, and will cause its officers, directors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any Acquisition Proposal. Each of America Online and Time Warner agrees that it will use reasonable best efforts to promptly inform its directors, officers, key employees, agents and representatives of the obligations undertaken in this
Section 6.5. Nothing in this Section 6.5 shall (x) permit America Online or Time Warner to terminate this Agreement (except as specifically provided in Article VIII hereof) or (y) affect any other obligation of America Online or Time Warner under this Agreement. Neither America Online nor Time Warner shall submit to the vote of its stockholders any Acquisition Proposal other than the America Online Merger or Time Warner Merger, respectively. "Superior Proposal" means with respect to America Online or Time Warner, as the case may be, a bona fide written proposal made by a Person other than either such party which is
(I) for a merger, reorganization, consolidation, share exchange, business combination, recapitalization or similar transaction involving such party as a result of which the other party thereto or its stockholders will own 40% or more of the combined voting power of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) and (II) is on terms which the Board of Directors of such party in good faith concludes (following receipt of the advice of its financial advisors and outside counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, (x) would, if consummated, result in a transaction that is more favorable to its stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement and (y) is reasonably capable of being completed.

   6.6 Fees and Expenses. Subject to Section 8.2, whether or not the Mergers are consummated, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except (a) if the Mergers are consummated, the surviving corporation of each Merger shall pay, or cause to be paid, any and all property or transfer taxes imposed in connection with such Merger and (b) Expenses incurred in connection with the filing, printing and mailing of the Joint Proxy Statement/Prospectus and Form S-4, which shall be shared equally by America Online and Time Warner. As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the Stock Option Agreements and the Voting Agreement and the transactions contemplated hereby and thereby, including the preparation, printing, filing and mailing of the Joint Proxy Statement/Prospectus and Form S-4 and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby and thereby. The parties hereto shall cooperate with each other in preparing, executing and filing any Tax Returns with respect to property or transfer taxes.

   6.7 Directors' and Officers' Indemnification and Insurance. (a) Holdco shall
(i) indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of Time Warner and its Subsidiaries (in all of their capacities) (a) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by Time Warner pursuant to Time Warner's certificate of incorporation, bylaws and indemnification agreements, if any, in existence on the date hereof with any directors, officers and employees of Time Warner and its Subsidiaries and (b) without limitation to clause (a), to the fullest extent permitted by law, in each case for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), (ii) include and cause to be maintained in effect in Holdco's (or any successor's) certificate of incorporation and bylaws after the Effective Time, provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses which are, in the aggregate, no less advantageous to the intended beneficiaries than the corresponding provisions contained in the current certificate of incorporation and bylaws of Time Warner and (iii) cause to be maintained for a period of six years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Time Warner (provided that Holdco (or any successor) may substitute therefor one or more policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event shall Holdco be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Time Warner for such insurance; and, provided further that if the annual premiums of such insurance coverage exceed such amount, Holdco shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount. The obligations of Holdco under this Section 6.7(a) shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 6.7(a) applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 6.7(a) applies shall be third party beneficiaries of this Section 6.7(a)).

   (b) Holdco shall (i) indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of America Online and its Subsidiaries (in all of their capacities) (a) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by America Online pursuant to America Online's certificate of incorporation, bylaws and indemnification agreements, if any, in existence on the date hereof with any directors, officers and employees of America Online and its Subsidiaries and (b) without limitation to clause (a), to the fullest extent permitted by law, in each case for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), (ii) include and cause to be maintained in effect in Holdco's (or any successor's) certificate of incorporation and bylaws after the Effective Time, provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses which are, in the aggregate, no less advantageous to the intended beneficiaries than the corresponding provisions contained in the current certificate of incorporation and bylaws of America Online and (iii) cause to be maintained for a period of six years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by America Online (provided that Holdco (or any successor) may substitute therefor one or more policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event shall Holdco be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by America Online for such insurance; and, provided further that if the annual premiums of such insurance coverage exceed such amount, Holdco shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount. The obligations of Holdco under this

Section 6.7(b) shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 6.7(b) applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 6.7(b) applies shall be third party beneficiaries of this Section 6.7(b)).

   6.8 Public Announcements. America Online and Time Warner shall use reasonable best efforts to develop a joint communications plan and each party shall use reasonable best efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby. In addition to the foregoing, except to the extent disclosed in or consistent with the Joint Proxy Statement/Prospectus in accordance with the provisions of Section 6.1, neither America Online nor Time Warner shall issue any press release or otherwise make any public statement or disclosure concerning the other party or the other party's business, financial condition or results of operations without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

   6.9 Listing of Shares of Holdco Common Stock. Holdco shall use its reasonable best efforts to cause the shares of Holdco Common Stock to be issued in the Merger and the shares of Holdco Common Stock to be reserved for issuance upon exercise of the Time Warner Stock Options and America Online Stock Options to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

   6.10 Rights Agreements. (a) The Board of Directors of America Online shall take all action to the extent necessary (including amending the America Online Rights Agreement) in order to render the America Online Rights inapplicable to the America Online Merger and the other transactions contemplated by this Agreement and the Stock Option Agreements. Except in connection with the foregoing sentence, the Board of Directors of America Online shall not, without the prior written consent of Time Warner, (i) amend the America Online Rights Agreement or (ii) take any action with respect to, or make any determination under, the America Online Rights Agreement, including a redemption of the America Online Rights, in each case in order to facilitate any Acquisition Proposal with respect to America Online.

   (b) The Board of Directors of Time Warner shall take all action to the extent necessary (including amending the Time Warner Rights Agreement) in order to render the Time Warner Rights inapplicable to the Time Warner Merger and the other transactions contemplated by this Agreement and the Stock Option Agreements. Except in connection with the foregoing sentence, the Board of Directors of Time Warner shall not, without the prior written consent of America Online, (i) amend the Time Warner Rights Agreement or (ii) take any action with respect to, or make any determination under, the Time Warner Rights Agreement, including a redemption of the Time Warner Rights, in each case in order to facilitate any Acquisition Proposal with respect to Time Warner. Notwithstanding the preceding sentence, Time Warner may, in its sole discretion, either resolve to redeem the Time Warner Rights effective as of, or amend the expiration date of the Time Warner Rights Agreement to provide that the Time Warner Rights shall not be exercisable from and after, the close of business on the date of Time Warner's 2000 annual meeting of stockholders; provided, however, that if prior to, on, or following such date a Person has
(i) indicated (either publicly or in a manner which becomes known to America Online or Time Warner) its intention to accumulate Time Warner Capital Stock other than for investment purposes, (ii) indicated (either publicly or in a manner which becomes known to America Online or Time Warner) its intention to make an Acquisition Proposal with respect to Time Warner or (iii) made an Acquisition Proposal with respect to Time Warner, then, upon the written request of America Online, Time Warner shall within 10 Business Days following such request take all action necessary to enter into a new stockholder rights plan no less favorable to Time Warner or America Online than the Time Warner Rights Agreement. Time Warner shall give America Online prompt notice of any information known by Time Warner with respect to the occurrence of an event set forth in clauses (i), (ii) and (iii) of the immediately preceding sentence. Upon the implementation of such new stockholder rights plan, Time Warner shall be subject to this Section 6.10(b) without giving effect to the second preceding sentence.

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

  6.11 Affiliates.

   (a) Not less than 45 days prior to the date of the Time Warner Stockholders Meeting, Time Warner shall deliver to America Online a letter identifying all Persons who, in the judgment of Time Warner, may be deemed at the time this Agreement is submitted for adoption by the stockholders of Time Warner, "affiliates" of Time Warner for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date thereof. Time Warner shall use reasonable best efforts to cause each Person identified on such list to deliver to Holdco not less than 30 days prior to the Effective Time, a written agreement substantially in the form attached as Exhibit 6.11 hereto (an "Affiliate Agreement").

   (b) Not less than 45 days prior to the date of the America Online Stockholders Meeting, America Online shall deliver to Time Warner a letter identifying all Persons who, in the judgment of America Online, may be deemed at the time this Agreement is submitted for adoption by the stockholders of America Online, "affiliates" of America Online for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date thereof. America Online shall use reasonable best efforts to cause each Person identified on such list to deliver to Holdco not less than 30 days prior to the Effective Time, an Affiliate Agreement.

   6.12 Section 16 Matters. Prior to the Effective Time, America Online and Time Warner shall take all such steps as may be required to cause any dispositions of Time Warner Capital Stock or America Online Common Stock (including derivative securities with respect to Time Warner Capital Stock or America Online Common Stock) or acquisitions of Holdco Common Stock (including derivative securities with respect to Holdco Common Stock) resulting from the transactions contemplated by Article I or Article II of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to America Online and Time Warner to be exempt under Rule 16b-3 promulgated under the Exchange Act.

   6.13 America Online Indebtedness and Time Warner Indebtedness. With respect to America Online Indebtedness and Time Warner Indebtedness issued under indentures qualified under the Trust Indenture Act of 1939, and any other America Online Indebtedness or Time Warner Indebtedness the terms of which require Holdco to assume such debt in order to avoid default thereunder (collectively, the "Assumed Indentures"), Holdco shall execute and deliver to the trustees or other representatives in accordance with the terms of the respective Assumed Indentures, supplemental indentures or other instruments, in form satisfactory to the respective trustees or other representatives, expressly assuming the obligations of America Online or Time Warner, as applicable, with respect to the due and punctual payment of the principal of (and premium, if any) and interest, if any, on, and conversion obligations under, all debt securities issued by America Online or Time Warner, as applicable, under the respective Assumed Indentures and the due and punctual performance of all the terms, covenants and conditions of the respective Assumed Indentures to be kept or performed by America Online or Time Warner, respectively, and shall deliver such supplemental indentures or other instruments to the respective trustees or other representatives under the Assumed Indentures.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

   7.1 Conditions to Each Party's Obligation to Effect its Respective
Merger. The respective obligations of Time Warner and America Online to effect the Time Warner Merger and America Online Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

   (a) Stockholder Approval. (i) Time Warner shall have obtained the Required Time Warner Vote in connection with the adoption of this Agreement by the stockholders of Time Warner and (ii) America Online shall have obtained the Required America Online Vote in connection with the adoption of this Agreement by the stockholders of America Online.

   (b) No Injunctions or Restraints, Illegality. No laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Mergers illegal or otherwise prohibiting consummation of the Mergers.

   (c) HSR Act; EC Merger Regulation; Canadian Investment Regulations. The waiting period (and any extension thereof) applicable to the Mergers under the HSR Act shall have been terminated or shall have expired and any required approval of the Mergers of the European Commission or Canadian Governmental Entities shall have been obtained pursuant to the EC Merger Regulation and the Canadian Investment Regulations, respectively.

   (d) FCC Approvals. All material orders and approvals of the FCC required in connection with the consummation of the transactions contemplated hereby shall have been obtained and become final; provided, however, that the provisions of this Section 7.1(d) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 6.4 has been the cause of, or shall have resulted in, the failure to obtain such order or approval.

   (e) Cable Franchising Authorities and PUCs Approvals. All consents, approvals and actions of, filings with and notices to any Cable Franchising Authorities or PUCs required of America Online, Time Warner or any of their Subsidiaries to consummate the Mergers and the other transactions contemplated hereby, the failure of which to be obtained or taken, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Holdco after giving effect to the Mergers, shall have been obtained or taken; provided, however, that the provisions of this Section 7.1(e) shall not be available to any party whose failure to fulfill its obligations pursuant to
Section 6.4 has been the cause of, or shall have resulted in, the failure to obtain such consent or approval or action.

   (f) NYSE Listing. The shares of Holdco Common Stock to be issued in the Mergers and such other shares of Holdco Common Stock to be reserved for issuance in connection with the Mergers shall have been approved for listing on the NYSE, subject to official notice of issuance.

   (g) Effectiveness of the Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

   7.2 Additional Conditions to Obligations of America Online. The obligations of America Online to effect the America Online Merger are subject to the satisfaction, or waiver by America Online, on or prior to the Closing Date of the following additional conditions:

   (a) Representations and Warranties. Each of the representations and warranties of Time Warner set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Time Warner; and America Online shall have received a certificate of a senior executive officer and a senior financial officer of Time Warner to such effect.

   (b) Performance of Obligations of Time Warner. Time Warner shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality or Material Adverse Effect and shall have performed or complied in all material respects with all other material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified, and America Online shall have received a certificate of a senior executive officer and a senior financial officer of Time Warner to such effect.

   (c) Tax Opinion. America Online shall have received from Simpson Thacher & Bartlett, counsel to America Online, on the Closing Date, a written opinion to the effect that for federal income tax purposes each Merger will constitute an exchange to which Section 351 of the Code applies or a reorganization within the meaning of Section 368(a) of the Code, or both. In rendering such opinion, counsel to America Online shall be entitled to rely upon information, representations and assumptions provided by Holdco, America Online and Time Warner substantially in the form of Exhibits 7.2(c)(1), 7.2(c)(2) and 7.2(c)(3) (allowing for such amendments to the representations as counsel to America Online deems reasonably necessary).

   (d) Time Warner Conditions. The conditions set forth in Section 7.3 (other than Section 7.3(d)) shall have been satisfied or waived by Time Warner.

   7.3 Additional Conditions to Obligations of Time Warner. The obligations of Time Warner to effect the Time Warner Merger are subject to the satisfaction, or waiver by Time Warner, on or prior to the Closing Date of the following additional conditions:

   (a) Representations and Warranties. Each of the representations and warranties of America Online set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on America Online; and Time Warner shall have received a certificate of a senior executive officer and a senior financial officer of America Online to such effect.

   (b) Performance of Obligations of America Online. America Online shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality or Material Adverse Effect and shall have performed or complied in all material respects with all other material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified, and Time Warner shall have received a certificate of a senior executive officer and a senior financial officer of America Online to such effect.

   (c) Tax Opinion. Time Warner shall have received from Cravath, Swaine & Moore, counsel to Time Warner, on the Closing Date, a written opinion to the effect that for federal income tax purposes each Merger will constitute an exchange to which Section 351 of the Code applies or a reorganization within the meaning of Section 368(a) of the Code, or both. In rendering such opinion, counsel to Time Warner shall be entitled to rely upon information, representations and assumptions provided by Holdco, America Online and Time Warner substantially in the form of Exhibits 7.2(c)(1), 7.2(c)(2) and 7.2(c)(3) (allowing for such amendments to the representations as counsel to Time Warner deems reasonably necessary).

   (d) America Online Conditions. The conditions set forth in Section 7.2 (other than 7.2(d)) shall have been satisfied or waived by America Online.

                                  ARTICLE VIII

                           TERMINATION AND AMENDMENT

   8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after approval of the matters presented in connection with the Mergers by the stockholders of Time Warner or America Online:

   (a) By mutual written consent of America Online and Time Warner;

   (b) By either Time Warner or America Online, if the Effective Time shall not have occurred on or before May 31, 2001 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including without limitation such party's obligations set forth in Section 6.4) has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

   (c) By either Time Warner or America Online, if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action (which the parties shall have used their reasonable best efforts to resist, resolve or lift, as applicable, in accordance with Section 6.4) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action, and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable (which order, decree, ruling or other action the parties shall have used their reasonable best efforts to obtain, in accordance with Section 6.4), in the case of each of (i) and (ii) which is necessary to fulfill the conditions set forth in Section 7.1(c), (d) or (e), as applicable; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure to comply with Section 6.4 has been the cause of such action or inaction;

   (d) By either Time Warner or America Online, if the approvals of the stockholders of either America Online or Time Warner contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or of any adjournment thereof at which the vote was taken;

   (e) By America Online, if Time Warner shall have (i) failed to make the Time Warner Recommendation or effected a Change in the Time Warner Recommendation (or resolved to take any such action), whether or not permitted by the terms hereof or (ii) materially breached its obligations under this Agreement by reason of a failure to call the Time Warner Stockholders Meeting in accordance with Section 6.1(b) or a failure to prepare and mail to its stockholders the Joint Proxy Statement/Prospectus in accordance with Section 6.1(a);

   (f) By Time Warner, if America Online shall have (i) failed to make the America Online Recommendation or effected a Change in the America Online Recommendation (or resolved to take any such action), whether or not permitted by the terms hereof, or (ii) materially breached its obligations under this Agreement by reason of a failure to call the America Online Stockholders Meeting in accordance with Section 6.1(c) or a failure to prepare and mail to its stockholders the Joint Proxy Statement/Prospectus in accordance with
Section 6.1(a);

   (g) By Time Warner, if America Online shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 7.3(a) or (b) are not capable of being satisfied on or before the Termination Date; or

   (h) By America Online, if Time Warner shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 7.2(a) or (b) are not capable of being satisfied on or before the Termination Date.

  8.2 Effect of Termination.

   (a) In the event of termination of this Agreement by either Time Warner or America Online as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any of the parties or their respective officers or directors except with respect to
Section 4.1(k), Section 4.2(k), the second sentence of Section 6.3, Section 6.6, this Section 8.2 and Article IX, which provisions shall survive such termination, and except that, notwithstanding anything to the contrary contained in this Agreement, neither America Online nor Time Warner shall be relieved or released from any liabilities or damages arising out of its wilful and material breach of this Agreement.

   (b) If (A) (I) America Online or Time Warner shall terminate this Agreement pursuant to Section 8.1(d) (provided that the basis for such termination is the failure of Time Warner's stockholders to adopt this Agreement) or pursuant to
Section 8.1(b) without the Time Warner Stockholder Meeting having occurred,
(II) at any time after the date of this Agreement and before such termination an Acquisition Proposal with respect to Time Warner shall have been publicly announced or otherwise communicated to the senior management, Board of Directors or stockholders of Time Warner (a "Time Warner Public Proposal") and
(III) within twelve months of such termination Time Warner or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal (for purposes of this clause (III), the term "Acquisition Proposal" shall have the meaning assigned to such term in
Section 6.5(a) except that references to "20%" therein shall be deemed to be references to "40%") or (B) America Online shall terminate this Agreement pursuant to Section 8.1(e); then Time Warner shall promptly, but in no event later than the date of such termination (or in the case of clause (A), if later, the date Time Warner or its Subsidiary enters into such agreement with respect to or consummates such Acquisition Proposal), pay America Online an amount equal to the Time Warner Termination Fee (less any amounts previously paid or payable by Time Warner pursuant to Section 8.2(d)), by wire transfer of immediately available funds. The "Time Warner Termination Fee" shall be an amount equal to 2.75% of the product of (x) the number of shares of Time Warner Common Stock outstanding as of the date hereof (assuming the exercise of all outstanding options (other than the option granted pursuant to the Time Warner Stock Option Agreement) and the conversion into Time Warner Common Stock of all securities of Time Warner convertible into Time Warner Common Stock) multiplied by (y) the Exchange Ratio multiplied by (z) the last sale price of America Online Common Stock on the NYSE on January 7, 2000 (such product, the "Time Warner Amount").

   (c) If (A) (I) America Online or Time Warner shall terminate this Agreement pursuant to Section 8.1(d) (provided that the basis for such termination is the failure of America Online's stockholders to adopt this Agreement) or pursuant to Section 8.1(b) without the America Online Stockholders Meeting having occurred, (II) at any time after the date of this Agreement and before such termination an Acquisition Proposal with respect to America Online shall have been publicly announced or otherwise communicated to the senior management, Board of Directors or stockholders of America Online (an "America Online Public Proposal") and (III) within twelve months of such termination America Online or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal (for purposes of this clause (III), the term "Acquisition Proposal" shall have the meaning assigned to such term in
Section 6.5(a) except that references to "20%" therein shall be deemed to be references to "40%") or (B) Time Warner shall terminate this Agreement pursuant to Section 8.1(f); then America Online shall promptly, but in no event later than the date of such termination (or in the case of clause (A), if later, the date America Online or its Subsidiary enters into such agreement with respect to or consummates such Acquisition Proposal), pay Time Warner an amount equal to the America Online Termination Fee (less any amounts previously paid or payable by America Online pursuant to Section 8.2(d)), by wire transfer of immediately available funds. The "America Online Termination Fee" shall be an amount equal to 2.75% of the product of (x) the number of shares of America Online Common Stock outstanding as of the date hereof (assuming exercise of all outstanding options (other than the option granted pursuant to the America Online Stock Option Agreement) and the conversion into America Online Common Stock of all securities of America Online convertible into America Online Common Stock) multiplied by (y) the last sale price of America Online Common Stock on the NYSE on January 7, 2000 (such product, the "America Online Amount").

   (d) If America Online or Time Warner shall terminate this Agreement pursuant to Section 8.1(d) and the basis for such termination is the failure of Time Warner's stockholders to adopt this Agreement, then Time Warner shall promptly, but in no event later than the date of such termination, pay America Online an amount equal to one percent of the Time Warner Amount, payable by wire transfer of immediately available funds; provided that no payment shall be made pursuant to this sentence if the Time Warner Termination Fee has been paid pursuant to
Section 8.2(b). If America Online or Time Warner shall terminate this Agreement pursuant to Section 8.1(d) and the basis for such termination is the failure of America Online's stockholders to adopt this Agreement, then America Online shall promptly, but in no event later than the date of such termination, pay Time Warner an amount equal to one percent of the America Online Amount, payable by wire transfer of immediately available funds; provided that no payment shall be made pursuant to this sentence if the America Online Termination Fee has been paid pursuant to Section 8.2(c).

   (e) The parties acknowledge that the agreements contained in this Section
8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, none of the parties would enter into this Agreement; accordingly, if either America Online or Time Warner fails promptly to pay any amount due pursuant to this Section 8.2, and, in order to obtain such payment, the other party commences a suit which results in a judgment against such party for the fee set forth in this Section 8.2, such party shall pay to the other party its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made notwithstanding the provisions of Section 6.6. The parties agree that any remedy or amount payable pursuant to this Section 8.2 shall not preclude any other remedy or amount payable hereunder and shall not be an exclusive remedy for any breach of any representation, warranty, covenant or agreement contained in this Agreement.

   8.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Mergers by the stockholders of Time Warner and America Online, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

   8.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX

                               GENERAL PROVISIONS

   9.1 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, agreements and other provisions, shall survive the Effective Time, except for those covenants, agreements and other provisions contained herein (including
Section 6.7, Section 6.2 and Schedule 6.2(a)) that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article IX.

   9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

   (a) if to America Online to:

         America Online, Inc.
         22000 AOL Way
         Dulles, Virginia 20166
         Fax: (703) 265-1495
         Attention: Paul T. Cappuccio, Esq.

         with a copy to:

         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, New York 10017
         Fax: (212) 455-2502
         Attention: Richard I. Beattie, Esq.

   (b) if to Time Warner to:

         Time Warner Inc.
         75 Rockefeller Plaza
         New York, NY 10019
         Fax: (212) 265-2646
         Attention: Christopher P. Bogart, Esq.

         with a copy to:

         Cravath, Swaine & Moore
         Worldwide Plaza
         825 Eighth Avenue
         New York, New York 10019
         Fax: (212) 474-3700
         Attention: Robert A. Kindler, Esq.

   (c) if to Holdco, America Online Merger Sub or Time Warner Merger Sub to each of the parties entitled to receive notice pursuant to this Section 9.2 for America Online and Time Warner.

   9.3 Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." In addition, each Section of this Agreement is qualified by the matters set forth with respect to such Section on the America Online Disclosure Schedule, the Time Warner Disclosure Schedule and the Schedules to this Agreement, as applicable, to the extent specified therein and such other Sections of this Agreement to the extent a matter in such Section is disclosed in such a way as to make its relevance called for by such other Section readily apparent.

   9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

  9.5 Entire Agreement; No Third Party Beneficiaries.

   (a) The exhibits and schedules to or delivered in connection with the Original Agreement shall be attached as exhibits and schedules to this Agreement, other than Exhibits C, D-1 and D-2, which shall be amended and restated in their entirety and attached, as so amended and restated, to this Agreement. This Agreement, the Stock Option Agreements, the Confidentiality Agreement and the exhibits and schedules hereto and the other agreements and instruments of the parties delivered in connection herewith constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

   (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than
Section 6.7 (which is intended to be for the benefit of the Persons covered thereby).

   9.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).

   9.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

   9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

   9.9 Submission to Jurisdiction; Waivers. Each of the parties to this Agreement irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each party hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each party hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts and (d) any right to a trial by jury.

   9.10 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

   9.11 Definitions. As used in this Agreement:

   (a) "beneficial ownership" or "beneficially own" shall have the meaning under Section 13(d) of the Exchange Act and the rules and regulations thereunder.

   (b) "Benefit Plans" means, with respect to any Person, each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any bonus, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, termination, stay agreement or bonus, change in control and severance plan, program, arrangement and contract) in effect on the date of this Agreement or disclosed on the Time Warner Disclosure Schedule or the America Online Disclosure Schedule, as the case may be, to which such Person or its Subsidiary is a party, which is maintained or contributed to by such Person, or with respect to which such Person could incur material liability under Sections 4069, 4201 or 4212(c) of ERISA.

   (c) "Board of Directors" means the Board of Directors of any specified Person and any committees thereof.

   (d) "Business Day" means any day on which banks are not required or authorized to close in the City of New York.

   (e) "known" or "knowledge" means, with respect to any party, the knowledge of such party's executive officers after reasonable inquiry.

   (f) "Material Adverse Effect" means, with respect to any entity any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to (i) the business, financial condition or results of operations of such entity and its Subsidiaries taken as a whole, other than any event, change, circumstance or effect relating (x) to the economy or financial markets in general or (y) in general to the industries in which such entity operates and not specifically relating to (or having the effect of specifically relating to or having a materially disproportionate effect (relative to most other industry participants) on) such entity or (ii) the ability of such entity to consummate the transactions contemplated by this Agreement.

   (g) "the other party" means, with respect to Time Warner, America Online and means, with respect to America Online, Time Warner.

   (h) "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

   (i) "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. For the avoidance of doubt, TWE and TWE-AN Partnership shall each be considered a Subsidiary of Time Warner.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by its respective officers thereunto duly authorized, all as of the date first written above.

                                             AMERICA ONLINE, INC.

                                                     /s/ J. Michael Kelly
                                             By: ______________________________
                                                Name: J. Michael Kelly
                                                Title: Senior Vice President &
                                                     Chief Financial Officer

                                             TIME WARNER INC.

                                                      /s/ Gerald M. Levin
                                             By: ______________________________
                                                Name: Gerald M. Levin
                                                Title: Chairman & Chief
                                                Executive Officer

                                             AOL TIME WARNER INC.

                                                      /s/ Gerald M. Levin
                                             By: ______________________________
                                                Name: Gerald M. Levin
                                                Title: Chief Executive Officer

                                             AMERICA ONLINE MERGER SUB INC.

                                                     /s/ J. Michael Kelly
                                             By: ______________________________
                                                Name: J. Michael Kelly
                                                Title: Chairman of the Board,
                                                     Chief Executive Officer &
                                                     Treasurer

                                             TIME WARNER MERGER SUB INC.

                                                    /s/ Susan A. Waxenberg
                                             By: ______________________________
                                                Name: Susan A. Waxenberg
                                                Title: Vice-President

                                    ANNEX B

   STOCK OPTION AGREEMENT, dated as of January 10, 2000 (the "Agreement"), between Time Warner Inc., a Delaware corporation ("Grantee"), and America Online, Inc., a Delaware corporation ("Issuer").

                                  WITNESSETH:

   WHEREAS, Grantee and Issuer are, concurrently with the execution and delivery of this Agreement, entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement;" capitalized terms used without definition herein having the meanings assigned to them in the Merger Agreement), pursuant to which the parties will engage in a business combination in a merger of equals (the "Merger"); and

   WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Grantee has required that Issuer agree, and believing it to be in the best interests of Issuer, Issuer has agreed, among other things, to grant to Grantee the Option (as hereinafter defined) to purchase shares of common stock, par value $.01 per share, of Issuer ("Issuer Common Stock") at a price per share equal to the Exercise Price (as hereinafter defined).

   NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                           OPTION TO PURCHASE SHARES

   1.1 Grant of Option.

   (a) Issuer hereby grants to Grantee an irrevocable option to purchase, in whole or in part, an aggregate of up to 452,535,148 duly authorized, validly issued, fully paid and nonassessable shares of Issuer Common Stock (representing 19.9% of the outstanding shares of Issuer Common Stock as of January 5, 2000) on the terms and subject to the conditions set forth herein (the "Option"); provided, however, that in no event shall the number of shares of Issuer Common Stock for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Issuer Common Stock at the time of exercise without giving effect to the issuance of any Option Shares (as hereinafter defined). The number of shares of Issuer Common Stock that may be received upon the exercise of the Option and the Exercise Price are subject to adjustment as herein set forth.

   (b) In the event that any additional shares of Issuer Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in Section 3.1 hereof), the number of shares of Issuer Common Stock subject to the Option shall be increased so that, after such issuance, such number together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1.1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to breach or fail to comply with any provision of the Merger Agreement. As used herein, the term "Option Shares" means the shares of Issuer Common Stock issuable pursuant to the Option, as the number of such shares shall be adjusted pursuant to the terms hereof.

   1.2 Exercise of Option.

   (a) The Option may be exercised by Grantee, in whole or in part, at any time, or from time to time, commencing upon the Exercise Date and prior to the Expiration Date. As used herein, the term "Exercise

Date" means the date on which Grantee becomes unconditionally entitled to receive the America Online Termination Fee pursuant to Section 8.2(c) of the Merger Agreement. As used herein, the term "Expiration Date" means the first to occur prior to Grantee's exercise of the Option pursuant to Section 1.2(b) of:

     (i) the Effective Time;

     (ii) written notice of termination of this Agreement by Grantee to Issuer;

     (iii) 12 months after the first occurrence of an Exercise Date; or

     (iv) the date of termination of the Merger Agreement, unless, in the case of this clause (iv), Grantee has the right to receive the America Online Termination Fee either (x) upon or (y) following such termination upon the occurrence of certain events, in which case the Option will not terminate until the later of (x) 15 business days following the time the America Online Termination Fee becomes unconditionally payable and (y) the expiration of the period in which Grantee has such right to receive the America Online Termination Fee.

Notwithstanding the termination of the Option, Grantee shall be entitled to purchase those Option Shares with respect to which it may have exercised the Option by delivery of an Option Notice (as defined below) prior to the Expiration Date, and the termination of the Option will not affect any rights hereunder which by their terms do not terminate or expire prior to or at the Expiration Date.

   (b) In the event Grantee wishes to exercise the Option, Grantee shall send a written notice to Issuer of its intention to so exercise the Option (an "Option Notice"), specifying the number of Option Shares to be purchased (and the denominations of the certificates, if more than one), whether the aggregate Exercise Price will be paid in cash or by surrendering a portion of the Option in accordance with Section 1.3(b) or a combination thereof, and the place in the United States, time and date of the closing of such purchase (the "Option Closing" and the date of such Closing, the "Option Closing Date"), which date shall not be less than two Business Days nor more than ten Business Days from the date on which an Option Notice is delivered; provided that the Option Closing shall be held only if (i) such purchase would not otherwise violate or cause the violation of, any applicable material law, statute, ordinance, rule or regulation (collectively, "Laws") (including the HSR Act and the Communications Act), and (ii) no material judgment, order, writ, injunction, ruling or decree of any Governmental Entity (collectively, "Orders") shall have been promulgated, enacted, entered into, or enforced by any Governmental Entity which prohibits delivery of the Option Shares, whether temporary, preliminary or permanent; provided, however, that the parties hereto shall use their reasonable best efforts to (x) promptly make and process all necessary filings and applications and obtain all consents, approvals, Orders, authorizations, registrations and declarations or expiration or termination of any required waiting periods (collectively, "Approvals") and to comply with any such applicable Laws and (y) have any such Order vacated or reversed. In the event the Option Closing is delayed pursuant to clause (i) or (ii) above, the Option Closing shall be within ten Business Days following the cessation of such restriction, violation, Law or Order or the receipt of any necessary Approval, as the case may be (so long as the Option Notice was delivered prior to the Expiration Date); provided further that, notwithstanding any prior Option Notice, Grantee shall be entitled to rescind such Option Notice and shall not be obligated to purchase any Option Shares in connection with such exercise upon written notice to such effect to Issuer.

   (c) At any Option Closing, (i) Issuer shall deliver to Grantee all of the Option Shares to be purchased by delivery of a certificate or certificates evidencing such Option Shares in the denominations designated by Grantee in the Option Notice, and (ii) if the Option is exercised in part and/or surrendered in part to pay the aggregate Exercise Price pursuant to Section 1.3(b), Issuer and Grantee shall execute and deliver an amendment to this Agreement reflecting the Option Shares for which the Option has not been exercised and/or surrendered. If at the time of issuance of any Option Shares pursuant to an exercise of all or part of the Option hereunder, Issuer shall have issued any rights or other securities which are attached to or otherwise associated with the Issuer Common Stock, then each Option Share issued pursuant to such exercise shall also represent such rights or other securities with terms substantially the same as and at least as favorable to Grantee as are provided under any shareholder rights agreement or similar agreement of Issuer then in effect. At the Option Closing, Grantee shall pay to Issuer by wire transfer of immediately available funds to an account specified by Issuer to Grantee in writing at least two Business Days prior to the Option Closing an amount equal to the Exercise Price multiplied by the number of Option Shares to be purchased for cash pursuant to this Article I; provided that the failure or refusal of Issuer to specify an account shall not affect Issuer's obligation to issue the Option Shares.

   (d) Upon the delivery by Grantee to Issuer of the Option Notice and the tender of the applicable aggregate Exercise Price in immediately available funds or the requisite portion of the Option in accordance with Section 1.3, Grantee shall be deemed to be the holder of record of the Option Shares issuable upon such exercise, notwithstanding that the stock transfer books of Issuer may then be closed, that certificates representing such Option Shares may not then have been actually delivered to Grantee, or Issuer may have failed or refused to take any action required of it hereunder. Issuer shall pay all expenses that may be payable in connection with the preparation, issuance and delivery of stock certificates or an amendment to this Agreement under this
Section 1.2 and any filing fees and other expenses arising from the performance of the transactions contemplated hereby.

   1.3 Payments.

   (a) The purchase and sale of the Option Shares pursuant to Section 1.2 of this Agreement shall be at a purchase price equal to $73.75 per Share (as such amount may be adjusted pursuant to the terms hereof, the "Exercise Price"), payable at Grantee's option in cash, by surrender of a portion of the Option in accordance with Section 1.3(b), or a combination thereof.

   (b) Grantee may elect to purchase Option Shares issuable, and pay some or all of the aggregate Exercise Price payable, upon an exercise of the Option by surrendering a portion of the Option with respect to such number of Option Shares as is determined by dividing (i) the aggregate Exercise Price payable in respect of the number of Option Shares being purchased in such manner by (ii) the excess of the Fair Market Value (as defined below) per share of Issuer Common Stock as of the last trading day preceding the date Grantee delivers its Option Notice (such date, the "Option Exercise Date") over the per share Exercise Price. The "Fair Market Value" per share of Issuer Common Stock shall be (i) if the Issuer Common Stock is listed on the New York Stock Exchange, Inc. (the "NYSE") or any other nationally recognized exchange or trading system as of the Option Exercise Date, the average of last reported sale prices per share of Issuer Common Stock thereon for the 10 trading days commencing on the 12th trading day immediately preceding the Option Exercise Date, or (ii) if the Issuer Common Stock is not listed on the NYSE or any other nationally recognized exchange or trading system as of the Option Exercise Date, the amount determined by a mutually acceptable independent investment banking firm as the value per share the Issuer Common Stock would have if publicly traded on a nationally recognized exchange or trading system (assuming no discount for minority interest, illiquidity or restrictions on transfer). That portion of the Option so surrendered under this Section 1.3(b) shall be canceled and shall thereafter be of no further force and effect.

   (c) Certificates for the Option Shares delivered at an Option Closing will have typed or printed thereon a restrictive legend which will read substantially as follows:

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT DATED AS OF JANUARY 10, 2000, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF AMERICA ONLINE, INC. AT ITS PRINCIPAL EXECUTIVE OFFICES."

It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Grantee has delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

   2.1 Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

   2.2 Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

   (a) Option Shares. Issuer has taken all necessary corporate and other action to authorize and reserve for issuance, and, subject to receipt of any Approvals, to permit it to issue, the Option Shares and all additional shares or other securities which may be issued pursuant to Section 3.1 upon exercise of the Option, and, at all times from the date hereof until such time as the obligation to deliver Option Shares hereunder terminates, will have reserved for issuance upon exercise of the Option the Option Shares and such other additional shares or securities, if any. All of the Option Shares and all additional shares or other securities or property which may be issuable pursuant to Section 3.1, upon exercise of the Option and issuance pursuant hereto, shall be duly authorized, validly issued, fully paid and nonassessable, shall be delivered free and clear of all Liens of any nature whatsoever, and shall not be subject to any preemptive or similar right of any Person.

   (b) No Restrictions. No Delaware law or other takeover statute or similar Law and no provision of the Restated Certificate of Incorporation or Bylaws of Issuer or any agreement to which Issuer is a party (a) would or would purport to impose restrictions which might adversely affect or delay the consummation of the transactions contemplated by this Agreement, or (b) as a result of the consummation of the transactions contemplated by this Agreement, (i) would or would purport to restrict or impair the ability of Grantee to vote or otherwise exercise the rights of a shareholder with respect to securities of Issuer or any of its Subsidiaries that may be acquired or controlled by Grantee or (ii) would or would purport to entitle any Person to acquire securities of Issuer.

                                  ARTICLE III

                   ADJUSTMENT UPON CHANGES IN CAPITALIZATION

   3.1 Adjustment Upon Changes in Capitalization. In addition to the adjustment in the number of shares of Issuer Common Stock that may be purchased upon exercise of the Option pursuant to Section 1.1 of this Agreement, the number of shares of Issuer Common Stock that may be purchased upon the exercise of the Option and the Exercise Price shall be subject to adjustment from time to time as provided in this Section 3.1. In the event of any change in the number of issued and outstanding shares of Issuer Common Stock by reason of any stock dividend, split-up, merger, recapitalization, combination, conversion, exchange of shares, spin-off or other change in the corporate or capital structure of Issuer which would have the effect of diluting or otherwise diminishing Grantee's rights hereunder, the number and kind of Option Shares or other securities subject to the Option and the Exercise Price therefor shall be appropriately adjusted so that Grantee shall receive upon exercise of the Option (or, if such a change occurs between exercise and the Option Closing, upon the Option Closing) the number and kind of shares or other securities or property that Grantee would have received in respect of the Option Shares that Grantee is entitled to purchase upon exercise of the Option if the Option had been exercised (or the purchase thereunder had been consummated, as the case may be) immediately prior to such event or the record date for such event, as applicable. The rights of Grantee under this Section shall be in addition to, and shall in no way limit, its rights against Issuer for breach of or the failure to perform any provision of the Merger Agreement.

                                   ARTICLE IV

                              REGISTRATION RIGHTS

   4.1 Registration of Option Shares Under the Securities Act.

   (a) If requested by Grantee at any time and from time to time within two years after receipt by Grantee of Option Shares (the "Registration Period"), Issuer shall use its reasonable best efforts, as promptly as practicable, to effect the registration under the Securities Act and any applicable state law (a "Demand Registration") of such number of Option Shares or such other Issuer securities owned by or issuable to Grantee in accordance with the method of sale or other disposition contemplated by Grantee, including a "shelf" registration statement under Rule 415 of the Securities Act or any successor provision, and to obtain all consents or waivers of other parties that are required therefor. Grantee agrees to use reasonable best efforts to cause, and to use reasonable best efforts to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee will own beneficially more than 3% of the then-outstanding voting power of Issuer. Except with respect to such a "shelf" registration, Issuer shall keep such Demand Registration effective for a period of not less than 150 days, unless, in the written opinion of counsel to Issuer, which opinion shall be delivered to Grantee and which shall be satisfactory in form and substance to Grantee and its counsel, such registration under the Securities Act is not required in order to lawfully sell and distribute such Option Shares or other Issuer securities in the manner contemplated by Grantee. Issuer shall only have the obligation to effect three Demand Registrations pursuant to this Section 4.1; provided that only requests relating to a registration statement that has become effective under the Securities Act shall be counted for purposes of determining the number of Demand Registrations made. Issuer shall be entitled to postpone for up to 150 days from receipt of Grantee's request for a Demand Registration the filing of any registration statement in connection therewith if the Board of Directors of Issuer determines in its good faith reasonable judgment that such registration would materially interfere with or require premature disclosure of, any material acquisition, reorganization, pending or proposed offering of Issuer Securities or other transaction involving Issuer or any other material contract under active negotiation by Issuer; and provided further that Issuer shall not have postponed any Demand Registration pursuant to this sentence during the twelve month period immediately preceding the date of delivery of Grantee's request for a Demand Registration.

   (b) If Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), Grantee shall have the right to participate in such registration and include in such registration the number of shares of Issuer Common Stock or such other Issuer securities as Grantee shall designate by notice to Issuer (an "Incidental Registration" and, together with a Demand Registration, a "Registration"); provided, however, that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock or other securities requested to be included in such Incidental Registration exceeds the number which can be sold in such offering, Issuer shall include therein (i) first, all shares proposed to be included therein by Issuer, (ii) second, subject to the rights of any other holders of registration rights in effect as of the date hereof, the shares requested to be included therein by Grantee and
(iii) third, shares
proposed to be included therein by any other stockholder of Issuer. Participation by Grantee in any Incidental Registration shall not affect the obligation of Issuer to effect Demand Registrations under this Section 4.1. Issuer may withdraw any registration under the Securities Act that gives rise to an Incidental Registration without the consent of Grantee.

   (c) In connection with any Registration pursuant to this Section 4.1, (i) Issuer and Grantee shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution obligations in connection with such Registration, and (ii) Issuer shall use reasonable best efforts to cause any Option Shares included in such Registration to be approved for listing on the NYSE or any other nationally recognized exchange or trading system upon which Issuer's securities are then listed, subject to official notice of issuance, which notice shall be given by Issuer upon issuance. Grantee will provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. The costs and expenses incurred by Issuer in connection with any Registration pursuant to this Section 4.1 (including any fees related to qualifications under Blue Sky Laws and SEC filing fees) (the "Registration Expenses") shall be borne by Issuer, excluding legal fees of Grantee's counsel and underwriting discounts or commissions with respect to Option Shares to be sold by Grantee included in a Registration.

   4.2 Transfers of Option Shares. The Option Shares may not be sold, assigned, transferred, or otherwise disposed of except (i) in an underwritten public offering as provided in Section 4.1 or (ii) to any purchaser of transferee who would not, to the knowledge of the Grantee after reasonable inquiry, immediately following such sale, assignment, transfer or disposal beneficially own more than 3% of the then-outstanding voting power of the Issuer; provided, however, that Grantee shall be permitted to sell any Option Shares if such sale is made pursuant to a tender or exchange offer that has been approved or recommended by a majority of the members of the Board of Directors of Issuer (which majority shall include a majority of directors who were directors as of the date hereof).

                                   ARTICLE V

                     REPURCHASE RIGHTS; SUBSTITUTE OPTIONS

   5.1 Repurchase Rights.

   (a) Subject to Section 6.1, at any time on or after the Exercise Date and prior to the Expiration Date, Grantee shall have the right (the "Repurchase Right") to require Issuer to repurchase from Grantee (i) the Option or any part thereof as Grantee shall designate at a price (the "Option Repurchase Price") equal to the amount, subject to reduction at the sole discretion of Grantee pursuant to clause (iii) of Section 6.1(a), by which (A) the Market/Offer Price (as defined below) exceeds (B) the Exercise Price, multiplied by the number of Option Shares as to which the Option is to be repurchased and (ii) such number of Option Shares as Grantee shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated. The term "Market/Offer Price" shall mean the highest of (i) the highest price per share of Issuer Common Stock offered or paid in any Acquisition Proposal, or (ii) the highest closing price for shares of Issuer Common Stock during the six-month period immediately preceding the date Grantee gives the Repurchase Notice (as hereinafter defined). In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer, which determination, absent manifest error, shall be conclusive for all purposes of this Agreement.

   (b) Grantee shall exercise its Repurchase Right by delivering to Issuer written notice (a "Repurchase Notice") stating that Grantee elects to require Issuer to repurchase all or a portion of the Option and/or the Option Shares as specified therein. The closing of the Repurchase Right (the "Repurchase Closing") shall take place in the United States at the place, time and date specified in the Repurchase Notice, which date shall not be less than two Business Days nor more than ten Business Days from the date on which the Repurchase Notice is delivered. At the Repurchase Closing, subject to the receipt of a writing evidencing the surrender of the Option and/or certificates representing Option Shares, as the case may be, Issuer shall deliver to Grantee the

Option Repurchase Price therefor or the Option Share Repurchase Price therefor, as the case may be, or the portion thereof that Issuer is not then prohibited under applicable Law from so delivering. At the Repurchase Closing, (i) Issuer shall pay to Grantee the Option Repurchase Price for the portion of the Option which is to be repurchased or the Option Shares Repurchase Price for the number of Option Shares to be repurchased, as the case may be, by wire transfer of immediately available funds to an account specified by Grantee at least 24 hours prior to the Repurchase Closing and (ii) if the Option is repurchased only in part, Issuer and Grantee shall execute and deliver an amendment to this Agreement reflecting the Option Shares for which the Option is not being repurchased.

   (c) To the extent that Issuer is prohibited under applicable Law from repurchasing the portion of the Option or the Option Shares designated in such Repurchase Notice, Issuer shall immediately so notify Grantee and thereafter deliver, from time to time, to Grantee the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five Business Days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a Repurchase Notice is prohibited under applicable Law from delivering to Grantee the full amount of the Option Repurchase Price and the Option Share Repurchase Price for the Option or Option Shares to be repurchased, respectively, Grantee may rescind the exercise of the Repurchase Right, whether in whole, in part or to the extent of the prohibition, and, to the extent rescinded, no part of the amounts, terms or the rights with respect to the Option or Repurchase Right shall be changed or affected as if such Repurchase Right were not exercised. Issuer shall use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices to permit Grantee to exercise its Repurchase Right and shall use its reasonable best efforts to avoid or cause to be rescinded or rendered inapplicable any prohibition on Issuer's repurchase of the Option or the Option Shares.

   5.2 Substitute Option.

   (a) In the event that Issuer enters into an agreement (i) to consolidate with or merge into any Person, other than Grantee or any Subsidiary of Grantee (each an "Excluded Person"), and Issuer is not the continuing or surviving corporation of such consolidation or merger, (ii) to permit any Person, other than an Excluded Person, to merge into Issuer and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property or the then outstanding shares of Issuer Common Stock shall after such merger represent less than 50% of the outstanding voting securities of the merged or acquiring company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any Person, other than an Excluded Person, then, and in each such case, the agreement governing such transaction shall make proper provision so that, unless earlier exercised by Grantee, the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such consolidation, merger, sale, or transfer, or the record date therefor, as applicable and make any other necessary adjustments; provided, however, that if such a conversion or exchange cannot, because of applicable Law be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee than the Option.

   (b) In addition to any other restrictions or covenants, Issuer agrees that it shall not enter or agree to enter into any transaction described in Section 5.2(a) unless the Acquiring Corporation (as hereinafter defined) and any Person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and agree for the benefit of Grantee to comply with this
Article V.

   (c) For purposes of this Section 5.2, the term "Acquiring Corporation" shall mean (i) the continuing or surviving Person of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a consolidation or merger in which Issuer is the continuing or surviving or acquiring Person, and (iii) the transferee of all or substantially all of Issuer's assets.

                                   ARTICLE VI

                                 MISCELLANEOUS

   6.1 Total Profit.

   (a) Notwithstanding any other provision of this Agreement, in no event shall Grantee's Total Profit (as hereinafter defined) plus any America Online Termination Fee paid pursuant to Section 8.2(c) and any fees paid by Issuer pursuant to Section 8.2(d) of the Merger Agreement (such America Online Termination Fee and such fees paid pursuant to Section 8.2(d) of the Merger Agreement, collectively, the "Total Issuer Fees") exceed in the aggregate an amount (the "Limitation Amount") equal to 2.75% of the product of (x) the number of shares of Issuer Common Stock outstanding as of the date hereof (assuming the exercise of all outstanding options (other than the Option) and the conversion into Issuer Common Stock of all securities of the Issuer convertible into Issuer Common Stock) multiplied by (y) the last sale price of Issuer Common Stock on the NYSE on January 7, 2000, and, if the total amount that would otherwise be received by Grantee otherwise would exceed such amount, Grantee, at its sole election, shall either (i) reduce the number of shares of Issuer Common Stock subject to this Option, (ii) deliver to Issuer for cancellation Option Shares previously purchased by Grantee, (iii) reduce the amount of the Option Repurchase Price or the Option Share Repurchase Price,
(iv) pay cash to Issuer, or (v) any combination thereof, so that Grantee's actually realized Total Profit, when aggregated with the Total Issuer Fees so paid to Grantee, shall not exceed the Limitation Amount after taking into account the foregoing actions.

   (b) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of Option Shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) which, together with the Total Issuer Fees theretofore paid to Grantee, would exceed the Limitation Amount; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

   (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 5.1, (ii) (x) the amount received by Grantee pursuant to Issuer's repurchase of Option Shares pursuant to Section 5.1, less (y) Grantee's purchase price for such Option Shares, (iii) (x) the net cash amounts or the fair market value of any property received by Grantee pursuant to any consummated arm's-length sales of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) Grantee's purchase price of such Option Shares.

   (d) As used herein, the term "Notional Total Profit" with respect to any number of Option Shares as to which Grantee may propose to exercise the Option shall be the Total Profit determined as of the date of such proposal assuming that the Option was exercised on such date for such number of Option Shares and assuming that such Option Shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price (less customary brokerage commissions) for shares of Issuer Common Stock on the preceding trading day on the NYSE (or on any other nationally recognized exchange or trading system on which shares of Issuer Common Stock are then so listed or traded).

   6.2 Further Assurances; Listing.

   (a) From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement, including, without limitation, to vest in Grantee good and marketable title, free and clear of all Liens, to any Option Shares purchased hereunder. Issuer agrees not to avoid or seek to avoid (whether by charter amendment or through reorganization, consolidation, merger, issuance of rights or securities, the America Online Rights Agreement or similar agreement, dissolution or sale of assets, or by any other voluntary act) the observance or performance of any of the covenants, agreements or conditions to be observed or performed hereunder by it.

   (b) If the Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then listed on the NYSE (or any other national securities exchange or trading system), Issuer, upon the request of Grantee, will promptly file an application to list the shares of Issuer Common Stock or such other securities to be acquired upon exercise of the Option on the NYSE (and any other national securities exchange or trading system) and will use reasonable best efforts to obtain approval of such listing as promptly as practicable.

   6.3 Division of Option; Lost Options. The Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling Grantee to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of Option Shares purchasable hereunder. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft or destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new agreement of like tenor and date.

   6.4 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

   6.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (a) if to Grantee to:

                 Time Warner Inc.
                 75 Rockefeller Plaza
                 New York, NY 10019
                 Fax: (212) 265-2646

                 Attention: Christopher P. Bogart, Esq.

                 with a copy to:

                 Cravath, Swaine & Moore
                 Worldwide Plaza
                 825 Eighth Avenue
                 New York, New York 10019
                 Fax: (212) 474-3700
                 Attention: Robert A. Kindler, Esq.

          (b) if to Issuer to:

                 America Online, Inc.
                 22000 AOL Way
                 Dulles, Virginia
                 Fax: (703) 265-1495
                 Attention: Paul T. Cappuccio, Esq.

                 with a copy to:

                 Simpson Thacher & Bartlett
                 425 Lexington Avenue
                 New York, New York 10017
                 Fax: (212) 455-2502
                 Attention: Richard I. Beattie, Esq.

   6.6 Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

   6.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

   6.8 Entire Agreement; No Third Party Beneficiaries.

   (a) This Agreement and the other agreements of the parties referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

   (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

   6.9 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).

   6.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

   6.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

   6.12 Submission to Jurisdiction; Waivers. Each of Grantee and Issuer irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of Grantee and Issuer hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of Grantee and Issuer hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts and (d) any right to a trial by jury.

   6.13 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

   6.14 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.


               [Remainder of this page intentionally left blank]

   IN WITNESS WHEREOF, Grantee and Issuer have caused this Agreement to be duly executed as of the date first above written.

                                          AMERICA ONLINE, INC.

                                                   /s/ Stephen M. Case
                                          By: _________________________________
                                             Name: Stephen M. Case
                                             Title: Chairman & Chief Executive
                                             Officer

                                          TIME WARNER INC.

                                                   /s/ Gerald M. Levin
                                          By: _________________________________
                                             Name: Gerald M. Levin
                                             Title: Chairman & Chief Executive
                                             Officer

                                    ANNEX C

   STOCK OPTION AGREEMENT, dated as of January 10, 2000 (the "Agreement"), between America Online, Inc., a Delaware corporation ("Grantee"), and Time Warner Inc., a Delaware corporation ("Issuer").

                                  WITNESSETH:

   WHEREAS, Grantee and Issuer are, concurrently with the execution and delivery of this Agreement, entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement;" capitalized terms used without definition herein having the meanings assigned to them in the Merger Agreement), pursuant to which the parties will engage in a business combination in a merger of equals (the "Merger"); and

   WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Grantee has required that Issuer agree, and believing it to be in the best interests of Issuer, Issuer has agreed, among other things, to grant to Grantee the Option (as hereinafter defined) to purchase shares of common stock, par value $.01 per share, of Issuer ("Issuer Common Stock") at a price per share equal to the Exercise Price (as hereinafter defined).

   NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                           OPTION TO PURCHASE SHARES

   1.1 Grant of Option.

   (a) Issuer hereby grants to Grantee an irrevocable option to purchase, in whole or in part, an aggregate of up to 233,263,204 duly authorized, validly issued, fully paid and nonassessable shares of Issuer Common Stock (representing 19.9% of the outstanding shares of Issuer Common Stock as of November 30, 1999) on the terms and subject to the conditions set forth herein (the "Option"); provided, however, that in no event shall the number of shares of Issuer Common Stock for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Issuer Common Stock at the time of exercise without giving effect to the issuance of any Option Shares (as hereinafter defined). The number of shares of Issuer Common Stock that may be received upon the exercise of the Option and the Exercise Price are subject to adjustment as herein set forth.

   (b) In the event that any additional shares of Issuer Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in Section 3.1 hereof), the number of shares of Issuer Common Stock subject to the Option shall be increased so that, after such issuance, such number together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1.1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to breach or fail to comply with any provision of the Merger Agreement. As used herein, the term "Option Shares" means the shares of Issuer Common Stock issuable pursuant to the Option, as the number of such shares shall be adjusted pursuant to the terms hereof.

   1.2 Exercise of Option.

   (a) The Option may be exercised by Grantee, in whole or in part, at any time, or from time to time, commencing upon the Exercise Date and prior to the Expiration Date. As used herein, the term "Exercise Date" means the date on which Grantee becomes unconditionally entitled to receive the Time Warner

Termination Fee pursuant to Section 8.2(b) of the Merger Agreement. As used herein, the term "Expiration Date" means the first to occur prior to Grantee's exercise of the Option pursuant to Section 1.2(b) of:

     (i) the Effective Time;

     (ii) written notice of termination of this Agreement by Grantee to Issuer;

     (iii) 12 months after the first occurrence of an Exercise Date; or

     (iv) the date of termination of the Merger Agreement, unless, in the case of this clause (iv), Grantee has the right to receive the Time Warner Termination Fee either (x) upon or (y) following such termination upon the occurrence of certain events, in which case the Option will not terminate until the later of (x) 15 business days following the time the Time Warner Termination Fee becomes unconditionally payable and (y) the expiration of the period in which Grantee has such right to receive the Time Warner Termination Fee.

Notwithstanding the termination of the Option, Grantee shall be entitled to purchase those Option Shares with respect to which it may have exercised the Option by delivery of an Option Notice (as defined below) prior to the Expiration Date, and the termination of the Option will not affect any rights hereunder which by their terms do not terminate or expire prior to or at the Expiration Date.

   (b) In the event Grantee wishes to exercise the Option, Grantee shall send a written notice to Issuer of its intention to so exercise the Option (an "Option Notice"), specifying the number of Option Shares to be purchased (and the denominations of the certificates, if more than one), whether the aggregate Exercise Price will be paid in cash or by surrendering a portion of the Option in accordance with Section 1.3(b) or a combination thereof, and the place in the United States, time and date of the closing of such purchase (the "Option Closing" and the date of such Closing, the "Option Closing Date"), which date shall not be less than two Business Days nor more than ten Business Days from the date on which an Option Notice is delivered; provided that the Option Closing shall be held only if (i) such purchase would not otherwise violate or cause the violation of, any applicable material law, statute, ordinance, rule or regulation (collectively, "Laws") (including the HSR Act and the Communications Act), and (ii) no material judgment, order, writ, injunction, ruling or decree of any Governmental Entity (collectively, "Orders") shall have been promulgated, enacted, entered into, or enforced by any Governmental Entity which prohibits delivery of the Option Shares, whether temporary, preliminary or permanent; provided, however, that the parties hereto shall use their reasonable best efforts to (x) promptly make and process all necessary filings and applications and obtain all consents, approvals, Orders, authorizations, registrations and declarations or expiration or termination of any required waiting periods (collectively, "Approvals") and to comply with any such applicable Laws and (y) have any such Order vacated or reversed. In the event the Option Closing is delayed pursuant to clause (i) or (ii) above, the Option Closing shall be within ten Business Days following the cessation of such restriction, violation, Law or Order or the receipt of any necessary Approval, as the case may be (so long as the Option Notice was delivered prior to the Expiration Date); provided further that, notwithstanding any prior Option Notice, Grantee shall be entitled to rescind such Option Notice and shall not be obligated to purchase any Option Shares in connection with such exercise upon written notice to such effect to Issuer.

   (c) At any Option Closing, (i) Issuer shall deliver to Grantee all of the Option Shares to be purchased by delivery of a certificate or certificates evidencing such Option Shares in the denominations designated by Grantee in the Option Notice, and (ii) if the Option is exercised in part and/or surrendered in part to pay the aggregate Exercise Price pursuant to Section 1.3(b), Issuer and Grantee shall execute and deliver an amendment to this Agreement reflecting the Option Shares for which the Option has not been exercised and/or surrendered. If at the time of issuance of any Option Shares pursuant to an exercise of all or part of the Option hereunder, Issuer shall have issued any rights or other securities which are attached to or otherwise associated with the Issuer Common Stock, then each Option Share issued pursuant to such exercise shall also represent such rights or other securities with terms substantially the same as and at least as favorable to Grantee as are provided under any shareholder rights agreement or similar agreement of Issuer then in effect. At the Option Closing,

Grantee shall pay to Issuer by wire transfer of immediately available funds to an account specified by Issuer to Grantee in writing at least two Business Days prior to the Option Closing an amount equal to the Exercise Price multiplied by the number of Option Shares to be purchased for cash pursuant to this Article I; provided that the failure or refusal of Issuer to specify an account shall not affect Issuer's obligation to issue the Option Shares.

   (d) Upon the delivery by Grantee to Issuer of the Option Notice and the tender of the applicable aggregate Exercise Price in immediately available funds or the requisite portion of the Option in accordance with Section 1.3, Grantee shall be deemed to be the holder of record of the Option Shares issuable upon such exercise, notwithstanding that the stock transfer books of Issuer may then be closed, that certificates representing such Option Shares may not then have been actually delivered to Grantee, or Issuer may have failed or refused to take any action required of it hereunder. Issuer shall pay all expenses that may be payable in connection with the preparation, issuance and delivery of stock certificates or an amendment to this Agreement under this
Section 1.2 and any filing fees and other expenses arising from the performance of the transactions contemplated hereby.

   1.3 Payments.

   (a) The purchase and sale of the Option Shares pursuant to Section 1.2 of this Agreement shall be at a purchase price equal to $110.63 per Share (as such amount may be adjusted pursuant to the terms hereof, the "Exercise Price"), payable at Grantee's option in cash, by surrender of a portion of the Option in accordance with Section 1.3(b), or a combination thereof.

   (b) Grantee may elect to purchase Option Shares issuable, and pay some or all of the aggregate Exercise Price payable, upon an exercise of the Option by surrendering a portion of the Option with respect to such number of Option Shares as is determined by dividing (i) the aggregate Exercise Price payable in respect of the number of Option Shares being purchased in such manner by (ii) the excess of the Fair Market Value (as defined below) per share of Issuer Common Stock as of the last trading day preceding the date Grantee delivers its Option Notice (such date, the "Option Exercise Date") over the per share Exercise Price. The "Fair Market Value" per share of Issuer Common Stock shall be (i) if the Issuer Common Stock is listed on the New York Stock Exchange, Inc. (the "NYSE") or any other nationally recognized exchange or trading system as of the Option Exercise Date, the average of last reported sale prices per share of Issuer Common Stock thereon for the 10 trading days commencing on the 12th trading day immediately preceding the Option Exercise Date, or (ii) if the Issuer Common Stock is not listed on the NYSE or any other nationally recognized exchange or trading system as of the Option Exercise Date, the amount determined by a mutually acceptable independent investment banking firm as the value per share the Issuer Common Stock would have if publicly traded on a nationally recognized exchange or trading system (assuming no discount for minority interest, illiquidity or restrictions on transfer). That portion of the Option so surrendered under this Section 1.3(b) shall be canceled and shall thereafter be of no further force and effect.

   (c) Certificates for the Option Shares delivered at an Option Closing will have typed or printed thereon a restrictive legend which will read substantially as follows:

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT DATED AS OF JANUARY 10, 2000, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF TIME WARNER INC. AT ITS PRINCIPAL EXECUTIVE OFFICES."

It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Grantee has delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and
(ii) the reference to restrictions pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

   2.1 Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

   2.2 Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

   (a) Option Shares. Issuer has taken all necessary corporate and other action to authorize and reserve for issuance, and, subject to receipt of any Approvals, to permit it to issue, the Option Shares and all additional shares or other securities which may be issued pursuant to Section 3.1 upon exercise of the Option, and, at all times from the date hereof until such time as the obligation to deliver Option Shares hereunder terminates, will have reserved for issuance upon exercise of the Option the Option Shares and such other additional shares or securities, if any. All of the Option Shares and all additional shares or other securities or property which may be issuable pursuant to Section 3.1, upon exercise of the Option and issuance pursuant hereto, shall be duly authorized, validly issued, fully paid and nonassessable, shall be delivered free and clear of all Liens of any nature whatsoever, and shall not be subject to any preemptive or similar right of any Person.

   (b) No Restrictions. No Delaware law or other takeover statute or similar Law and no provision of the Restated Certificate of Incorporation or Bylaws of Issuer or any agreement to which Issuer is a party (a) would or would purport to impose restrictions which might adversely affect or delay the consummation of the transactions contemplated by this Agreement, or (b) as a result of the consummation of the transactions contemplated by this Agreement, (i) would or would purport to restrict or impair the ability of Grantee to vote or otherwise exercise the rights of a shareholder with respect to securities of Issuer or any of its Subsidiaries that may be acquired or controlled by Grantee or (ii) would or would purport to entitle any Person to acquire securities of Issuer.

                                  ARTICLE III

                   ADJUSTMENT UPON CHANGES IN CAPITALIZATION

   3.1 Adjustment Upon Changes in Capitalization. In addition to the adjustment in the number of shares of Issuer Common Stock that may be purchased upon exercise of the Option pursuant to Section 1.1 of this Agreement, the number of shares of Issuer Common Stock that may be purchased upon the exercise of the Option and the Exercise Price shall be subject to adjustment from time to time as provided in this Section 3.1. In the event of any change in the number of issued and outstanding shares of Issuer Common Stock by reason of any stock dividend, split-up, merger, recapitalization, combination, conversion, exchange of shares, spin-off or other change in the corporate or capital structure of Issuer which would have the effect of diluting or otherwise diminishing Grantee's rights hereunder, the number and kind of Option Shares or other securities subject to the Option and the Exercise Price therefor shall be appropriately adjusted so that Grantee shall receive upon exercise of the Option (or, if such a change occurs between exercise and the Option Closing, upon the Option Closing) the number and kind of shares or other securities or property that Grantee would have received in respect of the Option Shares that Grantee is entitled to purchase upon exercise of the Option if the Option had been exercised (or the purchase thereunder had been consummated, as the case may be) immediately prior to such event or the record date for such event, as applicable. The rights of Grantee under this Section shall be in addition to, and shall in no way limit, its rights against Issuer for breach of or the failure to perform any provision of the Merger Agreement.

                                   ARTICLE IV

                              REGISTRATION RIGHTS

   4.1 Registration of Option Shares Under the Securities Act.

   (a) If requested by Grantee at any time and from time to time within two years after receipt by Grantee of Option Shares (the "Registration Period"), Issuer shall use its reasonable best efforts, as promptly as practicable, to effect the registration under the Securities Act and any applicable state law (a "Demand Registration") of such number of Option Shares or such other Issuer securities owned by or issuable to Grantee in accordance with the method of sale or other disposition contemplated by Grantee, including a "shelf" registration statement under Rule 415 of the Securities Act or any successor provision, and to obtain all consents or waivers of other parties that are required therefor. Grantee agrees to use reasonable best efforts to cause, and to use reasonable best efforts to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee will own beneficially more than 3% of the then-outstanding voting power of Issuer. Except with respect to such a "shelf" registration, Issuer shall keep such Demand Registration effective for a period of not less than 150 days, unless, in the written opinion of counsel to Issuer, which opinion shall be delivered to Grantee and which shall be satisfactory in form and substance to Grantee and its counsel, such registration under the Securities Act is not required in order to lawfully sell and distribute such Option Shares or other Issuer securities in the manner contemplated by Grantee. Issuer shall only have the obligation to effect three Demand Registrations pursuant to this Section 4.1; provided that only requests relating to a registration statement that has become effective under the Securities Act shall be counted for purposes of determining the number of Demand Registrations made. Issuer shall be entitled to postpone for up to 150 days from receipt of Grantee's request for a Demand Registration the filing of any registration statement in connection therewith if the Board of Directors of Issuer determines in its good faith reasonable judgment that such registration would materially interfere with or require premature disclosure of, any material acquisition, reorganization, pending or proposed offering of Issuer Securities or other transaction involving Issuer or any other material contract under active negotiation by Issuer; and provided further that Issuer shall not have postponed any Demand Registration pursuant to this sentence during the twelve month period immediately preceding the date of delivery of Grantee's request for a Demand Registration.

   (b) If Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), Grantee shall have the right to participate in such registration and include in such registration the number of shares of Issuer Common Stock or such other Issuer securities as Grantee shall designate by notice to Issuer (an "Incidental Registration" and, together with a Demand Registration, a "Registration"); provided, however, that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock or other securities requested to be included in such Incidental Registration exceeds the number which can be sold in such offering, Issuer shall include therein (i) first, all shares proposed to be included therein by Issuer, (ii) second, subject to the rights of any other holders of registration rights in effect as of the date hereof, the shares requested to be included therein by Grantee and
(iii) third, shares proposed to be included therein by any other stockholder of Issuer. Participation by Grantee in any Incidental Registration shall not affect the obligation of Issuer to effect Demand Registrations under this
Section 4.1. Issuer may withdraw any registration under the Securities Act that gives rise to an Incidental Registration without the consent of Grantee.

   (c) In connection with any Registration pursuant to this Section 4.1, (i) Issuer and Grantee shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution obligations in connection with such Registration, and (ii) Issuer shall use reasonable best efforts to cause any Option Shares included in such Registration to be approved for listing on the NYSE or any other nationally recognized exchange or trading system upon which Issuer's securities are then listed, subject to official notice of issuance, which notice shall be given by Issuer upon issuance. Grantee will provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. The costs and expenses incurred by Issuer in connection with any Registration pursuant to this Section 4.1 (including any fees related to qualifications under Blue Sky Laws and SEC filing fees) (the "Registration Expenses") shall be borne by Issuer, excluding legal fees of Grantee's counsel and underwriting discounts or commissions with respect to Option Shares to be sold by Grantee included in a Registration.

   4.2 Transfers of Option Shares. The Option Shares may not be sold, assigned, transferred, or otherwise disposed of except (i) in an underwritten public offering as provided in Section 4.1 or (ii) to any purchaser of transferee who would not, to the knowledge of the Grantee after reasonable inquiry, immediately following such sale, assignment, transfer or disposal beneficially own more than 3% of the then-outstanding voting power of the Issuer; provided, however, that Grantee shall be permitted to sell any Option Shares if such sale is made pursuant to a tender or exchange offer that has been approved or recommended by a majority of the members of the Board of Directors of Issuer (which majority shall include a majority of directors who were directors as of the date hereof).

                                   ARTICLE V

                     REPURCHASE RIGHTS; SUBSTITUTE OPTIONS

   5.1 Repurchase Rights.

   (a) Subject to Section 6.1, at any time on or after the Exercise Date and prior to the Expiration Date, Grantee shall have the right (the "Repurchase Right") to require Issuer to repurchase from Grantee (i) the Option or any part thereof as Grantee shall designate at a price (the "Option Repurchase Price") equal to the amount, subject to reduction at the sole discretion of Grantee pursuant to clause (iii) of Section 6.1(a), by which (A) the Market/Offer Price (as defined below) exceeds (B) the Exercise Price, multiplied by the number of Option Shares as to which the Option is to be repurchased and (ii) such number of Option Shares as Grantee shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated. The term "Market/Offer Price" shall mean the highest of (i) the highest price per share of Issuer Common Stock offered or paid in any Acquisition Proposal, or (ii) the highest closing price for shares of Issuer Common Stock during the six-month period immediately preceding the date Grantee gives the Repurchase Notice (as hereinafter defined). In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer, which determination, absent manifest error, shall be conclusive for all purposes of this Agreement.

   (b) Grantee shall exercise its Repurchase Right by delivering to Issuer written notice (a "Repurchase Notice") stating that Grantee elects to require Issuer to repurchase all or a portion of the Option and/or the Option Shares as specified therein. The closing of the Repurchase Right (the "Repurchase Closing") shall take place in the United States at the place, time and date specified in the Repurchase Notice, which date shall not be less than two Business Days nor more than ten Business Days from the date on which the Repurchase Notice is delivered. At the Repurchase Closing, subject to the receipt of a writing evidencing the surrender of the Option and/or certificates representing Option Shares, as the case may be, Issuer shall deliver to Grantee the Option Repurchase Price therefor or the Option Share Repurchase Price therefor, as the case may be, or the portion thereof that Issuer is not then prohibited under applicable Law from so delivering. At the Repurchase Closing,
(i) Issuer shall pay to Grantee the Option Repurchase Price for the portion of the Option which is to be repurchased or the Option Shares Repurchase Price for the number of Option Shares to be repurchased, as the case may be, by wire transfer of immediately available funds to an account specified by Grantee at least 24 hours prior to the Repurchase Closing and (ii) if the Option is repurchased only in part, Issuer and Grantee shall execute and deliver an amendment to this Agreement reflecting the Option Shares for which the Option is not being repurchased.

   (c) To the extent that Issuer is prohibited under applicable Law from repurchasing the portion of the Option or the Option Shares designated in such Repurchase Notice, Issuer shall immediately so notify Grantee and thereafter deliver, from time to time, to Grantee the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five Business Days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a Repurchase Notice is prohibited under applicable Law from delivering to Grantee the full amount of the Option Repurchase Price and the Option Share Repurchase Price for the Option or Option Shares to be repurchased, respectively, Grantee may rescind the exercise of the Repurchase Right, whether in whole, in part or to the extent of the prohibition, and, to the extent rescinded, no part of the amounts, terms or the rights with respect to the Option or Repurchase Right shall be changed or affected as if such Repurchase Right were not exercised. Issuer shall use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices to permit Grantee to exercise its Repurchase Right and shall use its reasonable best efforts to avoid or cause to be rescinded or rendered inapplicable any prohibition on Issuer's repurchase of the Option or the Option Shares.

   5.2 Substitute Option.

   (a) In the event that Issuer enters into an agreement (i) to consolidate with or merge into any Person, other than Grantee or any Subsidiary of Grantee (each an "Excluded Person"), and Issuer is not the continuing or surviving corporation of such consolidation or merger, (ii) to permit any Person, other than an Excluded Person, to merge into Issuer and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property or the then outstanding shares of Issuer Common Stock shall after such merger represent less than 50% of the outstanding voting securities of the merged or acquiring company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any Person, other than an Excluded Person, then, and in each such case, the agreement governing such transaction shall make proper provision so that, unless earlier exercised by Grantee, the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such consolidation, merger, sale, or transfer, or the record date therefor, as applicable and make any other necessary adjustments; provided, however, that if such a conversion or exchange cannot, because of applicable Law be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee than the Option.

   (b) In addition to any other restrictions or covenants, Issuer agrees that it shall not enter or agree to enter into any transaction described in Section 5.2(a) unless the Acquiring Corporation (as hereinafter defined) and any Person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and agree for the benefit of Grantee to comply with this
Article V.

   (c) For purposes of this Section 5.2, the term "Acquiring Corporation" shall mean (i) the continuing or surviving Person of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a consolidation or merger in which Issuer is the continuing or surviving or acquiring Person, and (iii) the transferee of all or substantially all of Issuer's assets.

                                   ARTICLE VI

                                 MISCELLANEOUS

   6.1 Total Profit.

   (a) Notwithstanding any other provision of this Agreement, in no event shall Grantee's Total Profit (as hereinafter defined) plus any Time Warner Termination Fee paid pursuant to Section 8.2(b) and any fees paid by Issuer pursuant to Section 8.2(d) of the Merger Agreement (such Time Warner Termination Fee and such fees paid pursuant to Section 8.2(d) of the Merger Agreement, collectively, the "Total Issuer Fees") exceed in the aggregate an amount (the "Limitation Amount") equal to 2.75% of the product of (x) the number of shares of Issuer Common Stock outstanding as of the date hereof (assuming the exercise of all outstanding options (other than the Option) and the conversion into Issuer Common Stock of all securities of the Issuer convertible into Issuer Common Stock) multiplied by (y) the Exchange Ratio multiplied by (z) the last sale price of the common stock, par value $0.01 per share, of Grantee on the NYSE on January 7, 2000, and, if the total amount that would otherwise be received by Grantee otherwise would exceed such amount, Grantee, at its sole election, shall either (i) reduce the number of shares of Issuer Common Stock subject to this Option, (ii) deliver to Issuer for cancellation Option Shares previously purchased by Grantee, (iii) reduce the amount of the Option Repurchase Price or the Option Share Repurchase Price,
(iv) pay cash to Issuer, or (v) any combination thereof, so that Grantee's actually realized Total Profit, when aggregated with the Total Issuer Fees so paid to Grantee, shall not exceed the Limitation Amount after taking into account the foregoing actions.

   (b) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of Option Shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) which, together with the Total Issuer Fees theretofore paid to Grantee, would exceed the Limitation Amount; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

   (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 5.1, (ii) (x) the amount received by Grantee pursuant to Issues repurchase of Option Shares pursuant to Section 5.1, less (y) Grantee's purchase price for such Option Shares, (iii) (x) the net cash amounts or the fair market value of any property received by Grantee pursuant to any consummated arm's-length sales of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) Grantee's purchase price of such Option Shares.

   (d) As used herein, the term "Notional Total Profit" with respect to any number of Option Shares as to which Grantee may propose to exercise the Option shall be the Total Profit determined as of the date of such proposal assuming that the Option was exercised on such date for such number of Option Shares and assuming that such Option Shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price (less customary brokerage commissions) for shares of Issuer Common Stock on the preceding trading day on the NYSE (or on any other nationally recognized exchange or trading system on which shares of Issuer Common Stock are then so listed or traded).

   6.2 Further Assurances; Listing.

   (a) From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement, including, without limitation, to vest in Grantee good and marketable title, free and clear of all Liens, to any Option Shares purchased hereunder. Issuer agrees not to avoid or seek to avoid (whether by charter amendment or through reorganization, consolidation, merger, issuance of rights or securities, the Time Warner Rights Agreement or similar agreement, dissolution or sale of assets, or by any other voluntary act) the observance or performance of any of the covenants, agreements or conditions to be observed or performed hereunder by it.

   (b) If the Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then listed on the NYSE (or any other national securities exchange or trading system), Issuer, upon the request of Grantee, will promptly file an application to list the shares of Issuer Common Stock or such other securities to be acquired upon exercise of the Option on the NYSE (and any other national securities exchange or trading system) and will use reasonable best efforts to obtain approval of such listing as promptly as practicable.

   6.3 Division of Option; Lost Options. The Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling Grantee to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of Option Shares purchasable hereunder. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft or destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new agreement of like tenor and date.

   6.4 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

   6.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

    (a) if to Grantee to:

        America Online, Inc.
        22000 AOL Way
        Dulles, Virginia
        Fax: (703) 265-1495
        Attention: Paul T. Cappuccio, Esq.

        with a copy to:

        Simpson Thacher & Bartlett
        425 Lexington Avenue
        New York, New York 10017
        Fax: (212) 455-2502
        Attention: Richard I. Beattie, Esq.

    (b) if to Issuer to:

        Time Warner Inc.
        75 Rockefeller Plaza
        New York, NY 10019
        Fax: (212) 265-2646
        Attention: Christopher P. Bogart, Esq.

        with a copy to:

        Cravath, Swaine & Moore
        Worldwide Plaza
        825 Eighth Avenue
        New York, New York 10019
        Fax: (212) 474-3700
        Attention: Robert A. Kindler, Esq.

   6.6 Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

   6.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

   6.8 Entire Agreement; No Third Party Beneficiaries.

   (a) This Agreement and the other agreements of the parties referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

   (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

   6.9 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).

   6.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

   6.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

   6.12 Submission to Jurisdiction; Waivers. Each of Grantee and Issuer irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of Grantee and Issuer hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of Grantee and Issuer hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts and (d) any right to a trial by jury.

   6.13 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

   6.14 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

               [Remainder of this page intentionally left blank]

   IN WITNESS WHEREOF, Grantee and Issuer have caused this Agreement to be duly executed as of the date first above written.

                                          AMERICA ONLINE, INC.

                                            /s/ Stephen M. Case
                                          By: _________________________________
                                            Name:  Stephen M. Case
                                            Title: Chairman & Chief Executive
                                                   Officer

                                          TIME WARNER INC.

                                            /s/ Gerald M. Levin
                                          By: _________________________________
                                            Name:  Gerald M. Levin
                                            Title: Chairman & Chief Executive
                                                   Officer

                                    ANNEX D

                                                                  EXECUTION COPY

   AMENDED AND RESTATED VOTING AGREEMENT, dated as of January 10, 2000 (this "Agreement"), among America Online, Inc., a Delaware corporation ("America Online"), and the stockholders of Time Warner Inc., a Delaware corporation ("Time Warner"), that are parties hereto (each, a "Stockholder" and, collectively, the "Stockholders").

                               W I T N E S S E T H:

   WHEREAS, America Online and Time Warner, concurrently with the original execution and delivery of this Agreement, entered into an Agreement and Plan of Merger, dated as of January 10, 2000 (the "Merger Agreement;" capitalized terms used without definition herein having the meanings assigned to them in the Merger Agreement), pursuant to which Time Warner will engage in a business combination in a merger of equals with America Online (the "Time Warner Merger");

   WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner of the number of shares of common stock, par value $0.01 per share, of Time Warner ("Time Warner Common Stock"), as set forth on the signature page hereof beneath such Stockholder's name (with respect to each Stockholder, such Stockholder's "Existing Shares" and, together with any shares of Time Warner Common Stock or other voting capital stock of Time Warner acquired after the date hereof, whether upon the exercise of warrants, options, conversion of convertible securities or otherwise, such Stockholder's "Shares");

   WHEREAS, America Online and the Stockholders have entered into a Voting Agreement dated as of January 10, 2000 (the "Original Agreement"); and

   WHEREAS, America Online and the Stockholders wish to amend and restate the Original Agreement.

   NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                     VOTING

   1.1 Agreement to Vote. Each Stockholder hereby agrees that it shall, and shall cause the holder of record on any applicable record date to, from time to time, at the request of America Online, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of Time Warner, however called, or in connection with any written consent of the holders of Time Warner Common Stock, (a) if a meeting is held, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum, and (b) vote or consent (or cause to be voted or consented), in person or by proxy, all Shares, and any other voting securities of Time Warner (whether acquired heretofore or hereafter) that are beneficially owned or held of record by such Stockholder or as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting, in favor of the approval and adoption of the Merger Agreement, the Time Warner Merger and any action required in furtherance thereof.

   1.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in America Online any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholders, and America Online shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Time Warner or exercise any power or authority to direct the Stockholders in the voting of any of the Shares, except as otherwise provided herein, or in the performance of the Stockholder's duties or responsibilities as stockholders of Time Warner.

   1.3 No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, the Stockholder (a) has not entered, and shall not enter at any time while this Agreement remains in effect, into any voting agreement or voting trust with respect to the Shares and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy or power of attorney with respect to the Shares, in either case, which is inconsistent with such Stockholder's obligations pursuant to this Agreement.

                                  ARTICLE II

              REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

   Each Stockholder hereby, severally and not jointly, represents and warrants to America Online as follows:

   2.1 Authorization; Validity of Agreement; Necessary Action. Such Stockholder has full power and authority to execute and deliver this Agreement, to perform such Stockholder's obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Stockholder of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of America Online, constitutes a valid and binding obligation of such Stockholder, enforceable against it in accordance with its terms.

   2.2 Shares. Such Stockholder's Existing Shares are, and all of its Shares from the date hereof through and on the Closing Date have been and will be, owned beneficially and of record by such Stockholder (subject to any dispositions of Shares permitted by Section 3.1(a) hereof). As of the date hereof, such Stockholder's Existing Shares constitute all of the shares of Time Warner Common Stock owned of record or beneficially by such Stockholder. Such Stockholder has or will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article I hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder's Existing Shares and with respect to all of such Stockholder's Shares on the Closing Date, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws, the terms of this Agreement and the terms of the Loan Agreement (as defined below in Section 3.1(a)).

                                  ARTICLE III

                                OTHER COVENANTS

   3.1 Further Agreements of Stockholders.

    (a) Each Stockholder, severally and not jointly, hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to sell, transfer, pledge, encumber, assign or otherwise dispose of (collectively, a "Transfer") or enforce or permit the execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with Time Warner or enter into any contract, option or other arrangement or understanding with respect to the offer for sale, sale, transfer, pledge, encumbrance, assignment or other disposition of, any of its Existing Shares, any Shares acquired after the date hereof, any securities exercisable for or convertible into Time Warner Common Stock, any other capital stock of Time Warner or any interest in any of the foregoing with any Person, except to a Person who agrees in writing, in an instrument reasonably acceptable to America Online, to be bound by this Agreement as a Stockholder and be subject to Section 1.1; provided, however, that the Stockholders collectively may Transfer an aggregate of up to five percent of the Existing Shares held of record by the Stockholders hereof collectively as of the date hereof without compliance with this Section 3.1(a); and provided further that the restrictions contained in this Section 3.1(a) do not apply to Existing Shares now pledged by Stockholders to Merrill Lynch International Bank Limited (the "Bank") to secure a revolving credit facility to R.E. Turner pursuant to that certain Loan and Collateral Account Agreement dated April 4, 1996, as amended, between the Bank and R.E. Turner (the "Loan Agreement").


    (b) In the event of a stock dividend or distribution, or any change in Time Warner Common Stock by reason of any stock dividend or distribution, or any change in Time Warner Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction.

    (c) Each Stockholder covenants and agrees with the other Stockholders and for the benefit of Time Warner (which shall be a third party beneficiary of this Section 3.1(c)) to comply with and perform all its obligations under this Agreement.

                                   ARTICLE IV

                                 MISCELLANEOUS

   4.1 Termination. This Agreement shall terminate and no party shall have any rights or duties hereunder upon the earlier of (a) the Effective Time or (b) termination of the Merger Agreement pursuant to Section 8.1 thereof. Nothing in this Section 4.1 shall relieve or otherwise limit any party of liability for breach of this Agreement.

   4.2 Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

   4.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

    (a) if to America Online to:

                              22000 AOL Way
                              Dulles, Virginia 20166
                              Fax: (703) 265-1495
                              Attention: Paul T. Cappuccio,
                              Senior Vice President and General Counsel
with a copy to:

                              Simpson Thacher & Bartlett
                              425 Lexington Avenue
                              New York, New York 10017
                              Fax: (212) 455-2502
                              Attention: Richard I. Beattie, Esq.

    (b) if to a Stockholder, as provided on the signature page hereof.

   4.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

   4.5 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).

   4.6 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

   4.7 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

   4.8 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, including the Original Agreement, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

               [Remainder of this page intentionally left blank]

   IN WITNESS WHEREOF, America Online and each of the Stockholders have caused this Agreement to be signed by their respective officers or other authorized person thereunto duly authorized as of the date first written above.
                                          AMERICA ONLINE, INC.

                                             /s/ Paul T. Cappuccio
                                          By: _________________________________
                                            Name: Paul T. Cappuccio
                                            Title: Senior Vice President and
                                            General Counsel

                                             /s/ R.E. Turner, III
                                          _____________________________________
                                            R.E. Turner, III

                                          Number of Existing Shares:
                                          95,843,076
                                          Notices
                                          Address: One CNN Center
                                          Box 105366
                                          Atlanta, GA 30348-5366
                                          Fax: (404) 827-3000
                                          Attention: R.E. Turner, III

                                          TURNER PARTNERS, L.P.

                                             /s/ R.E. Turner, III
                                          By: _________________________________
                                            Name: R.E. Turner, III
                                            Title: General Partner

                                          Number of Existing Shares: 6,028,896
                                          Notices
                                          Address: One CNN Center
                                          Box 105366
                                          Atlanta, GA 30348-5366
                                          Fax: (404) 827-3000
                                          Attention: R.E. Turner, III

                                          TURNER OUTDOOR, INC.

                                             /s/ R.E. Turner, III
                                          By: _________________________________
                                            Name: R.E. Turner, III
                                            Title: President

                                          Number of Existing Shares: 579,884
                                          Notices
                                          Address: One CNN Center
                                          Box 105366
                                          Atlanta, GA 30348-5366
                                          Fax: (404) 827-3000
                                          Attention: R.E. Turner, III

                                    ANNEX E

SALOMON SMITH BARNEY
A member of citigroup [LOGO]

January 9, 2000

Board of Directors
America Online, Inc.
22000 AOL Way
Dulles, VA 20166

Members of the Board:

   You have requested our opinion as to the fairness, from a financial point of view, to America Online, Inc. ("AOL"), of the Exchange Ratio (as defined below) contemplated by the Agreement and Plan of Merger (the "Merger Agreement") to be entered into between AOL and Time Warner Inc. ("Time Warner"), pursuant to which, among other things, a new holding company ("Holdco") and two subsidiary companies of Holdco ("AOL Merger Sub" and "Time Warner Merger Sub", respectively) will be organized under the laws of the State of Delaware in order to effect a business combination of AOL and Time Warner. The Merger Agreement provides, among other things, that AOL Merger Sub will be merged with and into AOL (the "AOL Merger"), with AOL continuing as the surviving corporation, and Time Warner Merger Sub will be merged with and into Time Warner (the "Time Warner Merger" and, together with the AOL Merger, the "Mergers"), with Time Warner continuing as the surviving corporation. The Merger Agreement provides, among other things, that (i) in the AOL Merger, each outstanding share (other than such shares owned or held by AOL which will be cancelled) of common stock, par value $.01 per share, of AOL (the "AOL Common Stock"), together with the associated right to purchase Series A-1 Junior Participating Preferred Stock of AOL, will be converted into the right to receive one share of common stock, par value $.01 per share, of Holdco (the "Holdco Common Stock"), and (ii) in the Time Warner Merger, each outstanding share (other than such shares owned or held by Time Warner which will be cancelled) of common stock, par value $.01 per share, of Time Warner (the "Time Warner Common Stock"), together with the associated right to purchase Series A Participating Cumulative Preferred Stock of Time Warner, will be converted into the right to receive 1.5 shares of Holdco Common Stock (the "Exchange Ratio").

   In arriving at our opinion, we reviewed the draft dated January 9, 2000 of the Merger Agreement and held discussions with certain senior officers and other representatives and advisors of AOL and certain senior officers and other representatives and advisors of Time Warner concerning the business, operations and prospects of AOL and Time Warner. We examined certain publicly available business and financial information relating to AOL and Time Warner as well as certain estimates and other data for AOL and Time Warner prepared by our and Morgan Stanley & Co. Incorporated's research analysts. In addition, we examined certain information relating to certain of the strategic implications and operational benefits anticipated from the Mergers. We also evaluated the potential pro forma financial impact of the Mergers on AOL. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

   In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or furnished to or otherwise reviewed by or discussed with us. We relied on estimates prepared by our research analysts, based on our own independent evaluation of this information and indications by the management of AOL that the estimates regarding AOL were reasonably consistent with their own and indications by the management of Time Warner that estimates regarding Time Warner prepared by Morgan Stanley & Co. Incorporated's research analysts were reasonably consistent with their own. We determined that our research analysts' estimates regarding Time

Board of Directors
America Online, Inc.
January 9, 2000

Warner were generally consistent with Morgan Stanley & Co. Incorporated's research analysts' estimates regarding Time Warner, which was acknowledged by the managements of AOL and Time Warner. With respect to the anticipated strategic, financial and operational benefits of the Mergers, we assumed that the information provided was reasonably prepared on bases reflecting the best currently available estimates and judgments as to the strategic implications and operational benefits anticipated to result from the Mergers. We also assumed that the final form of the Merger Agreement will be substantially the same as the last draft reviewed by us. In addition, we have assumed, with your consent, that the Mergers will be treated as a tax-free "reorganization" for federal income tax purposes.

We are not expressing any opinion as to what the value of the Holdco Common Stock actually will be when issued to stockholders pursuant to the Mergers or the price at which the Holdco Common Stock will trade subsequent to the Mergers. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of AOL or Time Warner nor have we made any physical inspection of the properties or assets of AOL or Time Warner. We have not been asked to consider, and our opinion does not address, the relative merits of the Mergers as compared to any alternative business strategies that might exist for AOL or the effect of any other transaction in which AOL might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

   Salomon Smith Barney Inc. has been engaged to render financial advisory services to AOL in connection with the Mergers and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Mergers. We also will receive a fee upon the delivery of our opinion. In the ordinary course of our business, we may hold or actively trade the equity and debt securities of AOL and Time Warner for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain business relationships with AOL and Time Warner.

   Our advisory services and the opinion expressed herein are provided for the use of the Board of Directors of AOL in its evaluation of the proposed Mergers, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote in connection with the proposed Mergers. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Salomon Smith Barney Inc. be made, without our prior written consent which consent will not be unreasonably withheld.

   Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to AOL.

                                          Very truly yours,

                                          /s/ SALOMON SMITH BARNEY INC.
                                          -------------------------------------

                                    ANNEX F

               [LETTERHEAD OF MORGAN STANLEY & CO. INCORPORATED]

                                          January 9, 2000

Board of Directors
Time Warner Inc.
75 Rockefeller Plaza
New York, NY 10019

Members of the Board:

   We understand that Time Warner Inc. ("Time Warner" or the "Company") and America Online, Inc. ("America Online") will enter, into an Agreement and Plan of Merger substantially in the form of the draft dated as of January 9, 2000 reviewed by us (the "Merger Agreement") which provides, among other things, for
(i) the creation of a new holding company ("Holdco") which will have two subsidiaries, Time Warner Merger Corp. ("Time Warner Merger Sub") and America Online Merger Corp. ("America Online Merger Sub"), (ii) the merger (the "Time Warner Merger") of Time Warner Merger Sub with and into Time Warner whereby each issued and outstanding share of common stock, par value $0.01 per share, of Time Warner Merger Sub shall be converted into one fully paid and non-assessable share of common stock, par value $0.01 per share of the surviving corporation in the Time Warner Merger, and (iii) the merger (the "America Online Merger", and together with the Time Warner Merger, the "Mergers") of America Online Merger Sub with and into America Online whereby each issued and outstanding share of common stock, par value $0.01 per share, of America Online Merger Sub shall be converted into one fully paid and non-assessable share of common stock, par value $0.01 per share of the surviving corporation in the America Online Merger. Pursuant to the Time Warner Merger, among other things,
(i) each issued and outstanding share of common stock, par value $0.01 per share ("Time Warner Common Stock"), of Time Warner will be converted into the right to receive 1.5 shares of common stock, par value $0.01 per share ("Holdco Common Stock") of Holdco, (ii) each issued and outstanding share of Series LMCN-V Common Stock, par value $0.01 per share (the "Time Warner Series LMCN-V Common Stock"), of Time Warner will be converted into the right to receive 1.5 shares of Series LMCN-V Common Stock, par value $0.01 per share, of Holdco, and
(iii) each issued and outstanding share of Series LMC Common Stock, par value $0.01 per share (the "Time Warner Series LMC Common Stock", and together with the Time Warner Series LMCN-V Common Stock, the "Time Warner Series Stock") of Time Warner will be converted into the right to receive 1.5 shares of Series LMC Common Stock, par value $0.01 per share, of Holdco, each at the effective time of the Time Warner Merger. The exchange ratio of 1.5 for each of the Time Warner Common Stock and Time Warner Series Stock is referred to as the "Exchange Ratio". Pursuant to the America Online Merger, each issued and outstanding share of common stock, par value $0.01 per share ("America Online Common Stock") of America Online will be converted into the right to receive one share of Holdco Common Stock. The terms and conditions of the Mergers are more fully set forth in the Merger Agreement.

   You have asked for our opinion as to whether the Exchange Ratio is fair from a financial point of view to the holders of Time Warner Common Stock and Time Warner Series LMCN-V Stock.

   For purposes of the opinion set forth herein, we have:

   (i) reviewed certain publicly available financial statements and other information of America Online and Time Warner respectively;

  (ii) discussed the past and current operations and financial condition and the prospects of America Online and Time Warner with senior executives of America Online and Time Warner, respectively;

   (iii) discussed with senior executives of America Online and Time Warner certain strategic, financial and operational benefits they anticipate from the Mergers;

    (iv) reviewed the reported prices and trading activity for Time Warner Common Stock and America Online Common Stock;

     (v) compared the financial performance of America Online and Time Warner and the prices and trading activity of America Online Common Stock and Time Warner Common Stock with those of certain other comparable publicly-traded companies and their securities;

    (vi) reviewed the financial terms, to the extent publicly available, of certain precedent transactions we deemed relevant;

   (vii) participated in certain discussions and negotiations among representatives of America Online and Time Warner and their financial and legal advisors;

  (viii) reviewed the Merger Agreement, the Voting Agreement to be entered into between America Online and certain shareholders of Time Warner substantially in the form of the draft dated as of January 9, 2000 reviewed by us (the "Voting Agreement") and the Stock Option Agreements to be entered into between America Online and Time Warner each substantially in the form of the drafts dated January 9, 2000 reviewed by us (the "Stock Option Agreements") and certain related documents; and

    (ix) performed such other analyses and considered such other factors as we have deemed appropriate.

   We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. We did not receive financial forecasts for Time Warner or America Online and have instead relied on the publicly available estimates of certain analysts, including those at Morgan Stanley & Co. Incorporated, ("Morgan Stanley"), who report on America Online and Time Warner. With respect to the anticipated strategic, financial and operational benefits of the Mergers, including assumptions regarding America Online's and Time Warner's existing and future products and technologies, we have assumed that the information provided has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial and operational performance of America Online and Time Warner, respectively. We have not made and have not assumed responsibility for making any independent valuation or appraisal of the assets or liabilities of America Online or Time Warner, nor have we been furnished with any such appraisals. We have assumed that the executed versions of the Merger Agreement, Voting Agreement and Stock Option Agreements will not differ in any material respect from the last drafts thereof we have reviewed. We have assumed that the Mergers will be consummated in accordance with the terms set forth in the Merger Agreement without material modification or waiver and that the Mergers will be tax-free reorganizations or exchanges under the Internal Revenue Code of 1986, as amended. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, the information made available to us as of, and the financial condition of America Online and Time Warner on, the date hereof.

   We have acted as financial advisor to the Board of Directors of Time Warner in connection with this transaction and will receive a fee for our services, a significant portion of which is contingent on the consummation of the Mergers. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for America Online and Time Warner and have received fees for the rendering of these services. In the ordinary course of business, Morgan Stanley may from time to time trade in the securities or indebtedness of America Online and Time Warner for its own account, the accounts of investment funds and other clients under the management of Morgan Stanley and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or indebtedness.

   It is understood that this letter is for the information of the Board of Directors of Time Warner and may not be used for any purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by America Online, Time Warner or Holdco in respect of the Mergers with the Securities and Exchange Commission. This opinion does not in any manner address the prices at which shares of America Online Common Stock or Time Warner Common Stock will trade prior to the consummation of the Mergers or the prices at which shares of Holdco Common Stock will trade following the consummation of the Mergers, and we express no opinion or recommendation as to how the stockholders of America Online or Time Warner should vote at the respective stockholders' meetings to be held in connection with the Mergers.

   Based on and subject to the foregoing, we are of the opinion that, on the date hereof, the Exchange Ratio is fair from a financial point of view to the holders of Time Warner Common Stock and Time Warner Series LMCN-V Stock.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                             /s/ Paul J. Taubman
                                          By: _________________________________
                                             Paul J. Taubman
                                             Managing Director

                                    Annex G

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              AOL TIME WARNER INC.

                                   ARTICLE I

   The name of the corporation (hereinafter called the "Corporation") is AOL TIME WARNER INC.

                                   ARTICLE II

   The address of the corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

                                  ARTICLE III

   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

   SECTION 1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 27.55 billion shares, consisting of (1) 750 million shares of Preferred Stock, par value $0.10 per share ("Preferred Stock") (2) 25 billion shares of Common Stock, par value $0.01 per share("Common Stock"), and (3) 1.8 billion shares of Series Common Stock, par value $0.01 per share ("Series Common Stock"). The number of authorized shares of any of the Preferred Stock, the Common Stock or the Series Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (or any successor provision thereto), and no vote of the holders of any of the Preferred Stock, the Common Stock or the Series Common Stock voting separately as a class shall be required therefor.


   SECTION 2. The Board of Directors of the Corporation (the "Board of Directors") is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

   SECTION 3. The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Series Common Stock, for series of Series Common Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Series Common Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

   SECTION 4. (a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock or Series Common Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock or Series Common Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock or Series Common Stock) or pursuant to the General Corporation Law of the State of Delaware.

   (b) Except as otherwise required by law, holders of a series of Preferred Stock or Series Common Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Restated Certificate of Incorporation (including any Certificate of Designation relating to such series).

   (c) Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or Series Common Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

   (d) Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or Series Common Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of the Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

   SECTION 5. Notwithstanding any other provision of this Restated Certificate of Incorporation to the contrary, but subject to the provisions of any resolution or resolutions of the Board of Directors adopted pursuant to this
Article IV creating (i) any series of Preferred Stock, (ii) any series of any other class or series of stock having a preference over the Common Stock as to dividends or upon dissolution, liquidation or winding up or (iii) any series of Series Common Stock, outstanding shares of Common Stock, Series Common Stock, Preferred Stock or any other class or series of stock of the Corporation shall always be subject to redemption by the Corporation, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken, pursuant to Section 151(b) of the General Corporation Law of the State of Delaware (or by any other applicable provision of law), to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the Corporation or any Subsidiary to conduct any portion of the business of the Corporation or such Subsidiary, which license or franchise is conditioned upon some or all of the holders of the Corporation's stock of any class or series possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows:

     (a) the redemption price of the shares to be redeemed pursuant to this
  Section 5 shall be equal to the Fair Market Value of such shares;

     (b) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

     (c) if less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;

     (d) at least 30 days' written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by such holder); provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

     (e) from and after the Redemption Date, any and all rights of whatever nature, which may be held by the owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

     (f) such other terms and conditions as the Board of Directors shall determine.

   For purposes of this Section 5:

     (i) "Disqualified Holder" shall mean any holder of shares of stock of the Corporation of any class or series whose holding of such stock may result in the loss of any license or franchise from any governmental agency held by the Corporation or any Subsidiary to conduct any portion of the business of the Corporation or any Subsidiary.

     (ii) "Fair Market Value" of a share of the Corporation's stock of any class or series shall mean the average (unweighted) Closing Price for such a share for each of the 45 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to paragraph (d) of this
  Section 5; provided, however, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board of Directors in good faith; and provided further, however, that "Fair Market Value" as to any stockholder who purchased his stock within 120 days of a Redemption Date need not (unless otherwise determined by the Board of Directors) exceed the purchase price paid by him. "Closing Price" on any day means the reported last sales price regular way or, in case no such sale takes place, the average of the reported closing bid and asked prices regular way on the New York Stock Exchange Composite Tape, or, if stock of the class or series in question is not quoted on such Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States registered securities exchange on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on The Nasdaq Stock Market or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

     (iii) "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to this Section 5.

     (iv) "Redemption Securities" shall mean any debt or equity securities of the Corporation, any Subsidiary or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to paragraph (d) of this Section 5, at least equal to the Fair Market Value of the shares to be redeemed pursuant to this Section 5 (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

     (v) "Subsidiary" shall mean any corporation more than 50% of whose outstanding stock having ordinary voting power in the election of directors is owned by the Corporation, by a Subsidiary or by the Corporation and one or more Subsidiaries.

                                   ARTICLE V

   SECTION 1. Except as otherwise fixed by or pursuant to the provisions of
Article IV of this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock or Series Common Stock or any class or series of stock having a preference over the Common Stock as to dividends or upon dissolution, liquidation or winding up, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the By-laws of the Corporation. The directors, other than those who may be elected by the holders of any series of Preferred Stock or Series Common Stock or any class or series of stock having a preference over the Common Stock as to dividends or upon dissolution, liquidation or winding up pursuant to the terms of this Restated Certificate of Incorporation or any resolution or resolutions providing for the issue of such class or series of stock adopted by the Board of Directors, shall be elected by the stockholders entitled to vote thereon at each annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until each of their successors shall have been elected and qualified. The election of directors need not be by written ballot. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

   SECTION 2. Advance notice of nominations for the election of directors shall be given in the manner and to the extent provided in the By-laws of the Corporation.

   SECTION 3. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock or Series Common Stock or any class or series of stock having a preference over the Common Stock as to dividends or upon dissolution, liquidation or winding up, newly created directorships resulting from any increase in the number of directors may be filled by the Board of Directors, or as otherwise provided in the By-laws of the Corporation, and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the Board of Directors, and not by the stockholders, by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, or as otherwise provided in the By-laws of the Corporation. Any director elected in accordance with the preceding sentence of this Section 3 shall hold office until the next annual meeting of stockholders and until such director's successor shall have been elected and qualified.

                                   ARTICLE VI

   Subject to the rights of the holders of any series of Preferred Stock or Series Common Stock or any class or series of stock having a preference over the Common Stock as to dividends or upon dissolution, liquidation or winding up, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock or Series Common Stock or any class or series of stock having a preference over the Common Stock as to dividends or upon dissolution, liquidation or win, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or as otherwise provided in the By-laws of the Corporation.

                                  ARTICLE VII

   In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to adopt, repeal, alter or amend the By-laws of the Corporation by the vote of a majority of the entire Board of Directors or such greater vote as shall be specified in the By-laws of the Corporation. In addition to any requirements of law and any other provision of this Restated Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Restated Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated

Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding shares of the outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote in the election of directors of the corporation ("Voting Stock"), voting together as a single class, shall be required for stockholders to adopt, amend, alter or repeal any provision of the By-laws of the Corporation.

                                  ARTICLE VIII

   In addition to any requirements of law and any other provisions of this Restated Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Restated Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article VIII or Article VII, or
Section 5 of Article IV, of this Restated Certificate of Incorporation. Subject to the foregoing provisions of this Article VIII, the Corporation reserves the right to amend, alter or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are subject to this reservation.

                                   ARTICLE IX

   SECTION 1. To the fullest extent that the General Corporation Law of the State of Delaware or any other law of the State of Delaware as it exists or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article IX shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

   SECTION 2. In addition to any requirements of law and any other provisions of this Restated Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Restated Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article IX.

   [The provisions of the certificates of designations filed with respect to Time Warner's Series E Convertible Preferred Stock, Series F Convertible Preferred Stock, Series I Convertible Preferred Stock, Series J Convertible Preferred Stock, Series LMC Common Stock and Series LMCN-V Common Stock will be incorporated into AOL Time Warner Inc.'s Restated Certificate of Incorporation mutatis mutandis. It being understood that the conversion ratio with respect to each such series of Convertible Preferred Stock shall be appropriately adjusted prior to the Effective Time of the Mergers by multiplying the number of shares issuable upon conversion of each share of each such series of Convertible Preferred Stock by the Exchange Ratio.]

                                    Annex H

                              AOL TIME WARNER INC.
                                    BY-LAWS

                                   ARTICLE I

                                    Offices

   SECTION 1. Registered Office. The registered office of AOL TIME WARNER INC. (hereinafter called the "Corporation") in the State of Delaware shall be at 1013 Centre Road, City of Wilmington, County of New Castle, and the registered agent shall be Corporation Service Company, or such other office or agent as the Board of Directors of the Corporation (the "Board") shall from time to time select.

   SECTION 2. Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Stockholders

   SECTION 1. Place of Meeting. All meetings of the stockholders of the Corporation (the "stockholders") shall be held seriatim (sequentially) in New York City, New York, Los Angeles, California, Atlanta, Georgia and Dulles, Virginia.

   SECTION 2. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such hour as shall from time to time be fixed by the Board. Any previously scheduled annual meeting of the stockholders may be postponed by action of the Board taken prior to the time previously scheduled for such annual meeting of the stockholders.

   SECTION 3. Special Meetings. Except as otherwise required by law or the Restated Certificate of Incorporation of the Corporation (the "Certificate") and subject to the rights of the holders of any series of Preferred Stock or Series Common Stock or any class or series of stock having a preference over the Common Stock as to dividends or upon dissolution, liquidation or winding up, special meetings of the stockholders for any purpose or purposes may be called by the Chief Executive Officer or a majority of the entire Board. Only such business as is specified in the notice of any special meeting of the stockholders shall come before such meeting.

   SECTION 4. Notice of Meetings. Except as otherwise provided by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than 10 days nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Each such notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of the stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such stockholder, or who shall waive notice thereof as provided in Article X of these By-laws. Notice of adjournment of a meeting of the stockholders need not be given if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting.

   SECTION 5. Quorum. Except as otherwise provided by law or by the Certificate, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote generally, present in person or by proxy, shall constitute a quorum at any meeting of the stockholders; provided, however, that in the case of any vote to be taken by classes or series, the holders of a majority of the votes entitled to be cast by the stockholders of a particular class or series, present in person or by proxy, shall constitute a quorum of such class or series.

   SECTION 6. Adjournments. The chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn the meeting from time to time whether or not a quorum is present. In the event that a quorum does not exist with respect to any vote to be taken by a particular class or series, the chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders of such class or series who are present in person or by proxy may adjourn the meeting with respect to the vote(s) to be taken by such class or series. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

   SECTION 7. Order of Business. At each meeting of the stockholders, the Chairman of the Board or, in the absence of the Chairman of the Board, the Chief Executive Officer or, in the absence of the Chairman of the Board and the Chief Executive Officer, such person as shall be selected by the Board shall act as chairman of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

   At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the annual meeting (i) by or at the direction of the chairman of the meeting or (ii) by any stockholder who is a holder of record at the time of the giving of the notice provided for in this
Section 7, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 7.

   For business properly to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation (the "Secretary"). To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. To be in proper written form, a stockholder's notice to the Secretary shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; (iv) any material interest of the stockholder in such business; and (v) if the stockholder intends to solicit proxies in support of such stockholder's proposal, a representation to that effect. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting and such stockholder's proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that if such stockholder does not appear or send a qualified representative to present such proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 7. The chairman of an annual meeting may refuse to permit any business to be brought before an annual meeting which fails to comply with the foregoing procedures or, in the case of a stockholder proposal, if the stockholder solicits proxies in support of such stockholder's proposal without having made the representation required by clause (v) of the third preceding sentence.

   SECTION 8. List of Stockholders. It shall be the duty of the Secretary or other officer who has charge of the stock ledger to prepare and make, at least 10 days before each meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder's name. Such list shall be produced and kept available at the times and places required by law.

   SECTION 9. Voting. Except as otherwise provided by law or by the Certificate, each stockholder of record of any series of Preferred Stock or Series Common Stock shall be entitled at each meeting of the stockholders to such number of votes, if any, for each share of such stock as may be fixed in the Certificate or in the resolution or resolutions adopted by the Board providing for the issuance of such stock, and each stockholder of record of Common Stock shall be entitled at each meeting of the stockholders to one vote for each share of such stock, in each case, registered in such stockholder's name on the books of the Corporation:

     (1) on the date fixed pursuant to Section 6 of Article VII of these By-laws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or

     (2) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

   Each stockholder entitled to vote at any meeting of the stockholders may authorize not in excess of three persons to act for such stockholder by proxy. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

   At each meeting of the stockholders, all corporate actions to be taken by vote of the stockholders (except as otherwise required by law and except as otherwise provided in the Certificate or these By-laws) shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy, and where a separate vote by class or series is required, a majority of the votes cast by the stockholders of such class or series who are present in person or represented by proxy shall be the act of such class or series.

   Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot.

   SECTION 10. Inspectors. The chairman of the meeting shall appoint two or more inspectors to act at any meeting of the stockholders. Such inspectors shall perform such duties as shall be required by law or specified by the chairman of the meeting. Inspectors need not be stockholders. No director or nominee for the office of director shall be appointed such inspector.

   SECTION 11. Public Announcements. For the purpose of Section 7 of this
Article II and Section 3 of Article III, "public announcement" shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Reuters Information Service or any similar or successor news wire service or
(ii) in a communication distributed generally to stockholders and in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934 or any successor provisions thereto.

                                  ARTICLE III

                               Board of Directors

   SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate directed or required to be exercised or done by the stockholders.

   SECTION 2. Number, Qualification and Election. Except as otherwise fixed by or pursuant to the provisions of Article IV of the Certificate relating to the rights of the holders of any series of Preferred Stock or Series Common Stock or any class or series of stock having preference over the Common Stock as to dividends or upon dissolution, liquidation or winding up, subject to Section 15 of this Article III, the number of directors constituting the Whole Board shall be determined from time to time by the Board and shall initially be 16. The term "Whole Board" shall mean the total number of authorized directors, whether or not there exist any vacancies or unfilled previously authorized directorships.

   The directors, other than those who may be elected by the holders of shares of any series of Preferred Stock or Series Common Stock or any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon dissolution, liquidation or winding up pursuant to the terms of Article IV of the Certificate or any resolution or resolutions providing for the issuance of such stock adopted by the Board, shall be elected by the stockholders entitled to vote thereon at each annual meeting of the stockholders, and shall hold office until the next annual meeting of the stockholders and until each of their successors shall have been duly elected and qualified.

   Each director shall be at least 21 years of age. Directors need not be stockholders of the Corporation.

   In any election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed elected.

   A majority of the members of the Board shall be persons determined by the Board to be eligible to be classified as independent directors. In its determination of a director's eligibility to be classified as an independent director pursuant to this Section 2, the Board shall consider, among such other factors as it may in any case deem relevant, that the director: (i) has not been employed by the Corporation as an executive officer within the past three years; (ii) is not a paid adviser or consultant to the Corporation and derives no financial benefit from any entity as a result of advice or consultancy provided to the Corporation by such entity; (iii) is not an executive officer, director or significant stockholder of a significant customer or supplier of the Corporation; (iv) has no personal services contract with the Corporation;
(v) is not an executive officer or director of a tax-exempt entity receiving a significant part of its annual contributions from the Corporation; (vi) is not a member of the immediate family of any director who is not considered an independent director; and (vii) is free of any other relationship that would interfere with the exercise of independent judgment by such director.

   SECTION 3. Notification of Nominations. Subject to the rights of the holders of any series of Preferred Stock or Series Common Stock or any class or series of stock having a preference over the Common Stock as to dividends or upon dissolution, liquidation or winding up, nominations for the election of directors may be made by the Board or by any stockholder who is a stockholder of record at the time of giving of the notice of nomination provided for in this Section 3 and who is entitled to vote for the election of directors. Any stockholder of record entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to an election to be held at an annual meeting of the stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made and (ii) with respect to an election to be held at a special meeting of the stockholders for the election of directors, not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees to be elected at such meeting. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board; (e) the consent of each nominee to serve as a director of the Corporation if so elected; and (f) if the stockholder intends to solicit proxies in support of such stockholder's nominee(s), a representation to that effect. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or if the stockholder solicits proxies in favor of such stockholder's nominee(s) without having made the representation required by the immediately preceding sentence. Only such persons who are nominated in accordance with the procedures set forth in this Section 3 shall be eligible to serve as directors of the Corporation.

   Notwithstanding anything in the immediately preceding paragraph of this
Section 3 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting of the stockholders is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board made by the Corporation at least 90 days prior to the first anniversary of the date of the immediately preceding annual meeting, a stockholder's notice required by this Section 3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

   SECTION 4. Quorum and Manner of Acting. Except as otherwise provided by law, the Certificate or these By-laws, a majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board, and, except as so provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. The chairman of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

   SECTION 5. Place of Meeting. Subject to Sections 6 and 7 of this Article III, the Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

   SECTION 6. Regular Meetings. No fewer than six regular meetings per year of the Board shall be held at such times as the Board shall from time to time by resolution determine, such meetings to be held seriatim (sequentially) in New York City and Northern Virginia. If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting is to be held, the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

   SECTION 7. Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the Chief Executive Officer or by a majority of the directors, and shall be held at such place, on such date and at such time as he or they, as applicable, shall fix.

   SECTION 8. Notice of Meetings. Notice of regular meetings of the Board or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be given by overnight delivery service or mailed to each director, in either case addressed to such director at such director's residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such director at such place by telecopy or by electronic transmission or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Every such notice shall state the time and place but need not state the purpose of the meeting.

   SECTION 9. Rules and Regulations. The Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate or these By-laws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem proper.

   SECTION 10. Participation in Meeting by Means of Communications
Equipment. Any one or more members of the Board or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other or as otherwise permitted by law, and such participation in a meeting shall constitute presence in person at such meeting.

   SECTION 11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee consent thereto in writing or as otherwise permitted by law and, if required by law, the writing or writings are filed with the minutes or proceedings of the Board or of such committee.

   SECTION 12. Resignations. Any director of the Corporation may at any time resign by giving written notice to the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary. Such resignation shall take effect at the time specified therein or, if the time be not specified therein, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

   SECTION 13. Vacancies. Subject to the rights of the holders of any series of Preferred Stock or Series Common Stock or any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon dissolution, liquidation or winding up, any vacancies on the Board resulting from death, resignation, removal or other cause shall only be filled by the Board, and not by the stockholders, by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors, which increase shall be subject to Section 15 of this Article III, shall only be filled by the Board, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 3 of
Article II of these By-laws. Any director elected in accordance with the preceding sentence of this Section 13 shall hold office until the next annual meeting of the stockholders and until such director's successor shall have been elected and qualified.

   SECTION 14. Compensation. Each director, in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees (payable in cash or stock) for attendance at meetings of the Board or of committees of the Board, or both, as the Board shall from time to time determine. In addition, each director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person's duties as a director. Nothing contained in this
Section 14 shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

   SECTION 15. Certain Modifications. Notwithstanding anything to the contrary contained in these By-laws, the following actions taken either directly or indirectly by the Board shall require the affirmative vote of not less than 75% of the Whole Board: (i) any change in the size of the Board; and (ii) any proposal to amend these By-laws to be submitted to the stockholders of the Corporation by the Board.

                                   ARTICLE IV

                      Committees of the Board of Directors

   SECTION 1. Establishment of Committees of the Board of Directors; Election of Members of Committees of the Board of Directors; Functions of Committees of the Board of Directors

   (a) The Corporation shall have four standing committees: the nominating and governance committee, the audit and finance committee, the compensation committee and the values and human development committee.

   (b) The nominating and governance committee shall have the following powers and authority: (i) evaluating and recommending director candidates to the Board, (ii) assessing Board performance not less frequently than every three years, (iii) recommending director compensation and benefits policy for the Corporation, (iv) reviewing individual director performance as issues arise,
(v) evaluating and recommending candidates for Chief Executive Officer to the Board and (vi) periodically reviewing the Corporation's corporate governance profile. None of the members of the nominating and governance committee shall be an officer or full-time employee of the Corporation or of any subsidiary or affiliate of the Corporation.

   (c) The audit and finance committee shall have the following powers and authority: (i) employing independent public accountants to audit the books of account, accounting procedures and financial statements of the Corporation and to perform such other duties from time to time as the audit committee may prescribe, (ii) receiving the reports and comments of the Corporation's internal auditors and of the independent public accountants employed by the committee and taking such action with respect thereto as it deems appropriate,
(iii) requesting the Corporation's consolidated subsidiaries and affiliated companies to employ independent public accountants to audit their respective books of account, accounting procedures and financial statements, (iv) requesting the independent public accountants to furnish to the compensation committee the certifications required under any present or future stock option, incentive compensation or employee benefit plan of the Corporation, (v) reviewing the adequacy of internal financial controls, (vi) approving the accounting principles employed in financial reporting, (vii) approving the appointment or removal of the Corporation's general auditor, (viii) reviewing the accounting principles employed in financial reporting, (ix) reviewing and making recommendations to the Board concerning the financial structure and financial condition of the Company and its subsidiaries, including annual budgets, long-term financial plans, corporate borrowings, investments, capital expenditures, long-term commitments and the issuance of stock and (x) approving such matters that are consistent with the general financial policies and direction from time to time determined by the Board. None of the members of the audit and finance committee shall be an officer or full-time employee of the Corporation or of any subsidiary or affiliate of the Corporation.

   (d) The compensation committee shall have the following powers and authority: (i) determining and fixing the compensation for all senior officers of the Corporation and its subsidiaries and divisions that the compensation committee shall from time to time consider appropriate, as well as all employees of the Corporation compensated at a rate in excess of such amount per annum as may be fixed or determined from time to time by the Board, (ii) performing the duties of the committees of the Board provided for in any present or future stock option, incentive compensation or employee benefit plan of the Corporation and (iii) reviewing the operations of and policies pertaining to any present or future stock option, incentive compensation or employee benefit plan of the Corporation that the compensation committee shall from time to time consider appropriate. None of the members of the compensation committee shall be an officer or full-time employee of the Corporation or of any subsidiary or affiliate of the Corporation.

   (e) The values and human development committee shall have the following powers and authority: (i) developing and articulating the Corporation's core values, commitments and social responsibilities, (ii) developing strategies for ensuring the Corporation's involvement in the communities in which it does business, (iii) establishing a strategy for developing its human resources and leadership for the future and (iv) finding practical ways to increase workforce diversity at all levels and to evaluate the Corporation's performance in advancing the goal of greater workforce diversity.

   (f) Any modification to the power and authority of any committee shall require the affirmative vote of not less than 75% of the Whole Board.

   (g) In addition, the Board may, with the affirmative vote of not less than 75% of the Whole Board and in accordance with and subject to the General Corporation Law of the State of Delaware (the "DGCL"), from time to time establish additional committees of the Board to exercise such powers and authorities of the Board, and to perform such other functions, as the Board may from time to time determine.

   (h) The Board may remove a director from a committee, change the size of any committee or terminate any committee or change the chairmanship of a committee only with the affirmative vote of not less than 75% of the Whole Board.

   (i) The Board may designate one or more directors as new members of any committee to fill any vacancy on a committee and to fill a vacant chairmanship of a committee occurring as a result of a member or chairman leaving the committee, whether through death, resignation, removal or otherwise; provided that any such designation or any designation by the Board of a director as an alternate member of any committee in accordance with Section 141(c)(2) of the DGCL may only be made with the affirmative vote of not less than 75% of the Whole Board.

   SECTION 2. Procedure; Meetings; Quorum. Regular meetings of committees of the Board, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the authorized members thereof. Special meetings of any committee of the Board shall be called at the request of any member thereof. Notice of each special meeting of any committee of the Board shall be sent by overnight delivery service, or mailed to each member thereof, in either case addressed to such member at such member's residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such member at such place by telecopy or by electronic transmission or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of such notice to such member. Any special meeting of any committee of the Board shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present thereat and no member shall protest the lack of notice to such member. Notice of any adjourned meeting of any committee of the Board need not be given. Any committee of the Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate or these By-laws for the conduct of its meetings as such committee of the Board may deem proper. A majority of the authorized members of any committee of the Board shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. Each committee of the Board shall keep written minutes of its proceedings and shall report on such proceedings to the Board.

                                   ARTICLE V

                                    Officers

   SECTION 1. Number; Term of Office. The officers of the Corporation shall be elected by the Board and shall consist of: a Chairman of the Board, a Chief Executive Officer, two Chief Operating Officers, a Chief Financial Officer and one or more Vice Chairmen and Vice Presidents (including, without limitation, Assistant, Executive, Senior and Group Vice Presidents) and a Treasurer, Secretary and Controller and such other officers or agents with such titles and such duties as the Board may from time to time determine, each to have such authority, functions or duties as in these By-laws provided or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until such person's successor shall have been chosen and shall qualify, or until such person's death or resignation, or until such person's removal in the manner hereinafter provided. The Chairman of the Board, the Chief Executive Officer and the Vice Chairmen shall be elected from among the directors. One person may hold the offices and perform the duties of any two or more of said officers; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate or these By-laws to be executed, acknowledged or verified by two or more officers. The Board may require any officer or agent to give security for the faithful performance of such person's duties.

   SECTION 2. Removal. Subject to Section 14 of this Article V, any officer may be removed, either with or without cause, by the Board at any meeting thereof called for the purpose or, except in the case of any officer elected by the Board or as provided in Section 4 of this Article V, by any superior officer upon whom such power may be conferred by the Board.

   SECTION 3. Resignation. Any officer may resign at any time by giving notice to the Board, the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

   SECTION 4. Chairman of the Board. The Chairman of the Board shall be an officer of the Corporation, subject to the control of the Board, and shall report directly to the Board. The Chairman of the Board shall have supervisory responsibility over the functional areas of global public policy (particularly with respect to the Internet), technology policy and future innovation, venture-type investments and philanthropy, operating and discharging those responsibilities with the assistance of the following officers reporting directly to the Chairman of the Board: Kenneth Novack, Kenneth Lerer, George Vradenburg and William Raduchel and their successors (such officers to be appointed and removed only with the Chairman of the Board's approval or upon action of the Board), shall play an active role in helping to build and lead the Corporation, working closely with the Chief Executive Officer to set the Corporation's strategy, and shall be the co-spokesman for the Corporation along with the Chief Executive Officer.

   SECTION 5. Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, subject to the control of the Board and the provisions of Section 4 of this Article V, and shall report directly to the Board. The Chief Executive Officer shall, if present and in the absence of the Chairman of the Board, preside at meetings of the stockholders and of the Board.

   SECTION 6. Chief Operating Officers. Each Chief Operating Officer shall perform such senior duties in connection with the operations of the Corporation as the Board or the Chief Executive Officer shall from time to time determine, and shall report directly to the Chief Executive Officer. Each Chief Operating Officer, shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as may be agreed with the Chief Executive Officer or as the Board may from time to time determine.

   SECTION 7. Vice Chairman. The Vice Chairman shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine.

   SECTION 8. Chief Financial Officer. The Chief Financial Officer shall perform all the powers and duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine. The Chief Financial Officer shall report directly to the Chief Executive Officer.

   SECTION 9. Vice Presidents. Any Vice President shall have such powers and duties as shall be prescribed by his superior officer or the Board. A Vice President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine. A Vice President need not be an officer of the Corporation.

   SECTION 10. Treasurer. The Treasurer, if one shall have been elected, shall supervise and be responsible for all the funds and securities of the Corporation; the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation; borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party; the disbursement of funds of the Corporation and the investment of its funds; and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine.

   SECTION 11. Controller. The Controller shall be the chief accounting officer of the Corporation. The Controller shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or the Chief Financial Officer or as the Board may from time to time determine.

   SECTION 12. Secretary. It shall be the duty of the Secretary to act as secretary at all meetings of the Board, of the committees of the Board and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; the Secretary shall see that all notices required to be given by the Corporation are duly given and served; the Secretary shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates of stock of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-laws; the Secretary shall have charge of the books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and in general shall perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine.

   SECTION 13. Assistant Treasurers and Assistant Secretaries. Any Assistant Treasurers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Board. Any Assistant Treasurer or Assistant Secretary shall perform such duties as shall be assigned to them by the Treasurer or Secretary, respectively, or by the Chief Executive Officer.

   SECTION 14. Certain Actions. Notwithstanding anything to the contrary contained in these By-laws, until December 31, 2003: (i) the removal of Gerald
M. Levin from the office of Chief Executive Officer, any modification to the provisions of his employment contract which provide for his term of office or any modification to the role, duties, authority or reporting line of the Chief Executive Officer and (ii) the removal of Stephen M. Case from the office of Chairman of the Board, any modification to the role, duties, authority or reporting line of the Chairman of the Board, each shall require the affirmative vote of 75% of the Whole Board. From and after the end of the period set forth in the preceding sentence, any of the actions set forth in the immediately preceding sentence may be taken upon the affirmative vote of the number of directors which shall constitute, under the terms of these By-laws, the action of the Board.

                                   ARTICLE VI

                                Indemnification

   SECTION 1. Right to Indemnification. The Corporation, to the fullest extent permitted or required by the DGCL or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), shall indemnify and hold harmless any person who is or was a director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceedings by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) (a "Covered Entity") against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that the foregoing shall not apply to a director or officer of the Corporation with respect to a Proceeding that was commenced by such director or officer unless the proceeding was commenced after a Change in Control (as hereinafter defined in Section 4(e) of this Article
VI). Any director or officer of the Corporation entitled to indemnification as provided in this Section 1 is hereinafter called an "Indemnitee". Any right of an Indemnitee to indemnification shall be a contract right and shall include the right to receive, prior to the conclusion of any Proceeding, payment of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect and the other provisions of this Article VI.

   SECTION 2. Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Corporation or of any Covered Entity against any expenses, judgments, fines and amounts paid in settlement as specified in Section 1 of this Article VI or incurred by any such director, officer, employee or agent in connection with any Proceeding referred to in Section 1 of this Article VI, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation or of any Covered Entity in furtherance of the provisions of this
Article VI and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided or authorized in this Article VI.

   SECTION 3. Indemnification Not Exclusive Right. The right of indemnification provided in this Article VI shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled, and the provisions of this Article VI shall inure to the benefit of the heirs and legal representatives of any Indemnitee under this Article VI and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VI, whether arising from acts or omissions occurring before or after such adoption.

   SECTION 4. Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article VI:

     (a) Advancement of Expenses. All reasonable expenses (including attorneys' fees) incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if ultimately it should be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article VI.

     (b) Procedure for Determination of Entitlement to
  Indemnification. (i) To obtain indemnification under this Article VI, an Indemnitee shall submit to the Secretary a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

     (ii) The Indemnitee's entitlement to indemnification under this Article VI shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined in Section 4(e) of this Article VI), whether or not they constitute a quorum of the Board, or by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined in Section 4(e) of this Article VI) if (x) a Change in Control shall have occurred and the Indemnitee so requests or
  (y) there are no Disinterested Directors or a majority of such Disinterested Directors so directs; (C) by the stockholders of the Corporation; or (D) as provided in Section 4(c) of this Article VI.

     (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4(b)(ii) of this
  Article VI, a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change in Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which a majority of the Disinterested Directors does not reasonably object.

     (c) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article VI, if a Change in Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Article VI (with respect to actions or omissions occurring prior to such Change in Control) upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 4(b)(i) of this Article VI, and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 4(b) of this Article VI to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor, together with the Supporting Documentation, the Indemnitee shall be deemed to be, and shall be, entitled to indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section 1 of this Article VI, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the

  Corporation or, with respect to any criminal proceeding, that the Indemnitee had reasonable cause to believe that such conduct was unlawful.

     (d) Remedies of Indemnitee. (i) In the event that a determination is made pursuant to Section 4(b) of this Article VI that the Indemnitee is not entitled to indemnification under this Article VI, (A) the Indemnitee shall be entitled to seek an adjudication of entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association;
  (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) if a Change in Control shall have occurred, in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Article VI (with respect to actions or omissions occurring prior to such Change in Control).

     (ii) If a determination shall have been made or deemed to have been made, pursuant to Section 4(b) or (c) of this Article VI, that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that (X) advancement of expenses is not timely made pursuant to Section 4(a) of this Article VI or
  (Y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4(b) or (c) of this Article VI, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in sub-clause (A) or (B) of this clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

     (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4(d) that the procedures and presumptions of this Article VI are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this
  Article VI.

     (iv) In the event that the Indemnitee, pursuant to this Section 4(d), seeks a judicial adjudication of or an award in arbitration to enforce rights under, or to recover damages for breach of, this Article VI, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

     (e) Definitions. For purposes of this Section 4:

       (i) "Authorized Officer" means any one of the Chief Executive Officer, any Chief Operating Officer, the Chief Financial Officer, any Vice President or the Secretary of the Corporation.

       (ii) "Change in Control" means the occurrence of any of the following (w) any merger or consolidation of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's Common Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (x) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation, or the liquidation or dissolution of the Corporation or (y) individuals who would constitute a majority of the members of the Board elected at any meeting of stockholders or by written consent (without regard to any members of the Board elected pursuant to the terms of any series of Preferred Stock) shall be elected to the Board and the election or the nomination for election by the stockholders of such directors was not approved by a vote of at least two-thirds of the directors in office immediately prior to such election.

       (iii) "Disinterested Director" means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

       (iv) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (x) the Corporation or the Indemnitee in any matter material to either such party or (y) any other party to the Proceeding giving rise to a claim for indemnification under this
    Article VI. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article VI.

   SECTION 5. Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or enforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

   SECTION 6. Indemnification of Employees Serving as Directors. The Corporation, to the fullest extent of the provisions of this Article VI with respect to the indemnification of directors and officers of the Corporation, shall indemnify any person who is or was an employee of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reason of the fact that such employee is or was serving (a) as a director of a corporation in which the Corporation had at the time of such service, directly or indirectly, a 50% or greater equity interest (a "Subsidiary Director") and (b) at the written request of an Authorized Officer, as a director of another corporation in which the Corporation had at the time of such service, directly or indirectly, a less than 50% equity interest (or no equity interest at all) or in a capacity equivalent to that of a director for any partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) in which the Corporation has an interest (a "Requested Employee"), against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Subsidiary Director or Requested Employee in connection with such Proceeding. The Corporation may also advance expenses incurred by any such Subsidiary Director or Requested Employee in connection with any such Proceeding, consistent with the provisions of this
Article VI with respect to the advancement of expenses of directors and officers of the Corporation.

   SECTION 7. Indemnification of Employees and Agents. Notwithstanding any other provision or provisions of this Article VI, the Corporation, to the fullest extent of the provisions of this Article VI with respect to the indemnification of directors and officers of the Corporation, may indemnify any person other than a director or officer of the Corporation, a Subsidiary Director or a Requested Employee, who is or was an employee or agent of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or of a Covered Entity against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such employee or agent in connection with any such Proceeding, consistent with the provisions of this Article VI with respect to the advancement of expenses of directors and officers of the Corporation.

                                  ARTICLE VII

                                 Capital Stock

   SECTION 1. Certificates for Shares. The shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. To the extent that shares are represented by certificates, such certificates whenever authorized by the Board, shall be in such form as shall be approved by the Board. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the Chairman of the Board and the Chief Executive Officer, or by any Vice President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation, which may be a facsimile thereof. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

   The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.

   SECTION 2. Transfer of Shares. Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof, or by such holder's attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, if any, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power (or by proper evidence of succession, assignment or authority to transfer) and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. The person in whose name shares are registered on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

   SECTION 3. Registered Stockholders and Addresses of Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

   Each stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be given to such person, and, if any stockholder shall fail to designate such address, corporate notices may be given to such person by mail directed to such person at such person's post office address, if any, as the same appears on the stock record books of the Corporation or at such person's last known post office address.

   SECTION 4. Lost, Destroyed and Mutilated Certificates. The holder of any certificate representing any shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of such certificate; the Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction; the Board, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person's legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

   SECTION 5. Regulations. The Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of stock of each class and series of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

   SECTION 6. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

   SECTION 7. Transfer Agents and Registrars. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

                                  ARTICLE VIII

                                      Seal

   The Board shall provide a suitable corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and shall be in the charge of the Secretary. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                   ARTICLE IX

                                  Fiscal Year

   The fiscal year of the Corporation shall end on the 31st day of December in each year.

                                   ARTICLE X

                                Waiver of Notice

   Whenever any notice whatsoever is required to be given by these By-laws, by the Certificate or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing or as otherwise permitted by law, which shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

                                   ARTICLE XI

                                   Amendments

   These By-laws may be altered, amended or repealed, in whole or in part, or new By-laws may be adopted by the stockholders or by the Board at any meeting thereof; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-laws is contained in the notice of such meeting of the stockholders or in the notice of such meeting of the Board and, in the latter case, such notice is given not less than twenty-four hours prior to the meeting. Unless a higher percentage is required by the Certificate, all such amendments must be approved by either the holders of 80% or more of the combined voting power of the outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote in the election of directors of the Corporation, voting as a single class, or by a majority of the Board; provided, however, that, notwithstanding the foregoing, until December 31, 2003, the Board may not alter, amend or repeal, or adopt new By-laws in conflict with, or recommend any such action to stockholders, (i) any provision of these By-laws which requires a 75% vote of the Whole Board for action to be taken thereunder or (ii) this Article XI, without the affirmative vote of not less than 75% of the Whole Board.

                                  ARTICLE XII

                                 Miscellaneous

   SECTION 1. Execution of Documents. The Board or any committee thereof shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, notes, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board or any such committee may determine. In the absence of such designation referred to in the first sentence of this Section, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.

   SECTION 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or any committee thereof or any officer of the Corporation to whom power in respect of financial operations shall have been delegated by the Board or any such committee or in these By-laws shall select.

   SECTION 3. Checks. All checks, drafts and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board or of any committee thereof or by any officer of the Corporation to whom power in respect of financial operations shall have been delegated by the Board or any such committee thereof or as set forth in these By-laws.

   SECTION 4. Proxies in Respect of Stock or Other Securities of Other Corporations. The Board or any committee thereof shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation or other entity, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

   SECTION 5. Subject to Law and Certificate of Incorporation. All powers, duties and responsibilities provided for in these By-laws, whether or not explicitly so qualified, are qualified by the provisions of the Certificate and applicable laws.

                                    ANNEX I

                        DELAWARE GENERAL CORPORATION LAW

Section 262. Appraisal Rights.

   (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ((S)) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one (1) or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ((S)) 251 (other than a merger effected pursuant to ((S)) 251(g) of this title), ((S)) 252, ((S)) 254, ((S)) 257, ((S)) 258, ((S)) 263 or
((S)) 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ((S)) 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ((S))((S)) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

       a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

       b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

       c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

       d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a, b and c of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ((S)) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

   (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

   (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to ((S)) 228 or ((S)) 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten 10 days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

   (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

   (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

   (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

   Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

   Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

   Article VII of the Registrant's By-laws requires indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of the Registrant who is or was involved or threatened to be made so involved in any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer, employee or agent of the Registrant or was serving at the request of the Registrant as a director, officer, employee or agent of any other enterprise.

   The foregoing statements are subject to the detailed provisions of Section 145 of the Delaware Corporation Law and Article VII of the By-laws of the Registrant.

Item 21. Exhibits and Financial Statement Schedules.

   (a) The following exhibits are filled herewith or incorporated herein by reference:

 Exhibit No. Description
 ----------- -----------
    *2.1     Amended and Restated Agreement and Plan of Merger, dated as of
              January 10, 2000, among America Online, Inc., Time Warner Inc.,
              America Online Merger Sub Inc. and Time Warner Merger Sub Inc.
              including the Stock Option Agreements and the Amended and
              Restated Voting Agreement (included as Annexes A, B, C and D respectively, to the joint proxy statement-prospectus forming a part of this Registration Statement and incorporated herein by reference).

 Exhibit No. Description
 ----------- -----------
    *3.1     Certificate of Incorporation of the Registrant.


    *3.2     Form of Restated Certificate of Incorporation of the Registrant
              (included as Annex G to the joint proxy statement-prospectus forming a part of this Registration Statement and incorporated herein by reference).


    *3.3     Certificate of Designation of Series LMC Common Stock of the
              Registrant.


    *3.4     Certificate of Designation of Series LMCN-V Common Stock of the
              Registrant.


    *3.5     Certificate of Designation of Series E Preferred Stock of the
              Registrant.


    *3.6     Certificate of Designation of Series F Preferred Stock of the
              Registrant.


    *3.7     Certificate of Designation of Series I Preferred Stock of the
              Registrant.


    *3.8     Certificate of Designation of Series J Preferred Stock of the
              Registrant.


    *3.9     By-laws of the Registrant.


    *3.10    Form of Restated By-laws of the Registrant (included as Annex H to the joint proxy statement-prospectus forming part of this
              Registration Statement and incorporated herein by reference).


     4.1 No instrument which defines the rights of holders of long term debt of the registrant and its consolidated subsidiaries is filed herewith pursuant to Regulation S-K, Item 601(b)(4)(iii)(A).
              Pursuant to this Regulation, the registrant hereby agrees to furnish a copy of any such instrument to the Commission upon request.

    *5.1     Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
              regarding legality of securities being registered.


    *8.1     Opinion of Simpson Thacher & Bartlett regarding certain U.S.
              income tax aspects of the merger.


    *8.2     Opinion of Cravath, Swaine & Moore regarding certain U.S. income tax aspects of the merger.


   *23.1     Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
              (included as part of its opinion filed as Exhibit 5.1 and
              incorporated herein by reference).


    23.2     Consents of Ernst & Young LLP.


   *23.3     Consent of Cravath, Swaine & Moore (included as part of its opinion filed as Exhibit 8.2 and incorporated herein by
              reference).


   *23.4     Consent of Simpson Thacher & Bartlett (included as part of its opinion filed as Exhibit 8.1 and incorporated herein by
              reference).


   *23.5     Consent of Salomon Smith Barney Inc.


   *23.6     Consent of Morgan Stanley & Co. Incorporated.


   *24.1     Powers of Attorney (included on the signature page of this Form S-
              4 and incorporated herein by reference).


   *99.1     Opinion of Salomon Smith Barney Inc. (included as Annex E to the joint proxy statement-prospectus forming a part of this
              Registration Statement and incorporated herein by reference).


   *99.2     Opinion of Morgan Stanley & Co. Incorporated (included as Annex F to the joint proxy statement-prospectus forming a part of this
              Registration Statement and incorporated herein by reference).


   *99.3     Form of Proxy of America Online, Inc.


   *99.4     Form of Common Stock Proxy of Time Warner Inc.


   *99.5     Form of Preferred Stock Proxy of Time Warner Inc.


   *99.6     Form of Voting Instructions for participants in benefit plans of
              Time Warner Inc. and its subsidiaries.

 Exhibit No. Description
 ----------- -----------
   *99.7     Consent of Stephen M. Case to be named a director (previously filed as Exhibit 99.5 and incorporated herein by reference).


   *99.8     Consent of R.E. Turner to be named a director (previously filed as
              Exhibit 99.6 and incorporated herein by reference).


   *99.9     Consent of Gerald M. Levin to be named a director (previously filed as Exhibit 99.7 and incorporated herein by reference).


   *99.10    Consent of Robert W. Pittman to be named a director (previously filed as Exhibit 99.8 and incorporated herein by reference).


   *99.11    Consent of Richard D. Parsons to be named a director (previously filed as Exhibit 99.9 and incorporated herein by reference).

--------
*  Previously filed.

Item 22. Undertakings

   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

       (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (6) That every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of
  Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of any such request, and to send the incorporated documents by first class mail or other equally prompt means, including information contained in documents filed after the effective date of this registration statement through the date of responding to such request.

     (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

   Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim of indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding, is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 25, 2000.

                                          AOL Time Warner Inc.

                                                    /s/ J. Michael Kelly
                                          By: _________________________________
                                             Name:  J. Michael Kelly
                                             Title: Executive Vice President
                                                    and Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chief Executive Officer      April 25, 2000
______________________________________  (principal executive
           Gerald M. Levin              officer)

         /s/ J. Michael Kelly          Chief Financial Officer,     April 25, 2000
______________________________________  Executive Vice President
           J. Michael Kelly             (principal financial and
                                        accounting officer) and
                                        Director

      /s/ Christopher P. Bogart        Vice President and           April 25, 2000
______________________________________  Director
        Christopher P. Bogart

                  *                    Director                     April 25, 2000
______________________________________
         Richard J. Bressler

                  **                   Vice President and           April 25, 2000
______________________________________  Director
          Paul T. Cappuccio

        /s/ Christopher P.
             Bogart
*By: ____________________________
     Christopher P. Bogart
        Attorney-in-fact

       /s/ J. Michael Kelly
**By: ___________________________
        J. Michael Kelly
        Attorney-in-fact

                                 EXHIBIT INDEX

 Exhibit No. Description
 ----------- -----------
    *2.1     Amended and Restated Agreement and Plan of Merger, dated as of
              January 10, 2000, among America Online, Inc., Time Warner Inc.,
              America Online Merger Sub Inc. and Time Warner Merger Sub Inc.
              including the Stock Option Agreements and the Amended and
              Restated Voting Agreement (included as Annexes A, B, C and D respectively, to the joint proxy statement- prospectus forming a part of this Registration Statement and incorporated herein by reference).


    *3.1     Certificate of Incorporation of the Registrant.


    *3.2     Form of Restated Certificate of Incorporation of the Registrant
              (included as Annex G to the joint proxy statement-prospectus forming a part of this Registration Statement and incorporated herein by reference).

    *3.3     Certificate of Designation of Series LMC Common Stock of the
              Registrant.


    *3.4     Certificate of Designation of Series LMCN-V Common Stock of the
              Registrant.


    *3.5     Certificate of Designation of Series E Preferred Stock of the
              Registrant.


    *3.6     Certificate of Designation of Series F Preferred Stock of the
              Registrant.


    *3.7     Certificate of Designation of Series I Preferred Stock of the
              Registrant.


    *3.8     Certificate of Designation of Series J Preferred Stock of the
              Registrant.


    *3.9     By-laws of the Registrant.


    *3.10    Form of Restated By-laws of the Registrant (included as Annex H to the joint proxy statement-prospectus forming a part of this
              Registration Statement and incorporated herein by reference).

     4.1 No instrument which defines the rights of holders of long term debt of the registrant and its consolidated subsidiaries is filed herewith pursuant to Regulation S-K, Item 601(b)(4)(iii)(A).
              Pursuant to this Regulation, the registrant hereby agrees to furnish a copy of any such instrument to the Commission upon request.

    *5.1     Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
              regarding legality of securities being registered.


    *8.1     Opinion of Simpson Thacher & Bartlett regarding certain U.S.
              income tax aspects of the merger.


    *8.2     Opinion of Cravath, Swaine & Moore regarding certain U.S. income tax aspects of the merger.


   *23.1     Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
              (included as part of its opinions filed as Exhibit 5.1 and incorporated herein by reference).


    23.2     Consents of Ernst & Young LLP.


   *23.3     Consent of Cravath, Swaine & Moore (included as part of its opinion filed as Exhibit 8.2 and incorporated herein by
              reference).


   *23.4     Consent of Simpson Thacher & Bartlett (included as part of its opinion filed as Exhibit 8.1 and incorporated herein by
              reference).


   *23.5     Consent of Salomon Smith Barney Inc.


   *23.6     Consent of Morgan Stanley & Co. Incorporated.


   *24.1     Powers of Attorney (included on the signature page of this Form S-
              4 and incorporated herein by reference).


   *99.1     Opinion of Salomon Smith Barney Inc. (included as Annex E to the joint proxy statement-prospectus forming a part of this
              Registration Statement and incorporated herein by reference).


   *99.2     Opinion of Morgan Stanley & Co. Incorporated (included as Annex F to the joint proxy statement-prospectus forming a part of this
              Registration Statement and incorporated herein by reference).

 Exhibit No. Description
 ----------- -----------
   *99.3     Form of Proxy of America Online, Inc.


   *99.4     Form of Common Stock Proxy of Time Warner Inc.


   *99.5     Form of Preferred Stock Proxy of Time Warner Inc.


   *99.6     Form of Voting Instructions for participants in benefit plans of
              Time Warner Inc. and its subsidiaries.


   *99.7     Consent of Stephen M. Case to be named a director (previously filed as Exhibit 99.5 and incorporated herein by reference).


   *99.8     Consent of R.E. Turner to be named a director (previously filed as
              Exhibit 99.6 and incorporated herein by reference).


   *99.9     Consent of Gerald M. Levin to be named a director (previously filed as Exhibit 99.7 and incorporated herein by reference).


   *99.10    Consent of Robert W. Pittman to be named a director (previously filed as Exhibit 99.8 and incorporated herein by reference).


   *99.11    Consent of Richard D. Parsons to be named a director (previously filed as Exhibit 99.9 and incorporated herein by reference).

--------

* Previously filed.